Exhibit 2.1

LIQUIDS GATHERING SYSTEM

SUBLETTE COUNTY, WYOMING

PURCHASE AND SALE AGREEMENT

BETWEEN

ULTRA WYOMING, INC.

AS SELLER

AND

PINEDALE CORRIDOR, LP

AS BUYER

AND

DATED DECEMBER 7, 2012

7.11	Compliance with Laws	20
7.12	Governmental Authorizations	20
7.13	Bonds, Letters of Credit, Guarantees	20
7.14	Ownership	20
7.15	Consents	20
7.16	Preferential Rights	21
7.17	Material Agreements	21
7.18	Sufficiency of the Assets	21
7.19	Adverse Change	21
7.20	Disclaimers	21
7.21	Survival	22

ARTICLE VIII BUYER’S REPRESENTATIONS		22

8.1	Incorporation and Qualification	22
8.2	Power and Authority	22
8.3	Authorization and Enforceability	22
8.4	Liability for Brokers’ Fees	23
8.5	No Bankruptcy	23
8.6	Litigation	23
8.7	Buyer’s Evaluation	23
8.8	Loan Documents and Ownership Documents and Information	23
8.9	No Buyer Factual Default Under the Lease or Equity Investment Agreement	24
8.10	Survival	24

ARTICLE IX COVENANTS AND AGREEMENTS		24

9.1	Conduct of Business	24
9.2	Insurance	25
9.3	Loan Documents, Ownership Documents and Information, Financial Resources	25
9.4	Further Assurances	25
9.5	Fees and Expenses	26
9.6	PSA Guaranties	26
9.7	Survival	26

ARTICLE X TAX MATTERS		26

10.1	Apportionment of Property Tax Liability	26
10.2	Property Tax Reports and Returns	27
10.3	Sales Taxes	27
10.4	Federal Tax Reporting	27
10.5	Like Kind Exchange	27

ARTICLE XI CONDITIONS PRECEDENT TO CLOSING		28

11.1	Seller’s Conditions Precedent	28
11.2	Buyer’s Conditions Precedent	28

ARTICLE XII RIGHT OF TERMINATION		29

12.1	Termination	29

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ARTICLE XIII CLOSING		30

13.1	Date of Closing	30
13.2	Time and Place of Closing	30
13.3	Closing Obligations	30

ARTICLE XIV ASSUMPTION AND RETENTION OF OBLIGATIONS AND INDEMNIFICATION		31

14.1	Seller’s Retention of Liabilities and Obligations	31
14.2	Environmental Indemnification	31
14.3	Indemnification	31
14.4	Survival	32
14.5	Procedure	33
14.6	No Insurance; Subrogation	34
14.7	Reservation as to Non-Parties	34
14.8	Consequential Damages	34
14.9	No Derivative Liability	34
14.10	Attorneys’ Fees	34

ARTICLE XV MISCELLANEOUS		35

15.1	Expenses	35
15.2	Notices	35
15.3	Amendments	36
15.4	Assignment	36
15.5	Counterparts/PDF and Fax Signatures	36
15.6	GOVERNING LAW; JURISDICTION, VENUE; JURY WAIVER	36
15.7	Entire Agreement	37
15.8	Binding Effect	37
15.9	No Third-Party Beneficiaries	37
15.10	Time of the Essence	37
15.11	Business Day	37
15.12	No Recordation of Agreement	37
15.13	No Waiver	37
15.14	Waiver of Trial by Jury	37
15.15	Further Assurances	38

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SCHEDULES

Schedule 7.13:	Bonds, Letters of Credit and Guarantees
Schedule 7.19	Adverse Change

EXHIBITS

Exhibit A:	Partial Assignment of Jensen Easements to Buyer
Exhibit B:	BLM Request for Consent to Assignment to Buyer
Exhibit C:	List of BLM Easements
Exhibit D:	BLM Easements Assignment to Buyer/ BLM Filing
Exhibit E:	BLM Easements Assignment to Buyer/ County Filing
Exhibit F:	Map of Pipelines and Gathering Facilities
Exhibit G:	Bill of Sale
Exhibit H:	Resources Guaranty
Exhibit I:	Buyer PSA Guaranty
Exhibit J:	Equity Investors Agreement
Exhibit K:	SNDA
Exhibit L:	Lease
Exhibit M:	Lessee Lease Guaranty
Exhibit N:	Lessor Lease Guaranty
Exhibit O:	Memorandum of Lease
Exhibit P:	Nerd Farm Easement
Exhibit Q:	Non-Foreign Affidavit
Exhibit R:	Seller PSA Guaranty
Exhibit S:	List of Well Pads/ LGS Pipeline Riser Exhibit
Exhibit T:	Improvements Exhibit
Exhibit U:	Central Gathering Facility Exhibit
Exhibit V:	Photo of Inlet Flange/ Liquids Gathering System Exhibit

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DEFINED TERMS

Certain terms are defined in Section 1.1 of this Agreement. In addition, other terms are defined on the pages indicated below:

Additional Required Consent	15
Agreement	1
Authorizations	20
Buyer	1
Buyer Warranties	24
Buyer’s Conditions	28
Casualty Loss	13
Claim	33
Claim Notice	33
Closing	30
Closing Date	30
Controlling and Controlled	4
Effective Date	1
Improvements	2
Indemnified Party	33
Indemnifying Party	33
Independent Contract Consideration	11
Loan Documents	23
Loss or Losses	31
Major Casualty Loss	14

Major Casualty Notice	14
Material Agreements	21
Non-Assignable Assets	15
Notice	35
Other BLM Matters	14
Ownership Documents and Information	23
Party	1
Purchase Price	12
Real Estate Records	30
Recorded Documents	30
Restoration Operations	13
Restricted Period	24
Retained Liabilities	31
Seller	1
Seller’s Conditions	28
Seller’s Warranties	21
Taxes	19
Transaction	12
Transaction Documents	1

vi

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), is made as of December 7, 2012 (“Effective Date”), by and between ULTRA WYOMING, INC., a Wyoming corporation (“Seller”) whose address is 400 N. Sam Houston Parkway E., Suite 1200, Houston, Texas 77060, and PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Buyer”) whose address is 4200 W. 115th Street, Suite 210, Leawood, Kansas 66211. Seller and Buyer may be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

Seller owns certain rights in and to the Assets (as defined in this Agreement) located in the Pinedale Anticline in Sublette County, Wyoming, as more fully described in this Agreement.

Buyer desires to purchase, and Seller desires to sell and convey, the Assets pursuant to and in accordance with the terms and conditions of this Agreement.

As a condition to Closing (as defined in this Agreement) of the purchase and sale of the Assets, Seller and Buyer will enter into the Lease described herein (this Agreement, the Lease and the other Closing Deliveries (as defined in this Agreement) to be collectively referred to as the “Transaction Documents”).

Concurrently with the execution of this Agreement by the Parties, Seller Guarantor (as defined in this Agreement) has executed and delivered to Buyer the Seller PSA Guaranty (as defined in this Agreement), and the Buyer Guarantor (as defined in this Agreement) has executed and delivered to Seller the Buyer PSA Guaranty (as defined in this Agreement).

AGREEMENT

In consideration of the mutual promises, covenants and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions The following terms shall have the meanings set forth below:

Actual Daily Product Volume: the average daily volume (expressed in Bbls per day) of Condensate and water physically transported through the Liquids Gathering System.

Affiliate: With respect to a specified Person, (a) any Subsidiary of that Person, and (b) any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, the specified Person.

Assets: The Liquids Gathering System and the Personal Property.

Bill of Sale: The Bill of Sale executed by Seller and Buyer in the form attached to this Agreement as Exhibit G.

BLM: The United States Department of the Interior Bureau of Land Management, Wyoming State Office.

BLM Consent: The consent of BLM to the BLM Easement Assignments to Buyer, in response to the BLM Request for Consent to Assignment to Buyer.

BLM Easements Assignment to Buyer: The assignment by Seller to Buyer of all of Seller’s right, title and interest under the BLM Easements pursuant to (a) the Application for Transportation and Utility Systems and Facilities on Federal Lands to be executed by Seller and Buyer, in the form attached to this Agreement as Exhibit D, and (b) the Assignment of Easements and Transfer of Improvements (LGS) [BLM Easements] to be executed by Seller and Buyer and with their signatures acknowledged, in the form attached to this Agreement as Exhibit E.

BLM and Jensen Easements Assignment to Seller: The assignment by Ultra Resources to Seller of all of Ultra Resources’ right, title and interest under the BLM Easements by (a) the Application for Transportation and Utility Systems and Facilities on Federal Lands dated June 29, 2012, and (b) the Assignment and Bill of Sale (LGS) dated effective as of January 1, 2012, and recorded in the Real Estate Records.

BLM Easements: The easements, rights of way and agreements listed in Exhibit C, which shall be assigned to Seller pursuant to the BLM Easements Assignment to Seller.

BLM Request for Consent to Assignment to Buyer: The form of request for BLM’s consent to the BLM Easements Assignment to Buyer, a copy of which request is attached to this Agreement as Exhibit B.

Business Day: Any day other than a Saturday, Sunday or any day that is a national banking holiday in the United States.

Buyer Closing Deliveries: The Equity Investors Agreement executed by Buyer, Ross Avenue Investments, LLC, Pinedale GP, Inc. and CorEnergy, the Lease executed by Buyer, the Memo of Lease executed by Buyer and with its signature acknowledged, the BLM Easements Assignment to Buyer executed by Buyer and with its signature acknowledged, the BLM Request for Consent to Assignment to Buyer executed by Buyer, the Partial Assignment of Jensen Easements to Buyer executed by Buyer and with its signature acknowledged, the Nerd Farm Easement executed by Buyer and with its signature acknowledged, the Lessor Lease Guaranty executed by CorEnergy, the Bill of Sale executed by Buyer, the SNDA executed by Buyer, CorEnergy and KeyBank, National Association, and with their signatures acknowledged, and true, correct and complete copies of the executed Loan Documents and the executed Ownership Documents and Information.

Buyer Closing Payments: The Purchase Price in Current Funds, and to the extent payable at Closing, any Taxes that Buyer is required to pay as a result of Closing under Section 10.3 of this Agreement, any recording fees or costs to record the Recorded Documents in the Real Estate Records or to file with BLM the BLM Assignment to Buyer.

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Buyer PSA Guaranty: The Guaranty of certain obligations of Buyer under this Agreement, in the form attached hereto as Exhibit I, executed by CorEnergy.

Central Gathering Facility or CGF: The four locations within the Liquids Gathering System at which condensate, produced water, and associated natural gas is collected and separated for sale and transport off the subject location or alternatively, in the case of associated natural gas, used for fuel or flared on the subject location. A legal description of each of CGF#1, CGF#2, CGF#3, and CGF#4 is set out on the attached Exhibit U.

CGF#1: means the Central Gathering Facility identified in the “Identification” header on Exhibit U attached hereto as “Central Gathering Facility #1”.

CGF#2: means the Central Gathering Facility identified in the “Identification” header on Exhibit U attached hereto as “Central Gathering Facility #2”.

CGF#3: means the Central Gathering Facility identified in the “Identification” header on Exhibit U attached hereto as “Central Gathering Facility #3”.

CGF#4: means the Central Gathering Facility identified in the “Identification” header on Exhibit U attached hereto as “Central Gathering Facility #4”.

Closing Deliveries: The Seller Closing Deliveries and the Buyer Closing Deliveries.

Code: the Internal Revenue Code of 1986, as amended. All references to the Code, Treasury Regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncements.

Condensate: Liquid hydrocarbons.

Condensate Loading Point: The condensate loading coupling off each condensate storage tank located on a Central Gathering Facility on the Effective Date, as the Condensate Loading Points may be modified consistent with the terms of this Agreement on or prior to the Closing Date.

Condensate Terminus Point: The (a) inlet flange for each LACT Unit Facility and (b) each Condensate Loading Point.

Confidentiality Agreement: The Confidentiality and Nondisclosure Agreement dated as of December 1, 2011, between Corridor Energy, LLC, and Ultra Resources.

Confidential Information: (i) all Proprietary Information, and (ii) all other information furnished to Buyer by or on behalf of Seller, Ultra Resources or any of their respective Affiliates and designated as confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is publicly available other than as a result of actions in violation of Article VI hereof.

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Confidentiality Provisions: The terms, conditions and requirements of Article VI of this Agreement.

Control: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

CorEnergy: CorEnergy Infrastructure Trust, Inc., a Maryland corporation, formerly known as Tortoise Capital Resources Corporation.

Current Funds: Wire transfers of immediately available funds to Seller.

Diligence Commencement Date: February 1, 2012.

Disclosing Party: The Party disclosing Confidential Information to the Recipient Party.

Easement Rights: Collectively, the right, title and interest in the BLM Easements conveyed to Buyer under the BLM Easements Assignment to Buyer, the right, title and interest in the Jensen Easements conveyed to Buyer under the Partial Assignment of Jensen Easements to Buyer, and the Nerd Farm Easement (but exclusive of the Improvements transferred pursuant to the Nerd Farm Easement).

Easements: The BLM Easements, the Jensen Easements and the Nerd Farm Easement.

Environmental Laws: All federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, and other legally enforceable requirements relating to (i) pollution or protection of the environment or natural resources, (ii) any actual or threatened depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the environment of, or any exposure to, any Hazardous Substances or (iii) the generation, manufacture, processing, distribution, use, treatment, storage, transport, disposal or handling of any Hazardous Substances; including the federal Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Federal Hazardous Materials Transportation Law, the Marine Mammal Protection Act, the Endangered Species Act, and the National Environmental Policy Act, each as amended through the Closing Date.

Environmental Permit: Any permit, approval, identification number, license, registration, certification, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.

Equity Investors Agreement: The Equity Investors Agreement in the form attached to this Agreement as Exhibit J, executed by Buyer, Seller, CorEnergy, Pinedale GP, Inc. and Ross Avenue Investments, LLC.

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Flash Gas Terminus Point: means: (a) with respect to CGF#1, CGF #3, and CGF #4, the gas outlet flange on the Effective Date to each dehydrator located on each such Central Gathering Facility; and (b) with respect to CGF #2, the gas outlet flange on the Effective Date on (i) each three-phase heated separator located on CGF #2, (ii) each condensate storage tank located on CGF #2, and (iii) each water storage tank located on CGF #2, in each case, as the Flash Gas Terminus Points may be modified consistent with the terms of this Agreement on or prior to the Closing Date.

Flow and Volume Information: any Actual Daily Product Volume information or similar flow and volume information furnished or made available by Seller or Ultra Resources.

GAAP: means generally accepted accounting principles in effect in the United States of America from time to time or at a specific time if so specified in this Agreement.

Hazardous Substance: (a) Any substance that is designated as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act, (b) any petroleum, petroleum hydrocarbons, petroleum products, petrochemical products and any components, fractions or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas, and any mixtures thereof, and (c) radioactive materials or polychlorinated biphenyls.

Improvements: All of the improvements and fixtures used directly in connection with the Liquids Gathering System, including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters, in each case that are downstream of the inlet flange to each LGS Pipeline Riser and that are upstream of each LGS Terminus Point, including any of the foregoing described on the attached Exhibit T, but specifically excluding (i) any of the facilities, improvements and fixtures located upstream of the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit V) and (ii) any of the facilities, improvements or fixtures located downstream of each LGS Terminus Point, except in each case to the extent explicitly described on Exhibit T. The term “Improvements” includes all of the improvements and fixtures which are a part of the Liquids Gathering System as described herein, regardless of whether they are included or properly described in Exhibit T.

Indebtedness: With respect to a Person, such Person’s (a) liabilities for borrowed money, (b) liabilities for the deferred purchase price of property acquired by it (excluding accounts payable arising in the ordinary course of businesses), (c) obligations that are required to be accounted for as capital leases on a balance sheet under GAAP (and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP), and (d) guaranty obligations with respect to liabilities of another Person of the type described in the preceding subsections (a)-(c).

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Insurance Policies: The material policies of general liability, workers’ compensation and other insurance held as of the Effective Date by Seller or its Affiliates with respect to the Assets.

Jensen Easements: The following easements: (a) that certain Grant of Pipeline Easements dated June 24, 2010, recorded in Book 95, Page 423 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as grantor, to Ultra Resources, as grantee, and (b) that certain Grant of Pipeline Easements dated June 24, 2010, in Book 95, Page 418 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as personal representative of the Estate of John Wayne Jensen, individually, as grantor, to Ultra Resources, as grantee, as both such easements were assigned by Ultra Resources to Seller pursuant to the BLM and Jensen Easements Assignment to Seller.

LACT Unit Facilities: The condensate pump, meter and sales point as well as the associated equipment downstream of the inlet risers to any Lease Automated Custody Transfer Unit located on a Central Gathering Facility.

Land: The land underlying, subject to and covered by the Easement Rights.

Lease: The Lease of the Assets from Buyer to Lessee, in the form attached hereto as Exhibit L, executed by Lessee, as lessee, and Buyer, as lessor, provided however, if Lessee determines that its deemed incremental borrowing rate for this transaction has declined materially after the Effective Date, then at any time on or before the Closing Date, Lessee may request that the Specified Discount Rate set forth in Section 23.2(a)(i) of the Lease be reduced to the amount that is specified by Lessee as its deemed incremental borrowing rate for this transaction. If Lessee makes such request, then the Specified Discount Rate set forth in Section 23.2(a)(i) of the Lease shall be the amount specified by Lessee in such request. As used in this definition, “this transaction” means the transactions pursuant to this Agreement.

Lessee: Ultra Wyoming LGS, LLC, a Delaware limited liability company.

Lessee Lease Guaranty: The Guaranty of certain obligations of Lessee under the Lease, in the form attached hereto as Exhibit M, executed by Ultra Petroleum.

Lessor Lease Guaranty: The Guaranty of certain obligations of Buyer under the Lease, in the form attached hereto as Exhibit N, executed by CorEnergy.

LGS Pipeline Riser: The pipeline riser downstream of the liquids legs of the production separators located on each of the producing well pads described on the attached Exhibit S, as each is in existence on the Effective Date, as they may have been modified consistent with the terms of this Agreement on or prior to the Closing Date.

LGS Terminus Point: Each Flash Gas Terminus Point, each Condensate Terminus Point and each Produced Water Terminus Point.

Lien: Any mortgage lien, deed of trust lien, vendor’s lien, security interest, mechanic’s or materialman’s lien, or other lien.

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Liquids Gathering System: Generally, the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit F, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells that are operated by Ultra Resources and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements, which Liquids Gathering System begins at the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit V), extends through an interconnected system of pipelines to the production and separation equipment and storage tanks located at the Central Gathering Facilities, and terminates at each LGS Terminus Point.

Material Adverse Effect: Any circumstance, change, or effect that is materially adverse to the ownership, operation, or financial condition of the Assets, taken as a whole.

Material Adverse Effect for Closing Conditions: Any circumstance, change, or effect that is materially adverse to the ownership, operation, or financial condition of the Assets, taken as a whole, but excluding any circumstance, change, or effect resulting or arising from: (a) any general change in conditions in the industries or markets in which Seller operates; (b) seasonal reductions in revenues and/or earnings of Seller in the conduct of its business with respect to the Assets in the ordinary course; (c) any adverse change, event, or effect on the global, national, or regional energy industry as a whole, including those impacting energy prices or the value of gathering assets and properties or other commodities, goods, or services, or the availability or costs of hedges; (d) national or international political conditions, including any engagement in hostilities, whether or not pursuant to declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (e) changes in law or generally accepted accounting procedures, or the interpretation thereof; (f) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby; (g) any failure to meet internal or third party projections or forecasts or revenue or earnings or reserve predictions; (h) changes or developments in financial or securities markets or the economy in general; (i) effects of weather, meteorological events, natural disasters, or other acts of God; or (j) fire or other casualty.

Memo of Lease: The Memorandum of Lease in the form attached to this Agreement as Exhibit O.

Nerd Farm Easement: The Easement Agreement and Transfer of Improvements in the form attached to this Agreement as Exhibit P.

Nerd Farm Judgment: Judgment dated December 8, 2010, recorded January 6, 2011, in Book 96, Page 421 of the Miscellaneous Records of Sublette County, Wyoming, against Questar Exploration and Production Company et al and in favor of Doyle Hartman et al.

Nerd Farm Mortgage: Mortgage recorded April 30, 1997, recorded in Book 68, Page 75 of the Mortgage Records of Sublette County, Wyoming, from Nerd Enterprises, Inc., to George P. Westman.

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Nerd Farm Title Policy: An Owner Policy of Title Insurance issued by a title insurer acceptable to Buyer, to be procured by Buyer at Buyer’s expense, insuring the easement estate of Buyer in the Nerd Farm Easement.

Non-Foreign Affidavit: The Non-Foreign Affidavit (Federal) in the form attached to this Agreement as Exhibit Q, executed by Seller, and equivalent forms, if any, required by the State of Wyoming.

Outside Closing Date: December 21, 2012, or such other date as may be mutually agreed in writing by Buyer and Seller, in either case as such date may be automatically extended upon a Major Casualty Loss if Buyer and Seller fail to terminate this Agreement, but only as and to the extent expressly provided in Section 5.2.

Partial Assignment of Jensen Easements to Buyer: The Partial Assignment of Easements and Transfer of Improvements (LGS) [Jensen Easements] to be executed by Seller and Buyer and with their signatures acknowledged, in the form attached to this Agreement as Exhibit A.

Person: Any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, governmental authority or any other entity of any kind.

Personal Property: (a) The monitoring equipment located in or on the Liquids Gathering System, (b) the computer hardware located in the centralized monitoring building for each CGF constituting a portion of the Liquids Gathering System to which such monitoring equipment connects, (c) the wires and other connectors for such monitoring equipment between such computer hardware and such monitoring equipment, (d) all office furniture in each centralized monitoring building for each Central Gathering Facility, (e) engineering drawings and plans and specifications in Seller’s possession for the Liquids Gathering System except to the extent assignment thereof is prohibited by contract or applicable law, (f) as-built drawings and surveys of the Liquids Gathering System in Seller’s possession, and (g) to the extent assignable, the other Records.

Produced Water Terminus Point: Each outlet flange to the water pump facility or facilities, as the case may be, on each Central Gathering Facility that is directly upstream of each water meter and through which the produced water flows after it is separated from the condensate and the associated natural gas, as in existence on the Effective Date, as they may be modified consistent with the terms of this Agreement on or prior to the Closing Date.

Proprietary Information: (a) the business concept, operating techniques, marketing methods, financial information, plans, site and system renderings, schedules, itemized costs, development plans and all related trade secrets or confidential or proprietary information treated as such by Seller, whether by course of conduct, by letter or report or by use of any appropriate proprietary stamp of legend designating such information item to be confidential or proprietary, by communication to such effect made prior to or at the time any such Proprietary Information is disclosed to Buyer, or otherwise, (b) all financial statements and financial information relating to the Liquids Gathering System delivered to Buyer by Seller and Ultra Resources pursuant to Article IV, and (c) all Flow and Volume Information. Notwithstanding the foregoing, Proprietary Information shall not include information that is publicly available other than as a result of actions in violation of Article VI hereof.

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Recipient Party: The Party receiving, directly or by delivery to its Representatives, Confidential Information disclosed by or on behalf of the other Party hereto.

Records: The following information, to the extent in Seller’s Possession: all engineering drawings or plans of or covering the Liquids Gathering System or any component thereof, site assessments and environmental reports regarding or covering the Liquids Gathering System or any component thereof, manuals relating to the operation of the Assets, and “as-built” surveys of the pipelines and drawings of the Liquids Gathering System.

Representatives: Those Persons including, without limitation, officers, directors, employees, accountants, attorneys consultants, independent contractors, agents, stockholders, members, partners, actual or potential financing sources, investment advisers, and investment bankers, with a need to know the Confidential Information in order to evaluate the Transaction.

Resources Guaranty: The Limited Guaranty of Collection, in the form attached hereto as Exhibit H, executed by Ultra Resources.

Seller Closing Deliveries: The Equity Investors Agreement executed by Seller, the Lease executed by Lessee, the Memo of Lease executed by Lessee and with its signature acknowledged, the BLM Easements Assignment to Buyer, executed by Seller and with its signature acknowledged, the BLM Request for Consent to Assignment to Buyer executed by Seller, the Partial Assignment of Jensen Easements to Buyer executed by Seller and with its signature acknowledged, the Nerd Farm Easement executed by Seller and with its signature acknowledged, the Bill of Sale, executed by Seller, the SNDA executed by Lessee, Ultra Petroleum and Ultra Resources and with their signatures acknowledged, the Non-Foreign Affidavit executed by Seller, the Lessee Lease Guaranty executed by Ultra Petroleum and the Resources Guaranty executed by Ultra Resources.

Seller PSA Guaranty: The Guaranty of certain obligations of Seller under this Agreement, in the form attached hereto as Exhibit R, executed by Ultra Petroleum.

Seller’s Knowledge: As of any date, the then current actual knowledge of Seller’s Representatives as of such date, and not any implied, imputed or constructive knowledge of such individuals, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review any information. The foregoing qualification of Seller’s Knowledge shall in no event give rise to any personal liability on the part of any Seller’s Representative or any other officer or employee of Seller or its Affiliates on account of any breach of any representation or warranty made by Seller herein. No broker, agent or Person other than Seller is authorized to make any representation or warranty for or on behalf of Seller.

Seller’s Possession: With respect to information, records and materials, only such information, records and materials as may be in the actual possession or control of Seller or its Affiliates, and without including any information or materials in the possession or control of a third Person or any other agent of Seller or its Affiliates.

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Seller’s Representatives: As of any date, the Chief Executive Officer, the Senior Vice President of Operations and the Chief Financial Officer of Ultra Resources.

Services Agreement: The Services Agreement dated as of January 1, 2012, between Ultra Resources, as Services Provider, and Seller.

SNDA: The Subordination, Non-Disturbance and Attornment Agreement (Liquids Gathering System, Sublette County, Wyoming) to be executed by KeyBank, N.A., Lessee and Buyer, in the form attached hereto as Exhibit K.

Subsidiary: With respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Survival Period: The period beginning on the Closing Date and ending twelve (12) months following the Closing Date.

Tax or Taxes: (a) all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, escheat, registration, value added, alternative or add-on minimum, estimated or any other taxes, unclaimed property liabilities, any payments in lieu of taxes or other similar payments, charges, fees, levies, imposts, customs or duties of any kind whatsoever, that are imposed by a Taxing Authority, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person or (b) any liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation Section 1.1502-6 or comparable federal, state or local laws.

Tax Return: any return, declaration, report, claim for refund, property rendition or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

Taxing Authority: a governmental entity having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

Treasury Regulations: the regulations promulgated by the United States Treasury Department under the Code.

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Ultra Petroleum: Ultra Petroleum Corp., a Yukon Territory of Canada corporation.

Ultra Resources: Ultra Resources, Inc., a Wyoming corporation.

1.2 Certain Interpretive Provisions. As used in this Agreement: (a) the word “or” is not exclusive and the word “including” is not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words “include,” “includes,” or “including” appear, they shall be deemed to be followed by the words “without limitation,” (d) personal pronouns shall be deemed to include the other genders and the singular shall include the plural and vice versa, and (e) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Wherever a period of time is stated in this Lease as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Central Time on such stated commencement date and to end at 11:59 P.M. Central Time on such stated ending date. Unless the context otherwise requires, (A) any definition or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (B) subject to restrictions on assignment set forth herein, any reference herein to any Person shall be construed to include such Person’s successor and assigns, and (C) any reference to any law shall include all statutory and regulation provisions consolidating, amending, replacing or interpreting such law and reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other document executed in connection herewith.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale. Seller agrees to sell the Assets to Buyer, and Buyer agrees to purchase the Assets from Seller, pursuant to, and subject to the terms and conditions of, this Agreement.

2.2 Nonrefundable Consideration Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to Seller, and Seller herby acknowledges the receipt of, a check in the amount of $100.00 (the “Independent Contract Consideration”), which amount the Parties bargained for and agreed to as consideration for Buyer’s right to inspect and purchase the Assets pursuant to this Agreement, and for Seller’s execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and is fully earned and shall be retained by Seller notwithstanding any other provision of this Agreement.

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ARTICLE III

PURCHASE PRICE

3.1 Purchase Price. The purchase price for the Assets shall be Two Hundred Twenty-five Million U.S. Dollars (U.S. $225,000,000) (the “Purchase Price”). If the transaction contemplated by the Transaction Documents (“Transaction”) closes, Buyer agrees to pay to Seller the Purchase Price at Closing in Current Funds.

ARTICLE IV

BUYER’S INSPECTION

4.1 Access to Records, Insurance Policies and Services Agreement. Prior to the Effective Date and pursuant to the Confidentiality Agreement, Seller has provided Buyer and its Affiliates and Representatives with access to the Liquids Gathering System and to certain information about the Liquids Gathering System, and has made available to Buyer and such Persons certain of Seller’s officers, employee, agents and others for question and answer sessions related to the Liquids Gathering System, including during two field tours of the Liquids Gathering System, all of which inspections and information shall for all purposes be deemed to have been made pursuant to, and shall in all respects be subject to, this Agreement. From and after the Effective Date until Closing, and subject to the Confidentiality Provisions, upon reasonable advance notice and compliance with applicable law governing the access to or use of such Confidential Information, Seller will make originals or copies of the Records and the Insurance Policies, in each case only to the extent such documents and information are in Seller’s Possession, and the Services Agreement, available to Buyer and its Representatives for inspection and review during normal business hours to permit Buyer to perform its due diligence review. Subject to the consent and cooperation of third parties and subject to the Confidentiality Provisions, Seller will assist Buyer in Buyer’s efforts to obtain, at Buyer’s expense, such additional information from third parties as Buyer may reasonably request in writing, for the purposes of Buyer’s due diligence review.

4.2 Disclaimer. Except for Seller’s Warranties, Seller makes no warranty or representation of any kind as to the Records or the Insurance Policies or any other information provided by or on behalf of Seller or its Affiliates to Buyer or its Affiliates or Representatives in connection with Buyer’s review of the Assets or the Transaction.

4.3 Access to the Assets. Subject to the Confidentiality Provisions, Seller agrees to grant Buyer access to the Assets during reasonable business hours and after prior reasonable written notice, with Seller’s representative present and Buyer complying with Seller’s rules and regulations, including safety, so Buyer may, at its sole risk and expense, (a) conduct non-invasive on-site inspections and environmental assessments of the Assets and (b) conduct inspections of the operation of the Assets and prepare to assume ownership of the Assets after Closing. Buyer acknowledges and agrees that: (1) Seller owns oil and gas wells, leases,

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and other related properties in and around the Assets separate and apart from the Liquids Gathering System and the Personal Property; (2) Ultra Resources operates such oil and gas wells, leases, and other related properties and may itself own rights and property in and around the Assets separate and apart from the Liquids Gathering System and the Personal Property; (3) after the Closing, Seller intends to continue to own such oil and gas wells, leases, and other related properties; (4) after the Closing, Ultra Resources intends to continue to operate such oil and gas wells, leases, and other related properties, to own its other rights and property in and around the Assets, and to co-use the Jensen Easements as contemplated in the Partial Assignment of Jensen Easements to Buyer; and (5) nothing in this Agreement or otherwise gives Buyer or any of its Representatives any right to make inspections or investigations with respect to such operations, oil and gas wells, leases, and other related properties. If Buyer or its agents prepares an environmental assessment of any Asset, Buyer agrees to keep such assessment confidential (unless legally required to disclose) and to furnish copies thereof to Seller. In connection with any on-site inspections, Buyer (a) agrees not to interfere with the normal operation of the Assets, (b) agrees to comply with Seller’s requirements of the operators of the Assets and (c) represents that it is adequately insured. Buyer waives, releases and agrees to indemnify, defend and hold harmless Seller and its Affiliates, and each of their directors, officers, shareholders, members, employees, agents and representatives against all claims, liabilities and obligations, including without limitation, personal injury, death and/or property damage, arising from Buyer’s activities or inspection of the Assets, the Records, the Insurance Policies or any other related information prior to Closing, except to the extent such liabilities or damages are caused by Seller’s gross negligence or willful misconduct, and such indemnification shall survive Closing and termination of this Agreement. The provisions of this Section 4.3 shall survive termination of this Agreement for a period of twelve (12) months after such termination and shall survive Closing until the expiration of the Survival Period.

ARTICLE V

TITLE MATTERS; CASUALTY; CONSENTS

5.1 Title. Except for Seller’s Warranties, neither Seller nor any of its Affiliates makes any representation or warranty, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets, except by, through and under Seller and its Affiliates, but not otherwise, and Buyer hereby acknowledges and agrees that Buyer has no claim or remedy against Seller or its Affiliates, or their respective successors or assigns, for any defect of title relating to the Assets, including but not limited to any lien, encumbrance, claim, defect in or object to real property title, and the existence or non-existence of any leases, easements or rights-of-way, except those claims or rights against the Assets that arise by, through and under Seller and its Affiliates, but not otherwise.

5.2 Casualty Loss. If (a) a portion of the Assets is damaged or destroyed by fire or other casualty prior to Closing (“Casualty Loss”) and such Casualty Loss is not a Major Casualty Loss, or (b) such Casualty Loss is a Major Casualty Loss but neither Seller nor Buyer elect to terminate this Agreement as permitted in this Section 5.2, then (i) this Agreement will remain in full force and effect and the Parties shall proceed to close the Transaction, without adjustment or reduction to the Purchase Price, (ii) the insurance proceeds shall be paid to Seller to be used and applied as provided in the Lease, and (iii) Seller will commence to repair, restore and/or replace the Assets or part thereof damaged or destroyed by such fire or other casualty as soon as reasonably practicable to substantially the same condition as immediately prior to the Casualty Loss and in a manner consistent with the applicable

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provisions of the Lease (the “Restoration Operations”), (iv) if the Restoration Operations cannot be completed prior to the Closing Date but can be completed prior to the Outside Closing Date, the Closing Date shall be automatically extended until the Restoration Operations are complete (but not beyond the Outside Closing Date), and (v) if the Major Casualty Notice indicates that the Restoration Operations cannot be completed by the Outside Closing Date and neither Seller or Buyer terminates the Agreement pursuant to this Section 5.2, then the Outside Closing Date shall be automatically extended until the estimated completion date for the Restoration Operations as set forth in the Major Casualty Notice. If Seller determines in good faith that either (A) the Casualty Loss is greater than Ten Million Dollars ($10,000,000), or (B) the casualty cannot be repaired, restored or replaced prior to the Outside Closing Date (each, a “Major Casualty Loss”), Seller shall so notify Buyer in writing (“Major Casualty Notice”), and either Seller or Buyer may elect to terminate this Agreement by giving written notice of termination to the other Party within five (5) Business Days following the date of Seller’s Major Casualty Notice. Upon any such termination, neither Seller nor Buyer shall have any further rights or obligations hereunder except those which expressly survive termination. Seller shall consult with Buyer regarding any Casualty Loss in excess of Two Million ($2,000,000.00) and consider in good faith any input from Buyer as to whether such Casualty Loss is a Major Casualty Loss prior to making any determination in respect thereof.

5.3 Consents.

(a) Buyer and Seller acknowledge that BLM consent to the assignment of a right of way or easement from BLM is customarily not requested or obtained until after the closing of the actual assignment of such right of way or easement. Buyer and Seller shall use commercially reasonable efforts after Closing to obtain the BLM Consent, through submission of the BLM Request for Consent to Assignment to Buyer in the form attached hereto as Exhibit B, with such changes to such form as may be required by changes in applicable law or regulations after the Effective Date. Buyer shall pay any costs or expenses assessed by BLM in connection with such BLM Request for Consent to Assignment to Buyer.

(b) Prior to Closing, Seller shall request of the BLM that the BLM Easement issued under the Federal Land Policy Management Act be converted to a right-of-way under the Mineral Leasing Act of 1920 (or issue a new right-of-way under the Mineral Leasing Act of 1920 covering the same lands for the same purposes). If such conversion (or new issuance) is not completed by September 1, 2013, Seller shall, as expeditiously as possible, either (i) obtain the written approval of the BLM to Lessee’s use of such BLM Easement pursuant to the Lease, or (ii) obtain an amendment to such BLM Easement to allow such use and the sublease thereof. Such September 1, 2013, date may be extended by Buyer if Seller has demonstrated to Buyer’s reasonable satisfaction that the conversion (or new issuance) is imminent. Seller shall, as expeditiously as possible, take all action the BLM deems necessary or appropriate (including making any such filings, providing such information, materials and documentation and obtaining such approvals, consents and other action as is necessary or appropriate) in connection with the transfer of the BLM Easements to Buyer, the lease of the BLM Easements by Lessee pursuant to the Lease, and the use of such BLM Easements by Lessee pursuant thereto. For purposes of this Agreement, the term “Other BLM Matters” means the issues, matters and obligations under this Section 5.3(b).

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(c) Except for the BLM Consent and the Other BLM Matters, if prior to Closing Seller or Buyer discovers a consent necessary for the valid assignment of the Assets, or a portion thereof, required by either (a) the contract or agreement granting or creating Seller’s rights in an Asset component (other than a consent to assignment of the Records or any part of the Records, which shall not be considered an Additional Required Consent) or (b) a law applicable to the transfer of an Asset component from Seller to Buyer hereunder (other than the BLM Request for Consent to Assignment to Buyer) (each, and except for the BLM Consent and the Other BLM Matters (which are governed by subsections (a) and (b), above), an “Additional Required Consent”) such Party shall promptly notify the other of the need for such Additional Required Consent, the Seller shall use commercially reasonable efforts to obtain such Additional Required Consent, and Buyer shall cooperate (without any obligation on Buyer’s part to make any payments or incur any liabilities) with Seller in a commercially reasonable manner. In connection with Seller’s efforts to acquire any Additional Required Consent, “commercially reasonable efforts” may include the payment of reasonable costs and expenses in connection therewith. Unless and until any such Additional Required Consent is obtained, to the extent permitted by applicable law, the Parties will cooperate in good faith to establish an arrangement reasonably satisfactory to Buyer and Seller under which Buyer would obtain the claims, rights and benefits associated with the Assets (or portion thereof) affected by such Additional Required Consents (the “Non-Assignable Assets”) and under which Seller would enforce for the benefit of Buyer any and all claims, rights and benefits of Seller associated with the Non-Assignable Assets against a third party thereto. Nothing in this Section 5.3 shall be deemed to constitute an agreement by Buyer to exclude from the Assets any of the Non-Assignable Assets. Seller will convey such Non-Assignable Assets to Buyer promptly upon receipt of the requisite Additional Required Consents with the Closing Date for such Non-Assignable Assets being adjusted appropriately, but subject in all other respects to the terms and conditions of this Agreement. Buyer and Seller agree, upon the request and at the expense of Buyer, to use commercially reasonable efforts to acquire consent to the assignment of any of the Records for which consent to assignment is required.

5.4 Nerd Farm Mortgage and Nerd Farm Judgment. For each of the Nerd Farm Mortgage and the Nerd Farm Judgment, Seller shall use commercially reasonable efforts to obtain prior to Closing either (a) a subordination to the Nerd Farm Easement, (b) a release, or (c) agreement of the Title Company to issue to Buyer the Nerd Farm Title Policy without exception for the Nerd Farm Mortgage and Nerd Farm Judgment. Upon receipt of any release or subordination, Seller shall cause such releases and subordinations to be recorded in the applicable public records of Sublette County, Wyoming.

ARTICLE VI

CONFIDENTIALITY

6.1 No Disclosure or Use of Confidential Information. Except as permitted in this Agreement, each Party agrees not to disclose the Confidential Information to any other Person not having a need to know such Confidential Information in connection with the evaluation of the Transaction, and to use all reasonable efforts to protect the confidentiality of such Confidential Information. Notwithstanding the foregoing, each Party may disclose Confidential Information to its Representatives; provided that each Party shall obtain an agreement from such Representatives to abide by the Confidentiality Provisions.

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6.2 Compelled and Anticipated Disclosure.

(a) If the Recipient Party is requested, through legal or administrative process, to disclose any Confidential Information, the Recipient Party must (a) disclose only that portion of the Confidential Information that the Recipient Party’s legal counsel advises is required to be disclosed, (b) use its reasonable efforts to ensure that the Confidential Information is treated confidentially, (c) notify the Disclosing Party as promptly as possible of the request for disclosure and the items of Confidential Information to be disclosed; and (d) if requested by Disclosing Party, reasonably cooperate with the Disclosing Party, at the Disclosing Party’s expense, in the Disclosing Party’s efforts to limit disclosure of such Confidential Information.

(b) The Parties acknowledge: (i) that Tortoise Capital Resources Corporation changed its name to CorEnergy and CorEnergy will conduct a public offering of its common stock to partially finance the Transaction and (ii) that the public offering will require or make appropriate the public disclosure of certain Confidential Information. In addition, the Parties acknowledge that CorEnergy is subject to the reporting obligations of the Securities Exchange Act of 1934 (the “34 Act”) and, as a result, it will be required or appropriate that CorEnergy make public disclosure of certain Confidential Information on a periodic basis. Further, the Parties acknowledge that the partners of Buyer will be entitled, under state partnership law and Buyer’s partnership agreement, to access to certain Confidential Information. Notwithstanding the foregoing, the Parties agree that neither Buyer nor CorEnergy shall, under any circumstance contemplated in this subparagraph (b), disclose any Proprietary Information in any securities law filing or to any Person who is a Disqualified Person as that term is defined in the Lease.

6.3 Ownership and Return. All Confidential Information will remain the property of the Disclosing Party, and no right or license is granted to the Recipient Party with respect to any Confidential Information. Except as explicitly noted in Section 13.3(f), nothing in this Agreement creates an agency or partnership relationship between the Parties. Upon the request of the Disclosing Party, the Recipient Party agrees to (a) immediately return to the Disclosing Party or destroy all Confidential Information, including copies of the same, and (b) destroy any memoranda, summaries, reports, documents or analyses created by the Recipient Party that contain or are based in any way on the Confidential Information. Upon the Disclosing Party’s request, the fact of any such destruction must be certified in writing to the Disclosing Party by an officer of the Recipient Party. Notwithstanding the foregoing, in the event the Recipient Party is required by federal securities laws to retain certain records, nothing herein shall prevent the Recipient Party from complying with its ordinary records retention policy, and each Recipient Party may retain Confidential Information contained or reflected in materials presented to its board of directors, to the extent required by law, or which would be unreasonably burdensome for it to destroy (such as archived computer records).

6.4 Standstill. The Recipient Party agrees that while it is in possession of material nonpublic information concerning the Disclosing Party, it will not purchase, sell or otherwise engage in any transaction in or related to the securities of: (a) the Disclosing Party, or (b) any entity in which the Disclosing Party has invested or advises and that is the subject of any of the Confidential Information. Each Party confirms that it is familiar with federal and state securities laws concerning material non-public information. Each Party hereby confirms that it will not use the Confidential Information in any manner inconsistent with those laws.

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6.5 Attorneys’ Fees. Notwithstanding anything set forth in this Agreement to the contrary, if the Disclosing Party commences a lawsuit or other proceeding against the Recipient Party under this Article VI and successfully enforces any of the provisions of this Article VI or on account of any damages sustained by the Disclosing Party by reason of the Recipient Party’s proven violation of any provisions of this Article VI, the Recipient Party agrees that it will pay, in addition to other costs and damages, the Disclosing Party’s reasonable attorneys’ fees.

6.6 Announcements. Seller and Buyer shall consult with each other with regard to, and shall jointly review prior to issuance, all press releases and other announcements issued on or after the Effective Date concerning this Agreement or the transactions contemplated hereby so as to ensure consistency of description of the Transaction.

6.7 Injunctive Relief. Notwithstanding anything set forth in this Agreement to the contrary, the Recipient Party agrees that if it breaches any provision of this Article VI, the Disclosing Party may suffer irreparable damages and its remedy at law may be inadequate. Therefore, if the Recipient Party breaches this Agreement, the Disclosing Party will be entitled, in addition to the damages provided for in Section 6.5, above, and all other remedies available to it at law or in equity, to seek equitable relief, including specific performance and injunctive relief to enforce any provision hereof and to restrain the Recipient Party from using or disclosing, in whole or in part, directly or indirectly, any Confidential Information.

6.8 Survival. The Parties shall comply with this Article VI until Closing. The actions of the Parties with respect to Confidential Information after Closing shall be governed by the provisions of the Lease. Notwithstanding the foregoing, the rights of the Parties to enforce the provisions of this Article VI for actions taken prior to Closing shall survive Closing. If, for any reason, this Agreement is terminated and Closing does not occur, the provisions of this Article VI shall survive termination of this Agreement for a period of twelve (12) months following the date of such termination.

ARTICLE VII

SELLER’S REPRESENTATIONS

Seller represents and warrants to Buyer as of the Effective Date and as of the Closing Date the following:

7.1 Incorporation/Qualification. Seller is a Wyoming corporation, duly organized, validly existing and in good standing under the laws of the State of Wyoming and is qualified to conduct business in Wyoming.

7.2 Power and Authority. Seller has all requisite power and authority to own the Assets and to carry on its business as presently conducted and to execute and deliver this Agreement and perform its respective obligations under this Agreement. The execution and delivery of this Agreement and consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of its governing documents or any material provision of any agreement or instrument to which it is a party or by which it is bound or, to Seller’s Knowledge, any judgment, decree, order, statute, rule or regulation applicable to it.

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7.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the Transaction have been duly and validly authorized by all requisite corporate action on behalf of Seller. This Agreement constitutes Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, subject however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

7.4 Liability for Brokers’ Fees. Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Buyer shall have any responsibility whatsoever.

7.5 No Bankruptcy. Seller is solvent and will be solvent immediately before and after the Closing. There are no bankruptcy proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against Seller.

7.6 Litigation. There are no actions, suits, or proceedings pending against Seller or any of the Assets in any court or by or before any federal, state, municipal or other governmental agency that would affect Seller’s ability to consummate the Transaction or have a Material Adverse Effect. To Seller’s Knowledge, (a) there are no ongoing governmental investigations or written governmental inquiries pending or threatened in writing against the Assets that would affect Seller’s ability to consummate the Transaction, and (b) there are no actions, suits or proceedings threatened in writing against Seller or any of the Assets that would affect Seller’s ability to consummate the Transaction. Neither Seller nor any of its Affiliates are subject to any outstanding injunction, judgment, settlement, order, decree, ruling or charge that would reasonably be expected to have a Material Adverse Effect.

7.7 Environmental Condition of Assets. To Seller’s Knowledge: (a) the Assets are and have been operated by Seller in material compliance with all Environmental Laws, and all material Environmental Permits have been procured; (b) there are no pending proceedings, and Seller has not received written notice of any threatened proceedings, asserting a violation of Environmental Laws or noncompliance with Environmental Permits against Seller with respect to the Assets or the operation of the Assets by Seller or its Affiliates, and (c) there has been no material release of any Hazardous Substances by Seller or its Affiliates, or by any other Person, on or about the Assets.

7.8 Assets. Ultra Resources operates the Liquids Gathering System for Seller pursuant to the Services Agreement. The Improvements and Personal Property are and have been maintained by Seller or its Affiliates consistent with the standards of a reasonably prudent operator in the area where such Assets are located except to the extent the failure to do so would not have a Material Adverse Effect. Neither Ultra Resources nor Seller has assigned or pledged, in whole or in part, its right, title or interest under any BLM Easement or either Jensen Easement, other than the assignment of such rights from Ultra Resources to Seller. The copies of the BLM Easements and the Jensen Easements furnished or made available to Buyer by Seller are true, correct and complete in all material respects. The BLM Easements and the Jensen Easements are in full force and effect. No material default exists under any of the BLM Easements or either of the Jensen Easements, and to Seller’s Knowledge, no events or conditions exist which, with or

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without notice or lapse of time or both, would constitute a material default thereunder or result in a termination of any such Easement except to the extent the grantor of any BLM Easement or the Jensen Easements has terminations rights unrelated to any default by the holder or beneficiary of such easement under applicable law or regulations or the express terms of the BLM Easements or the Jensen Easements. No part of the Liquids Gathering System was acquired by Seller or any of its Affiliates using eminent domain proceedings.

7.9 Taxes. To Seller’s Knowledge,

(a) Seller has (i) duly and timely filed or caused to be filed all Tax Returns required to be filed by or with respect to Seller or with respect to the Assets with the appropriate Taxing Authority, and each such Tax Return is complete and correct in all material respects and (ii) paid all Taxes due or claimed to be due by a Taxing Authority (whether or not shown as due on a filed Tax Return) from or with respect to Seller which, in the case of clauses (i) and (ii) above, if unpaid would result in the filing of a lien against the Assets for a material amount of Taxes.

(b) There are not pending any, and Seller has received no written notice of any currently proposed, material adjustments by any Taxing Authority in connection with any Tax Returns relating to the Assets which if unpaid would result in the filing of a lien against the Assets for a material amount of Taxes and no waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter relating to the Assets has been given by or requested from Seller with respect to any Tax year.

(c) There are no liens for material Taxes upon any of the Assets except liens for Taxes not yet due and payable.

(d) Seller does not have any liability for any unpaid Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of United States state, local, or foreign Law), as a result of being a member of a consolidated or combined group (other than a consolidated or combined group with a common parent with Seller), as a transferee, by contract, or otherwise.

7.10 Records, Insurance Policies, Services Agreement and Easements. To Seller’s Knowledge, the copies of the Records, the Insurance Policies, the BLM Easements and the Jensen Easements furnished or made available to Buyer are true, correct and complete. To Seller’s Knowledge: (a) no events or conditions exist which, with or without notice or lapse of time, or both, would constitute a default under the Services Agreement, the BLM Easements or the Jensen Easements, (b) neither Seller nor Ultra Resources has canceled, terminated, or modified, or threatened to cancel, terminate, or modify, the Services Agreement, (c) neither the grantor nor Seller nor Ultra Resources has canceled or terminated any of the BLM Easements or the Jensen Easements, (d) neither Seller nor Ultra Resources has threatened to cancel, terminate or modify any of the BLM Easements or the Jensen Easements (except as and to the extent set forth in the Closing Deliveries), (e) BLM has not threatened to cancel, terminate or modify the BLM Easements, and (f) the grantors of the Jensen Easements have not threatened to cancel, terminate or modify the Jensen Easements.

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7.11 Compliance with Laws. To Seller’s Knowledge: (a) Seller and its Affiliates are in compliance in all material respects with all applicable laws with respect to ownership, use and operation of the Assets by Seller and its Affiliates, and (b) Seller and its Affiliates have not received written notice from any governmental authority or any other Person alleging a material violation of, or material failure to comply with, any legal requirement applicable to the use, operation and ownership of the Assets by Seller and its Affiliates.

7.12 Governmental Authorizations. To Seller’s Knowledge: (a) Seller or its applicable Affiliates have obtained all material federal, state and local governmental licenses, permits, orders, exemptions, waivers, authorizations, certificates, consents and applications (collectively, “Authorizations”) that are presently necessary or required for the ownership and operation of the Assets, (b) Seller or its applicable Affiliates are in material compliance with all such Authorizations that are presently necessary or required for the ownership and operation of the Assets, and (c) all such Authorizations are in full force and there are no proceedings pending or threatened before any governmental authority that seek the revocation, cancellation, suspension, or adverse modification thereof.

7.13 Bonds, Letters of Credit, Guarantees. To Seller’s Knowledge, Schedule 7.13 identifies the bonds, letters of credit, guarantees, and security deposits posted (or supported) by Seller or any of its Affiliates with respect to the ownership of the Assets.

7.14 Ownership. Neither Seller nor Ultra Resources has transferred, assigned, pledged or conveyed its rights as “grantee” or “holder” under the BLM Easements or the Jensen Easements, other than pursuant to the BLM and Jensen Easements Assignment to Seller. Seller owns the Improvements and Personal Property free and clear of all Liens which secure Indebtedness (other than the Nerd Farm Mortgage and Nerd Farm Judgment) and no Improvements or Personal Property are held under a lease or installment sale contract. To Seller’s Knowledge, there are no condemnation proceedings pending or threatened in writing against any of the Assets. To Seller’s Knowledge, no portion of the Liquids Gathering System is located upon land other than the Land. As noted in Section 4.3, above, (a) Seller owns oil and gas wells, leases, and other related properties in and around the Assets separate and apart from the Liquids Gathering System and the Personal Property; (b) Ultra Resources operates such oil and gas wells, leases, and other related properties and may itself own rights and property in and around the Assets separate and apart from the Liquids Gathering System and the Personal Property; (c) after the Closing, Seller intends to continue to own such oil and gas wells, leases, and other related properties; (d) after the Closing, Ultra Resources intends to continue to operate such oil and gas wells, leases, and other related properties and owns its other rights and property in and around the Assets; and (e) nothing in this Agreement or otherwise gives Buyer or any of its Representatives any right to make inspections or investigations with respect to such operations, oil and gas wells, leases, and other related properties.

7.15 Consents. To Seller’s Knowledge, except for (a) the BLM Consent, (b) the Other BLM Matters (which shall be governed by Section 5.3(b)), and (c) any Additional Required Consent that may be discovered after the Effective Date, the consent of a third party to the transfer or assignment of such Asset component from Seller to Buyer hereunder is not required under any (i) contract or agreement granting or creating Seller’s rights in an Asset component or (ii) law applicable to the transfer of an Asset component from Seller to Buyer hereunder.

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7.16 Preferential Rights. To Seller’s Knowledge, no third party holds a preferential purchase right to purchase any Asset.

7.17 Material Agreements. There are no Material Agreements which cover, relate to or are otherwise associated with the ownership or operation of the Assets. For the purposes hereof, “Material Agreements” means any agreements binding on Seller or Ultra Resources, with respect to the ownership or operation of the Liquids Gathering System for which alternative agreements could not be readily procured and which, if terminated, would (i) impair the ability of an operator to operate the Liquids Gathering System or (ii) have an adverse economic impact on Buyer, but in any case “Material Agreements” shall exclude agreements related to the material or product that flows into or flows out of the Liquids Gathering System including, without limitation, leases, operating agreements, and sales or delivery agreements.

7.18 Sufficiency of the Assets. The Assets constitute all of the property and assets that comprise and are necessary for the ownership and operation of the Liquids Gathering System immediately prior to the Effective Date, assuming the existence of (i) the equipment and fixtures attached or connected to the Liquids Gathering System upstream of the inlet flange to each LGS Pipeline Riser and downstream of each LGS Terminus Point and (ii) the material or product that flows into or flows out of the Liquids Gathering System.

7.19 Adverse Change. Except as disclosed on Schedule 7.19, from and including June 30, 2012 through the Effective Date, (i) there has not been any circumstance, condition, event, or state of facts (either singly or in the aggregate) which has had, or reasonably would be expected to have, a Material Adverse Effect for Closing Conditions, and (ii) except for matters relating to the transactions contemplated by this Agreement or described in schedules to this Agreement, the Assets have been operated in the ordinary course of business consistent with past practices of Seller and Ultra Resources. Notwithstanding the foregoing provisions of this Section 7.19, the representation in clause (i) preceding is given only as of the Effective Date and is not made or deemed re-made as of the Closing Date.

7.20 Disclaimers. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT (COLLECTIVELY “Seller’s Warranties”) ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING AND, EXCEPT FOR SELLER’S WARRANTIES, THE INTEREST IN THE ASSETS TO BE CONVEYED TO BUYER SHALL BE CONVEYED PURSUANT HERETO WITHOUT (i) ANY WARRANTY, COVENANT OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE RELATING TO TITLE TO THE ASSETS (OTHER THAN BY, THROUGH OR UNDER SELLER), THE CONDITION, QUANTITY, QUALITY, EXISTENCE OF DEFECTS, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR PROPERTY OR ITS FITNESS FOR ANY PURPOSE OR (ii) ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BUYER IS RELYING SOLELY

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UPON ITS OWN INSPECTION OF THE ASSETS, AND, SUBJECT TO BUYER’S EXPRESS RIGHTS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, BUYER SHALL ACCEPT ALL OF THE SAME IN THEIR “AS IS”, “WHERE IS” CONDITION, “WITH ALL FAULTS”.

7.21 Survival. Seller’s Warranties (a) are made as of the Effective Date, (b) are remade as of the Closing Date (except for the representation in Section 7.19(i)), (c) shall not be deemed to be merged into or waived by the Closing Deliveries, and (d) shall survive Closing only for the Survival Period. If Buyer first learns of a breach of Seller’s Warranties prior to Closing, Buyer’s remedies shall be governed solely and exclusively by Section 11.2. Notwithstanding anything to the contrary in this Agreement, if Buyer elects to proceed to Closing notwithstanding Buyer’s knowledge of the existence of a breach by Seller with respect to any Seller Warranty, Buyer shall be deemed to have waived each such breach and any and all rights and remedies in connection therewith. Seller shall have no liability or obligation to Buyer with respect to the breach of any representation or warranty of which Buyer first learns after Closing unless Buyer delivers written notice to Seller of the alleged breach prior to the end of the Survival Period, which notice must include the information described in clauses (i), (ii) and (iii) of Subsection 14.5(a).

ARTICLE VIII

BUYER’S REPRESENTATIONS

Buyer represents and warrants to Seller as of the Effective Date and as of the Closing Date the following:

8.1 Incorporation and Qualification. Buyer is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and on the Closing Date will be qualified to conduct business in Wyoming.

8.2 Power and Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of its governing documents or any material provision of any agreement or instrument to which it is a party or by which it is bound, or, to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to it.

8.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the Transaction have been duly and validly authorized by all requisite company action on behalf of Buyer. This Agreement constitutes Buyer’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

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8.4 Liability for Brokers’ Fees. Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Seller shall have any responsibility whatsoever.

8.5 No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, to Buyer’s knowledge, threatened against Buyer.

8.6 Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to Buyer’s knowledge, threatened against it before any governmental authority that impedes or is likely to impede its ability (a) to consummate the Transaction or (b) to assume the obligations and liabilities to be assumed by it under this Agreement.

8.7 Buyer’s Evaluation. Buyer has made a complete and thorough investigation and examination of the Assets and the Transaction, employing the levels of due diligence as Buyer has elected to perform in its sole and absolute discretion. To the extent Buyer does not currently have available its own employees who are competent to conduct such examinations and inspections, Buyer has retained such consultants, independent contractors and other professional advisors as necessary to enable it to complete its due diligence and investigation of the Assets and the Transaction as Buyer determines is necessary in its sole and absolute discretion. Except for the Seller Warranties, Buyer acknowledges and agrees that Seller has not made any other representations or warranties, express or implied, written or oral, as to the accuracy or completeness of the information supplied by Seller or any other information relating to the Assets or the Transaction furnished or to be furnished to Buyer or its representatives by or on behalf of Seller, including without limitation any estimate of the value of the Assets or reserves or any projections as to future events. Buyer acknowledges and affirms that it has relied on and will rely solely on the terms of this Agreement and upon its own independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this Transaction including, without limitation, its estimate and appraisal of the extent, condition and value of the Assets. Buyer and its Representatives have been given opportunities to examine the Assets and the books and records relating to the ownership of the Assets.

8.8 Loan Documents and Ownership Documents and Information. Prior to the Effective Date, Buyer has furnished to Seller (a) true, correct and complete copies of the documents which will be executed in connection with the Closing to evidence and secure the loan to be made to finance a portion of Buyer’s acquisition of the Property (collectively, the “Loan Documents”), (b) true, correct and complete copies of the organizational documents for Buyer (including, without limitation, the Amended and Restated Limited Partnership Agreement of Pinedale Corridor, LP, of even date herewith and the Certificate of Limited Partnership for Pinedale Corridor, LP, executed on November 30, 2012 and filed with the Delaware Secretary of State on December 3, 2012, and for the general partner of Buyer, and (c) the identity of each partner of Buyer at Closing as well as information regarding the financial contribution of each partner of Buyer at Closing (collectively, the “Ownership Documents and Information”).

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8.9 No Buyer Factual Default Under the Lease or Equity Investment Agreement. There are no facts in existence with respect to Buyer, CorEnergy, the Loan Documents or the Ownership Documents and Information which would result in a material breach, default or failure of performance under the Lease or the Equity Investors Agreement, upon execution of such documents at Closing.

8.10 Survival. Buyer’s representations and warranties under this Agreement (collectively, the “Buyer Warranties”) (a) are made as of the Effective Date, (b) are remade as of the Closing Date, (c) shall not be deemed to be merged into or waived by the Closing Deliveries, and (d) shall survive Closing only for the Survival Period. If Seller first learns of the breach prior to Closing, Seller’s remedies shall be governed solely and exclusively by Section 11.2. Notwithstanding anything to the contrary in this Agreement, in the event Seller elects to proceed to Closing notwithstanding Seller’s knowledge of the existence of a breach by Buyer with respect to any Buyer Warranties, Seller shall be deemed to have waived each such breach and any and all rights and remedies in connection therewith. Buyer shall have no liability or obligation to Seller with respect to the breach of any representation or warranty of which Seller first learns after Closing unless Seller delivers written notice to Buyer of the alleged breach prior to the end of the Survival Period, which notice must include the information described in clauses (i), (ii) and (iii) of Subsection 14.5(a).

ARTICLE IX

COVENANTS AND AGREEMENTS

9.1 Conduct of Business.

(a) Operations before Closing. Except as provided in this Agreement, during the period from and including the Effective Date until the Closing Date (the “Interim Period”), Seller shall, in all material respects: (i) operate or cause its Affiliates to operate the Assets in the ordinary course and in a manner substantially consistent with past practices; (ii) use commercially reasonable efforts to preserve or cause its Affiliates to preserve intact the Assets in a manner consistent with past practices, except for fire or other casualty; (iii) use commercially reasonable efforts to operate its business and maintain the Assets in accordance with all applicable laws; and (iv) use commercially reasonable efforts to manage its relationships with agents, vendors, lessors, contractors, suppliers, and customers in a manner which would reasonably be expected to result in operations of the Assets by Seller and its Affiliates in the ordinary course and in a manner substantially consistent with past practices. During the period following the Effective Date and until Closing, upon Seller’s Knowledge thereof, Seller shall promptly notify Buyer of any events or circumstances which would cause any of Seller’s Warranties to be untrue or inaccurate in any material respect.

(b) Activities During Interim Period. As noted in Section 4.3 hereof, Seller and Ultra Resources are engaged in oil and gas development activities in and around the Assets. Those oil and gas development activities will continue during the Interim Period, and Buyer agrees and acknowledges that nothing in this Agreement, including in this Article IX, limits or is intended to limit Seller and/or Ultra Resources from engaging in these oil and gas development activities to the extent either Seller or Ultra Resources or both of them deem beneficial to Seller and/or Ultra Resources. Without limiting the generality of the foregoing, however, Seller agrees that, during the Interim Period, without the prior written consent of Buyer, Seller shall:

(i) Not sell, transfer, lease, encumber, or create a Lien on, exchange, or otherwise dispose of any of the Assets (other than the sale of worn-out or obsolete equipment, spare parts, or minor or insignificant Assets) in a manner which would cause Seller’s Warranties under Section 7.14 hereof to be untrue or incorrect;

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(ii) manage and maintain all Authorizations with respect to the ownership and operation of the Assets in the ordinary course and in a manner consistent with past practices;

(iii) not grant in favor of any Person a preferential purchase right to purchase any Assets;

(iv) not remove from the Liquids Gathering System any material portion of the Liquids Gathering System except for replacement, substitution or upgrades of the Liquids Gathering System in the ordinary course of Seller’s operations and except such as would not diminish the operational capability of the Liquids Gathering System as it existed on the Effective Date; or

(v) not agree, whether in writing or otherwise, to do any of the foregoing.

9.2 Insurance. During the Interim Period, Seller shall maintain liability insurance generally similar to that under the Insurance Policies in effect on the Effective Date and in accordance with the corporate practices of Ultra Resources and its Affiliates and will maintain worker’s compensation insurance in substantial compliance with applicable law.

9.3 Loan Documents, Ownership Documents and Information, Financial Resources, Buyer’s Warranties. Buyer shall use commercially reasonable efforts to secure the financial resources to close the Transaction as and when required by this Agreement, to make the Buyer Closing Payments at Closing and to perform its obligations under this Agreement and the Buyer Closing Deliveries on the Closing Date. Buyer shall not revise, amend, terminate, restate, or supplement, or permit the revision, amendment, termination, restatement or supplement, in any material respect of, (a) the Loan Documents the forms of which were delivered to Seller prior to the Effective Date or (b) any of the Ownership Documents and Information, the forms of which were delivered to Seller prior to the Effective Date. Buyer shall not take or refrain from taking any action, or permit its Affiliates to take or refrain from taking any action, which would result in a material breach, default or failure of performance under the Lease or the Equity Investors Agreement with respect to Buyer or its direct or indirect owners or its Affiliates upon execution of the Lease and the Equity Investors Agreement at Closing. During the Interim Period, upon acquiring knowledge thereof, Buyer shall promptly notify Seller of any events or circumstances which would cause any of Buyer’s Warranties to be untrue or inaccurate in any material respect.

9.4 Further Assurances. Subject to the terms and conditions of this Agreement, during the Interim Period, each Party will use commercially reasonable efforts to take, or cause to be taken, and cause its applicable Affiliates to take and cause to be taken, all actions and to do,

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or cause to be done, all things necessary or desirable, under applicable law or otherwise, to consummate the Transaction. The Parties agree to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transaction hereof, in a manner consistent with the terms of this Agreement.

9.5 Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, investment and equity advisors, real estate and other brokers and agents, and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the Party (or their applicable Affiliate) incurring such fee or expense. The provisions of this Section 9.5 shall survive termination of this Agreement and Closing.

9.6 PSA Guaranties. Contemporaneous with execution of this Agreement by the Parties (a) Seller shall cause Ultra Petroleum to execute and deliver to Buyer the Seller PSA Guaranty, and (b) Buyer shall cause CorEnergy to execute and deliver to Seller the Buyer PSA Guaranty.

9.7 Survival The covenants and agreements of the Parties under Sections 9.1 and 9.2 shall survive Closing only for the Survival Period. If Buyer first learns of a breach by Seller of these covenants and agreements prior to Closing, Buyer’s remedies shall be governed solely and exclusively by Section 11.2. Notwithstanding anything to the contrary in this Agreement, if Buyer elects to proceed to Closing notwithstanding Buyer’s knowledge of the existence of a breach by Seller with respect to any of such covenants and agreements, Buyer shall be deemed to have waived each such breach and any and all rights and remedies in connection therewith. If Seller first learns of the breach prior to Closing, Seller’s remedies shall be governed solely and exclusively by Section 11.1. Notwithstanding anything to the contrary in this Agreement, in the event Seller elects to proceed to Closing notwithstanding Seller’s knowledge of the existence of a breach by Buyer with respect to any such covenant or agreement, Seller shall be deemed to have waived each such breach and any and all rights and remedies in connection therewith. All liability or obligation of any Party with respect to the breach of any covenant or agreement under this Article IX shall lapse and be of no further force or effect with respect to any matters not described in a written notice delivered to such Party by the other Party on or prior to the end of the Survival Period, which notice must include the information described in clauses (i), (ii) and (iii) of Subsection 14.5(a). Notwithstanding anything to the contrary in this Agreement, (a) the obligations of Seller under Section 9.4 shall survive so long as Lessee or any of its Affiliates is the lessee under the Lease, and (b) the obligations of Buyer under Section 9.4 shall survive so long as Buyer or any of its Affiliates is the lessor under the Lease.

ARTICLE X

TAX MATTERS

10.1 Apportionment of Property Tax Liability. “Property Taxes” means all ad valorem and property taxes and obligations assessed by a Taxing Authority against the Assets or based upon the ownership of the Assets, but excluding income, franchise or similar taxes. All Property Taxes assessed against the Assets shall be prorated between Buyer and Seller as of the end of the Closing Date for all taxable periods that include the Closing Date. Accordingly, (a)

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Buyer shall be responsible for all Property Taxes assessed against the Assets that are attributable to the period of time after the Closing Date and (b) Seller shall be responsible for all Property Taxes assessed against the Assets that are attributable to the period of time prior to and ending on the Closing Date. Such proration shall, initially, be based on the most recent Property Tax statements received by Seller or available from the applicable taxing authority as of the Closing Date. Following the Closing Date, each Party shall, upon request of the other Party, immediately reimburse the other Party for any such Property Taxes for which said Party is responsible but have been paid by the other Party.

10.2 Property Tax Reports and Returns. Seller agrees to file all Tax Returns required to be filed by Seller, applicable to the ownership of the Assets, for all Property Taxes related to the Assets attributable to the period of time before the Closing Date. Buyer agrees to file all Tax Returns applicable to ownership of the Assets for all Property Taxes related to the period of time on and after the Closing Date. The Parties will cooperate with each other after the Closing Date in connection with audits and other proceedings with respect to Property Taxes relating to the ownership of the Assets.

10.3 Sales Taxes. Buyer shall be liable for and shall indemnify Seller for, any sales and use taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes (including any related interest, penalties or legal costs) that may be imposed on any transfer of the Assets pursuant to this Agreement. If required by applicable law, Seller shall, in accordance with applicable law, calculate and remit any sales or similar taxes that are required to be paid as a result of the transfer of the Assets to Buyer and Buyer shall promptly reimburse Seller therefor. If Seller receives notice that any sales and/or use taxes are due, Seller shall promptly forward such notice to Buyer for handling.

10.4 Federal Tax Reporting. Buyer and Seller will comply, to the extent required pursuant to the procedural requirements of Section 1060 of the Code and the Treasury Regulations promulgated thereunder, with respect to the allocation of the Purchase Price among the Assets. Buyer and Seller agree that they will not take any Tax position inconsistent with allocations made in this Agreement, if any; provided, however, that (a) Buyer’s cost for the Assets may differ from the total amount allocated thereunder to reflect Buyer’s capitalized transaction costs so allocated, and (b) Seller’s amount realized on the sale of the Assets may differ from the total amount so allocated to reflect Seller’s transaction costs that reduce the amount realized. The Parties will promptly inform one another of any challenge by any Taxing Authority to any allocation made pursuant to this Section 10.4 and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.

10.5 Like Kind Exchange. Seller may desire to have its transfer of one or more of the Assets to Buyer qualify as a deferred like kind exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended. Further, either Seller or Buyer may desire to effectuate a deferred like kind exchange through the use of an intermediary in the manner described in Treas. Reg. Section 1.031(k)1(g)(8), example 4 or other applicable provisions. Each party shall reasonably cooperate with the other Party in effectuating such a deferred like kind exchange through the use of such an intermediary, including consenting to an assignment of any or all of the exchanging Party’s rights under this Agreement to an intermediary. Such other

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Party, however, shall have no obligation to locate, contract for or take title to any property that the exchanging Party may wish to buy or to incur any cost, expense, indebtedness, liability or other obligation of any kind as a part of such other Party’s agreement to reasonably cooperate.

ARTICLE XI

CONDITIONS PRECEDENT TO CLOSING

11.1 Seller’s Conditions Precedent. The obligations of Seller at the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent (collectively, the “Seller’s Conditions”):

(a) (i) The representations and warranties of Buyer made in this Agreement will be true and correct in all material respects as of the Closing Date, as if remade on the Closing Date (without duplication of any materiality qualifiers within the representations and warranties themselves); and (ii) Buyer shall have performed or complied in all material respects with all of the covenants and agreements required of Buyer or its Affiliates under this Agreement to be performed at or prior to Closing;

(b) No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the Transaction and that remains in effect at the time of Closing;

(c) No Additional Required Consent, which has not been obtained, would cause Closing of the Transaction to be in violation of applicable law which would result in (i) criminal liability to Buyer or Seller or (ii) a material civil fine or penalty to Buyer or Seller;

(d) Buyer shall have delivered at Closing all Buyer Closing Deliveries and have paid all Buyer Closing Payments unless Buyer’s failure to deliver the Buyer Closing Deliveries and pay the Buyer Closing Payments results from Buyer’s termination of this Agreement as a result of its termination rights under Section 11.2 below as a result of a failure of Buyer’s Conditions; and

(e) There shall not have occurred any event or circumstance giving rise to a Material Adverse Effect for Closing Conditions which event or circumstance first occurred after the Effective Date.

Notwithstanding anything set forth in this Agreement to the contrary, if any Seller’s Condition has not been satisfied by the Closing Date, then Seller may, as Seller’s sole and exclusive remedy with respect to such Seller’s Condition, either (1) terminate this Agreement, in which case the Parties shall have no further rights or obligations hereunder except those which expressly survive termination, or (2) proceed to Closing, in which case such Seller’s Condition shall be deemed to be waived for all purposes, or (3) with respect to a failure of Seller’s Condition set forth in subsection (c), above, bring suit for specific performance.

11.2 Buyer’s Conditions Precedent. The obligations of Buyer at the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent (collectively, the “Buyer’s Conditions”):

(a) (i) The representations and warranties of Seller made in this Agreement will be true and correct in all material respects as of the Closing Date, as if remade on the Closing Date (without duplication of any “materiality” qualifiers in the representations and warranties themselves); and (ii) Seller shall have performed or complied in all material respects with all of the covenants and agreements required of Seller or its Affiliates under this Agreement to be performed at or prior to Closing;

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(b) No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the Transaction and that remains in effect at the time of Closing;

(c) No Additional Required Consent, which has not been obtained, would cause Closing of the Transaction to be in violation of applicable law which would result in (i) criminal liability to Buyer or Seller or (ii) a material civil fine or penalty to Buyer or Seller.

(d) Buyer shall have received funds sufficient to enable it to pay the Purchase Price through the combination of capital contributions to the Buyer by one or more of its equity investors, debt financing, and the completion of an equity offering by the parent of the general partner of the Buyer unless such failure results from a failure of performance by Buyer of Section 9.3 of this Agreement;

(e) Seller shall have delivered at Closing all Seller Closing Deliveries unless Seller’s failure to deliver the Seller Closing Deliveries results from Seller’s termination of this Agreement as a result of its termination rights under Section 11.1 above as a result of a failure of Seller’s Conditions; and

(f) There shall not have occurred any event or circumstance giving rise to a Material Adverse Effect for Closing Conditions which event or circumstance first occurred after the Effective Date.

Notwithstanding anything set forth in this Agreement to the contrary, if any Buyer’s Condition has not been satisfied by the Closing Date, then Buyer may, as Buyer’s sole and exclusive remedy with respect to such Buyer’s Condition, either (1) terminate this Agreement, in which case the Parties shall have no further rights or obligations hereunder except those which expressly survive termination, or (2) proceed to Closing, in which case such Buyer’s Condition shall be deemed to be waived for all purposes or (3) with respect to a failure of Buyer’s Condition set forth in subsection (d), above, bring suit for specific performance.

ARTICLE XII

RIGHT OF TERMINATION

12.1 Termination. This Agreement may be terminated in accordance with the following provisions:

(a) by mutual written consent of Seller and Buyer, in which case this Agreement shall terminate and the Parties shall have no further rights or obligations hereunder except those which expressly survive termination;

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(b) as otherwise expressly provided in this Agreement including Section 5.2 and Article XI hereof; or

(c) if the Closing has not occurred by the Outside Closing Date and neither Buyer nor Seller is entitled to enforce specific performance of this Agreement pursuant to the terms of Article XI hereof, in which case this Agreement shall terminate and the Parties shall have no further rights or obligations hereunder except those which expressly survive termination.

ARTICLE XIII

CLOSING

13.1 Date of Closing. The “Closing” will be held on December 14, 2012, or on such other date as Buyer and Seller mutually agree in writing, but in any event on or before the Outside Closing Date (the “Closing Date”).

13.2 Time and Place of Closing. The Closing shall be held at the offices of Seller’s counsel in Houston, Texas beginning at 9:00 a.m. Central Standard Time, or at such other time and place as Buyer and Seller may agree in writing.

13.3 Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the Seller Closing Deliveries;

(b) Buyer shall deliver the Purchase Price to the account at a bank designated by Seller in Current Funds, or by such other method as agreed to by the Parties, and Buyer shall pay the Taxes required to be paid by Buyer in connection with the Closing under Section 10.3 of this Agreement and Buyer shall pay the other Buyer Closing Payments as required hereby;

(c) Buyer shall execute and deliver, or cause to be executed and delivered, to Seller the Buyer Closing Deliveries and pay the Buyer Closing Payments;

(d) Seller shall deliver to Buyer copies of all additional consents obtained prior to Closing pursuant to Section 5.3 of this Agreement;

(e) Seller and Buyer shall cause the following documents (collectively, the “Recorded Documents”) to be recorded in the applicable real estate records of Sublette County, Wyoming (the “Real Estate Records”), in the following order: the BLM Easement Assignment to Buyer to be recorded in the Real Estate Records, the Partial Assignment of Jensen Easements to Buyer, the Nerd Farm Easement, the Memo of Lease, and any Loan Documents required to be recorded in the Real Estate Records, and Buyer shall pay all fees and costs for such recording;

(f) Seller, as agent for Buyer for this limited purpose, shall deliver to BLM and provide to Buyer (i) the BLM Easement Assignment to Buyer which is not a Recorded Document and (ii) the BLM Request for Consent to Assignment to Buyer, and Buyer shall pay all fees and costs for such filing; and

(g) Seller and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement.

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ARTICLE XIV

ASSUMPTION AND RETENTION OF OBLIGATIONS AND INDEMNIFICATION

14.1 Seller’s Retention of Liabilities and Obligations. Upon Closing Seller retains all claims, costs, expenses, liabilities and obligations accruing or relating to (a) the failure or inability of the Parties to obtain any Additional Required Consent prior to Closing and the implementation of the arrangements in lieu thereof contemplated by Section 5.3 (excluding costs to Buyer allocated to Buyer under this Agreement), (b) any injury or death attributable to or occurring on the Assets prior to the Closing Date; (c) any Tax liability or lien resulting therefrom in connection with the Assets with respect to any period prior to the Closing Date, and (d) any other Losses that arise, accrue in respect of are otherwise attributable to the Assets prior to the Closing Date (collectively, the “Retained Liabilities”). This Section 14.1 is for the sole benefit of Buyer and no other party shall be entitled to rely hereon. Specifically, and without limitation, Seller’s retention of any Retained Liabilities hereunder is not intended to and shall not be deemed to be an admission of liability to any third party by Seller. The provisions of this Section 14.1 are independent of, and are not intended to cover, liability with respect to Hazardous Substances and with respect to or arising under Environmental Laws, which is the subject solely of Section 14.2.

14.2 Environmental Indemnification. Subject to Sections 14.4, 14.5, 14.6, 14.7 and 14.8 of this Agreement, Seller shall indemnify, save and hold harmless Buyer, its officers, directors, employees and agents, from and against Losses for violations of Environmental Laws and releases of Hazardous Substances associated with Seller’s and its Affiliates operations of the Assets prior to the Closing Date where such use was not in conformance with Environmental Laws at the time the environmental conditions arose provided, however, Buyer shall not affirmatively cause a third party to issue a claim unless required to do so under applicable law. The provisions of this Section 14.2 are independent of the provisions of Section 14.1 and Section 14.3(a). The provisions of this Section 14.2 are the only provisions of this Article XIV that address Hazardous Substances and Environmental Laws.

14.3 Indemnification. For the purposes of this Article XIV, “Loss” or “Losses” means (i) any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related directly or indirectly or reasonably incident to matters indemnified against, excluding however any special, consequential, punitive or exemplary damages, loss of profits, any Loss incurred as a result of the indemnified party indemnifying a third party, or diminution in value of the Assets unless caused directly and exclusively by Seller or an Affiliate of Seller and (ii) in respect of the Buyer, any amounts that the Buyer receives for such matters under the Lease. After the Closing, the Parties shall indemnify each other as follows:

(a) Seller’s Indemnification of Buyer. Seller assumes all risk, liability, obligation and Losses in connection with, and shall indemnify, save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise from or in connection with (i) the Retained Liabilities, (ii) claims asserted against Buyer or the Assets under the Nerd Farm Mortgage or the Nerd Farm Judgment as to either or both if included as an exception to title in the Nerd Farm Title Policy, (iii) any matter for which Seller has agreed to indemnify Buyer under this Agreement, and (iv) any breach of representations, warranties, covenants, or agreements by Seller under this Agreement which are not waived or deemed waived under Sections 5.1, 7.20, 7.21, or 11.2 of this Agreement or this Article XIV of this Agreement. The provisions of this Section 14.3(a) are independent of, and are not intended to cover, liability with respect to Hazardous Substances and with respect to or arising under Environmental Laws, which is the subject solely of Section 14.2. The Seller’s obligations under this Section 14.3(a) are limited as provided in Section 14.4.

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(b) Buyer’s Indemnification of Seller. Buyer assumes all risk, liability, obligation and Losses in connection with, and Buyer shall indemnify, save and hold harmless Seller, its officers, directors, employees and agents, from and against all Losses which arise from or in connection with (i) any matter for which Buyer has agreed to indemnify Seller under this Agreement, and (ii) any breach of representations, warranties, covenants, or agreements by Buyer under this Agreement which are not deemed waived or deemed waived under Sections 8.10 and 11.1 of this Agreement or this Article XIV of this Agreement. The Buyer’s obligations under this Section 14.3(b) are limited as provided in Section 14.4.

(c) Release. Buyer shall be deemed to have released Seller at the Closing from any Losses for which Buyer has agreed to indemnify Seller hereunder, and Seller shall be deemed to have released Buyer at the Closing from any Losses for which Seller has agreed to indemnify Buyer hereunder.

(d) Express Negligence. Buyer understands and agrees that Buyer’s indemnity obligations under this Article XIV include and cover indemnification for certain claims arising from its indemnitee’s negligence, as and to the extent provided herein. Seller understands and agrees that Seller’s indemnity obligations under this Article XIV include and cover indemnification for certain claims arising from its indemnitee’s negligence, as and to the extent provided herein.

14.4 Survival.

(a) The indemnity and other obligations of the Parties contained in Sections 14.1 (a), (b) and (d), and 14.3(a)(i), (iii) and (iv) and (b) of this Agreement shall survive Closing only for the Survival Period.

(b) The indemnity and other obligations of the Parties contained in Section 14.1(c) of this Agreement shall survive Closing until the statute of limitations for such matters expires.

(c) The indemnity and other obligations of the Parties contained in Section 14.2 of this Agreement shall survive Closing until the fourth anniversary of the termination of the Lease.

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(d) All liability or obligation of any Party with respect to any indemnity or other obligation contained in Sections 14.1, 14.2, or 14.3(a)(i), (iii) or (iv) or (b) of this Agreement shall lapse and be of no further force or effect with respect to any matters not described in reasonable detail in a Claim Notice delivered to such Party by the other Party on or prior to the end of the applicable period described in Sections 14.4(a), (b) or (c).

(e) The provisions of Sections 14.3(a)(ii), (c) and (d), 14.4, 14.5, 14.6, 14.7, 14.8, 14.9 and 14.10 shall survive termination of this Agreement and Closing without limitation.

14.5 Procedure. The indemnifications contained in this Article XIV shall be implemented as follows:

(a) Claim Notice. The Party seeking indemnification under the terms of this Agreement (“Indemnified Party”) shall submit a written “Claim Notice” to the other Party (“Indemnifying Party”) which, to be effective, must state: (i) the amount of each payment claimed by an Indemnified Party to be owing, (ii) the basis for such claim, with supporting documentation, and (iii) a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed. The amount claimed shall be paid by the Indemnifying Party to the extent required herein within 30 days after receipt of the Claim Notice, or after the amount of such payment has been finally established, whichever last occurs; provided, however, that any objection to the Claim Notice by the Indemnifying Party must be provided to the Indemnified Party within 15 days of receipt of the Claim Notice and any undisputed portion of the Claim paid within 30 days of receipt of the Claim Notice, or the Indemnifying Party waives its right to protest the Claim.

(b) Information. Within 60 days after the Indemnified Party receives notice of a claim or legal action that may result in a Loss for which indemnification may be sought under this Agreement (a “Claim”), the Indemnified Party shall give written notice of such Claim to the Indemnifying Party. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Claim. At the election of the Indemnifying Party made within 60 days after receipt of such notice, the Indemnified Party shall permit the Indemnifying Party to assume control of such Claim (to the extent only that such Claim, legal action or other matter relates to a Loss for which the Indemnifying Party is liable), including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Party, and the conduct of litigation through attorneys of the Indemnifying Party’s choice. No settlement of a Claim can result in any liability or cost to the Indemnified Party for which it is entitled to be indemnified hereunder without its consent. If the Indemnifying Party elects to assume control, (i) any expense incurred by the Indemnifying Party thereafter for investigation or defense of the matter shall be borne by the Indemnifying Party, and (ii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary to the proper defense of such Claim, legal action, or other matter. In the absence of such an election to assume control by the Indemnifying Party, the Indemnified Party will use commercially reasonable efforts to defend, at the Indemnifying Party’s expense, any claim, legal action or other matter to which such other Party’s indemnification under this Article XIV applies until the Indemnifying Party assumes such defense, and, if the Indemnifying Party fails to

33

assume such defense within the time period provided above, settle the same in the Indemnified Party’s reasonable discretion at the Indemnifying Party’s expense. If such a Claim requires immediate action, the Parties agree to cooperate in good faith to take appropriate action so as not to jeopardize defense of such Claim or either Party’s position with respect to such Claim.

14.6 No Insurance; Subrogation. The indemnifications provided in this Agreement shall not be construed as a form of insurance. Buyer and Seller hereby waive for themselves, their successors or assigns including, without limitation, any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Seller shall obtain waiver of such subrogation from their respective insurers.

14.7 Reservation as to Non-Parties. Nothing herein is intended to limit or otherwise waive any recourse Buyer or Seller may have against any Person not a Party to this Agreement for any obligations or liabilities that may be incurred with respect to the Assets. For purposes of this Section 14.7 only, Ultra Resources and CorEnergy shall be deemed to be Parties to this Agreement.

14.8 Consequential Damages. Notwithstanding anything set forth in this Agreement, Buyer and Seller, on behalf of themselves and their respective Affiliates, expressly waive any and all rights to consequential, special, incidental, punitive, or exemplary damages and loss of profits resulting from a breach of this Agreement, including under or with respect to any indemnifications required hereby, and agree that the indemnifications set forth herein shall not include or cover any consequential, special, incidental, punitive, or exemplary damages or loss of profits. Nothing in this Section 14.8 shall constitute a waiver by any Party to a claim under this Article XIV with respect to diminution in value to the extent diminution in value is expressly included in the definition of the “Losses” covered by the Section of this Article under which the claim is made.

14.9 No Derivative Liability. Notwithstanding anything set forth in this Agreement, the Closing Deliveries or otherwise, no direct or indirect (through tiered ownership or otherwise) advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, partner, member, owner, investor, representative or agent of a Party or its applicable Affiliates shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any Closing Deliveries or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and the other Party and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of such Party (or, if expressly applicable, the assets of such Party’s Affiliate) for the payment of any claim or for any performance, and each other Party, on behalf of itself and its successors and assigns, hereby waive any and all such personal liability. Nothing in this Section 14.9 is intended or shall be deemed to impair or limit the liability of any Person under the Seller PSA Guaranty, the Buyer PSA Guaranty, the Lessee Lease Guaranty, the Resources Guaranty or the Lessor Lease Guaranty.

14.10 Attorneys’ Fees. If it shall be necessary for any Party to this Agreement to employ an attorney to enforce its rights pursuant to this Agreement, the non-prevailing Party shall reimburse the prevailing Party for its reasonable attorneys’ fees and the reasonable attorneys’ fees of the prevailing Party’s applicable Affiliates, if any, in such proceeding.

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ARTICLE XV

MISCELLANEOUS

15.1 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the Transaction shall be paid by the Party incurring the same, including without limitation, engineering, land, title, legal and accounting fees, costs and expenses. This Section 15.1 shall survive termination of this Agreement and Closing.

15.2 Notices. All notices and communications required or permitted under this Agreement (a “Notice”) shall be in writing and addressed as set forth below. Any Notice shall be deemed to have been duly made and the receiving Party charged with notice (a) if personally delivered, or sent by registered or certified Mail, or nationally recognized overnight courier, when received; (b) if sent by facsimile, upon receipt by the sending party of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number; and (c) if the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal, or inability to deliver the Notice; provided, however, that if a Notice is sent by facsimile, the party sending the Notice also must send, on the date that the facsimile is sent, a confirmation copy of the Notice (including the acknowledgement/transmission report described above) by one of the other methods set forth in this Section. All Notices shall be addressed as follows:

If to Seller:

Ultra Wyoming, Inc.

400 N. Sam Houston Parkway E. Suite 1200

Houston, Texas, 77060

Attention: Marshall D. Smith, Senior Vice President and Chief Financial Officer

Telecopy No.: 281-876-2831

With a copy to:

Ultra Wyoming, Inc.

400 North Sam Houston Parkway East, Suite 1200

Houston TX 77060

Attention: Legal Department

Telecopy No.: 281-876-2831

If to Buyer:

Pinedale Corridor, LP

4200 W. 115th Street, Suite 210

Leawood, KS 66211

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With a copy to:

Husch Blackwell LLP

4801 Main Street, Ste. 1000

Kansas City, MO 64112

Attn: Steven F. Carman

Telecopy No.: 816-983-8080

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.

15.3 Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

15.4 Assignment. Neither Party may assign all or any portion of its rights or delegate all or any portion of its duties hereunder without the prior written consent of the other Party. Any assignment or delegation made in violation of this Section 15.4 shall be null and void. In the event a Party consents in writing to the other Party’s assignment or delegation of its rights or duties hereunder, the assigning or delegating Party shall not be released from any of its liabilities or obligations hereunder, and no such assignment or delegation shall increase the burden on the non-assigning or non-delegating Party, and the non-assigning or non-delegating Party may continue to look to the assigning or delegating Party for all purposes under this Agreement.

15.5 Counterparts/PDF and Fax Signatures. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. PDF and facsimile signatures shall be considered binding. The Parties agree to exchange originally executed counterparts of this Agreement within three (3) Business Days of the request of a Party hereto.

15.6 GOVERNING LAW; JURISDICTION, VENUE; JURY WAIVER. THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS AND ANY DISPUTE RESOLUTION CONDUCTED PURSUANT HERETO AND THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS EXCEPT AS MAY OTHERWISE BE REQUIRED FOR REAL PROPERTY ISSUES UNDER THE CONFLICT OF LAWS PRINCIPLES OF WYOMING. THE PARTIES IRREVOCABLY AGREE THAT ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS. BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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15.7 Entire Agreement. Except for the Confidentiality Agreement, this Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

15.8 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

15.9 No Third-Party Beneficiaries. This Agreement is intended to benefit only the Parties hereto and their respective permitted successors and assigns. This Section 15.9 shall survive termination of this Agreement and Closing.

15.10 Time of the Essence. It is expressly agreed by the Parties hereto that time is of the essence with respect to this Agreement and the obligations and duties of the Parties hereunder.

15.11 Business Day. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a Business Day, such event shall occur or such time period shall expire on the next succeeding Business Day.

15.12 No Recordation of Agreement. In no event shall this Agreement or any memorandum hereof be recorded in the public records of any place in which all or any part of the Property is situated, and any such recordation or attempted recordation shall constitute a material breach of this Agreement by the Party responsible for such recordation or attempted recordation. The provisions of this Section 15.12 shall survive termination of this Agreement and Closing.

15.13 No Waiver. Except as and to the extent expressly provided herein, (a) the failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision, and (b) no waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

15.14 Waiver of Trial by Jury. NEITHER SELLER NOR BUYER SHALL HAVE THE RIGHT TO SEEK A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND EACH WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE TERMS OF THIS AGREEMENT OR ANY CLOSING DELIVERY, THE TRANSACTION CONTEMPLATED HEREBY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO. This Section 15.14 shall survive termination of this Agreement and Closing.

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15.15 Further Assurances. In furtherance of the provisions of this Agreement, Buyer agrees to take and cause its Affiliates to take, and Seller agrees to take and cause its Affiliates to take, such commercially reasonable further actions and to execute, deliver and file such further reasonable documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement, but only if such actions and documents are consistent with the terms of this Agreement and do not expand or otherwise vary from the obligations and liabilities of such Persons under this Agreement and the Closing Deliveries. Any and all such documents and instruments shall be prepared by, or at the direction of, the requesting Party, at the requesting Party’s sole cost and expense, and shall be in form and substance reasonably acceptable to the other Party. This Section 15.15 shall survive Closing.

[Remainder of Page Intentionally Blank

Signature Pages Follow]

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Executed as of the Effective Date.

SELLER:

ULTRA WYOMING, INC.,
a Wyoming corporation

By:
Marshall D. Smith, Senior Vice President and Chief Financial Officer

39

BUYER:

PINEDALE CORRIDOR, LP,
a Delaware limited partnership

By:	PINEDALE GP, INC.,
a Delaware corporation,
its sole general partner

By:
Richard C. Green, Chairman

40

Schedule 7.13

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Bonds, Letters of Credit and Guaranties

BLM Bond WYBOOO566 Statewide BLM Surety Bond issued in the amount of $150,000 with Liberty Mutual Insurance Company as surety.

41

Schedule 7.19

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Adverse Change

None

42

Exhibit A

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Partial Assignment of Jensen Easements to Buyer

PARTIAL ASSIGNMENT OF EASEMENTS AND

TRANSFER OF IMPROVEMENTS

(LGS) [Jensen Easements]

This Partial Assignment of Easements and Transfer of Improvements (LGS) [Jensen Easements] (this “Assignment”) is executed and delivered as of December     , 2012 (the “Effective Date”) by and between ULTRA WYOMING, INC., a Wyoming corporation (“Assignor”) and PINEDALE CORRIDOR, LP., a Delaware limited partnership (“Assignee”).

This Assignment is executed pursuant to, and is made subject to the terms and conditions of, that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement, dated December 7, 2012, between Assignor, as seller, and Assignee, as buyer (the “Purchase Agreement”), and is subject to the terms and conditions thereof. This Assignment is made without representation or warranty by Assignor except as and to the extent expressly provided in the Purchase Agreement and this Assignment. Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, does by these presents GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, the following (collectively, the “Properties”):

1. Easements. A partial assignment of the easement estate under the following easements, which partial assignment shall constitute an assignment of the following easements only to the extent Assignor’s rights under the following easements relate to the Liquids Gathering System (as such term is defined in Exhibit A attached hereto) (such right, title and interest being assigned hereunder to be collectively referred to herein as the “Easement Rights”), it being understood and agreed that Assignor is reserving to itself, and is not assigning, any of its right, title or interest under the following easements to the extent related to anything other than the Liquids Gathering System, provided that Assignor shall not exercise its rights in any way that would (a) interfere in any material respect with the easement assigned to Assignee hereunder or (b) so long as the lease of even date herewith with respect to the Property and other leased property between Assignee, as lessor, and Ultra Wyoming LGS, LLC, as lessee, remains in effect, causes a breach by the lessor under such lease:

(a) Jensen Easement 1: That certain Grant of Pipeline Easements (“Jensen Easement 1”) dated June 24, 2010, recorded in Book 95, Page 423 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen

1

(the “Easement 1 Grantor”), as Grantor, to Ultra Resources, Inc. (“Resources”), as Grantee, and covering the following described property (the “Easement 1 Grantor Property”):

(i)	Resurvey Township 31 North, Range 108 West, 6th P.M.

Section 18: Lot 1

(ii)	Resurvey Township 31 North, Range 108 West, 6th P.M.

Section 18: SW1/4SE1/4

(b) Jensen Easement 2: That certain Grant of Pipeline Easements (“Jensen Easement 2”) dated June 24, 2010, recorded in Book 95, Page 418 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as personal representative of the Estate of John Wayne Jensen, and individually (in such capacities, the “Easement 2 Grantor”) as Grantor, to Resources, as Grantee, and covering the following described property (the “Easement 2 Grantor Property”):

(i)	Resurvey Township 31 North, Range 108 West, 6th P.M.

Section 12: S1/2SE1/4

Section 13: N1/2NE1/4

(ii)	Resurvey Township 31 North, Range 109 West, 6th P.M.

Section 13: NE1/4NW1/4

For purposes of this Assignment, the portion of the Easement 1 Grantor Property underlying, subject to and covered by Jensen Easement 1 and the portion of the Easement 2 Grantor Property underlying, subject to and covered by Jensen Easement 2 shall be referred to as the “Easement Land”.

2. Improvements. All of the improvements and fixtures used directly in connection with the Liquids Gathering System and located on the Easement Land, including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters, in each case that are downstream of the inlet flange to each LGS Pipeline Riser and that are upstream of each LGS Terminus Point, including any of the foregoing described on the attached Exhibit B, but specifically excluding (i) any of the facilities, improvements and fixtures located upstream of the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit D) and (ii) any of the facilities, improvements or fixtures located downstream of each LGS Terminus Point, except in each case to the extent explicitly described on Exhibit B. The term “Improvements”

2

includes all of the improvements and fixtures which are a part of the Liquids Gathering System as described herein located on the Easement Land, regardless of whether they are included or properly described in Exhibit B.

TO HAVE AND TO HOLD THE PROPERTIES UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOREVER. ASSIGNOR HEREBY BINDS ITSELF, ITS SUCCESSORS AND ASSIGNS, TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR TITLE TO THE PROPERTIES UNTO ASSIGNEE AGAINST EVERY PERSON WHOSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME BY, THROUGH OR UNDER ASSIGNOR AND ITS AFFILIATES, BUT NOT OTHERWISE. Assignor transfers to Assignee, to the extent so transferable, the full right of substitution and subrogation, concurrent with a retained right by Assignor, in and to all covenants of warranty heretofore given or made with respect to the Properties by parties other than Assignor. Any references herein or in any Exhibit hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Assignor’s warranties and shall not be deemed to ratify, recognize or create any rights in third parties. The foregoing warranties are subject in all respects to and limited by the terms and conditions of the Purchase Agreement.

OTHER PROVISIONS:

A. This Assignment is made, delivered and accepted pursuant to and is subject to the terms and provisions of the Purchase Agreement, which shall survive delivery of this Assignment as provided in the Purchase Agreement. To the extent of any conflict between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control. The transfer of the Properties pursuant to this Assignment is intended to be without duplication to the transfer of assets and properties described in the other Closing Deliveries executed and delivered by Assignor and Assignee in connection with the transactions contemplated in the Purchase Agreement, and Assignor and Assignee instruct, agree and confirm it is their mutual intention that this Assignment be construed to avoid duplicative transfers of the assets and properties described in such Closing Deliveries. So, solely by way of example, if any of the Easement Rights or Improvements are also the sort of property right that could be considered assigned or transferred by one of the other Closing Deliveries, such Easement Rights or Improvements shall be construed to have been conveyed only once, and not more than once, pursuant to this Assignment and any such other Closing Deliveries.

B. Assignee hereby assumes and agrees to pay and perform the obligations and liabilities of “Grantee” under the Jensen Easement 1 and the Jensen Easement 2, to the extent appurtenant to the Easement Rights, but only as and to the extent of the Easement Rights assigned hereunder, and only to the extent such obligations and liabilities arise or accrue from and after the Effective Date.

C. This Assignment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Assignment.

3

D. All exhibits and schedules attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such exhibits to instruments on file in public records are intended to constitute, and do constitute, notice of such instruments for all purposes. Unless otherwise provided, all recording references in such exhibits are to the appropriate records of Sublette County, Wyoming.

E. The provisions of Section 15.15 (Further Assurances) of the Purchase Agreement are incorporated herein by reference.

Schedule of Exhibits:

Exhibit A: Liquids Gathering System Definitions

Exhibit B: Improvements Exhibit

Exhibit C: Central Gathering Facility Exhibit

Exhibit D: LGS Pipeline Riser Exhibit

Exhibit E: Liquids Gathering System Exhibit

Exhibit F: Map of Pipelines and Gathering Facilities

[Remainder of Page Intentionally Blank

Signature Pages Follow]

*        *        *

4

Executed as of the Effective Date.

ASSIGNOR:

ULTRA WYOMING, INC.
A Wyoming corporation

By:
Marshall D. Smith, Senior Vice
President and Chief Financial Officer

Address of Assignor:

304 Inverness Way South, Suite 295
Englewood, Colorado 80112

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on December     , 2012 by Marshall D. Smith, Senior Vice President and Chief Executive Officer of ULTRA WYOMING, INC., a Wyoming corporation, on behalf of the corporation.

Notary Public in and for The State of TEXAS

My Commission Expires:

5

ASSIGNEE:

PINEDALE CORRIDOR, LP,
a Delaware limited partnership

By:	PINEDALE GP, INC.,
a Delaware corporation,
its sole general partner

By:
Richard C. Green, Chairman

Address of Assignee:

4200 W. 115th Street, Suite 210
Leawood, KS 66211

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on December     , 2012 by Richard C. Green, the Chairman of Pinedale GP, Inc., a Delaware corporation, on behalf of said corporation as the sole general partner of PINEDALE CORRIDOR, LP, a Delaware limited partnership, on behalf of the limited partnership.

Notary Public in and for The State of TEXAS

My Commission Expires:

6

Exhibit A

To

Partial Assignment of Easements and Transfer of Improvements

(LGS) [Jensen Easements]

Liquids Gathering System Definitions

Central Gathering Facility or CGF: The four locations within the Liquids Gathering System at which condensate, produced water, and associated natural gas is collected and separated for sale and transport off the subject location or alternatively, in the case of associated natural gas, used for fuel or flared on the subject location. A legal description of each of CGF#1, CGF#2, CGF#3 and CGF#4 is set out on the attached Exhibit C.

CGF#1: means the Central Gathering Facility identified in the “Identification” header on Exhibit C attached hereto as “Central Gathering Facility #1”.

CGF#2: means the Central Gathering Facility identified in the “Identification” header on Exhibit C attached hereto as “Central Gathering Facility #2”.

CGF#3: means the Central Gathering Facility identified in the “Identification” header on Exhibit C attached hereto as “Central Gathering Facility #3”.

CGF#4: means the Central Gathering Facility identified in the “Identification” header on Exhibit C attached hereto as “Central Gathering Facility #4”.

Condensate Loading Point: The condensate loading coupling off each condensate storage tank located on a Central Gathering Facility on the Effective Date.

Condensate Terminus Point: The (a) inlet flange for each LACT Unit Facility and (b) each Condensate Loading Point.

Flash Gas Terminus Point: (a) with respect to CGF#1, CGF #3, and CGF #4, the gas outlet flange on the Effective Date to each dehydrator located on each such Central Gathering Facility; and (b) with respect to CGF #2, the gas outlet flange on the Effective Date on (i) each three-phase heated separator located on CGF #2, (ii) each condensate storage tank located on CGF #2, and (iii) each water storage tank located on CGF #2.

LACT Unit Facilities: The condensate pump, meter and sales point as well as the associated equipment downstream of the inlet risers to any Lease Automated Custody Transfer unit located on a Central Gathering Facility.

LGS Pipeline Riser: The pipeline riser downstream of the liquids legs of the production separators located on each of the producing well pads described on the attached Exhibit E, as each is in existence on the Effective Date.

LGS Terminus Point: Each Flash Gas Terminus Point, each Condensate Terminus Point and each Produced Water Terminus Point.

7

Liquids Gathering System: Generally, the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit F, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells that are operated by Ultra Resources and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements, which Liquids Gathering System begins at the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit D), extends through an interconnected system of pipelines to the production and separation equipment and storage tanks located at the Central Gathering Facilities, and terminates at each LGS Terminus Point.

Produced Water Terminus Point: Each outlet flange to the water pump facility or facilities, as the case may be, on each Central Gathering Facility that is directly upstream of each water meter and through which the produced water flows after it is separated from the condensate and the associated natural gas, as in existence on the Effective Date.

8

Exhibit B

To

Partial Assignment of Easements and Transfer of Improvements

(LGS) [Jensen Easements]

Improvements Exhibit

[Insert Exhibit T from the PSA]

9

Exhibit C

To

Partial Assignment of Easements and Transfer of Improvements

(LGS) [Jensen Easements]

Central Gathering Facility Exhibit

[Insert Exhibit U from the PSA]

10

Exhibit D

To

Partial Assignment of Easements and Transfer of Improvements

(LGS) [Jensen Easements]

LGS Pipeline Riser Exhibit

[Insert Exhibit V from the PSA]

11

Exhibit E

To

Partial Assignment of Easements and Transfer of Improvements

(LGS) [Jensen Easements]

Liquids Gathering System Exhibit

[Insert Exhibit S from the PSA]

12

Exhibit F

To

Partial Assignment of Easements and Transfer of Improvements

(LGS) [Jensen Easements]

Map of Pipelines and Gathering Facilities

[Insert Exhibit F from the PSA]

13

Exhibit B

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

BLM Request for Consent to Assignment to Buyer

[See Attached]

1

United States Department of the Interior Bureau of Land Management Wyoming State Office

Casefile	.
[Serial Number]

Assignor Consent

                                                                                                   does hereby consent to assign to

          [Name of Assignor as shown on existing grant]

                                                                                                  , all undivided right, title, and interest in and

            [Name of Assignee as shown on application]

to right-of-way grant number                                 , if approved by the United States

                                                    [Serial Number]

Department of Interior, Bureau of Land Management.

Signature of Assignor	Date

Print Name of Assignor

Title

Assignee Agreement

                                                                                                   does hereby make application for approval

            [Name of Assignee as shown on application]

of the above assignment of right-of-way grant number                                 . This application

                                                                                             [Serial Number]

is made pursuant to the regulations in 43 CFR Part 2800/2880.

                                                                                                  , the undersigned applicant, agrees to

            [Name of Assignee as shown on application]

comply with and be bound by all terms and conditions of the right-of-way grant.

Signature of Assignee	Date

Print Name of Assignee

Title		WY 2800-1 (1_08)

2

Exhibit C

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

List of BLM Easements

[See following]

1

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description

WY8142	WYW-176857	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	178	359612	SUBLETTE	WY	T31N R109W SEC 2: LOT 4
WY8143	WYW-176863	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	223	359615	SUBLETTE	WY	T32N R109W SEC 35: SESW, W2SE
WY8144	WYW-176856	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	164	359611	SUBLETTE	WY	T31N R109W SEC 3: LOT 3, SWNE, E2NW, N2SW, SWSW, NWSE SEC 4: SESE SEC 10: NWNW
WY8146	WYW-176861	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	209	359614	SUBLETTE	WY	T31N R109W SEC 2: LOT 4 SEC 3: LOT 1 T32N R109W SEC 26: S2SW SEC 27: S2NW, E2SW, S2SE SEC 34: SWNE, E2NW, NESW, W2SE, SESE SEC 35: NWNE, N2NW
WY8148	WYW-176858	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	192	359613	SUBLETTE	WY	T31N R109W SEC 2: LOT 4 SEC 3: LOT 1 SEC 4: LOT 1 T32N R109W SEC 27: W2SW SEC 28: S2NE, N2SE SEC 33: NENE, E2SE SEC 34: S2NW, N2SW, SWSW, W2SE, SESE
WY8150	WYW-176864	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	237	359616	SUBLETTE	WY	T31N R109W SEC 2: LOT 4 SEC 3: LOT 1 T32N R109W SEC 27: S2NW, W2SW SEC 34: E2NW, NESW, W2SE, SESE
WY8152	WYW-176866	ULTRA RESOURCES, INC	4/17/2009	100 Misc.	251	359617	SUBLETTE	WY	T31N R109W SEC 3: SWNE, N2SW, SWSW, NWSE SEC 4: E2E2
WY8154	WYW-176868	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	265	359618	SUBLETTE	WY	T30N R108W SEC 4: LOTS 11, 14
WY8155	WYW-176885	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	446	359630	SUBLETTE	WY	T30N R108W SEC 4: LOTS 10, 11, 15, 16 SEC 5: LOTS 10, 13, 14, 15, 19, 20 SEC 8: LOTS 1, 2, 8

2

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description
WY8156	WYW-176884	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	432	359629	SUBLETTE	WY	T30N R108W
									SEC 4: LOTS 7, 8, 10, 11 SEC 5: LOTS 5, 6 T31N R108W SEC 29: W2NW, E2SW, SWSE SEC 30: NENE, S2NE, NWSE SEC 32: N2NE, SENE, SENW, E2SW, SWSE SEC 33: W2SW
WY8157	WYW-176883	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	418	359628	SUBLETTE	WY	T30N R1QSW SEC 3: LOTS 7, 8 SEC 4: LOTS 5, 6, 7, 8, 9, 10, 11 T31N R108W SEC 32: E2NE, NESE SEC 33: NWNW, SW SEC 34: SESW
WY8158	WYW-176869	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	278	359619	SUBLETTE	WY	T30N R108W SEC 4: LOTS 10, 11, 15, 16 SEC 5: LOTS 13, 20 SEC 8: LOTS 1, 7, 8, 9, 10
WY8159	WYW-176870	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	292	359620	SUBLETTE	WY	T30N R108W SEC 3: LOT 17 SEC 4: LOTS 14, 19, SESE SEC 9: LOTS 1, 8 SEC 10: LOTS 1, 2, 3, 4, 5, 11, 12, 14, 15, 16 SEC 15: LOTS 1, 7, 8, 9, 10
WY8161	WYW-176872	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	306	359621	SUBLETTE	WY	T30N R108W SEC 4: LOTS 14, 19, SESE SEC 9: LOTS 1, 2, 7-9 SEC 10: LOTS 5, 11-15 SEC 15: LOTS 2, 4, 5, 7, 9, 15, 16 SEC 22: LOTS 1, 2, 8 SEC 23: LOTS 4-6
WY8163	WYW-176874	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	320	359622	SUBLETTE	WY	T30N R108W SEC 4: LOTS 9-11, 15, 16 SEC 5: LOTS 13, 15 SEC 8: LOT 1 SEC 9: LOT 4
WY8164	WYW-176875	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	334	359623	SUBLETTE	WY	T30N R108W SEC 4: LOTS 8-11 T31N R108W SEC 29: S2NW, NESW, W2SE SEC 32: SENE, N2NE, N2SE, SWSE SEC 33: N2NW, N2SW, SWSW

3

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description
WY8165	WYW-176876	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	363	359624	SUBLETTE	WY	T30N R108W SEC 3: LOT 17 SEC 4: LOTS 14, 19, SESE SEC 10: LOTS 3, 4
WY8167	WYW-176878	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	377	359625	SUBLETTE	WY	T30N R108W SEC 4: LOTS 11, 14
WY8168	WYW-176879	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	390	359626	SUBLETTE	WY	T30N R108W SEC 2: LOTS 16, 17 SEC 3: LOTS 7, 10, 11, 14, 17, 18, 19, 20 SEC 4: LOTS 14, 19, SESE SEC 10: LOTS 1, 2, 3, 4
WY8170	WYW-176881	ULTRA RESOURCES, INC	6/17/2009	100 Misc.	404	359627	SUBLETTE	WY	T30N R108W SEC 4: LOTS 14, 19, SESE SEC 9: LOTS 1, 8 SEC 10: LOTS 5, 11, 12, 14-16 SEC 11:8-10, 13, 14 SEC 14: LOTS 3, 4 SEC 15: LOT 1
WY8192	WYW-178598	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	460	359631	SUBLETTE	WY	T31N R108W SEC 7: S2SE SEC 18: NWNE, NENW SEC 19: SESE, W2SE, NESW, NW SEC 29: NENE SEC 30: W2NW T31N R109W SEC 13: SENW, NESW, W2SE, SESE SEC 24: NENE
WY8193	WYW-178599	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	475	359632	SUBLETTE	WY	T31N R109W SEC 12: SWSW SEC 13: W2NW, SENW, NESW, W2SE, SESE SEC 24: NENE
WY8194	WYW-178600	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	489	359633	SUBLETTE	WY	T31N R109W SEC 12: SWSW SEC 13: W2NW, SENW, NESW, W2SE, SESE SEC 24: NENE
WY8195	WYW-178601	ULTRA RESOURCES,INC.	4/19/2010	100 Misc.	503	359634	SUBLETTE	WY	T31N R108W SEC 18: NESW SEC 19: NWNE, N2NW, SENW
WY8196	WYW-178602	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	517	359635	SUBLETTE	WY	T31N R108W SEC 19: LOT 1, W2NE, E2NW, NESW,W2SE, SESE SEC 29: W2NW SEC 30: NENE

4

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description
WY8197	WYW-178603	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	546	359636	SUBLETTE	WY	T31N R109W SEC 13: S2NW, NESW, W2SE, SESE SEC 14: NESW, S2SW, N2SE, SWSE SEC 23: NWNW, W2SE, SESE SEC 24: NENE, S2NE, SENW, NESW, S2SW SEC 25: N2NW
WY8198	WYW-178604	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	560	359637	SUBLETTE	WY	T31N R108W SEC 19: LOT 1, 3, W2NW, SENW, SW T31N R109W SEC 13: W2NW, SENW, NESW, W2SE, SESE SEC 14: SE SEC 24: NENE, S2NE, NWNW, SENW, E2SW, NESE SEC 25: W2NE, SENE, NWSE, N2NW
WY8199	WYW-178613	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	574	359638	SUBLETTE	WY

T30N R108W

SEC 6: N2NE

T31N 108W

SEC 19: LOT 1, S2NW, NESW, W2SE, SESE

SEC 29: W2NW, E2SW, SWSE

SEC 30: LOT 2, NENE

SEC 31: E2SW, SESE

SEC 32: W2NE, SENW, NESW, S2SW

T31N R109W

SEC 24: NENE, S2NE, SENW, W2SW

SEC 25: W2NE, SENE, NENW

WY8200	WYW-178614	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	594	359639	SUBLETTE	WY

T30N R108W

SEC 5: LOT 8

SEC 6: LOTS 8, 9

T31N R108W

SEC 19: LOT 1, S2NW, NESW, W2SE, SESE

SEC 29: W2NW, E2SW, SWSE

SEC 30: E2NE

SEC 31: E2SW, S2SE

SEC 32: W2NE, SENW, NESW, S2SW

T31N R109W

SEC 24: NENE

WY8203	WYW-178617	ULTRA RESOURCES, INC.	4/19/2010	100 Misc.	619	359640	SUBLETTE	WY	T31N R108W SEC 19: LOT 1, N2NW T31 R109W SEC 24: NENE
WY8210	WYW-178656	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	633	359641	SUBLETTE	WY	T30N R108W SEC 23: LOT 15 SEC 24: LOT 13 SEC 25: LOT 4

5

Lease	Right of Way	Holder	Date	Book	Page	Reception No.	County	State	Legal Description
WY8211	WYW-178657	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	651	359642	SUBLETTE	WY

T30N R108W

SEC 11: LOTS 8, 9, 10, 14

SEC 12: LOTS 11, 12

SEC 13: LOTS 3, 5

SEC 14: LOTS 3, 4, 5

SEC 15: LOTS 1, 7, 8, 9, 10, 16

SEC 22: LOT 1

SEC 23: LOTS 1, 2, 4, 5, 6, 7, 10, 15, SWSE

SEC 24: LOTS 4, 5

SEC 25: LOTS 1, 3, 4, 6, 7

WY8212	WYW-178658	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	676	359643	SUBLETTE	WY	T30N R107W SEC 30: LOTS 9, 10 T30N R108W SEC 25: LOTS 3, 4, 5, 7, 8
WY8213	WYW-178659	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	690	359644	SUBLETTE	WY	T30N R108W SEC 21: LOTS 1, 2 SEC 22: LOTS 3, 4, 5 SEC 23: LOTS 4, 5, 6, 9, 10, 11, 12, SWSE
WY8214	WYW-178660	ULTRA RESOURCES, INC.	7/1/2010	100 Misc.	704	359645	SUBLETTE	WY	T30N R108W SEC 23: LOTS 10, 11, 12, 13, 15, SWSE SEC 25: LOTS 3, 4, 5, 6, 7, 8, 10, 12, 16 SEC 26: LOTS 4, 5, 6, 8, 9

6

Exhibit D

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

BLM Easements Assignment to Buyer/ BLM Filing

[See Attached]

1

STANDARD FORM 299 (5/2009)
Prescribed by DOI/USDA/DOT
P.L. 96487 and Federal					FORM APPROVED
Register Notice 5-22-95 APPLICATION FOR TRANSPORTATION AND					OMB NO. 1004-0189
		UTILITY SYSTEMS AND FACILITIES			Expires: April 30, 2012
ON FEDERAL LANDS
FOR AGENCY USE ONLY
NOTE:		Before completing and filing the application, the applicant should completely review this package and schedule a preapplication meeting with representatives of the agency responsible for processing the application. Each agency may have specific and unique requirements to be met in preparing and processing the application. Many times, with the help of the agency representative, the application can be completed at the preapplication meeting.			Application Number Date filed

1.	Name and address of applicant (include zip code)		2.	Name, title, and address of authorized agent if different from Item 1 (include zip code)	3. TELEPHONE (area code)
Applicant Authorized Agent
4.	As applicant are you? (check one)		5.	Specify what application is for: (check one)

	a.	☐ Individual		a.	☐ New authorization
	b.	☐ Corporation*		b.	☐ Renewing existing authorization No.
	c.	☐ Partnership/Association*		c.	☐ Amend existing authorization No.
	d.	☐ State Government/State Agency		d.	☐ Assign existing authorization No.
	e.	☐ Local Government		e.	☐ Existing use for which no authorization has been received*
	f.	☐ Federal Agency		f.	☐ Other*

	* If checked, complete supplemental page			* If checked provide details under Item 7

6.	If an individual, or partnership are you a citizen(s) of the United States? ☐ Yes ☐ No

7.	Project description (describe in detail): (a) Type of system or facility, (e.g., canal, pipeline road); (b) related structures and facilities; (c) physical specifications (length, width, grading, etc.); (d) term of years needed; (e) time of year of use or operation; (f) Volume or amount of product to be transported; (g) duration and timing of construction; and (h) temporary work areas needed for construction (Attach additional sheets, if additional space is needed,)

8.	Attach a map covering area and show location of project proposal

9.	State or local government approval: ☐ Attached ☐ Applied for ☐ Not required

10.	Nonreturnable application fee. ☐ Attached ☐ Not required

11.	Does project cross international boundary or affect international waterways? ☐ Yes ☐ No (If “yes,” indicate on map)

12.	Give statement of your technical and financial capability to construct, operate, maintain, and terminate system for which authorization is being requested.

(Continued on page 2)	This form is authorized for local reproduction.

2

13a.	Describe other reasonable alternative routes and modes considered.

b.	Why were these alternatives not selected?

c.	Give explanation as to why it is necessary to cross Federal Lands

14.	List authorizations and pending applications filed for similar projects which may provide information to the authorizing agency. (Specify number, date, code, or name)

15.	Provide statement of need for project, including the economic feasibility and items such as: (a) cost of proposal (construction, operation, and maintenance); (b) estimated cost of next best alternative; and (c) expected public benefits.

16.	Describe probable effects on the population in the area, including the social and economic aspects, and the rural lifestyles.

17.	Describe likely environmental effects that the proposed project will have on: (a) air quality; (b) visual impact; (c) surface and ground water quality and quantity; (d) the control or structural change on any stream or other body of water; (e) existing noise levels; and (f) the surface of the land, including vegetation, permafrost, soil, and soil stability.

18.	Describe the probable effects that the proposed project will have on (a) populations of fish, plantlife, wildlife, and marine life, including threatened and endangered species; and (b) marine mammals, including hunting, capturing, collecting, or killing these animals.

19.	State whether any hazardous material, as defined in this paragraph, will be used, produced, transported or stored on or within the right-of-way or any of the right-of-way facilities, or used in the construction, operation, maintenance or termination of the right-of-way or any of its facilities. “Hazardous material” means any substance, pollutant or contaminant that is listed as hazardous under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq., and its regulations. The definition of hazardous substances under CERCLA includes any “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976 (RCRA), as amended, 42 U.S.C. 9601 et seq., and its regulations. The term hazardous materials also includes any nuclear or byproduct material as defined by the Atomic Energy Act of 1954, as amended, 42 U.S.C. 2011 et seq. The term does not include petroleum, including crude oil or any fraction thereof that is not otherwise specifically listed or designated as a hazardous substance under CERCLA Section 101(14), 42 U.S.C. 9601(14), nor does the term include natural gas.

20.	Name all the Department(s)/Agency(ies) where this application is being filed.

I HEREBY CERTIFY, That I am of legal age and authorized to do business in the State and that I have personally examined the information contained in the application and believe that the information submitted is correct to the best of my knowledge.

Signature of Applicant	Date

Title 18, U.S.C. Section 1001 and Title 43 U.S.C. Section 1212, make it a crime for any person knowingly and willfully to make to any department or agency of the United States any false, fictitious, or fraudulent statements or representations as to any matter within its jurisdiction.

(Continued on page 3)	(SF-299, page 2)

3

APPLICATION FOR TRANSPORTATION AND UTILITY SYSTEMS

AND FACILITIES ON FEDERAL LANDS

GENERAL INFORMATION

ALASKA NATIONAL INTEREST LANDS

This application will be used when applying for a right-of-way, permit, license, lease, or certificate for the use of Federal lands which lie within conservation system units and National Recreation or Conservation Areas as defined in the Alaska National Interest Lands Conservation Act. Conservation system units include the National Park System, National Wildlife Refuge System, National Wild and Scenic Rivers System, National Trails System, National Wilderness Preservation System, and National Forest Monuments.

Transportation and utility systems and facility uses for which the application may be used are:

1.	Canals, ditches, flumes, laterals, pipes, pipelines, tunnels, and other systems for the transportation of water.

2.	Pipelines and other systems for the transportation of liquids other than water, including oil, natural gas, synthetic liquid and gaseous fuels, and any refined product produced therefrom.

3.	Pipelines, slurry and emulsion systems, and conveyor belts for transportation of solid materials.

4.	Systems for the transmission and distribution of electric energy.

5.	Systems for transmission or reception of radio, television, telephone, telegraph, and other electronic signals, and other means of communications.

6.	Improved rights-of-way for snow machines, air cushion vehicles, and all-terrain vehicles.

7.	Roads, highways, railroads, tunnels, tramways, airports, landing strips, docks, and other systems of general transportation.

This application must be filed simultaneously with each Federal department or agency requiring authorization to establish and operate your proposal.

In Alaska, the following agencies will help the applicant file an application and identify the other agencies the applicant should contact and possibly file with:

U.S. Department of Agriculture

FOREST SERVICE (USFS)

Alaska Regional Office (Region 10)

Physical Address:

Federal Office Building

709 West 9th Street

Juneau, Alaska 99801

Mailing Address:

P.O. Box 21628

Juneau, Alaska 99802

Telephone: 907-586-8806

U.S. Department of the Interior

BUREAU OF INDIAN AFFAIRS (BIA)

Alaska Regional Office (Juneau)

Mailing/Physical Address:

P.O. Box 25520

709 West 9th Street

Juneau, Alaska 99802

Telephone: 800-645-8397

U.S. Department of the Interior

BUREAU OF LAND MANAGEMENT (BLM)

Alaska State Office

Mailing/Physical Address:

222 West 7th Avenue #13

Anchorage, Alaska 99513

Telephone: 907-271-5960

U.S. Department of the Interior

NATIONAL PARK SERVICE (NPS)

Alaska Regional Office (Anchorage)

Mailing/Physical Address:

240 West 5th Avenue, Room 114

Anchorage, Alaska 99501

Telephone: 907-644-3501

U.S. Department of the Interior

FISH AND WILDLIFE SERVICE

Alaska Regional Office (Region 7)

Mailing/Physical Address:

1011 East Tudor Road

Anchorage, Alaska 99501

Telephone: 907-271-5011

Note: Filings with any Department of the Interior agency may be filed with any office noted above or with the:

U.S. Department of the Interior

OFFICE OF ENVIRONMENTAL POLICY AND COMPLIANCE

Alaska Regional Office (Anchorage)

Regional Environmental Officer

1689 C Street, Room 119

Anchorage, Alaska 99501

Telephone: (907) 271-5011

U.S. Department of Transportation

FEDERAL AVIATION ADMINISTRATION

Alaska Regional Office (Anchorage)

222 West 7th Avenue, #14

Anchorage, Alaska 99513

Telephone: 907-271-5269

NOTE - The Department of Transportation has established the above central filing point for agencies within that Department. Affected agencies are: Federal Aviation Administration (FAA), Coast Guard (USCG), Federal Highway Administration (FHWA), Federal Railroad Administration (FRA).

OTHER THAN ALASKA NATIONAL INTEREST LANDS

Use of this form is not limited to National Interest Conservation Lands of Alaska.

Individual departments/agencies may authorize the use of this form by applicants for transportation and utility systems and facilities on other Federal lands outside those areas described above.

For proposals located outside of Alaska, applications will be filed at the local agency office or at a location specified by the responsible Federal agency.

SPECIFIC INSTRUCTIONS

(Items not listed are self-explanatory)

Item

7	Attach preliminary site and facility construction plans. The responsible agency will provide instructions whenever specific plans are required.

8	Generally, the map must show the section(s), township(s), and ranges within which the project is to be located. Show the proposed location of the project on the map as accurately as possible. Some agencies require detailed survey maps. The responsible agency will provide additional instructions.

9, 10, and 12 - The responsible agency will provide additional instructions.

13	Providing information on alternate routes and modes in as much detail as possible, discussing why certain routes or modes were rejected and why it is necessary to cross Federal lands will assist the agency(ies) in processing your application and reaching a final decision. Include only reasonable alternate routes and modes as related to current technology and economics.

14	The responsible agency will provide instructions.

15	Generally, a simple statement of the purpose of the proposal will be sufficient. However, major proposals located in critical or sensitive areas may require a full analysis with additional specific information. The responsible agency will provide additional instructions.

16	through 19 - Providing this information in as much detail as possible will assist the Federal agency(ies) in processing the application and reaching a decision. When completing these items, you should use a sound judgment in furnishing relevant information. For example, if the project is not near a stream or other body of water, do not address this subject. The responsible agency will provide additional instructions.

Application must be signed by the applicant or applicant’s authorized representative.

If additional space is needed to complete any item, please put the information on a separate sheet of paper and identify it as “Continuation of Item”.

(For supplemental, see page 4)	(SF-299, page 3)

4

SUPPLEMENTAL

NOTE: The responsible agency(ies) will provide additional instructions		CHECK APPROPRIATE BLOCK
I - PRIVATE CORPORATIONS		ATTACHED	FILED*
a.	Articles of Incorporation	☐	☐
b.	Corporation Bylaws	☐	☐
c.	A certification from the State showing the corporation is in good standing and is entitled to operate within the State.	☐	☐
d.	Copy of resolution authorizing filing	☐	☐
e.	The name and address of each shareholder owning 3 percent or more of the shares, together with the number and percentage of any class of voting shares of the entity which such shareholder is authorized to vote and the name and address of each affiliate of the entity together with, in the case of an affiliate controlled by the entity, the number of shares and the percentage of any class of voting stock of that affiliate owned, directly or indirectly, by that entity, and in the case of an affiliate which controls that entity, the number of shares and the percentage of any class of voting stock of that entity owned, directly or indirectly, by the affiliate.	☐	☐
f.	If application is for an oil or gas pipeline, describe any related right-of-way or temporary use permit applications, and identify previous applications	☐	☐
g.	If application is for an oil and gas pipeline, identify all Federal lands by agency impacted by proposal.	☐	☐
II - PUBLIC CORPORATIONS
a.	Copy of law forming corporation	☐	☐
b.	Proof of organization	☐	☐
c.	Copy of Bylaws	☐	☐
d.	Copy of resolution authorizing filing	☐	☐
e.	If application is for an oil or gas pipeline, provide information required by Item “I-f” and “I-g” above.	☐	☐
III - PARTNERSHIP OR OTHER UNINCORPORATED ENTITY
a.	Articles of association, if any	☐	☐
b.	If one partner is authorized to sign, resolution authorizing action is	☐	☐
c.	Name and address of each participant, partner, association, or other	☐	☐
d.	If application is for an oil or gas pipeline, provide information required by Item “I-f” and “I-g” above.	☐	☐

*	If the required information is already filed with the agency processing this application and is current, check block entitled “Filed.” Provide the file identification information (e.g., number, date, code, name). If not on file or current, attach the requested information.

(Continued on page 5)	(SF-299, page 4)

5

NOTICES

NOTE: This applies to the Department of the Interior/Bureau of Land Management (BLM).

The Privacy Act of 1974 provides that you be furnished with the following information in connection with the information provided by this application for an authorization.

AUTHORITY: 16 U.S.C. 310 and 5 U.S.C. 301.

PRINCIPAL PURPOSE: The primary uses of the records are to facilitate the (1) processing of claims or applications; (2) recordation of adjudicative actions; and (3) indexing of documentation in case files supporting administrative actions.

ROUTINE USES: BLM and the Department of the Interior (DOI) may disclose your information on this form: (1) to appropriate Federal agencies when concurrence or supporting information is required prior to granting or acquiring a right or interest in lands or resources; (2) to members or the public who have a need for the information that is maintained by BLM for public record; (3) to the U.S. Department of Justice, court, or other adjudicative body when DOI determines the information is necessary and relevant to litigation; (4) to appropriate Federal, State, local, or foreign agencies responsible for investigating, prosecuting violation, enforcing, or implementing this statute, regulation, or order; and (5) to a congressional office when you request the assistance of the Member of Congress in writing.

EFFECT OF NOT PROVIDING THE INFORMATION: Disclosing this information is necessary to receive or maintain a benefit. Not disclosing it may result in rejecting the application.

The Paperwork Reduction Act of 1995 requires us to inform you that:

The Federal agencies collect this information from applicants requesting right-of-way, permit, license, lease, or certifications for the use of Federal lands.

Federal agencies use this information to evaluate your proposal.

No Federal agency may request or sponsor and you are not required to respond to a request for information which does not contain a currently valid OMB Control Number.

BURDEN HOURS STATEMENT: The public burden for this form is estimated at 25 hours per response including the time for reviewing instructions, gathering and maintaining data, and completing and reviewing the form. Direct comments regarding the burden estimate or any other aspect of this form to: U.S. Department of the Interior, Bureau of Land Management (1004-0189), Bureau Information Collection Clearance Officer (WO-630) 1849 C Street, N.W., Mail Stop 401 LS, Washington, D.C. 20240.

A reproducible copy of this form may be obtained from the Bureau of Land Management, Division of Lands, Realty and Cadastral Survey, 1620 L Street, N.W., Rm. 1000 LS, Washington, D.C. 20036.

(SF – 299, page 5)

6

Exhibit E

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

BLM Easements Assignment to Buyer/ County Filing

ASSIGNMENT OF EASEMENTS AND

TRANSFER OF IMPROVEMENTS

(LGS) [BLM Easements]

This Assignment of Easements and Transfer of Improvements (LGS) [BLM Easements] (this “Assignment”) is executed and delivered as of December     , 2012 (the “Effective Date”) by and between ULTRA WYOMING, INC., a Wyoming corporation (“Assignor”) and PINEDALE CORRIDOR, LP., a Delaware limited partnership (“Assignee”).

This Assignment is executed pursuant to, and is made subject to the terms and conditions of, that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement, dated December 7, 2012, between Assignor, as seller, and Assignee, as buyer (the “Purchase Agreement”), and is subject to the terms and conditions thereof. This Assignment is made without representation or warranty by Assignor except as and to the extent expressly provided in the Purchase Agreement and this Assignment.

Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, does by these presents GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, the following (collectively, the “Properties”):

1. Easements. The easements described on Exhibit A attached hereto (collectively, the “BLM Easements”) (collectively referred to herein as the “Easement Rights”). For purposes of this Assignment, the land underlying, subject to and covered by the Easement Rights shall be referred to herein as the “Easement Land”.

2. Improvements. All of the improvements and fixtures used directly in connection with the Liquids Gathering System located on the Easement Land, including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters, in each case that are downstream of the inlet flange to each LGS

1

Pipeline Riser and that are upstream of each LGS Terminus Point, including any of the foregoing described on the attached Exhibit C, but specifically excluding (i) any of the facilities, improvements and fixtures located upstream of the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit E) and (ii) any of the facilities, improvements or fixtures located downstream of each LGS Terminus Point, except in each case to the extent explicitly described on Exhibit C. The term “Improvements” includes all of the improvements and fixtures which are a part of the Liquids Gathering System as described herein located on the Easement Land, regardless of whether they are included or properly described in Exhibit C.

TO HAVE AND TO HOLD THE PROPERTIES UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOREVER. ASSIGNOR HEREBY BINDS ITSELF, ITS SUCCESSORS AND ASSIGNS, TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR TITLE TO THE PROPERTIES UNTO ASSIGNEE AGAINST EVERY PERSON WHOSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME BY, THROUGH OR UNDER ASSIGNOR AND ITS AFFILIATES, BUT NOT OTHERWISE. Assignor transfers to Assignee, to the extent so transferable, the full right of substitution and subrogation, concurrent with a retained right by Assignor, in and to all covenants of warranty heretofore given or made with respect to the Properties by parties other than Assignor. Any references herein or in any Exhibit hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Assignor’s warranties and shall not be deemed to ratify, recognize or create any rights in third parties. The foregoing warranties are subject in all respects to and limited by the terms and conditions of the Purchase Agreement.

OTHER PROVISIONS:

A. This Assignment is made and delivered and is accepted pursuant to and subject to the terms and provisions of the Purchase Agreement, which shall survive delivery of this Assignment as provided in the Purchase Agreement. To the extent of any conflict between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control. The transfer of the Properties pursuant to this Assignment is intended to be without duplication to the transfer of assets and properties described in the other Closing Deliveries executed and delivered by Assignor and Assignee in connection with the transactions contemplated in the Purchase Agreement, and Assignor and Assignee instruct, agree and confirm it is their mutual intention that this Assignment be construed to avoid duplicative transfers of the assets and properties described in such Closing Deliveries. So, solely by way of example, if any of the Easement Rights or Improvements are also the sort of property right that could be considered assigned or transferred by one of the other Closing Deliveries, such Easement Rights or Improvements shall be construed to have been conveyed only once, and not more than once, pursuant to this Assignment and any such other Closing Deliveries.

B. Assignee hereby assumes and agrees to pay and perform the obligations and liabilities of the owner of the easement, permit and right-of-way rights under the BLM Easements, but only to the extent such obligations and liabilities arise or accrue from and after the Effective Date.

2

C. This Assignment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Assignment.

D. All exhibits and schedules attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such exhibits to instruments on file in public records are intended to constitute, and do constitute, notice of such instruments for all purposes. Unless otherwise provided, all recording references in such exhibits are to the appropriate records of Sublette County, Wyoming.

E. Separate assignments of the BLM Easements may be executed on forms promulgated by the Bureau of Land Management, Department of the Interior, by Assignor to Assignee in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, reservations, limitations, warranties, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed herein.

F. The provisions of Section 15.15 (Further Assurances) of the Purchase Agreement are incorporated herein by reference.

Exhibit A: BLM Easements

Exhibit B: Liquids Gathering System Definitions

Exhibit C: Improvements Definitions Exhibit

Exhibit D: Central Gathering Facility Exhibit

Exhibit E: LGS Pipeline Riser Exhibit

Exhibit F: Liquids Gathering System Exhibit

Exhibit G: Map of Pipelines and Gathering Facilities

[Remainder of Page Intentionally Blank

Signature Pages Follow]

*        *        *

3

Executed as of the Effective Date.

ASSIGNOR:

ULTRA WYOMING, INC. a Wyoming corporation

By:
Marshall D. Smith, Senior Vice
President and Chief Financial Officer

Address of Assignor:

304 Inverness Way South, Suite 295
Englewood, Colorado 80112

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on December     , 2012 by Marshall D. Smith, Senior Vice President and Chief Financial Officer of ULTRA WYOMING, INC., a Wyoming corporation, on behalf of the corporation.

Notary Public in and for The State of TEXAS

My Commission Expires:

4

ASSIGNEE:

PINEDALE CORRIDOR, LP, a Delaware limited partnership

By:	PINEDALE GP, INC., a Delaware corporation, its sole general partner

By:
Richard C. Green, Chairman

Address of Assignee:

4200 W. 115th Street, Suite 210
Leawood, KS 66211

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on December     , 2012 by Richard C. Green, the Chairman of Pinedale GP, Inc., a Delaware corporation, on behalf of said corporation as the sole general partner of PINEDALE CORRIDOR, LP, a Delaware limited partnership, on behalf of the limited partnership.

Notary Public in and for
The State of TEXAS

My Commission Expires:

5

Exhibit A

To

Assignment of Easements and Transfer of Improvements

(LGS) [BLM Easements]

BLM Easements

[to be completed consistent with the description of the BLM Easements from the PSA]

6

Exhibit B

To

Assignment of Easements and Transfer of Improvements

(LGS) [BLM Easements]

Liquids Gathering System Definitions

Central Gathering Facility or CGF: The four locations within the Liquids Gathering System at which condensate, produced water, and associated natural gas is collected and separated for sale and transport off the subject location or alternatively, in the case of associated natural gas, used for fuel or flared on the subject location. A legal description of each CGF#1, CGF #2, CGF#3 and CGF#4 is set out on the attached Exhibit C.

CGF#1: means the Central Gathering Facility identified in the “Identification” header on Exhibit C attached hereto as “Central Gathering Facility #1”.

CGF#2: means the Central Gathering Facility identified in the “Identification” header on Exhibit C attached hereto as “Central Gathering Facility #2”.

CGF#3: means the Central Gathering Facility identified in the “Identification” header on Exhibit C attached hereto as “Central Gathering Facility #3”.

CGF#4: means the Central Gathering Facility identified in the “Identification” header on Exhibit C attached hereto as “Central Gathering Facility #4”.

Condensate Loading Point: The condensate loading coupling off each condensate storage tank located on a Central Gathering Facility on the Effective Date.

Condensate Terminus Point: The (a) inlet flange for each LACT Unit Facility and (b) each Condensate Loading Point.

Flash Gas Terminus Point: (a) with respect to CGF#1, CGF #3, and CGF #4, the gas outlet flange on the Effective Date to each dehydrator located on each such Central Gathering Facility; and (b) with respect to CGF #2, the gas outlet flange on the Effective Date on (i) each three-phase heated separator located on CGF #2, (ii) each condensate storage tank located on CGF #2, and (iii) each water storage tank located on CGF #2.

LACT Unit Facilities: The condensate pump, meter and sales point as well as the associated equipment downstream of the inlet risers to any Lease Automated Custody Transfer unit located on a Central Gathering Facility.

LGS Pipeline Riser: The pipeline riser downstream of the liquids legs of the production separators located on each of the producing well pads described on the attached Exhibit F, as each is in existence on the Effective Date.

LGS Terminus Point: Each Flash Gas Terminus Point, each Condensate Terminus Point and each Produced Water Terminus Point.

7

Liquids Gathering System: Generally, the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit G, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells that are operated by Ultra Resources and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements, which Liquids Gathering System begins at the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit E), extends through an interconnected system of pipelines to the production and separation equipment and storage tanks located at the Central Gathering Facilities, and terminates at each LGS Terminus Point.

Produced Water Terminus Point: Each outlet flange to the water pump facility or facilities, as the case may be, on each Central Gathering Facility that is directly upstream of each water meter and through which the produced water flows after it is separated from the condensate and the associated natural gas, as in existence on the Effective Date.

8

Exhibit C

To

Assignment of Easements and Transfer of Improvements

(LGS) [BLM Easements]

Improvements Definitions Exhibit

[Insert Exhibit T from the PSA]

9

Exhibit D

To

Assignment of Easements and Transfer of Improvements

(LGS) [BLM Easements]

Central Gathering Facility Exhibit

[Insert Exhibit U from the PSA]

10

Exhibit E

To

Assignment of Easements and Transfer of Improvements

(LGS) [BLM Easements]

LGS Pipeline Riser Exhibit

[Insert Exhibit V from the PSA]

11

Exhibit F

To

Assignment of Easements and Transfer of Improvements

(LGS) [BLM Easements]

Liquids Gathering System Exhibit

[Insert Exhibit S from the PSA]

12

Exhibit G

To

Assignment of Easements and Transfer of Improvements

(LGS) [BLM Easements]

Map of Pipelines and Gathering Facilities

[Insert Exhibit F from the PSA]

13

Exhibit F

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Map of Pipelines and Gathering Facilities

[Attached on next page]

1

T32N R109W
T32N R108W
T31N R109W
T31N R108W
T30N R109W
T30N R108W
CGF #1
CGF #2
CGF #3
CGF #4
CGF 1-4 All LGS Lines
New Fork River
1 inch equals 3,500 feet
0
3,500
7,000
14,000
21,000
28,000
Feet

2

Exhibit G

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

BILL OF SALE

This Bill of Sale (this “Bill of Sale”), dated as of December     , 2012 (the “Effective Date”), is executed by ULTRA WYOMING, INC., a Wyoming corporation (“Seller”) and PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Buyer”), pursuant to, and is expressly made subject to the terms and conditions of, that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement (the “Purchase Agreement”) dated effective as of December 7, 2012, between Seller, as seller, and Buyer, as buyer, with respect to the Liquids Gathering System described therein. Each capitalized term used in this Bill of Sale and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement. This Assignment constitutes a Seller Closing Delivery and a Buyer Closing Delivery under the Purchase Agreement.

For and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, Seller hereby transfers and assigns to Buyer, without recourse, representation or warranty except as expressly provided in the Purchase Agreement (a) the monitoring equipment located in or on the Liquids Gathering System, (b) the computer hardware located in the centralized monitoring building for each CGF constituting a portion of the Liquids Gathering System to which such monitoring equipment connects, (c) the wires and other connectors for such monitoring equipment between such computer hardware and such monitoring equipment, (d) all office furniture in each centralized monitoring building for each Central Gathering Facility, (e) engineering drawings and plans and specifications in Seller’s possession for the Liquids Gathering System except to the extent assignment thereof is prohibited by contract or applicable law, (f) as-built drawings and surveys of the Liquids Gathering System in Seller’s possession, and (g) to the extent assignable, the other Records (collectively, the “Personalty”).

TO HAVE AND TO HOLD THE PERSONALTY UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOREVER. ASSIGNOR HEREBY BINDS ITSELF, ITS SUCCESSORS AND ASSIGNS, TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR TITLE TO THE PERSONALTY UNTO ASSIGNEE AGAINST EVERY PERSON WHOSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME BY, THROUGH OR UNDER ASSIGNOR AND ITS AFFILIATES, BUT NOT OTHERWISE. The foregoing warranties are subject in all respects to and limited by the terms and conditions of the Purchase Agreement.

This Assignment may be executed in a number of identical counterparts and delivered by facsimile or pdf. If so executed and delivered, each of such counterparts, facsimiles and pdf’s is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement but, in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart.

1

[Remainder of Page Intentionally Blank.

Signature Pages Follow]

2

Executed as of the Effective Date.

SELLER:

ULTRA WYOMING, INC.
A Wyoming corporation

By:
Marshall D. Smith, Senior Vice
President and Chief Financial Officer

3

BUYER:

PINEDALE CORRIDOR, LP, a Delaware limited partnership

By:	PINEDALE GP, INC., a Delaware corporation, its sole general partner

By:
Richard C. Green, Chairman

4

Exhibit H

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

LIMITED GUARANTY OF COLLECTION

This LIMITED GUARANTY OF COLLECTION (this “Guaranty”) is executed and delivered as of December     , 2012, ULTRA RESOURCES, INC., a Wyoming corporation (“Guarantor”), whose address is 400 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, Attn: Marshall D. Smith, in favor of PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Landlord”).

RECITALS:

A. ULTRA WYOMING LGS, LLC, a Delaware limited liability company (“Tenant”), and Landlord are party to that certain Lease dated as of December     , 2012 (the “Lease”).

B. In order to induce Landlord to enter into the Lease, Guarantor agreed to execute and deliver to Landlord this Guaranty. Guarantor acknowledges that Landlord would not have entered into the Lease without the execution and delivery by Guarantor of this Guaranty.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord’s successors and assigns) as follows:

1. Guarantor irrevocably guarantees the full and prompt collection of the payment obligations, whether now in existence or hereafter arising, of Tenant to Landlord under the Lease, including without limitation all amounts due to the Landlord as rent or otherwise under the Lease (the “Obligations”); provided, that (a) the amount payable by Guarantor hereunder shall not under any circumstances exceed the sum of Eighty Million and No/100 Dollars (US$80,000,000), and (b) this Guaranty is limited and conditional in that it is a guaranty of collection only and Guarantor shall be obligated to make payments hereunder only after (i) the Landlord has reduced its claims with respect to the Obligations against the Tenant to judgment and execution has been returned unsatisfied and has not been paid by any Lessee Guarantor (as such term is defined in the Lease) or (ii) if a bankruptcy proceeding has been commenced with respect to Tenant, the closing of the bankruptcy proceeding after its administration under 11 U.S.C. Section 350(a) shall have occurred and the Landlord shall have received, after distributions contemplated by such bankruptcy proceeding or otherwise, less than payment in full of the obligations owed by Tenant to Landlord under the Lease. Subject to the limitations set forth in this Guaranty, Guarantor hereby agrees to pay and/or perform punctually, upon written demand by the Landlord, each such Obligation which is not paid or performed as and when due and payable by the Tenant (taking into account any applicable cure periods under the Lease), in

1

like manner as such amount is due from the Tenant. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Lease notwithstanding the fact that the collection or enforcement thereof as against the Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law.

2. Except as set forth in this Guaranty, Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Lease, or by any other circumstance relating to the Obligations or the Lease which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment or performance) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. The Landlord shall not be obligated to file any claim relating to the Obligations in the event that the Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Landlord so to file shall not affect the Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving the Tenant. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3. Guarantor agrees that the Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with the Tenant or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Lease or any other agreement between the Landlord and the Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of the Guarantor under this Guaranty.

4. Guarantor will not exercise any rights which it may acquire under or in connection with this Guaranty by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of the Landlord and shall forthwith be paid to the Landlord to be credited and applied to the Obligations, whether matured or unmatured.

5. This Guaranty shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Lease shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor. This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Lease, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any

2

of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant’s obligations, liabilities and covenants under the Lease.

6. No failure on the part of the Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to the Landlord under this Guaranty or allowed it by law or by the Lease or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Landlord from time to time.

7. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation.

8. Landlord may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (a) compromise or subordinate any obligation or liability of the Tenant to Landlord including any security therefor, (b) consent to the assignment by Tenant of its interest in the Lease, or (c) consent to any other matter or thing under or relating to the Lease. Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty and by executing the Lease Landlord also waives such trial by jury. Guarantor agrees to reimburse Landlord for the costs and reasonable attorney’s fees incurred by reason of Landlord having to enforce this Guaranty.

9. Guarantor represents and warrants to Landlord that (a) the Lease has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10. Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Landlord, which consent may be withheld by Landlord in its sole and absolute discretion, and any purported assignment or delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Tenant of its interest in the Lease (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Lease), or (b) any assignment or transfer by Landlord of its interest in the Lease (in which case Guarantor’s obligations under this Guaranty shall inure to the benefit of Landlord’s assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

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11. Guarantor acknowledges its address as set forth above and will notify Landlord of any changes thereto.

12. Reference is made to (a) Sections 15.1(d) and 16.2(d) of the Lease pursuant to which Guarantor shall be released from certain obligations under this Guaranty as and to the extent provided therein,, (b) Section 17.3 of the Lease pursuant to which Guarantor has certain rights to notice of and an opportunity to cure a Lessee Event of Default (as such term is defined in the Lease) as and to the extent provided therein, (c) Section 17.4 of the Lease pursuant to which Lessor shall be released from its obligations under this Guaranty with respect to matters arising or accruing from and after the date of a “Permitted Lease Assignment” (as such term is defined in the Lease), and (d) Section 17.1(g) of the Lease pursuant to which Guarantor’s obligations shall not be increased in connection with an amendment to the Lease which results in an increase of the lessee’s obligations under the Lease, and which amendment or modification is made without Guarantor’s consent, all of which provisions are hereby incorporated into this Guaranty by reference.

13. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND LANDLORD JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF TEXAS, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.

[Remainder of page intentionally left blank. Signature page(s) to follow.]

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

ULTRA RESOURCES, INC.,
a Wyoming corporation

By:
Name:	Marshall D. Smith
Title:	Senior Vice President and Chief Financial Officer

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Exhibit I

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Buyer PSA Guaranty

GUARANTY

[Buyer PSA Guaranty]

This GUARANTY (this “Guaranty”) is executed and delivered as of December 7, 2012, by CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation (“Guarantor”), whose address is 4200 W. 115th Street, Suite 210, Leawood, KS 77211, in favor of ULTRA WYOMING, INC., a Wyoming corporation (“Seller”).

RECITALS:

A. PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Buyer”), and Seller are party to that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement dated as of December 7, 2012 (the “Purchase Agreement”).

B. In order to induce Seller to enter into the Purchase Agreement, Guarantor agreed to execute and deliver to Seller this Guaranty. Guarantor acknowledges that Seller would not have entered into the Purchase Agreement without the execution and delivery by Guarantor of this Guaranty.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Seller (and Seller’s successors and assigns) as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due (taking into account any applicable cure periods under the Purchase Agreement), whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Buyer to Seller, and arising under the Purchase Agreement or the Buyer Closing Deliveries (as such term is defined in the Purchase Agreement) (collectively, the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by the Seller, each such Obligation which is not paid or performed as and when due and payable by the Buyer (taking into account any applicable cure periods under the Purchase Agreement), in like manner as such amount is due from the

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Buyer. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Purchase Agreement notwithstanding the fact that the collection or enforcement thereof as against the Buyer may be stayed or enjoined under Title 11 of the United States Code or similar applicable law. This Guaranty is one of payment and not of collection.

2. Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Purchase Agreement, or by any other circumstance relating to the Obligations or the Purchase Agreement which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Buyer (except payment or performance) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. The Seller shall not be obligated to file any claim relating to the Obligations in the event that the Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Seller so to file shall not affect the Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require the Seller to pursue any other remedy in the Seller’s power whatsoever, whether against the Buyer or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving the Buyer. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3. Guarantor agrees that the Seller may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with the Buyer or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Purchase Agreement or any other agreement between the Buyer and the Seller or any such other party or person, without in any way impairing, releasing or affecting the liabilities of the Guarantor under this Guaranty.

4. Guarantor will not exercise any rights which it may acquire under or in connection with this Guaranty by way of subrogation until all of the Obligations to Seller shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of the Seller and shall forthwith be paid to the Seller to be credited and applied to the Obligations, whether matured or unmatured.

5. This Guaranty shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Purchase Agreement shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Seller and Guarantor. This is a continuing Guaranty relating to all Obligations,

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including any arising under transactions renewing or extending the term of the Purchase Agreement, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Buyer’s obligations, liabilities and covenants under the Purchase Agreement.

6. No failure on the part of the Seller to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Seller of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to the Seller under this Guaranty or allowed it by law or by the Purchase Agreement or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Seller from time to time.

7. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Seller against, and all other notices whatsoever to, the Buyer, Guarantor or others.

8. Seller may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of the Buyer to Seller, (b) exercise or refrain from exercising any rights against the Buyer or others, (c) compromise or subordinate any obligation or liability of the Buyer to Seller including any security therefor, (d) consent to the assignment by Buyer of its interest in the Purchase Agreement, or (e) consent to any other matter or thing under or relating to the Purchase Agreement. Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty and by executing the Purchase Agreement Seller also waives such trial by jury. Guarantor agrees to reimburse Seller for the costs and reasonable attorney’s fees incurred by reason of Seller having to enforce this Guaranty.

9. Guarantor represents and warrants to Seller that (a) the Purchase Agreement has been duly authorized, executed and delivered by Buyer and is a legal, valid and binding instrument enforceable against Buyer in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10. Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Seller, which consent may be withheld by Seller in its sole and absolute discretion, and any purported assignment or delegation

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absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Buyer of its interest in the Purchase Agreement (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Purchase Agreement), or (b) any assignment or transfer by Seller of its interest in the Purchase Agreement (in which case Guarantor’s obligations under this Guaranty shall inure to the benefit of Seller’s assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

11. Guarantor acknowledges its address as set forth above and will notify Seller of any changes thereto.

12. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND SELLER JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF TEXAS, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.

[Remainder of page intentionally left blank.

Signature page(s) to follow.]

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation

By:
David J. Schulte, President

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Haynes and Boone

Draft 12/5/12

Exhibit J

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

EQUITY INVESTORS’ AGREEMENT

among

ULTRA WYOMING LGS, LLC,

PINEDALE CORRIDOR, LP

PINEDALE GP, INC.,

ROSS AVENUE INVESTMENTS, LLC,

AND

CORENERGY INFRASTRUCTURE TRUST, INC.

EQUITY INVESTORS’ AGREEMENT

This Equity Investors’ Agreement (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”) is dated as of December     , 2012 and is made by and among:

Company:	PINEDALE CORRIDOR, LP, a Delaware limited partnership,

Lessee:	ULTRA WYOMING LGS, LLC, a Delaware limited liability company,

Parent:	CORENERGY INFRASTRUCTURE TRUST, INC. (formerly known as TORTOISE CAPITAL RESOURCES CORPORATION), a Maryland corporation,

Equity Investors:	PINEDALE GP, INC. and ROSS AVENUE INVESTMENTS, LLC, collectively; and

Permitted Assignees:	Those Persons who acquire an interest in Company as permitted by, and who then become a party to, this Agreement.

WHEREAS, Company, as lessor, and Lessee, as lessee, are entering into the Lease (as defined below);

WHEREAS, the Equity Investors own all of the outstanding equity interests in the Company, and

WHEREAS, the Parent and the Equity Investors will benefit from the Company entering into the Lease and desire to make the covenants and agreements set forth herein to induce Lessee to enter into the Lease.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. For all purposes of this Agreement, except as may be expressly set forth herein or unless the context clearly indicates a contrary intent, the following terms have the following definitions:

“Addendum Agreement” means an Addendum Agreement in the form of Exhibit C to this Agreement.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Beneficial Owner” a Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” and have “beneficial ownership of” any Company Equity Interests:

(i) which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

(ii) which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any Company Equity Interest under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such Company Equity Interest, if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are “beneficially owned,” directly or indirectly, by any other Person (or any Affiliate thereof) with which such Person (or any of such Person’s Affiliates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii)) or disposing of any voting Company Equity Interests;

provided, however, that (a) a Person engaged in business as an underwriter of securities shall not be deemed the “Beneficial Owner” of or to “beneficially own” any Company Equity Interests acquired through such Person’s participation in good faith in a firm commitment underwriting and (b) the existence of rights of first bid, pre-emptive rights, drag along rights, or tag along rights set forth in the Company Organizational Documents shall not themselves cause one Person to be deemed the Beneficial Owner of Company Equity Interests held by one or more other Equity Investors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas, are authorized or required by law to remain closed. If the last day of any time period under this Agreement, or the last day for performance of any obligation, or for giving any notice, or for taking any other action under this Agreement falls on a day that is not a Business Day, then the last day of such time period shall be extended to the first day thereafter that is a Business Day.

“Company” means the entity identified in the first paragraph of this Agreement.

“Company Organizational Documents” means the Limited Partnership Agreement of Company a copy of which is attached as Exhibit A to this Agreement, or any similar organizational documents of any successor to the Company.

“Company Loan Documents” has the same meaning as the term “Lessor Loan Documents” in the Lease.

“Company Equity Interests” means the equity interests issued by Company, including, as applicable, any general or limited partnership interests, limited liability company membership interests, common or preferred stock, or other interest which would be classified as equity on a Person’s balance sheet under generally accepted accounting principles and any right to acquire such equity interests in the Company, including upon conversion or exercise of securities. References herein to a percentage of

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Company Equity Interests means Company Equity Interests which confer on the holder thereof the right to vote the applicable percentage of votes for the election of directors or similar governing body, or to receive the applicable percentage of dividends, distributions, including liquidating distributions, or other payments with respect to the Company Equity Interests.

“Control” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

“Controlling Lease Rights” means the voting or other rights a Person possesses or exercises, directly or indirectly, which allows or would allow such Person to Control a vote on, consent to, approval of or blocking of decisions made by the Company with respect to any actions, decisions, approvals, waivers, consents, declarations of default, exercise of remedies or other matters under the Lease, whether through ownership of securities, the ability to exercise voting power, by contract, arrangement, understanding, course of conduct or otherwise; provided that for purposes of Section 2.3(a)(i) each Disqualified Person shall be deemed to Control the Company Equity Interests Beneficially Owned by each other Disqualified Person.

“Disqualified Person” has the meaning set forth in the Lease, including the provision that for so long as (i) both (A) the Company is the Lessor under the Lease, and (B) the Company is owned in whole or in part by direct or indirect subsidiaries of Parent, then no direct or indirect wholly owned subsidiary of Parent shall be a Disqualified Person, and (ii) both (A) the Company is the Lessor under the Lease and (B) the Company is owned in whole or in part by direct or indirect subsidiaries of Prudential Financial, Inc., then no direct or indirect wholly owned subsidiary of Prudential Financial, Inc., shall be a Disqualified Person.

“Equity Investor” means Pinedale GP, Inc., a Delaware corporation which is the general partner of the Company, and Ross Avenue Investments, LLC, a Delaware limited liability company, which is the sole Class B limited partner of the Company, and any Person who becomes a party to this Agreement by executing an Addendum Agreement. Equity Investor shall include Pinedale GP, Inc. or Parent with respect to any limited partner interest either owns in the Company.

“Lease” means the Lease, dated of even date, among Lessee and the Company, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

“Lien” means any mortgage lien, deed of trust lien, vendor’s lien, security interest, mechanic’s or materialman’s lien, or other lien or security interest.

“Permitted Controller of Lease Rights” means any Person that (i) is not an individual, and (ii) whose net worth, or the net worth of an Affiliate providing an appropriate guarantee, both immediately before and after giving effect to the applicable Transfer is at least $50,000,000 determined in accordance with generally accepted accounting principles, provided that such Affiliate guarantees the obligations, if any, of such Person under the Company Partnership Agreement and this Agreement, and provided further that each Permitted Controller of Lease Rights that is a direct beneficial owner of Company Equity Interests shall be a party to this Agreement as an Equity Investor (or become a party by executing an Addendum Agreement as provided in Section 2.3).

“Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity.

“Proprietary Information” has the meaning set forth in the Lease.

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“SNDA” has the meaning set forth in the Lease.

“Transfer” means: (i) any sale, charge, gift, pledge, encumbrance, mortgage, transfer or any other disposition of Company Equity Interests (or any interest therein) whatsoever, whether voluntary or involuntary, (ii) a change in the Person or Persons who have beneficial ownership of a Company Equity Interest, or (iii) transferring to a Person or Persons Controlling Lease Rights. A Transfer shall be deemed to be involuntary if it involves any transaction, proceeding or action by or in which the Equity Investor or other Beneficial Owner of Company Equity Interests shall be involuntarily deprived or divested of any right, title or interest in or to any of the Company Equity Interests (including, without limitation, any seizure under levy of attachment or execution, transfer in connection with bankruptcy or other court proceeding to a trustee or receiver or other officer or agency or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property). Notwithstanding the foregoing, the term Transfer shall not include (i) any sale, assignment, or other transfer of the Company Equity Interest held initially by Ross Avenue Investments, LLC to any Affiliate of Prudential Financial, Inc., provided that such affiliate shall become a party to this Agreement by executing an addendum agreement as provided in Section 2.3 or (ii) any exchange by Ross Avenue Investments, LLC of its Company Equity Interests with the Company or the Parent for cash, equity of the Parent, or both.

“Ultra Entity Person” has the meaning set forth in the Lease.

ARTICLE II

AGREEMENTS REGARDING OWNERSHIP AND

TRANSFER OF COMPANY EQUITY INTERESTS

2.1 Company Organizational Documents. Parent represents and warrants to Lessee that (i) Exhibit A attached to this Agreement is a true and correct copy of the Company Organizational Documents as in effect on the date hereof and (ii) the sole Equity Investors are identified on Exhibit B.

2.2 Amendment of Company Organizational Documents. Each Equity Investor agrees that such Equity Investor will not approve, consent to, adopt or otherwise take any action which would permit or facilitate the amendment of the terms of any of the following, without the prior, express written consent of Lessee: Section 2.7 (Special Purpose Bankruptcy Remote Entity Provisions); Section 2.8 (LGS Lease and LGS Equity Investors’ Agreement); Section 3.1 (Purpose); the provisions of Section 4.6 (Authority to Issue New Units) that impose requirements of the type set forth in this Agreement or otherwise refer to this Agreement; the provisions of Section 7.3 (Actions Requiring a Class B Limited Partner Majority) in a manner that would require the consent of Limited Partner Majority to additional matters with respect to the Lease; the provisions of Section 7.4(a) (Advisory Board) referring to Disqualified Persons; Section 10.1, 10.2, 10.3, 11.1 or 11.2 (Transfers of Partnership Interest etc.) that impose requirements of the type set forth in this Agreement or otherwise refer to this Agreement; the provisions of Section 11.5(a) and (b) (Additional or Successor General Partners) that impose requirements of the type set forth in this Agreement or otherwise refer to this Agreement; the proviso at the end of Section 14.7 (Amendments) referring to the Lease or this Agreement; Exhibit B (Equity Investors’ Agreement); or any other provision that references this Agreement or the LGS Lease; or any of the following terms as used in any of the foregoing listed Sections: Beneficial Owner, Company Equity Interests, Disqualified Person, Equity Investors’ Agreement, Leased Property, LGS Lease, LGS Purchase Agreement, LGS Transaction or LGS Transaction Documents.

2.3 Transfer of Company Equity Interests. Each Equity Investor agrees that it will not Transfer (including, for the avoidance of doubt, indirectly by allowing a change in the beneficial owner of) all or any part of its Company Equity Interest,

(a) if such Transfer would result in: (i) a Disqualified Person or Disqualified Persons possessing Controlling Lease Rights, (ii) Disqualified Persons, in the aggregate, having beneficial ownership of 25% or more of the Company Equity Interests or (iii) for so long as an Ultra Entity Person is the Lessee under the Lease, a Person who is not a Permitted Controller of Lease Rights possessing Controlling Lease Rights;

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(b) unless prior notice shall have been given to Lessee in accordance with Sections 2.5 and 3.2 of this Agreement;

(c) unless each Person acquiring direct beneficial ownership of Company Equity Interests executes an Addendum Agreement agreeing to be bound by this Agreement;

(d) unless each Person acquiring beneficial ownership is a United States Person within the meaning of Section 7701(a)(3) of the Code or the Equity Investor and each Person acquiring beneficial ownership indemnifies Lessee, in a manner reasonably acceptable to Lessee, against any amounts payable by Lessee, as Lessee, pursuant to the Lease or otherwise to the extent such liabilities arise out of the status of such transferee as a Person other than a United States Person;

(e) unless such Transfer of beneficial ownership complies with all applicable laws, including securities laws, and the related Transfer documents are provided to Lessee to confirm within ten Business Days, to the reasonable satisfaction of Lessee, compliance with the provisions of this Agreement;

(f) unless no default or event of default attributable to such Equity Investor or the Company shall occur under the Company Loan Documents as a result of such Transfer;

(g) if the Transfer documents alter the rights of Lessee under the Lease or as to the Leased Property; and

(h) unless, immediately after giving effect to such Transfer, Lessee, as Lessee, shall have no greater obligation or liability under the Lease Agreement as a result of such Transfer, based on current laws in effect at the time of such Transfer, than it would have had if the Transfer had not taken place (other than obligations indemnified by such Person acquiring such beneficial ownership pursuant to paragraph (d) of this Section 2.3).

2.4 Prohibition of Liens on Company Equity Interest. No Equity Investor shall grant or permit the granting, or suffer to exist, any Lien upon any Company Equity Interest which such Equity Investor directly Beneficially Owns; provided that (a) the general partner may create and suffer to exist a Permitted Lessor Lien (as defined on the Lease) on the general partner interest in the Company, and (b) so long as an Affiliate of the Parent holds the general partner interest in the Company, the Parent or an Affiliate of the Parent may create and suffer to exist a Permitted Lessor Lien on the general partner and limited partner interest in the Company owned by such Affiliate(s), provided that in each case under the foregoing clauses (a) and (b): (I) such Liens secure Permitted Indebtedness (as defined in the Lease), which Permitted Indebtedness is also secured by a Lien on the Company’s interest in the Lease and Leased Property as permitted by the Lease, and (II) the holder of such Lien on such partner interests in the Company has executed an SNDA.

2.5 Notice. Each Equity Investor agrees to give notice to Lessee of any proposed Transfer. Such notice shall be given at least fifteen Business Days (ten Business Days in the case of a Transfer to an Affiliate) prior to executing a definitive agreement for such Transfer. Such notice shall describe in detail

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the material terms of such proposed Transfer, the name of each Person proposed to acquire Beneficial Ownership of a Company Equity Interest or to possess Controlling Lease Rights, and provide reasonably sufficient information to enable the Lessee to notify, within ten Business Days of Lessee’s receipt of such notice, whether such Person(s) is/are Disqualified Person(s) and to verify within such ten Business Day period that such Transfer complies with the requirements of Section 2.3(a). Each Equity Investor further agrees to provide to Lessee copies of all material documents evidencing such Transfer, in their then current form, at least ten Business Days prior to the closing date or effective date of any Transfer and any material revisions or amendments to such documents promptly after they become available.

2.6 Consequence of a Prohibited Transfer or Prohibited Lien. Any purported Transfer in breach of the terms of this Agreement, or any Lien on a Company Equity Interest made or suffered to exist in breach of this Agreement, shall be null and void ab initio, and the Company shall not recognize any such Transfer, or Lien.

2.7 Restrictions on Information Available to Disqualified Persons; Confidentiality.

(a) So long as the Lease remains outstanding, no Equity Investor that is a Disqualified Person shall have any right to (a) inspect the Leased Assets (as defined in the Lease) or (b) receive any Proprietary Information. Each Equity Investor agrees that it shall not provide any such information to any Disqualified Person.

(b) Each Equity Investor agrees to comply with the confidentiality provisions set forth in the Lease applicable to Confidential Information as defined in the Lease. Notwithstanding the foregoing, so long as Prudential Financial, Inc. or one of its Affiliates is the direct or indirect owner of Ross Avenue Investments, LLC, the Confidentiality Provisions attached hereto as Exhibit D shall apply to Ross Avenue Investments, LLC, Prudential Financial, Inc., and all Affiliates of Prudential Financial, Inc. in lieu of any and all other confidentiality provisions contained in the Lease or other related documentation, including as “Recipient Party” or “Representative” as such terms are defined and used in the Purchase and Sale Agreement pursuant to which the Leased Assets were conveyed to the Company. [Exhibit D is open]

ARTICLE III

MISCELLANEOUS

3.1 Legends. Each Equity Investor hereby agrees that the following legend shall be written, printed or stamped on the back of any certificates representing Company Equity Interests:

“The transfer of the equity interests represented by this certificate are restricted by the terms and conditions of an Equity Investors’ Agreement (the “Agreement”), dated [ ], 2012, by and among Pinedale Corridor, LP, a Delaware limited partnership (“Company”), Ultra Wyoming LGS, LLC, a Delaware limited liability company, and the Equity Investors (as defined therein). As more fully set forth in the Agreement, the partnership interests represented by this certificate may not be sold, assigned, gifted, transferred, pledged or otherwise Transferred (as defined in the Agreement) except in accordance with the terms of the Agreement. A transferee, pledgee or mortgagee of the partnership interests represented by this certificate shall be deemed to have notice of and to be bound by the terms of the Agreement. A copy of the Agreement is on file at the registered office of the Company.”

Such certificates shall be endorsed on the front thereof as follows:

“See restrictions on transfer hereof on reverse side.”

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3.2 Notices. All notices, demands or requests which a party is required to or may desire to serve upon the other shall be in writing and shall be sufficiently served upon such other party by (a) mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, addressed to the party to whom the notice is directed at the address of such party set forth below (or for Equity Investors who become a party to this Agreement in the future, in an Addendum Agreement), or (b) by reliable overnight courier (such as Federal Express or UPS), all charges prepaid, furnishing a receipt upon delivery, and addressed to the party to whom the notice is addressed at the address of the party. The address of each party executing this Agreement on the date hereof is:

Lessee:

Ultra Wyoming LGS, LLC

c/o Ultra Resources, Inc.

400 North Sam Houston Parkway East, Suite 1200

Houston TX 77060

Attention: Marshall D. Smith, Senior Vice President and Chief Financial Officer

Telecopy No.: 281-876-2831

With a copy to:

Ultra Petroleum Corp.

400 North Sam Houston Parkway East, Suite 1200

Houston TX 77060

Attention: Legal Department

Telecopy No.: 281-876-2831

Company:

Pinedale Project Company, LP

4200 W. 115th Street, Suite 210

Leawood, KS 66211

With a copy to:

Husch Blackwell LLP

4801 Main Street, Ste. 1000

Kansas City, MO 64112

Attn: Brogan T. Sullivan

Telecopy No.: 816-983-8080

Parent:

CorEnergy Infrastructure Trust, Inc.

f/k/a Tortoise Capital Resources Corporation

4200 W. 115th Street, Suite 210

Leawood KS 66211

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With a copy to:

Husch Blackwell LLP

4801 Main Street, Ste. 1000

Kansas City, MO 64112

Attn: Brogan T. Sullivan

Telecopy No.: 816-983-8080

Equity Investor:

Ross Avenue Investments, LLC

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4200E

Dallas, TX 75201

Attn: Managing Director, Energy Finance Group – Oil & Gas

Telecopy No.: 214-720-6222

With a copy to:

Ross Avenue Investments, LLC

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4200E

Dallas, TX 75201

Attn: Law Department

Telecopy No.: 214-720-6296

The addresses to which notices and demands shall be delivered or sent may be changed from time to time by notice served by either party upon the other as provided above.

3.3 Deemed Delivery. Notice shall be deemed to have been served at the earlier of the date received, refused or returned as undeliverable to the address as provided in Section 3.2. If such notice pertains to the change of address of either of the parties, then such notice shall be deemed to have been served upon receipt thereof by the party to whom such notice is given.

3.4 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware.

3.5 Successors and Assigns. This Agreement shall be binding upon the Company, Lessee, Parent, the Equity Investors and their permitted successors and assigns. The rights and obligations under this Agreement may not be assigned by a party without the express written consent of the other parties hereto, except (a) by an Equity Investor when done in compliance with Section 2.3 and the other terms of this Agreement and (b) Lessee’s interests hereunder may be assigned by Lessee in connection with an assignment by Lessee of its interests in the Lease and the Leased Property (in accordance with the terms of, and as defined in, the Lease).

3.6 Amendment, Waiver. This Agreement may be amended from time to time by an instrument in writing signed by the parties hereto. No failure or delay on the part of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or

9

consent shall be effective only in the specific instance and for the purpose for which given. Each party to this Agreement consents to the execution of an Addendum Agreement by the Company to add a Person as an Equity Investor, and upon such execution of an Addendum, the New Equity Investor (as defined in the Addendum Agreement) shall be deemed a party to this Agreement as if a signatory hereto.

3.7 Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and the plural.

3.8 Termination. This Agreement shall terminate automatically: (i) upon the termination of the Lease, or (ii) in the event that the rights of Lessee under the Lease are foreclosed on by a lender to Lessee. This Agreement may also be terminated by an instrument in writing signed by the each of the parties to this Agreement.

3.9 Severability. If any term or provision contained in this Agreement is or is hereafter found to be inconsistent with, contrary to or invalid or unenforceable under any law or official rule, regulation or order, this Agreement shall be deemed to be modified accordingly and the remaining terms and provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

3.10 Section and Paragraph Headings. The sections and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

3.11 Equitable Remedies. All representations, warranties and agreements of the parties in this Agreement shall be deemed special, unique and extraordinary. Any breach of any representation, warranty or agreement by any party shall be deemed to cause the other parties irreparable injury not properly compensable by damages in an action at law, such that the rights and remedies of a non-breaching party may be enforced both at law or in equity. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement shall be inadequate, agrees that each other party hereto shall be entitled to seek specific performance and injunctive and other equitable relief in order to maintain the status quo in case of any such breach or attempted breach and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

PINEDALE CORRIDOR, LP, a Delaware limited partnership

By: PINEDALE GP, INC., a Delaware corporation, its general partner

By:
Name:
Title:

LESSEE:

ULTRA WYOMING LGS, LLC, a Delaware limited liability company

By:
	Name:	Marshall D. Smith
	Title:	Senior Vice President and Chief Financial Officer

PARENT:

CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation

By:
Name:
Title:

EQUITY INVESTORS:

PINEDALE GP, INC.

By:
Name:
Title:

ROSS AVENUE INVESTMENTS, LLC

By:
Name:
Title:

Exhibit A

Limited Partnership Agreement

Exhibit B

EQUITY INVESTORS AS OF THE CLOSING DATE

CORENERGY INFRASTRUCTURE TRUST, INC. (formerly known as TORTOISE CAPITAL RESOURCES CORPORATION), a Maryland corporation

PINEDALE GP, INC., a Delaware corporation, a wholly-owned direct subsidiary of CoreEnergy Infrastructure Trust, Inc.

ROSS AVENUE INVESTMENTS, LLC, a Delaware limited liability company that is directly wholly-owned by The Prudential Insurance Company of America, which itself is a wholly-owned direct subsidiary of Prudential Financial, Inc.

15

Exhibit C

Addendum Agreement

Addendum Agreement made this      day of             , 20    , by and among                     (the “New Equity Investor”) and [    ], a Delaware limited partnership (the “Company”), and the other Equity Investors (the “Equity Investors”) of the Company, who are parties to that certain Equity Investors’ Agreement dated [    ], 2012 (the “Agreement”), among CorEnergy Infrastructure Trust, Inc. (“Parent”), the Company, Ultra Wyoming LGS, LLC, a Delaware limited liability company (“Lessee”) and the Equity Investors.

W I T N E S S E T H:

WHEREAS, Parent, the Company, Lessee and the Equity Investors entered into the Agreement to impose certain restrictions and obligations upon the Transfer (as defined in the Agreement) of the equity interests in Company and other matters;

WHEREAS, the New Equity Investor is desirous of becoming a general/limited partner of the Company; and

WHEREAS, the Company, the Lessee and the Equity Investors have required in the Agreement that all persons acquiring a partnership interest in Company must enter into an Addendum Agreement binding the New Equity Investor to the Agreement to the same extent as if it was an original party thereto, so as to promote the mutual interests of the Company, the Lessee, the Equity Investors and the New Equity Investor by imposing the same restrictions and obligations on the New Equity Investor and the partnership interests in the Company to be acquired by it as were imposed upon the Equity Investors under the Agreement,

NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the acquisition of a partnership interest in the Company, the New Equity Investor acknowledges that it has read the Agreement. The New Equity Investor shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if it was an “Equity Investor” as defined in the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.

New Equity Investor

By

Address for notices under
Section 3.2 of the Agreement:

[ ], a Delaware limited partnership,

By:
Name:
Title

16

Exhibit D

Confidentiality Provisions

EQUITY INVESTORS’ AGREEMENT

Confidentiality

Reference is hereby made to the First Amended and Restated Limited Partnership Agreement of Pinedale Corridor, LP, dated as of             , 2012 (the “Partnership Agreement”) by and between Pinedale GP, Inc. (as General Partner) and Ross Avenue Investments, LLC (as a Class B Limited Partner) (“Ross Avenue Investments”). It is a requirement of the Partnership Agreement and the LGS Transaction Documents that Ross Avenue Investments and its Affiliates (including Prudential Investment Management, Inc., The Prudential Insurance Company of America and Prudential Financial, Inc.) (collectively, “Prudential”) as a “Partner”, “Recipient Party”, “Representative” or otherwise agree to maintain the confidentiality of all Confidential Information (herein defined) provided to Lessor or Prudential pursuant to the LGS Transaction Documents. The confidentiality provisions contained in this Exhibit D are intended to consolidate into a single document the confidentiality provisions applicable to Prudential both before and after the effective date of the LGS Equity Investors’ Agreement (the “Effective Date”). The terms of this Exhibit D (as they relate to Prudential) shall be operative and supersede any and all other confidentiality obligations or undertakings contained in any of the LGS Transaction Documents or related agreements. Terms used but not otherwise defined herein shall have the meanings set forth in the LGS Transaction Documents.

(a) General Confidentiality Provisions. Prudential agrees to maintain the confidentiality of the Confidential Information in accordance with procedures adopted in good faith to protect confidential information of third parties delivered to Prudential, provided that Prudential may deliver or disclose Confidential Information to (i) its directors, officers and employees (to the extent such disclosure reasonably relates to the administration of the investment represented by interests in the Partnership, including the Class B Limited Partnership Interests and to the extent such Person is subject to an obligation of confidentiality), (ii) Prudential’s financial advisors, attorneys and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Exhibit D or who are otherwise subject to a professional obligation of confidentiality, (iii) any other Partner in the Partnership which is not a Disqualified Person, (iv) any institutional investor (other than a Disqualified Person) to which Prudential sells or makes a bona fide offer to sell its interests in the Partnership (in accordance with the terms of the Partnership Agreement); provided that such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of Section 26.10 of the Lease, (v) any Person (other than a Disqualified Person) from which Prudential offers to purchase any interest in the Partnership; provided, such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Exhibit D, (vi) any federal or state regulatory authority having jurisdiction over Prudential, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about Prudential’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary (w) to effect compliance with any law, rule, regulation or order applicable to Prudential, (x) in response to any subpoena or other legal process, or (y) if a Lessee Event of Default has occurred and is continuing, to the extent Prudential reasonably determines such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Lease or other LGS Transaction Documents; provided that in the case of clauses (i) and (ii) above, Prudential shall be responsible for any disclosure by such person in contravention of the terms of this Exhibit D). Prudential agrees in connection with any transfer of an interest in the Partnership to require the transferee to agree and confirm, in writing, that such purchaser accepts the terms and agrees to be bound by the confidentiality provisions contained in the Partnership Agreement, the Equity Investors’ Agreement and the Lease.

17

(b) Standstill. Prudential acknowledges and agrees that the Confidential Information may constitute material nonpublic information and confirms that it is familiar with federal and state securities laws concerning material non-public information. Prudential confirms that it will not use the Confidential Information in any manner inconsistent with those laws.

(c) Special Restrictions Regarding Proprietary Information. Notwithstanding anything to the contrary set forth in this Exhibit D or elsewhere in the LGS Transaction Documents, no Proprietary Information may, under any circumstance at any time during the term of the Lease and for a period of two (2) years following its termination, be (i) disclosed to any Person who, at the time of such disclosure, is a Disqualified Person, or (ii) without the written consent of Lessee, be disclosed in any document, agreement or exhibit filed pursuant to the federal securities laws or any rules or regulations promulgated thereunder.

(d) Survival, Specific Performance and Equitable Remedies. The obligations of Prudential under this Exhibit D, and of all Persons to whom Confidential Information or Proprietary Information is disclosed by Prudential, shall survive the expiration and termination of the LGS Equity Investors’ Agreement and the Lease and shall continue for a period of two (2) years after termination of the Lease. Prudential acknowledges and agrees (and all Persons to whom Confidential Information or Proprietary Information is disclosed shall be deemed to acknowledge and agree) that Lessee may suffer irreparable harm in the event of a breach of the provisions of this Exhibit D, or by a disclosure of Confidential Information or Proprietary Information by any other Person to whom Confidential Information or Proprietary Information is disclosed hereunder, in each case for which Lessee has no adequate remedy at law. Therefore, in addition to all other remedies available pursuant to the terms of the LGS Equity Investors’ Agreement or at law, Lessee shall have the right to obtain immediate injunctive or other equitable relief upon a breach of this Exhibit D by Prudential or any other Person to whom Confidential Information or Proprietary Information is disclosed.

(e) Defined Terms. For purposes of this Exhibit D:

“Confidential Information” means (a) all Proprietary Information, and (b) all other information furnished to Lessor or Prudential by or on behalf of Lessee, Lessee Guarantor or any of their respective Affiliates prior to, on or after the Effective Date of the LGS Equity Investors’ Agreement and designated as confidential. Notwithstanding the foregoing, Confidential Information shall not include information that (i) was publicly available or otherwise known to Prudential on a nonconfidential basis prior to the time of such disclosure, (ii) subsequently becomes publicly known other than as a result of actions or omissions in violation hereof or in violation of any confidentiality obligations contained in the LGS Transaction Documents or other agreement, (iii) otherwise is received by Prudential at any time from a third party having the right to make disclosure thereof, provided that such information was not obtained from such third party under an obligation to maintain confidentially.

“Proprietary Information” means (a) the business concept, operating techniques, marketing methods, financial information, plans, site and system renderings, schedules, itemized costs, development plans and all related trade secrets or confidential or proprietary information treated as such by Lessee, whether by course of conduct, by letter or report or by use of any appropriate proprietary stamp of legend designating such information item to be confidential or proprietary, by communication to such effect made prior to or at the time any such Proprietary Information is disclosed to Lessor or Prudential, or otherwise, (b) all financial statements and financial information that relates to the Liquids Gathering System delivered to Lessor or Prudential by Lessee, Lessee Guarantor or any of their respective Affiliates pursuant to Section

18

26.7(b) of the LGS Lease Agreement and similar financial statements and financial information that relates to the Liquids Gathering System delivered to Lessor by Lessee, Lessee Guarantor or any of their respective Affiliates prior to the Effective Date of the LGS Equity Investors’ Agreement, and (c) all Flow and Volume Information and similar information that relates to the Liquids Gathering System delivered to Lessor or Prudential by Lessee or Lessee Guarantor prior to the Effective Date of the LGS Equity Investors’ Agreement. Notwithstanding the foregoing, Proprietary Information shall not include information that is publicly available other than as a result of actions in violation hereof or in violation of any confidentiality obligations contained in the LGS Transaction Documents.

19

Exhibit K

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

SNDA

[See attached]

Exhibit L

Confidential Treatment Requested. Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “[Redacted].” A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LEASE

between

ULTRA WYOMING LGS, LLC,

as Lessee

and

PINEDALE CORRIDOR, LP,

as Lessor

(continued)

(continued)

(continued)

(continued)

Page
EXHIBITS

Exhibit A	BLM Easements
Exhibit B	Central Gathering Facility Exhibit
Exhibit C	Form of Equity Investor Agreement
Exhibit D	Estoppel Certificate
Exhibit E	Form of SNDA
Exhibit F-1	Form of Services Agreement
Exhibit F-2	Form of Gathering Agreement
Exhibit G	[Intentionally Deleted]
Exhibit H	List of Improvements
Exhibit I	List of Initial Lessor Loan Document
Exhibit J	Lessee Guaranty
Exhibit K	Lessor Guaranty
Exhibit L	[Intentionally Deleted]
Exhibit M	LGS Pipeline Riser Exhibit
Exhibit N	Liquids Gathering System Map
Exhibit O	Liquids Gathering System Inlet Flange Photograph
Exhibit P	Memo of Lease

SCHEDULES
Schedule 27.1	SPE Definitions; Governing Document Requirements

v

LEASE

This Lease (as amended, restated, replaced, supplemented, or otherwise modified from time-to-time, this “Lease”) is dated as of December     , 2012 (“Effective Date”) and is made by and between:

Lessor: PINEDALE CORRIDOR, LP, a Delaware limited partnership

and

Lessee: ULTRA WYOMING LGS, LLC, a Delaware limited liability company

In consideration of the rents and the other terms, covenants and conditions set forth in this Lease, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor’s rights, title, and interests in and to the Leased Property (defined below) upon the following terms and conditions:

ARTICLE I.

FUNDAMENTAL LEASE PROVISIONS

1.1 Definitions. For all purposes of this Lease, except as may be expressly set forth herein or unless the context clearly indicates a contrary intent, the following terms have the following definitions:

“Action” means, for any Person, such Person’s filing a petition under the Code, or initiating a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts.

“Actual Daily Product Volume” means for any calendar month [redacted] transported through the Liquids Gathering System. For the avoidance of doubt, Actual Daily Product Volume shall include [redacted] physically transported through the Liquids Gathering System from Additional Lines, if any, even if such Additional Lines do not become part of the Leased Property as provided in Section 10.1.

“Actual Knowledge” means (a) with respect to any Ultra Entity Person, as of any date, the then current actual knowledge of the President, Senior Vice President of Operations and Chief Financial Officer of Ultra Resources as of such date, and not any implied, imputed or constructive knowledge of such individuals, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review any information, (b) with respect to Pinedale, as of any date, the then current actual knowledge of the Chair of the Board, the President and the Principal Accounting Officer of CorEnergy Infrastructure Trust, Inc. as of such date, and not any implied, imputed or constructive knowledge of such individuals, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review any information, and (c) with respect to any other Person, as of any date, the then current actual knowledge of the Responsible Officers of such Person as of such date, and not any implied, imputed or constructive knowledge of such individuals, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review any information. The foregoing qualification of Actual Knowledge shall in no event give rise to any personal liability on the part of any such Person or any other officer or employee of such party or its Affiliates on account of any breach hereunder.

“Additional Lines” means such additional easements and rights of way and such additional gathering lines, distribution or sales lines, and appurtenances that connect to or adjoin the Leased Property but that are, in all cases, either upstream or downstream of the Liquids Gathering System, as Lessee may from time-to-time desire or be required to use, acquire or make.

“Additional Rent” means all amounts, costs, expenses, Losses, liabilities, indemnities and other monetary obligations (including Lessee’s obligation to pay any interest at the Default Interest Rate hereunder) which Lessee is required to pay pursuant to the terms of this Lease, other than Base Rent.

“Adjustment Date” means the first day of the month following the month in which the first anniversary of the Effective Date occurs, and every anniversary of such first day of the month thereafter during the Term.

“Adverse Party” means, as of any date, (a) any Person who is, or whose Affiliate is, an adverse party in any then-existing litigation or arbitration involving Lessee or an Affiliate of Lessee, (b) any Person who is, or whose Affiliate is, the potential plaintiff or claimant in any litigation which has been threatened in writing against Lessee or any Affiliate of Lessee, (c) any Person who (i) is a substantial investor in Lessee or any Affiliate of Lessee, and (ii) has a pending proposal to merge with, acquire or takeover Lessee or any Affiliate of Lessee, which merger, acquisition or other takeover shall not have been approved by the board of directors of Lessee or such Affiliate or otherwise be perceived by Lessee or such Affiliate to be hostile to the management of Lessee or such Affiliate, and (d) any Affiliate of each Person in subsection (c). Within ten (10) Business Days after written request therefor from Lessor, Lessee shall advise Lessor if a Person(s) named by Lessor in such notice is an Adverse Party within the scope of this definition.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and, with respect to a Person, includes any Subsidiary of that Person.

“Agreed FMV Rent” has the meaning given in Section 25.1(b).

“Applicable Leased Assets” has the meaning given in Section 25.4(b).

“Applicable Legal Requirements” mean all statutes, ordinances, regulations and codes of any Governmental Authority having jurisdiction, including, without limitation, zoning, health, fire, safety and building codes, applicable to the Leased Property (or portion thereof at issue), applicable to Lessee (with respect only to Lessee’s (rather than Lessor’s) obligations hereunder regarding compliance with Applicable Legal Requirements), or applicable to Lessor (with respect only to Lessor’s (rather than Lessee’s) obligations hereunder regarding compliance with Applicable Legal Requirements).

“Auditor’s Report” means, with respect to financial statements or information of Lessee Guarantor or Lessee required to be delivered pursuant to Section 26.7(b)(ii) (a) the written report of the auditor for Lessee Guarantor or Lessee, as applicable, with respect to such financial statements or information (excluding any auditor’s report on internal controls), manually executed by such auditor, and (b) a manually executed consent of such auditor to the inclusion of such auditor’s report in filings to be made by Lessor or Lessor Guarantor with the Securities and Exchange Commission.

“Bankruptcy Action” means, with respect to any Person, if such Person:

(a) makes an assignment for the benefit of creditors;

(b) files a voluntary petition in bankruptcy;

(c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings;

(d) consents to, orchestrates or participates in the orchestration of, or files a petition or answer seeking for itself, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding;

(f) seeks, consents to, orchestrates or participates in the orchestration of, or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Person or of all or any substantial part of its properties;

(g) fails to cause the dismissal of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation within one hundred twenty (120) days after the commencement of such proceeding;

(h) fails to cause the vacation or stay of any appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties made without such Person’s consent or acquiescence, within ninety (90) days after such appointment and, if stayed within such time period, the vacation of such appointment within ninety (90) days after the expiration of such stay; or

(i) takes any action in furtherance of any of the foregoing.

“Base Daily Product Volume” means the [redacted] transported through the Liquids Gathering System for the fiscal quarter ending December 31, 2011, being [redacted] per day.

“Base Rent” means (a) during the Initial Term, (i) prior to the first Adjustment Date, $1,666,667 per month, and (ii) from and after the first Adjustment Date, [redacted] and (b) during any Renewal Term, the amount determined pursuant to Section 25.1 hereof.

“Beneficial Owner” a Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” and have “beneficial ownership of” any equity interests or other securities:

(a) which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

(b) which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any equity interest or other security under this subsection (b) as a result of an agreement, arrangement or understanding to vote such equity interest or other security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (ii) is not also then reportable by such Person on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(c) which are “beneficially owned,” directly or indirectly, by any other Person (or any Affiliate thereof) with which such Person (or any of such Person’s Affiliates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (b) above) or disposing of any voting equity interests or other securities of Lessor, provided, however, that (A) a Person engaged in business as an underwriter of securities shall not be deemed the “Beneficial Owner” of or to “beneficially own” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting, and (B) the existence of rights of first bid, pre-emptive rights, drag along rights, or tag along rights set forth in the Lessor’s Governing Documents shall not themselves cause one Person to be deemed the Beneficial Owner of Lessor Equity Interests held by one or more other Equity Investors.

“BLM” means the United States Department of the Interior Bureau of Land Management, Wyoming State Office.

“BLM Easements” means the easements, rights of way and agreements listed in Exhibit A, the rights of the holder thereunder having been assigned to Lessee by Ultra Resources, and as subsequently assigned to Lessor by Lessee by assignment documents dated as of the Effective Date.

“Burdensome Buyout Lease Termination Date” has the meaning given in Section 25.5(c).

“Burdensome Buyout Notice” has the meaning given in Section 25.5(a).

“Burdensome Buyout Response Notice” has the meaning given in Section 25.5(b).

“Burdensome Event” means any one or more of the following events or circumstances: (a) Lessee has been or will be obligated to make indemnity payments or expenditures or take Corrective Action in respect of Lessee’s Environmental Liabilities under Article XXII of this Lease in excess of fifty percent (50%) of the Insured Value and any such amounts payable in the future would be avoided by termination of this Lease, (b) Lessee has been or will be obligated to make payments or expenditures as a result of compliance with changes in Applicable Legal Requirements, practices, or standards under this Lease in excess of fifty percent (50%) of the Insured Value and any such amounts payable in the future would be avoided by termination of this Lease, (c) there is a change in Applicable Legal Requirements, or industry practices or standards which (i) requires modification of any part of the Leased Property, the cost of which Lessee reasonably anticipates to be in excess of fifty percent (50%) of the Insured Value, or (ii) makes Lessee’s use of the Leased Property under the terms of the Lease uneconomic, or (d) Lessee’s use of the Leased Property for its intended purposes becomes, in Lessee’s sole but reasonable judgment, uneconomic.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas, are authorized or required by law to remain closed. If the last day of any time period under this Lease, or the last day for performance of any obligation, or for giving any notice, or for taking any other action under this Lease falls on a day that is not a Business Day, then the last day of such time period shall be extended to the first day thereafter that is a Business Day.

“Capital Improvements” means such alterations, additions and replacements to any of the Improvements or Personal Property as Lessee may from time-to-time desire or be required to make.

“Casualty Date” means the date fire or other casualty damages any portion of the Improvements or Personal Property.

“Casualty Proceeds” means the insurance proceeds actually received by or payable to Lessee with respect to a fire or other casualty of the Leased Property, but excluding from such insurance proceeds (a) Lessee’s reasonable third party costs and expenses (including reasonable attorneys’ fees and expenses) incurred in collecting same, (b) as of any date, proceeds previously paid to Lessee and used to repair, restore or replace the Leased Property as a result of such fire or other casualty, and (c) the proceeds of any business interruption or similar insurance with respect to such fire or other casualty.

“Casualty Response Notice” has the meaning assigned to such term in Section 15.1(c).

“Casualty Termination Date” has the meaning assigned to such term in Section 15.1(d).

“Central Gathering Facility” or “CGF” means each of the four locations within the Liquids Gathering System at which condensate, produced water, and associated natural gas is collected and separated for sale and transport off the subject location or alternatively, in the case of associated natural gas, used for fuel or flared on the subject location, as of the Effective Date and as such locations may be modified after the Effective Date as permitted by this Lease. A legal description of each of CGF#1, CGF#2, CGF#3 and CGF#4 as of the Effective Date is set out on the attached Exhibit B.

CGF#1: means the Central Gathering Facility identified in the “Identification” header on Exhibit B attached hereto as “Central Gathering Facility #1”.

CGF#2: means the Central Gathering Facility identified in the “Identification” header on Exhibit B attached hereto as “Central Gathering Facility #2”.

CGF#3: means the Central Gathering Facility identified in the “Identification” header on Exhibit B attached hereto as “Central Gathering Facility #3”.

CGF#4: means the Central Gathering Facility identified in the “Identification” header on Exhibit B attached hereto as “Central Gathering Facility #4”.

“Code” means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

“Competitor” means, as of any date, (a) any Person engaged in the business of exploration or production of oil or gas, and (b) for so long as an Ultra Entity Person is Lessee, any Person for whom the performance of the types of services commonly known as the midstream services, which services generally include gathering, fractionating, storing, transporting and marketing of oil, natural gas and natural gas liquids, is the primary or a significant source of revenue, and (c) any Affiliate of any Persons described in subsections (a) – (b), above.

“Condensate” means liquid hydrocarbons.

“Condensate Loading Point” means the condensate loading coupling off each condensate storage tank located on a Central Gathering Facility as of the Effective Date, and as the Condensate Loading Points may be modified as permitted by this Lease.

“Condensate Terminus Point” means the (a) inlet flange for each LACT Unit Facility, and (b) each Condensate Loading Point as of the Effective Date, and as they may be modified as permitted by this Lease.

“Confidential Information” means (a) all Proprietary Information, and (b) all other information furnished to Lessor by or on behalf of Lessee, Lessee Guarantor or any of their respective Affiliates prior to, on or after the Effective Date and designated as confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is publicly available other than as a result of actions in violation of Section 26.10 hereof.

“Control” or any derivation thereof has the meaning set forth in Rule 12b-2 under the Exchange Act. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Lease Rights” means the voting or other rights a Person possesses or exercises, directly or indirectly, which allows or would allow such Person to Control a vote on, consent to, approval of or blocking of decisions made by Lessor with respect to actions, decisions, approvals, waivers, consents, declarations of default, exercise of remedies or other matters under this Lease, whether through ownership of securities, the ability to exercise voting power, by contract, arrangement, understanding, course of conduct or otherwise; provided that for purposes of Section 17.5(a)(v), Sections 17.5(b) and (c), and Section 27.1(b), each Disqualified Person shall be deemed to Control the Lessor Equity Interests Beneficially Owned by each other Disqualified Person.

“Corrective Action” means environmental investigation and/or remediation, including Phase II testing, sampling, engineering, consulting, reporting, active remediation, passive remediation, monitoring and risk assessment or any combination of these activities.

“Current Lease Term End” means the end of the then current Term assuming that there will not be a Renewal Term at the end thereof.

“Debtor Relief Law” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time-to-time in effect and affecting the rights of creditors generally.

“Default Interest Rate” means, for any period, (a) with respect to any obligation of (i) any Ultra Entity Person, and (ii) any other Lessee or Lessee Guarantor hereunder if as of the date of such Lessee’s acquisition of the leasehold estate under this Lease either such Lessee or Lessee Guarantor is an Investment Grade Person, and their respective Affiliates, the lesser of (A) the annual rate of two percent (2%) over the average base, non-default rate of interest for such period (and without imputation of any gross-up components or default interest), under such Person’s Indebtedness which is Material Debt and which is held by a third party not an Affiliate of such Person, or, if such Person does not have any such Material Debt, then the Prime Rate for such period, and (B) the highest rate permitted by Applicable Legal Requirements, and (b) with respect to any obligation of Pinedale or any of its Affiliates, the lesser of (i) the annual rate of two percent (2%) over the average base, non-default rate of interest for such period (and without imputation of any gross-up components or default interest), under the Permitted Indebtedness of such Person which is held by a third party not an Affiliate of such Person or, if such Person does not have any such Permitted Indebtedness, then the Prime Rate for such period, and (ii) the highest rate permitted by Applicable Legal Requirements, and (c) with respect to any other Lessee, Lessee Guarantor, Lessor or Lessor Guarantor with respect to their respective obligations under or related to this Lease, the lesser of (i) the annual rate of six percent (6%) over the Prime Rate for such period, and (ii) the highest rate permitted by Applicable Legal Requirements.

“Designation Notice” has the meaning given in Section 25.1(c).

“Discount Rate” means the greater of (a) the interest rate (on the date of termination of this Lease by Lessor pursuant to its remedies under Section 23.2(a)(i)) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York, plus one half of one percent (0.5%), and (b) the Prime Rate on the date of termination of this Lease by Lessor pursuant to its remedies under Section 23.2(a)(i).

“Disqualified Person” means, as of any date, (a) so long as an Ultra Entity Person is the Lessee, each Ultra Designated Party, (b) each Competitor, and (c) each Adverse Party. Notwithstanding the foregoing, for so long as (i) both (A) Pinedale Corridor, LP, is the Lessor under this Lease, and (B) Pinedale Corridor, LP, is owned, in whole or in part, by direct or indirect subsidiaries of CorEnergy Infrastructure Trust, Inc., then no direct or indirect wholly owned subsidiary of CorEnergy Infrastructure Trust, Inc., shall be a Disqualified Person for purposes of this Lease, and (ii) both (A) Pinedale Corridor, LP, is the Lessor under this Lease, and (B) Pinedale Corridor, LP, is owned, in whole or in part, by direct or indirect subsidiaries of Prudential Financial, Inc., then no direct or indirect wholly owned subsidiary of Prudential Financial, Inc., shall be a Disqualified Person for purposes of this Lease.

“Due Date for Other Additional Rent” has the meaning given in Section 5.4.

“Easement Rights” means, collectively (a) the right, title and interest in the BLM Easements conveyed to Lessor pursuant to the Purchase Agreement, (b) the right, title and interest in the Jensen

Easements conveyed to Lessor pursuant to the Purchase Agreement, and (c) the right, title and interest conveyed to Lessor pursuant to the Easement Agreement and Transfer of Improvements (Nerd Farm) pursuant to the Purchase Agreement (but exclusive of the Improvements transferred pursuant to such Easement Agreement and Transfer of Improvements).

“Easements” means the BLM Easements, the Jensen Easements and the Nerd Farm Easement.

“Effective Date” has the meaning specified in the preamble.

“Effective Date Recorded Documents” means all restrictions and charges created or imposed pursuant to documents and instruments recorded in the Official Records against the Leased Property as of the time of conveyance of the Leased Property by Ultra Wyoming, Inc., to Lessor pursuant to the Purchase Agreement.

“Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, and other legally enforceable requirements relating to (a) pollution or protection of the environment or natural resources, (b) any actual or threatened depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the environment of, or any exposure to, any Hazardous Materials, or (c) the generation, manufacture, processing, distribution, use, treatment, storage, transport, disposal or handling of any Hazardous Materials; including the federal Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Federal Hazardous Materials Transportation Law, the Marine Mammal Protection Act, the Endangered Species Act, and the National Environmental Policy Act.

“Equity Investor” means any Person that beneficially owns any Equity Investor Interest.

“Equity Investor Agreement” means (a) that certain Equity Investors Agreement entered into as of the Effective Date among Lessor, Lessee, CorEnergy Infrastructure Trust, Inc., Pinedale GP, Inc., and Ross Avenue Investments, LLC, and as the same may be subsequently amended, supplemented or restated, and (b) each subsequent Equity Investors Agreement to be entered into after the Effective Date between (i) Lessor, (ii) Lessee, (iii) each owner of a Lessor Equity Interest, and (iv) the respective applicable Affiliates of Lessor and each Lessor Equity Interest Owner to the extent such Affiliate is (or Affiliates are) required to guaranty the obligations of such Person(s) under the Equity Investor Agreement as a result of the application of the definition of the term “Permitted Controller of Lease Rights” to such Person(s), in substantially the form of Exhibit C hereto (but with (A) the last sentence of the defined term “Transfer” therein deleted, and (B) the last sentence of Section 2.7(b) therein and Exhibit D thereto shall be deleted), and in each case as the same may be subsequently amended, supplemented or restated.

“Equity Investor Interest” means each beneficial ownership interest in equity of the Lessor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimates” has the meaning given in Section 25.1(c).

“Excess Product Volume Factor” means for any calendar month during the Term from and after the first Adjustment Date, the greater of [redacted].

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Matters” has the meaning given in Section 6.3.

“Exclusions from Lessee’s Indemnification Obligations” has the meaning given in Section 21.1(a).

“Fair Market Rent” means, with respect to the Leased Property during the proposed Renewal Term (or, for purposes of Lessor’s Lease termination remedy during the continuance of a Level 1 Lessee Default, during the portion of the Term which would have occurred after termination of this Lease as a result of such Level 1 Lessee Default), that rental rate that is a fair market value rental rate that would apply assuming that the Leased Property is exposed on the open market as a rental property for the proposed Renewal Term (or, with respect to termination of this Lease by Lessor as a result of a Level 1 Lessee Default, during the portion of the Term which would have occurred after such termination of this Lease), taking into account all relevant factors. The Fair Market Rent will be assumed to be a monthly rent payable in advance on the first day of each calendar month. The Fair Market Rent may, but is not required to, follow the model of the current rent structure, i.e., having Base Rent.

“Fair Market Rent Determination Notice” has the meaning given in Section 25.1(c).

“Fair Market Value” or “fair market value” means the price that would be agreed on between a willing buyer and a willing seller, with neither being required to act, and both having reasonable knowledge of the relevant facts.

“Flash Gas Terminus Point” means (a) with respect to CGF#1 , CGF #3, and CGF #4, the dehydrator located on each such Central Gathering Facility; and (b) with respect to CGF #2, the gas outlet flange on the Effective Date on (i) each three-phase heated separator located on CGF #2, (ii) each condensate storage tank located on CGF #2, and (iii) each water storage tank located on CGF #2, in each case, as of the Effective Date, and as they may be modified as permitted by this Lease.

“Flow and Volume Information” means the flow and volume information of the type to be furnished by Lessee pursuant to Section 26.7(b)(i).

“Force Majeure” has the meaning given in Section 26.2.

“Four Quarters Lessor EBITDA” means, on any date, Lessor EBITDA for the four fiscal quarters ending on such date, or if such date is not the last day of Lessor’s fiscal quarter, ending on the most recent March 31, June 30, September 30 or December 31, in all events assuming payment of Base Rent by Lessee as required by this Lease; provided that if Lessor elects to pay for a Non-Removable Addition or a Removable Addition under Article X, Four Quarters Lessor EBITDA for any four fiscal quarter period shall be calculated on a pro forma basis to give effect to any such Non-Removable Addition or Removable Addition completed during such period as if such Non-Removable Addition or Removable Addition had been completed on the first day of such period.

“GAAP” means generally accepted accounting principles in effect from time-to-time in the United States of America.

“Gathering Agreement” means the Gathering Agreement in the form attached hereto as Exhibit F-2.

“Good Condition and Repair” means good condition and repair consistent with (a) Lessee’s past practices and industry standards, and (b) the condition and repair that a reasonably prudent operator would maintain for a gathering system of similar size, nature, use, age and location.

“Governing Documents” means (a) with respect to Pinedale Corridor, LP, the First Amended and Restated Limited Partnership Agreement of Lessor dated as of December 7, 2012, and the Certificate of

Limited Partnership of Lessor executed on November 30, 2012, and filed with the Delaware Secretary of State on December 3, 2012, (b) with respect to a Person that is a limited partnership, its limited partnership agreement and certificate of limited partnership, (c) with respect to a Person who is a general partnership, its partnership agreement, (d) with respect to a Person who is a limited liability company, its limited liability company agreement, together with its certificate of formation and any operating agreement, regulations and similar agreements or documents of such Person, (e) with respect to a Person who is a corporation, its articles of organization and bylaws, together with any shareholders agreement and similar agreements and documents of such Person, (f) in the case of any other form of entity, its organizational agreements, certificates and documents, and (g) in each case, with respect to subsections (a) –(f), as such agreements, certificates and documents may be amended and/ or restated from time-to-time, subject however to the limitations on amendments set forth herein.

“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over any of the Leased Property, applicable to Lessee (with respect only to Lessee’s (rather than Lessor’s) obligations hereunder regarding compliance or interaction with Governmental Authority), or applicable to Lessor (with respect only to Lessor’s (rather than Lessee’s) obligations hereunder regarding compliance or interaction with Governmental Authority).

“Hazardous Materials” means (a) any substance that is designated as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act, (b) any petroleum, petroleum hydrocarbons, petroleum products, petrochemical products and any components, fractions or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas, and any mixtures thereof, and (c) radioactive materials or polychlorinated biphenyls.

“Impositions” mean, collectively, all charges, fees and expenses imposed on the Leased Property under any Easement or any other Record Agreement during and accruing with respect to the Lease Term, but excluding in any event all Excluded Matters.

“Improvements” means all of the improvements and fixtures used directly in connection with the Liquids Gathering System including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters, in each case that are downstream of the inlet flange to each LGS Pipeline Riser and that are upstream of each LGS Terminus Point, including any of the foregoing described on the attached Exhibit H, but specifically excluding (a) any of the facilities, improvements and fixtures located upstream of the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the parties convenience, on the photograph on the attached Exhibit O), and (b) any of the facilities, improvements or fixtures located downstream of each LGS Terminus Point, except in each case to the extent explicitly described on Exhibit H. The term “Improvements” includes all of the improvements and fixtures which are a part of the Liquids Gathering System as described herein, regardless of whether they are included or properly described in Exhibit H.

“Indebtedness” means with respect to a Person, such Person’s (a) liabilities for borrowed money, (b) liabilities for the deferred purchase price of property acquired by it (excluding accounts payable arising in the ordinary course of businesses), (c) obligations that are required to be accounted for as capital leases on a balance sheet under GAAP (and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP), and (d) guaranty obligations with respect to liabilities of another Person of the type described in the preceding subsections (a)-(c).

“Indemnified Party” means a Lessor Indemnified Party or a Lessee Indemnified Party, as applicable.

“Indemnifying Party” has the meaning given in Section 21.3.

“Independent Appraiser” means an independent valuation firm with at least five (5) years’ experience in undertaking valuations of gas or other commodity pipeline properties.

“Independent Director” means in the case of a corporation, a natural person provided by a nationally-recognized company that provides professional independent directors who has not been, and during the continuation of his or her service as Independent Director is not, directly or indirectly:

(a) an employee, manager, stockholder, director, member, partner, officer, attorney or counsel of the corporation or any of its Affiliates (other than his or her service as an Independent Director of the corporation);

(b) a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the corporation or any of its shareholders or Affiliates (other than his or her service as an Independent Director if such Person has been provided by a nationally-recognized company that provides professional independent managers);

(c) a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person; or

(d) any member of the immediate family (including a grandchild or sibling) of a person described in subsections (a), (b) or (c) immediately above.

A natural person who otherwise satisfies the foregoing definition shall not be disqualified from serving as an Independent Director of the corporation because such person is an independent director of a “Special Purpose Bankruptcy Remote Entity” affiliated with the corporation that does not own a direct or indirect equity interest in the corporation if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors.

“Independent Manager” means in the case of a limited liability company, a natural person provided by a nationally-recognized company that provides professional independent managers who has not been, and during the continuation of his or her service as Independent Manager is not, directly or indirectly:

(a)	an employee, manager, stockholder, director, member, partner, officer, attorney or counsel of the limited liability company or any of its Affiliates (other than his or her service as an Independent Manager of the limited liability company);

(b) a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the limited liability company or any of its members or Affiliates (other than his or her service as an Independent Manager if such Person has been provided by a nationally-recognized company that provides professional independent managers);

(c) a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person; or

(d) any member of the immediate family (including grandchildren or siblings) of a person described in subsections (a), (b) or (c) immediately above.

A natural person who otherwise satisfies the foregoing definition shall not be disqualified from serving as an Independent Manager of the limited liability company because such person is an independent manager of a “Special Purpose Bankruptcy Remote Entity” affiliated with the limited liability company that does not own a direct or indirect equity interest in the limited liability company if such individual is an independent manager provided by a nationally-recognized company that provides professional independent managers.

“Index” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 1982-1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency.

“Index Adjustment” means the quotient (expressed as a percentage) of (a) the change, if any, between (i) the average of the Index for the twelve months ended two months prior to the applicable Adjustment Date, and (ii) the average of the Index for the twelve months ended fourteen months prior to such Adjustment Date (the “Base Index”), and (b) the Base Index. If the statistics are not available or if publication of the Index is modified or discontinued in its entirety, the Index Adjustment shall be determined on the basis of an index chosen by Lessor as a comparable and recognized index of the purchasing power of the United States consumer dollar published by the United States Department of Labor or other governmental agency. If the Index contemplated herein is not reported for the months required for the calculation set forth above, the parties agree to use the Index reported for the month(s) nearest preceding the month(s) required for such calculation.

“Initial Lessor Loan” means the Indebtedness evidenced and secured by the Initial Lessor Loan Documents.

“Initial Lessor Loan Documents” means the documents and instruments listed on Exhibit I.

“Initial Term” means that period beginning on the Effective Date and ending on the last day of the 180th full calendar month thereafter.

“Insured Value” means the full replacement cost of the Improvements and Personal Property as determined (a) if Lessee carries fire and casualty property insurance with respect to the Leased Property, by Lessee’s property insurer from time-to-time for purposes of issuing the property insurance required to be carried by Lessee under this Lease, and (b) if Lessee self-insures for fire and casualty loss or damage to the Leased Property and has no third party property insurer for such loss or damage to the Leased Property, by Lessee, determined in good faith.

“Investment Grade Person” means (a) a Person that has a long term issuer corporate credit rating or long-term unsecured debt rating of “BBB-” or higher from Standard & Poor’s or Fitch, or “Baa3” or higher from Moody’s Investor Service Inc., 2 or better from the National Association of Insurance Commissioners or an equivalent rating from another nationally recognized rating agency, or (b) an Affiliate of such Person whose obligations under this Lease are guaranteed by such Person.

“Involuntary” and “Involuntarily” includes, with respect to a Transfer or Lien, any transaction, proceeding or action by or in which Lessor or an Equity Investor is involuntarily deprived or involuntarily divested of any right, title or interest in and to its applicable property, rights or interests (including any seizure under levy of attachment or execution, transfer in connection with bankruptcy or other court proceeding to a trustee or receiver or other officer or agency or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property).

“Jensen Easements” means the following easements: (a) that certain Grant of Pipeline Easements dated June 24, 2010, recorded in Book 95, Page 423 of the Official Public Records, from Mary Kay Jensen, as grantor, to Ultra Resources, as grantee, and (b) that certain Grant of Pipeline Easements dated June 24, 2010, in Book 95, Page 418 of the Official Public Records, from Mary Kay Jensen, as personal representative of the Estate of John Wayne Jensen, individually, as grantor, to Ultra Resources, as grantee, as both such easements were assigned by Ultra Resources to Lessee, and as such easements were further partially assigned to Lessor pursuant to that certain Partial Assignment of Easements and Transfer of Improvements (LGS) [Jensen Easements] from Lessee, as assignor, to Lessor, as assignee, dated as of the Effective Date and recorded in the Official Public Records.

“LACT Unit Facilities” means the condensate pump, meter and sales point as well as the associated equipment downstream of the inlet risers to any Lease Automated Custody Transfer Unit located on a Central Gathering Facility as of the Effective Date, and as they may be modified as permitted by this Lease

“Land” means the land underlying, subject to and covered by the Easement Rights.

“Lease” has the meaning given in the preamble.

“Lease Assignment” means a Transfer by Lessee of its interest under this Lease or its interest in the Leased Property hereunder but excluding in any event any change or other circumstance which is a Non-Consent Matter.

“Leased Property” means the Liquids Gathering System and the Personal Property.

“Lessee” has the meaning given in the preamble.

“Lessee Casualty Termination Notice” has the meaning given in Section 15.1(b).

“Lessee Condemnation Proceeds” has the meaning given in Section 16.1(a).

“Lessee Taking Termination Notice” has the meaning given in Section 16.2(b).

“Lessee Environmental Liabilities” means Losses arising or resulting from (a) the actual presence, use, storage, generation or Release of any Hazardous Materials on, under, from or at the Leased Property or any portion thereof during the Lease Term for which Lessee or Lessor has any legal obligation, (b) allegations made in writing by a third party not Lessor, another Lessor Party or a Lessor Lender (but only so long as neither Lessor, any Lessor Party nor any Lessor Lender has affirmatively caused such third party to raise such allegation unless such allegation is required to be made by such third party under applicable law) regarding the presence, use, storage, generation or Release of any Hazardous Materials on, under, from or at the Leased Property or any portion thereof during the Lease Term for which Lessee or Lessor has any legal obligation, or (c) any violation of Environmental Laws occurring during the Lease Term at or adversely affecting any portion of the Leased Property for which Lessee or Lessor has any legal obligation, but excluding in any case with respect to subsections (a), (b) and (c), all Lessor Environmental Liabilities, all Excluded Matters and the matters described in Section 21.1(a)(A)-(I) and Section 21.1(b). It is further understood and agreed that Lessee Environmental Liabilities shall not in any event include any such matters or claims arising or occurring prior to the Effective Date, all of which such pre-Effective Date matters and claims shall be governed exclusively by the terms and conditions of such Purchase Agreement.

“Lessee Event of Default” has the meaning given in Section 23.1.

“Lessee Guarantor” means Ultra Petroleum and any successor Lessee Guarantor executing a Lessee Guaranty until any such Person is released from further liability upon a Lease Assignment as provided in Section 17.4. For avoidance of doubt, the term “Lessee Guarantor” does not include Ultra Resources.

“Lessee Guaranty” means that certain Lessee Guaranty executed by Ultra Petroleum and dated as of the Effective Date and any subsequent Lessee Guaranty executed after the Effective Date and in substantially the form of Lessee Guaranty attached as Exhibit J unless and until the Lessee Guarantor under such Lessee Guaranty is released to the extent provided in Section 17.4. For avoidance of doubt, the term “Lessee Guaranty” does not include the Resources Guaranty.

“Lessee Indemnified Parties” means Lessee, Lessee Guarantor, Ultra Resources and their respective Related Parties (solely in their capacity as such), and permitted successors and assigns of any of the foregoing, including any permitted successors by merger, consolidation or acquisition of all or substantially all of the Lessee’s rights under this Lease.

“Lessee Other Activities” shall have the meaning assigned to such term in Section 3.3.

“Lessee Party” means Lessee, any direct or indirect owner of Lessee, and their respective officers, employees, agents, servants or assignees.

“Lessee Property” means (a) the Permitted Capital Improvements and Additional Lines which Lessor does not purchase and which, accordingly, do not become a part of the Leased Property during the Lease Term as provided in Section 10.1, and (b) the other real and personal property now or hereafter owned or used by Lessee or its Affiliates in connection with operation of the Leased Property upstream or downstream of the Liquids Gathering System by Lessee or its Affiliates or in connection with Lessee Other Activities.

“Lessee Termination and Purchase Offer Rights” means Lessee’s Lease termination and purchase offer rights under Article XV (Casualty), Article XVI (Condemnation) and Section 25.5 (Burdensome Buyout).

“Lessee’s Possession” means, with respect to information, records, property, documents and materials, only such information, records, property, documents and materials as may be in the actual possession or control of Lessee or its Affiliates, and without including any information or materials in the possession or control of a third Person or any agent of Lessee or its Affiliates.

“Lessor” has the meaning given in the preamble.

“Lessor EBITDA” means the sum of Lessor’s net income plus, to the extent deducted in the calculation of net income, (a) income taxes, (b) interest expense, (c) amortization and depreciation, (d) Level 1A Lessor Default Payment Amount, and (e) amounts offset against Base Rent under Section 23.4(a)(vii). Lessor’s net income, interest expense and amortization and depreciation shall be determined in accordance with GAAP.

“Lessor Environmental Liabilities” means Losses arising or resulting from any of the following (a) the actual presence, use, storage, generation or Release of any Hazardous Materials on, under, from or at the Leased Property or any portion thereof during the Lease Term if and to the extent caused by or resulting from the negligence or willful misconduct of Lessor, any other Lessor Party or any Lessor Lender, (b) allegations made in writing by a third party not Lessee or another Lessee Party (but only so long as neither Lessee nor any Lessee Party has affirmatively caused such third party to raise such allegation unless such allegation is required to be made by such third party under applicable law) regarding the presence, use, storage, generation or Release of any Hazardous Materials on, under, from or at the Leased Property or any portion thereof during the Lease Term for which Lessee or Lessor has any legal obligation, if and to the extent caused by the negligence of willful misconduct of Lessor, any other Lessor Party or any Lessor Lender, or (c) any violation of Environmental Laws occurring during the Lease Term at or adversely affecting any portion of the Leased Property for which Lessee or Lessor has any legal obligation if and to the extent caused by the negligence or willful misconduct of Lessor, any other Lessor Party or any Lessor Lender, but excluding in any case with respect to subsections (a), (b) and (c), all Lessee Environmental Liabilities.

“Lessor Equity Interests” means the equity interests issued by Lessor including, as applicable, any general or limited partnership interests, limited liability company membership interests, common or preferred stock, or other interest which would be classified as equity on Lessor’s balance sheet under GAAP and any right to acquire such equity interests in Lessor, including upon conversion or exercise of securities. References herein to a percentage of Lessor Equity Interests means Lessor Equity Interests which confer on the holder thereof the right to vote the applicable percentage of votes for the election of directors or similar governing body, or to receive the applicable percentage of dividends, distributions, including liquidating distributions or other payments with respect to the Lessor Equity Interests.

“Lessor Equity Interest Owner” means each owner of a Lessor Equity Interest.

“Lessor Event of Default” has the meaning given in Section 23.3.

“Lessor Governing Document Required Terms” has the meaning given in Section 27.1(e).

“Lessor Guarantor” means CorEnergy Infrastructure Trust, Inc., a Maryland corporation (formerly known as Tortoise Capital Resources Corporation), and any successor Lessor Guarantor executing a Lessor Guaranty until any such Person is released from further liability upon a Permitted Sale as provided in Section 17.5(b).

“Lessor Guaranty” means that certain Lessor Guaranty executed by CorEnergy Infrastructure Trust, Inc., a Maryland corporation (formerly known as Tortoise Capital Resources Corporation) and dated as of the Effective Date and any subsequent Lessor Guaranty executed after the Effective Date and in substantially the form of Lessor Guaranty attached as Exhibit K unless and until the Lessor Guarantor under such Lease Guaranty is released to the extent provided in Section 17.5(b) upon a Permitted Sale.

“Lessor Indebtedness” means Indebtedness of the Lessor.

“Lessor Indemnified Parties” means Lessor, Lessor Guarantor and their respective Related Parties (solely in their capacity as such), and permitted successors and assigns.

“Lessor Interests” means (a) all or any portion of Lessor’s right, title and interest in and to the Leased Property, and (b) all or any portion of Lessor’s right, title and interest under this Lease.

“Lessor Lease Transaction” means a transaction pursuant to which Lessor enters into a lease or other agreement or arrangement with respect to the use and/ or occupancy by a third party of all or any portion of the Leased Property.

“Lessor Lender” means (a) any holder of (i) Lessor Indebtedness, or (ii) any Lien on any of the Lessor Interests or Lessor Equity Interests, and (b) any agent or trustee for such holders and counterparties.

“Lessor Loan” means the Indebtedness evidenced by the Lessor Loan Documents.

“Lessor Loan Document Criteria” means, with respect to Lessor Loan Documents, (a) such Lessor Loan Documents include each and every Required Loan Document Provision, and (b) such Lessor Loan Documents do not include any Prohibited Loan Document Provision. Any formal or informal waiver by Lessee of any failure of any Lessor Loan Document to comply with the Lessor Loan Document Criteria in any respect shall not in any event constitute a waiver of any other or further failure of any Lessor Loan Document to comply with the Lessor Loan Document Criteria thereafter.

“Lessor Loan Document Amendment” means an amendment, restatement, modification, supplement, waiver, refinancing, termination, supplement or replacement of a Lessor Loan Document, and “Amended” shall have a correlative meaning.

“Lessor Loan Documents” means the agreements and instruments evidencing and/or governing Indebtedness of the Lessor and the Liens securing such Indebtedness. Such term includes the Initial Lessor Loan Documents, all Lessor Loan Document Amendments thereto, all future Lessor Loan Documents, and all future Lessor Loan Document Amendments thereto.

“Lessor Parent” means (a) for so long as Pipeline is the Lessee, CorEnergy Infrastructure Trust, Inc., a Maryland corporation formerly known as Tortoise Capital Resources Corporation, and (b) for so long as any other Person is the Lessor, such Person’s ultimate parent company.

“Lessor Party” means Lessor, any Equity Investor, and their respective officers, employees, agents, servants, or assignees.

“Level 1 Lessee Default” means (a) any Lessee Event of Default described in Section 23.1(a) (Base Rent Defaults), (b) any Lessee Event of Default described in Section 23.1(b) (Additional Rent Defaults), (c) any Lessee Event of Default described in Section 23.1(d) (Lease Assignment or Sublease), (d) any Lessee Event of Default described in Section 23.1(g) (Debtor Relief Laws), and (e) any Lessee Event of Default described in Section 23.1(h) (Cross Acceleration with Material Debt).

“Level 1 Lessor Default” means, for so long as an Ultra Entity Person is Lessee, (a) any Lessor Event of Default under Section 23.3(b) (Governing Documents, Loan & Indebtedness Representations), (b) any Lessor Event of Default under Section 23.3(d) (includes Section 3.2(a) (Prohibited Record Agreements), Section 17.5(a)(i)-(iv) (Prohibited Lessor Transfers, Indebtedness, Liens and Leases), Section 27.1(a) and (d)-(g) (SPE, Lessor Owners & Governing Document Requirements), & Sections 27.2(a), (b), (c), or (f) (Loan Related Requirements & Maintenance of Existence), (c) any Lessor Event of Default arising out of a breach of Article XI (Regulatory Issues) or Section 26.10 (Confidentiality), (d) any Lessor Event of Default under Section 23.3(f) (Equity Investor Defaults), (e) any Lessor Event of Default under Section 23.3(g) (Failure to deliver sales documents), (f) any Lessor Event of Default under Section 23.3(h) (ROFR Breach), or (g) any Lessor Event of Default under Section 23.3(j) (Debtor Relief Laws). During any period that an Ultra Entity Person is not the Lessee, no Lessor Event of Default shall constitute a Level 1 Lessor Default.

“Level 1A Lessor Default” means, for so long as an Ultra Entity Person is Lessee, (a) any Lessor Event of Default under Section 23.3(b) (Governing Documents, Loan & Indebtedness Representations), (b) any Lessor Event of Default under Section 23.3(d) (picks up Section 3.2(a) (Prohibited Record Agreements), Section 17.5(a)(i)-(iv) (Prohibited Transfers, Indebtedness, Liens and Leases), Section 27.1(a) and (d)-(g) (SPE, Lessor Owners & Governing Document Requirements), & Sections 27.2(a), (b), (c), or (f) (Loan Related Requirements & Maintenance of Existence), (c) any Lessor Event of Default under Section 23.3(f) (Equity Investor Defaults), (d) any Lessor Event of Default under Section 23.3(g) (Failure to deliver sales documents), (e) any Lessor Event of Default under Section 23.3(h) (ROFR Breach), or (f) any Lessor Event of Default under Section 23.3(j) (Debtor Relief Laws). During any period that an Ultra Entity Person is not the Lessee, no Lessor Event of Default shall constitute a Level 1A Lessor Default.

“Level 1A Lessor Default Payment Amount” has the meaning assigned to such term in Section 23.4(a)(vi).

“Level 1A Lessor Default Payments” has the meaning assigned to such term in Section 23.4(a)(vi).

“LGS Pipeline Riser” means the pipeline riser downstream of the liquids legs of the production separators located on each of the producing well pads described on the attached Exhibit M, as such pipeline risers may be modified after the Effective Date as permitted by this Lease.

“LGS Terminus Points” means each Condensate Terminus Point, each Flash Gas Terminus Point and each Produced Water Terminus Point.

“Lien” means any mortgage lien, deed of trust lien, deed to secure debt, vendor’s lien, security interest, pledge, collateral assignment, mechanic’s or materialman’s lien, or other similar instruments and all restatements, modifications, amendments, consolidations, extensions, renewals or substitutions thereto or thereof.

“Liquids Gathering System” means generally, the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit N as it exists as of the Effective Date and as it may be subsequently modified as permitted by this Lease, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells that are, as of the Effective Date, operated by Ultra Resources and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements, which Liquids Gathering System begins at the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit O), extends through an interconnected system of pipelines to the production and separation equipment and storage tanks located at the Central Gathering Facilities, and terminates at each LGS Terminus Point.

“Loss” or “Losses” means mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related directly or indirectly or reasonably incident to, matters indemnified against, excluding however all of the following:

(a) Consequential and Similar Damages. Any special, consequential, punitive or exemplary damages or loss of profits incurred by an indemnified party hereto; and

(b) Diminution in Value. Any diminution in value incurred or suffered (i) by a Lessor Indemnified Party except to the extent, and proportionately to the extent, such diminution in value results directly from the actions of, or the failure to act by, Lessee or another Lessee Party, and (ii) by a Lessee Indemnified Party except to the extent, and proportionately to the extent, such diminution in value results directly from the actions of, or the failure to act by, Lessor or another Lessor Party; and

(c) Third Party Indemnities. Any such losses, costs, expenses, liabilities, damages, demands, suits, claims and sanctions incurred by an Indemnified Party and arising as a result of such Indemnified Party indemnifying a third party (i) with respect to a Lessor Indemnified Party, if (A) such third party is either (I) an Affiliate to such Lessor Indemnified Party, (II) another Lessor Indemnified Party or (III) a Lessor Party, or (B) such third party was caused by any Person described in subsections (I) – (III), above, to raise such claim (except to the extent such Person is required by Applicable Legal Requirements to cause such third party to raise such claim), (ii) with respect to a Lessee Indemnified Party, if (A) such third party is either (I) an Affiliate to such Lessee Indemnified Party, (II) another Lessee Indemnified Party or (III) a Lessee Party, or (B) such third party was caused by any Person described in subsections (I) – (III), above to raise such claim (except to the extent such Person is required by Applicable Legal Requirements to cause such third party to raise such claim), or (iii) to the extent such third party indemnified claim duplicates or exceeds the loss, cost or expense to the Indemnified Party; and

(d) Excluded Matters. Any such losses, costs, expenses, liabilities, damages, demands, suits, claims and sanctions which constitute an Excluded Matter; and

(e) Section 2.1 Waivers. Any such losses, costs, expenses, liabilities, damages, demands, suits, claims and sanctions with respect to claims and other matters waived in Section 2.1.

“Material Action” means, for purposes of Part B of Schedule 27.1 to this Lease, (a) any Bankruptcy Action, (b) to take any action to merge, consolidate or combine the Lessor or Lessor’s general partner or managing member (as the case may be) with any other Person, to dissolve or wind-up the Lessor or Lessor’s general partner or managing member (as the case may be), or to approve any plan or agreement to engage in any of the foregoing actions, (c) to amend, alter or change any of the Lessor Governing Document Required Terms, (d) to take any action in contravention of the Lessor Governing Document Required Terms, or (e) to take action in furtherance of any of the foregoing.

“Material Adverse Event” means, for purposes of the definition of “Permitted Liens” herein, any event or circumstance resulting in a material adverse effect on (a) the ability of Lessee to perform the monetary and other material obligations under this Lease, or (b) the ownership, financial condition or operation of the Leased Property taken as a whole.

“Material Amendment” means (a) with respect to Section 25.3 hereof, (i) any change in the purchase price by more than three percent (3%); (ii) any change in the identity of the direct or indirect owners of the proposed purchaser; (iii) any change in the Lessor Interests included in the Transfer that is the subject of such ROFR rights of Lessee, or (iv) any other change in the terms of the Transfer that, taken together with any other changes after the relevant ROFR Asset Sale Notice, results in economic or business terms of the relevant Transfer that are materially more favorable to the proposed purchaser than the terms first disclosed to Lessee, and (b) with respect to Section 25.4 hereof, (i) any change in the rent for the Applicable Leased Assets by more than three percent (3%); (ii) any change in the identity of the direct or indirect owners of the proposed lessee, licensee or sublessee; (iii) any change in the Applicable Leased Assets included in such Lessor Lease Transaction, or (iv) any other change in the terms of the Lessor Lease Transaction that, taken together with any other changes after the relevant ROFR Lease Notice, results in economic or business terms of the relevant Lessor Lease Transaction that are materially more favorable to the proposed lessee, licensee or sublessee than the terms first disclosed to Lessee.

“Material Debt” means, (a) for so long as (i) an Ultra Entity Person is the Lessee, or (ii) a successor Lessee who is an Investment Grade Person or whose Affiliate is a Lessee Guarantor that is an Investment Grade Person, in each case at the time such Person became the successor Lessee, Indebtedness the principal balance of which is in excess of $100,000,000, and (b) with respect to any other Lessee, Indebtedness the principal balance of which is in excess of $20,000,000.

“Material Lease Amendment” means any of the following:

(a) A waiver of any Level 1 Lessee Default or a waiver of any other Lessee Event of Default that remains uncured more than ninety (90) days after the occurrence of such Lessee Event of Default;

(b) A reduction in Base Rent, Minimum Rent, Total Rent or Variable Rent;

(c) A material increase in Lessor’s obligations under this Lease;

(d) A direction to Lessee to pay Base Rent to any location other than the following:             ;

(e) A material reduction to Lessee’s obligations to (i) maintain insurance as required by Article XIV, provided, however, for the avoidance of doubt, no Lessor Lender consent shall be required to maintain the self-insurance rights of Lessee as set forth in this Lease, (ii) pay Taxes and Impositions as required by Article VI, or (iii) maintain the Leased Property as required by Section 7.1;

(f) A material modification of Lessee’s obligation to pay Casualty Proceeds or Taking Proceeds to Lessor or Lessor Lender as and to the extent required by Articles XV and XVI;

(g) A change to the definition of the terms Permitted Lease Assignment or Permitted Lessee Transferee which would expand Lessee’s right to make Lease Assignments without Lessor’s consent;

(h) A change to the definition of any of the following terms which results in a reduction to such amount or calculation: (i) Maximum Amount, (ii) Four Quarters Lessor EBITDA, or (iii) Monthly Debt Service;

(i) A reduction of the Lease Term except in connection with Lessee’s election or deemed election not to extend for a Renewal Term or in connection with a termination of this Lease pursuant to and as provided in this Lease;

(j) Any material limitation of the terms Permitted Sale, Permitted Indebtedness, Permitted Lessor Liens or Permitted Equity Transfer;

(k) A material reduction of or limitation to the Lessee Environmental Liabilities or Lessee’s indemnification obligations under Section 21.1;

(l) A termination of this Lease except pursuant to its terms, which permitted termination provisions include Lessee’s election or deemed election not to extend for a Renewal Term or in connection with a termination of the Lease pursuant to and as provided in the Lease (including Lessee Termination and Purchase Offer Rights and Lessee First Refusal Rights);

(m) A change to the definition of any of the terms Disqualified Person, Beneficial Owners, Ultra Designated Person, Competitor or Adverse Party which would have the effect of expanding the universe of “Persons” that could be included within any such term;

(n) A modification of Section 17.4 that expands the conditions under which the Lessee can be released from its obligations under the Lease, under which the Lessee Guarantor can be released from its obligations under the Lessee Guaranty, or under which Ultra Resources can be released from its obligations under the Resources Guaranty; or

(o) A modification of the Lessor Events of Default or the rights and remedies arising as a result of a Lessor Event of Default in a manner that is materially more beneficial to the Lessee.

“Maximum Amount” means, on any date, the greater of (a) Sixty Five Million Dollars ($65,000,000), and (b) four times Four Quarters Lessor EBITDA on such date.

“Memo of Lease” means the Memorandum of Lease in the form attached to this Agreement as Exhibit P.

“Minimum Rent” means $1,666,667 per month; provided that on each Adjustment Date, the Minimum Rent shall be adjusted by the applicable Index Adjustment, except that in no event will the Minimum Rent ever increase by more than two percent (2%) per year, and provided further, that such adjusted Minimum Rent shall constitute the Minimum Rent hereunder until the next Adjustment Date (it being understood and agreed that, notwithstanding anything herein to the contrary, for the avoidance of doubt, no decrease in the Index shall ever result in Minimum Rent of less than $1,666,667 per month).

“Monthly Debt Service” means regularly scheduled monthly installments of principal and interest required to be paid by Lessor on a term loan or other term debt constituting Permitted Indebtedness secured only by Permitted Lessor Liens, it being understood and agreed that such monthly installments shall not include (a) default interest, penalties or late fees or charges, (b) gross-up or withholding payments, (c) payment of interest prior to accrual of such interest, (d) principal payments in excess of the greater of the amounts necessary to amortize the original principal amount of such Permitted Indebtedness either (i) in equal monthly payments of principal over a period of not less than ten (10) years, or (ii) on a straight line amortization method over a period not less than ten (10) years, (e) any “balloon” payment of principal, payment of principal at maturity, principal reductions required due to a failure to satisfy financial or other covenants or operating results, or other similar disproportionate payments of principal, (f) amounts due with respect to funding, hedging, swap or similar arrangements, or (g) other fees, charges or expenses.

“Monthly Operating Fee” means the fair market value for applicable services under the Operating Agreements as determined in accordance with Section 25.2.

“Natural Gas” means any mixture of natural gaseous hydrocarbons or of hydrocarbons and other gases, in a gaseous state, consisting primarily of methane.

“Nerd Farm Easement” means that certain Easement Agreement and Transfer of Improvements between Lessee, as grantor, and Lessor, as grantee, dated as of the Effective Date, and recorded in the Official Public Records.

“Non-Cash Consideration” has the meaning given in Section 25.3(g).

“Non-Cash Consideration Value” has the meaning given in Section 25.3(g).

“Non-Consent Matters” means a change of direct or indirect ownership of Lessee as a result of a merger, consolidation, reorganization, sale, distribution, contribution or other transfer of assets or equity interests, joint venture, or public offering of common stock or other equity interests, provided that the primary purpose of the transaction which results in a change in ownership of Lessee is not to circumvent or avoid Lessor’s approval rights with respect to a Lease Assignment or Sublease.

“Non-Removable Addition” has the meaning given in Section 10.1(b).

“Notice Action” has the meaning given in Section 17.5(c)(ii).

“Offer” has the meaning given in Section 25.1.

“Official Public Records” means the applicable Official Public Records of Sublette County, Wyoming.

“Operating Agreements” means the Services Agreement and the Gathering Agreement, with such changes as mutually agreed by Lessor and Lessee in accordance with Section 25.2.

“Other Recorded Document” means any easement agreement, restrictive covenant, declaration, right-of-way or any other similar agreement or document affecting, benefiting or burdening all or any portion of the Liquids Gathering System, but excluding Liens.

“Parts” has the meaning given in Section 10.2.

“Permitted Capital Improvements and Additional Lines” means Capital Improvements and Additional Lines which (a) will not materially and adversely affect the structural integrity of the then existing Improvements, (b) will not materially and adversely affect the use or functionality of the Leased Property, and (c) will not adversely affect the value of the Leased Property in any material respect.

“Permitted Controller of Lease Rights” means any Person (a) that is not an individual, and (b) whose net worth, or the net worth of an Affiliate providing an appropriate guarantee, both immediately before and after giving effect to the applicable transfer, is at least $50,000,000 determined in accordance with GAAP, provided that such Affiliate guarantees the obligations, if any, of such Person under the Governing Documents of Lessor, the Lessor Loan Documents, the SNDA and the Equity Investor Agreement to which such Person is subject, and provided further, that each Permitted Controller of Lease Rights that is a direct beneficial owner of Lessor Equity Interests shall be a party to the Equity Investor Agreement as an “Equity Investor” (as such term is defined in the Equity Investor Agreement).

“Permitted Equity Transfers” has the meaning given in Section 17.5(c).

“Permitted Indebtedness” means Lessor Indebtedness (a) consisting of a term loan or other term debt in an aggregate principal amount which does not at any time exceed the Maximum Amount, (b) with respect to which no Lessor Lender is a Disqualified Person, and (c) which is evidenced, governed and secured by Lessor Loan Documents which comply with the Lessor Loan Document Criteria and otherwise comply with Section 27.2.

“Permitted Lease Assignment” has the meaning given in Section 17.1(a).

“Permitted Lessee Contest” means any contest made in accordance with Section 26.12.

“Permitted Lessee Transferee” means, with respect to any Lessee, (a) Ultra Resources, (b) any other Ultra Entity Person, (c) any successor to an Ultra Entity Person as a result of a Non-Consent Matter, (d) any Affiliate of a Lessee, (e) so long as an Ultra Entity Person is the Lessee, any other Person (or an Affiliate of such Person whose obligations under this Lease are guaranteed by such acquiring Person) who purchases or otherwise accepts a transfer or assignment of all or a substantial portion of the interest of such Lessee and/ or its Affiliates in the oil and gas leases in connection with which the Leased Property is used, (f) so long as an Ultra Entity Person is the Lessee, any other Investment Grade Person approved by Lessor, which approval shall not be unreasonably withheld and which approval shall be based solely on the following: (i) a review of such Investment Grade Person’s experience in the oil and gas exploration and production business, and (ii) the proposed use by such Investment Grade Person would not (A) constitute a breach of Article IX, or (B) in Lessor’s reasonable judgment, impair the structural integrity, functionality or value of the Leased Property in any material respect, and (g) any other Person approved by Lessor, which approval shall not be unreasonably withheld and which approval shall be based solely on the following: (i) such other Person’s current and future projected financial strength and creditworthiness, management style, financial philosophy and reputation, (ii) such other Person’s experience in the oil and gas exploration and production business, (iii) such other Person’s ability to recover costs or pass them on to its customers and other Persons, and (iv) the proposed use by such other Person would not (A) constitute a breach of Article IX, or (B) in Lessor’s reasonable judgment, impair the structural integrity, functionality or value of the Leased Property in any material respect.

“Permitted Lessor Contest” has the meaning given in Section 27.2(g).

“Permitted Lessor Liens” means (a) Liens on the Leased Property and/ or the Lessor’s right, title and interest under this Lease but only if (i) such Liens secure only Permitted Indebtedness and, if applicable, Permitted Secured Interest Rate Hedging Agreements, (ii) the Lessor Loan Documents evidencing and securing such Indebtedness comply with the Lessor Loan Document Criteria and otherwise comply with

Section 27.2, (iii) such Liens do not result in a breach, default, violation or failure of performance under the Governing Documents of Lessor, and (iv) Lessor and each Lessor Lender with respect to such Liens have executed and delivered to Lessee the SNDA, and (b) Liens on any Lessor Equity Interest which is a general partnership interest but only if (i) such Liens secure only Permitted Indebtedness and, if applicable, Permitted Secured Interest Rate Hedging Agreements, secured by the Liens permitted in subsection (a), above, (ii) the Lessor Loan Documents evidencing and securing such Indebtedness comply with the Lessor Loan Document Criteria and otherwise comply with Section 27.2, (iii) such Liens do not result in a breach, default, violation or failure of performance under the Governing Documents of Lessor, and (iv) Lessor and each Lessor Lender with respect to such Liens have executed and delivered to Lessee the SNDA. Notwithstanding the foregoing, in the event that after the Effective Date Pinedale GP, Inc., converts a portion of its general partnership interest in Pinedale Corridor, LP, to a limited partnership interest in Pinedale Corridor, LP, the Lien on such general partnership interest which qualified as a Permitted Lessor Lien prior to such conversion may continue in effect with respect to such limited partnership interest for so long as the owner of such converted limited partnership interest is a wholly owned direct or indirect subsidiary of CorEnergy Infrastructure Trust, Inc.

“Permitted Liens” means, for purposes of Sections 3.1 and 3.2(a)(v) and the definition of the term “Material Adverse Event”, (a) liens imposed by law for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable, (b) liens of mechanics, materialmen, warehousemen, carriers, landlords or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable, (c) covenants, zoning restrictions, rights, easements, Liens, governmental environmental permitting and operation restrictions, the exercise by governmental bodies or third parties of eminent domain or condemnation rights, or any other restrictions on the use of real property, none of which individually or in the aggregate would result in a Material Adverse Event, and (d) the following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings and with respect to which adequate reserves are set aside on its books, and so long as they would not, individually or in the aggregate, result in a Material Adverse Event: (1) claims or liens for taxes, assessments, or charges due and payable and subject to interest or penalty, (2) claims, liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits, (3) claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens, and (4) adverse judgments on appeal, and (e) inchoate liens in respect of royalty owners; provided that the term “Permitted Liens” shall not include any Lien securing Indebtedness.

“Permitted Sale” has the meaning given in Section 17.5.

“Permitted Secured Interest Rate Hedging Agreements” means interest rate hedging agreements entered into by Lessor, with counterparties who are not Disqualified Persons, to mitigate interest rate risk in connection with Permitted Indebtedness.

“Permitted Sublease” has the meaning in Section 17.1(b).

“Permitted Ultra Petroleum Successor” means any successor to Ultra Petroleum so long as no change in control has occurred with respect to Ultra Petroleum. As used in this defined term, “change in control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the equity interests of Ultra Petroleum entitled to vote, on a fully diluted basis, for members of the board of directors or equivalent governing body of Ultra Petroleum.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, governmental authority or any other entity of any kind.

“Personal Property” means (a) the monitoring equipment located in or on the Liquids Gathering System, (b) the computer hardware located in the centralized monitoring building for each CGF constituting a portion of the Liquids Gathering System to which such monitoring equipment connects, (c) the wires and other connectors for such monitoring equipment between such computer hardware and such monitoring equipment, (d) all office furniture in each centralized monitoring building for each Central Gathering Facility, and (e) the Records, all as of the Effective Date and as such personal property may be modified or replaced as permitted or required by this Lease.

“Pinedale” means Pinedale Corridor, LP, a Delaware limited partnership, the initial Lessor under this Lease; however, the term Pinedale shall not include any successor or assignee of the interest of Pinedale hereunder.

“Prime Rate” means the prime rate of interest as reported in The Wall Street Journal or, if The Wall Street Journal is no longer published or no longer reports such prime rate, the prime rate of interest as reported in other authoritative publication or news retrieval service.

“Produced Water Terminus Point” means each outlet flange to the water pump facility or facilities, as the case may be, on each Central Gathering Facility that is directly upstream of each water meter and through which the produced water flows after it is separated from the condensate and the associated natural gas, as of the Effective Date and as such outlet flanges may be modified as permitted by this Lease.

“Prohibited Loan Document Provisions” means each of the following:

a. Any provision which (i) provides that the exercise by Lessee of any right or remedy of Lessee under this Lease would constitute, or (ii) otherwise results in Lessee’s exercise of any right or remedy under this Lease constituting a default under a Lessor Loan Document;

b. Any provision which provides that a Permitted Lease Assignment or a Permitted Sublease would constitute or otherwise result in a default under a Lessor Loan Document;

c. Any provision which imposes any condition or restriction on the ability of the Lessor to (i) give an approval or consent under this Lease with respect to a Permitted Lessee Transferee except with respect to a Person proposed under subsection (g) of the term “Permitted Lessee Transferee”, or with respect to a Permitted Lease Assignment except with respect to a Lease Assignment proposed under Section 17.1(a)(ii) of the term “Permitted Lease Assignment”, (ii) amend, modify, restate or supplement this Lease except for a Material Lease Amendment, (iii) waive a breach, default or failure of performance under this Lease except with respect to a Level 1 Lessee Default or with respect to any other Lessee Event of Default that remains uncured ninety (90) days after the occurrence of such Lessee Event of Default, (iv) refrain from declaring a Lessee Event of Default except with respect to a Level 1 Lessee Default or with respect to any other Lessee Event of Default that remains uncured ninety (90) days after the occurrence of such Lessee Event of Default, or (v) refrain from exercising rights or remedies in connection with a Lessee Event of Default except with respect to a Level 1 Lessee Default or with respect to any other Lessee Event of Default that remains uncured ninety (90) days after the occurrence of such Lessee Event of Default, or (vi) accept any Lessee Termination and Purchase Offer Rights offer, so long as the purchase price therefor is sufficient to repay such Permitted Indebtedness in full;

d. Any provision which imposes conditions or restrictions that would prevent Lessor from meeting its obligations to grant approvals and consents under this Lease; provided, however, that the foregoing shall not be deemed to prohibit provisions which (i) give a majority in interest of the Lessor Lenders approval rights with respect to (A) a Material Lease Amendment, or (B) a waiver of a Level 1 Lessee Default or with respect to any other Lessee Event of Default that remains uncured ninety (90) days after the occurrence of such Lessee Event of Default, or (ii) give Lessor Lenders approval rights with respect to (X) a Person proposed as a Permitted Lessee Transferee under subsection (g) of the definition of the term “Permitted Lessee Transferee” in this Lease, (Y) a Permitted Lease Assignment proposed under Section 17.1(a)(ii), or (Z) whether or not Lessor requires a Lessee Guaranty under subsection (ii) of the proviso at the end of Section 17.4, in any the case of subsections (X), (Y) or (Z), upon the vote of seventy five percent (75%) in interest of the Lessor Lenders;

e. Any provision which results in Lessee’s use, maintenance or operation of the Leased Property as permitted or required by this Lease constituting or resulting in a default under a Lessor Loan Document;

f. Any provision imposing covenants, requirements or defaults with respect to Lessee (other than those covered by subsection (e), above, with respect to Lessee’s use, maintenance or operation of the Leased Property, for which subsection (e) shall govern and control) that (i) either (A) are inconsistent or in direct conflict with corresponding covenants or requirements imposed on Lessee under this Lease, or (B) impose additional covenants, requirements or defaults with respect to Lessee other than those set forth in this Lease, and (ii) the breach of, or failure to comply with, results in a default under any Lessor Loan Document;

g. Any representations, warranties, covenants or other provisions (i) which are expressly inconsistent by their terms with the SNDA, and (ii) the breach of, or failure to comply with, results in a default under any Lessor Loan Document;

h. Any provision which provides that the occurrence of an event or circumstance which, with the giving of notice or the passage of time, or both, would constitute a Lessee Event of Default or Lessor Event of Default also constitutes a default under a Lessor Loan Document, in any case prior to the expiration of the applicable cure period with respect to such matter under this Lease;

i. Any provision which provides for a cross-default or cross-collateralization in each case with Indebtedness or other obligations of any Person other than Lessor or (subject to the other Prohibited Loan Document Provisions) Lessee, Lessee Guarantor or Ultra Resources;

j. Any default under the Lessor Loan Documents which is triggered by or based on (i) the creditworthiness, financial condition, business, operations or other status or condition of any Person other than Lessor, Lessee Guarantor, Ultra Resources or (subject to the other Prohibited Loan Document Provisions) Lessee, or (ii) on any representation, warranty or covenant made by, or with respect to, any Person other than Lessor, Lessee Guarantor, Ultra Resources or (subject to the other Prohibited Loan Document Provisions) Lessee.

As used in this definition, “default” means a default, event of default, requirement for prepayment or requirement that indebtedness be converted to a demand obligation.

Lessee agrees that notwithstanding the foregoing, the provisions of the Lessor Loan Documents as in effect on the date hereof pertaining to a Cash Dominion Event upon a CORR Default or a Lessee Debt Default (as such terms are therein defined), including the provisions pertaining to mandatory prepayment as a consequence thereof, and any provisions that are substantially the same that are contained in any amendment, restatement or refinancing of such Lessor Loan Documents or in any Lessor Loan Documents entered into in the future, shall not be deemed to be Prohibited Loan Document Provisions.

“Proprietary Information” means (a) the business concept, operating techniques, marketing methods, financial information, plans, site and system renderings, schedules, itemized costs, development plans and all related trade secrets or confidential or proprietary information treated as such by Lessee, whether by course of conduct, by letter or report or by use of any appropriate proprietary stamp of legend designating such information item to be confidential or proprietary, by communication to such effect made prior to or at the time any such Proprietary Information is disclosed to Lessor, or otherwise, (b) all financial statements and financial information that relates to the Liquids Gathering System delivered to Lessor by an Ultra Entity Person pursuant to Section 26.7(b) and similar financial statements and financial information that relates to the Liquids Gathering System delivered to Lessor by an Ultra Entity Person prior to the Effective Date, and (c) all Flow and Volume Information and similar information that relates to the Liquids Gathering System delivered to Lessor by an Ultra Entity Person prior to the Effective Date. Notwithstanding the foregoing, Proprietary Information shall not include information that is publicly available other than as a result of actions in violation of Section 26.10 hereof.

“Purchase Agreement” means the Purchase and Sale Agreement dated as of December 7, 2012, between Ultra Wyoming, Inc., as Seller, and Lessor, as Buyer, with respect to the transfer of the Leased Property to Lessor.

“Real Property” means the Liquids Gathering System.

“Record Agreements” shall mean the agreements constituting (a) the Effective Date Recorded Documents (and including, without limitation, those evidencing the Easements), (b) any Other Recorded Document executed by Lessee after the Effective Date other than in violation of this Lease, and (c) any Other Recorded Document executed by Lessor other than in violation of this Lease. In no event shall any Lien constitute a “Record Agreement”.

“Records” means the following information, to the extent acquired by Lessor (a) from Lessee under the Purchase Agreement or (b) in connection with construction of Permitted Capital Improvements and Additional Lines paid for by Lessor and constructed by Lessee for Lessor hereunder: all engineering drawings or plans and specifications of or covering the Liquids Gathering System or any component thereof, site assessments and environmental reports regarding or covering the Liquids Gathering System or any component thereof, manuals relating to the operation of the Leased Property, and “as-built” surveys of the pipelines and drawings of the Liquids Gathering System.

“Related Parties” of a Person means such Person’s directors, officers, employees, agents, trustees, administrators, managers, advisors, accountants, attorneys and representatives.

“Release” means any leaking, spilling, pouring, pumping, emitting, injecting, escaping, leeching, dumping, discharging, depositing or disposing of any Hazardous Materials into the environment (including the air, soil, groundwater or surface water) in sufficient quantity or concentration such that notification to a Governmental Authority is required under Environmental Laws.

“Renewal Notice Date” has the meaning given in Section 25.1(b).

“Renewal Option” shall have the meaning given in Section 25.1(a).

“Renewal Term” has the meaning given in Section 25.1(a).

“Required Loan Document Provisions” means all of the following:

a. The maximum principal amount of the Lessor Loan, as of the date the Lessor Loan is made and as of the date of any renewal, extension, modification, or increase of the Lessor Loan, shall not exceed the Maximum Amount;

b. A provision granting Lessor the right to request a non-consenting Lessor Lender to assign its interests in the Lessor Loan to one or more replacement Lessor Lenders or increasing Lessor Lenders in the event that, in connection with any proposed amendment, waiver or consent with respect to this Lease requiring the consent of a majority or more than a majority of Lessor Lenders, Lessor Lenders holding more than 50% of the Lessor Loan have consented to such amendment, waiver or consent;

c. A provision prohibiting any participant in the Lessor Loan from voting with respect to approvals, consents, waivers, declarations of default, exercise of remedies or other matters or decisions to be made by Lessor Lenders under the Lessor Loan Documents;

d. A provision prohibiting any participant in the Lessor Loan who is a Disqualified Person from receiving any Proprietary Information or having any inspection rights with respect to the Leased Property;

e. A provision requiring Lessor’s consent to any assignment by any Lessor Lender to Persons other than Lessor Lenders or their affiliates of any of its respective rights or interests in or obligations under the Lessor Loan or the Lessor Loan Documents so long as no event of default exists under the Lessor Loan Documents;

f. A provision prohibiting any Lessor Lender from assigning all or any portion of its rights or interests in, or obligations under, the Lessor Loan or the Lessor Loan Documents to a Disqualified Person;

g. A provision requiring that at least fifteen (15) Business Days prior to any assignment or grant of a participation by any Lessor Lender to Persons other than Lessor Lenders or their affiliates of any of its respective rights or interests in, or obligations under, the Lessor Loan or the Lessor Loan Documents, the assigning or granting Lender must deliver to Lessee or the agent for such Lessor Lenders, as applicable, written notice of the proposed assignment or participation, together with sufficiently detailed information concerning the identity of the proposed assignee or participant to enable Lessee to determine whether the proposed assignee or participant is, or meets the criteria required in order for Lessee to designate the proposed assignee as, a Disqualified Person;

h. A provision permitting Lessor to prepay the Lessor Loan; and

i. A provision authorizing and requiring Lessor Lenders to execute the SNDA, and confirming that (i) each Lessor Lender shall be bound by the SNDA and its terms, and (ii) the rights and remedies of the Lessor Lenders under the Lessor Loan Documents shall be subject to the SNDA in all respects.

“Resources Guaranty” means the Limited Guaranty of Collection dated of even date herewith executed by Ultra Resources.

“Responsible Officer” means (a) with respect to any Ultra Entity Person, the President, the Senior Vice President of Operations, the Chief Financial Officer of Ultra Petroleum or an equivalent officer of Ultra Petroleum, (b) with respect to any other Lessee, any of the chief executive officer, chief operating officer, chief financial officer, principal accounting officer, treasurer or controller of Lessee or its Lessee Guarantor, if applicable, and (c) with respect to Lessor, any of the chief executive officer, chief operating officer, chief financial officer, principal accounting officer, treasurer or controller of Lessor or its Lessor Guarantor, if applicable.

“ROFR Asset Election Period” has the meaning given in Section 25.3(e).

“ROFR Asset Offer” has the meaning given in Section 25.3(d).

“ROFR Asset Sale Notice” has the meaning given in Section 25.3(c).

“ROFR Lease Election Period” has the meaning given in Section 25.4(e).

“ROFR Lease Notice” has the meaning given in Section 25.4(c).

“ROFR Lease Offer” has the meaning given in Section 25.4(d).

“ROFR Lease Period” means the period beginning at the end of the Lease Term and ending two (2) years later.

“ROFR Transfer Period” means (a) the period during the Lease Term, and (b) the period beginning at the end of the Lease Term and ending two (2) years thereafter.

“Separateness Covenants” means, collectively, each of the following covenants of a Person:

(a) to correct any known misunderstanding regarding the separate identity of such Person;

(b) to maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(c) to maintain its books, records, resolutions and agreements as official records;

(d) to not commingle its funds or assets with those of any other Person;

(e) to hold its assets in its own name;

(f) to conduct its business in its name only, and not use any trade name,

(g) to maintain its financial statements, accounting records and other entity documents separate from any other Person;

(h) to pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(i) to observe all partnership, corporate or limited liability company formalities (as applicable);

(j) to maintain an arm’s-length relationship with its Affiliates;

(k) to not assume or guarantee or otherwise become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(l) to not acquire obligations or securities issued by its partners, members or shareholders (as applicable), provided that for the avoidance of doubt, this clause does not restrict an exchange by Ross Avenue Investments, LLC, of its Company Equity Interests with the Lessor or CorEnergy Infrastructure Trust, Inc.;

(m) to allocate fairly and reasonably shared expenses, including shared office space;

(n) to use separate stationery, invoices and checks;

(o) except in connection with a Lessor Loan which complies with the Lease, to not pledge its assets for the benefit of any other Person;

(p) to hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(q) to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, except as may result from Permitted Capital Improvements and Additional Lines under this Lease;

(r) to not make loans to any Person;

(s) to not identify its partners, members or shareholders (as applicable), or any Affiliate of any of them, as a division or part of it;

(t) to not enter into or be a party to, any transaction with its partners, members or shareholders (as applicable) or any Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(u) to not indemnify (or have any obligation to indemnify) its partners, officers, directors or members (as the case may be) (other than an Independent Director for such Person serving through an entity providing such services and which indemnity is required for such Independent Director to serve in such capacity), unless such an obligation is fully subordinated to the Lessor Loan and will not constitute a claim against it if its cash flow is insufficient to make payments due under the Lessor Loan; and

(v) to consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions (as the case may be).

“Services Agreement” means the Services Agreement in the form attached hereto as Exhibit F-1.

“Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter:

(a) was and will be organized solely for the purpose of acting as the general partner of the limited partnership or the managing member of the limited liability company (as the case may be) that owns the Leased Property;

(b) has not engaged and will not engage in any business unrelated to acting as the general partner of the limited partnership or the managing member of the limited liability company (as the case may be) that owns the Leased Property;

(c) has not had and will not have any assets other than those related to its member interest in the limited partnership or limited liability company (as the case may be) that owns the Leased Property;

(d) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, termination, consolidation, merger or sale of all or substantially all of its assets;

(e) has not, and without the consent of all of its directors and members (including the Independent Manager) will not, with respect to itself of any other entity in which it has a direct or indirect legal or beneficial ownership interest, take any Bankruptcy Action;

(f) has observed, and will continue to observe, the Separateness Covenants;

(g) has maintained and will maintain its accounts, books and records separate from any other person;

(h) has and will have an operating agreement which provides that the business and affairs of Lessor shall be managed by or under the direction of:

(i) a board of one or more directors designated by the sole member of the Single Member Bankruptcy Remote LLC (the “Sole Member”), and at all times there shall be at least one (1) duly appointed Independent Director on the board of directors, and the board of directors will not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless, at the time of such action there is at least one member of the board of directors who is an Independent Director, and all of the directors and the Independent Director shall have participated in such vote; or

(ii) the Sole Member, provided that at all times there shall be at least one Independent Manager designated by the Sole Member and the operating agreement provides that the Sole Member shall not take any Bankruptcy Action without the unanimous affirmative vote of all of its members (including the Independent Manager);

(i) has and will have an operating agreement which provides that, as long as the Lease remains in effect:

(i) upon the occurrence of any event that causes the Sole Member to cease to be a member of Lessor (other than (x) upon an assignment by the Sole Member of all of its limited liability company interest in Lessor and the admission of the transferee, if permitted pursuant to the organizational documents of Lessor, the Lessor Loan Documents and this Lease, or (y) the resignation of Sole Member and the admission of an additional member of Lessor, if permitted pursuant to the organizational documents of Lessor, the Lessor Loan Documents and this Lease), the Independent Manager shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Lessor, automatically be admitted as the sole member of Lessor (the “Special Member”) and shall preserve and continue the existence of Lessor without dissolution;

(ii) the Special Member may not resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Lessor as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Manager; and

(iii) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Lessor;

(j) has and will have an operating agreement which provides that, at all times during the Lease Term:

(i) Lessor shall be dissolved, and its affairs shall be would up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Lessor or the occurrence of any other event which terminates the continued membership of the last remaining member of Lessor in Lessor unless the business of Lessor is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(ii) upon the occurrence of any event that causes the last remaining member of Lessor to cease to be a member of Lessor or that causes Sole Member to cease to be a member of Lessor (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Lessor and the admission of the transferee, if permitted pursuant to the organizational documents of Lessor, the Lessor Loan Documents and this Lease, or (y) the resignation of Sole Member and the admission of an additional member of Lessor, if permitted pursuant to the organizational documents of Lessor, the Lessor Loan Documents and this Lease), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Lessor, agree in writing to continue the existence of Lessor and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Lessor, effective as of the occurrence of the event that terminated the continued membership of such member in Lessor;

(iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of Lessor and upon the occurrence of such an event, the business of Lessor shall continue without dissolution;

(iv) in the event of dissolution of Lessor, Lessor shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Lessor in an orderly manner), and the assets of Lessor shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and

(v) to the fullest extent permitted by law, each of Sole Member and Special Member shall irrevocably waive any right or power that each might have to cause Lessor or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Lessor, to compel any sale of all or any portion of the assets of Lessor pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Lessor.

“SNDA” means (a) that certain Subordination, Non-Disturbance and Attornment Agreement entered into as of the Effective Date among KeyBank National Association, Lessor and Lessee, and consented to by the Lessor Guarantor, the Lessee Guarantor, and Ultra Resources, and as the same may be subsequently amended, supplemented or restated, and (b) each subsequent Subordination, Non-Disturbance and Attornment Agreement to be entered into after the Effective Date between each Lessor Lender, Lessor and Lessee, and consented to by the Lessor Guarantor, the Lessee Guarantor, and, if the Resources Guaranty is still in effect, Ultra Resources, in substantially the form of Exhibit E hereto (but with the first three sentences of Section 3.4 thereof updated to include correct factual information regarding any such Equity Interest Lien held by such Lessor Lender which is not prohibited by this Lease and with appropriate changes to Sections 8.1 and 8.2 of the SNDA to assure that no such Lessor Lenders are Disqualified Persons and that such Lessor Loan Documents comply with the Lessor Loan Document Criteria), and in each case as the same may be subsequently amended, supplemented or restated.

“Special Purpose Bankruptcy Remote Entity” has the meaning given in Part A of Schedule 27.1.

“Sublease” means a Transfer by Lessee of a portion or less than all of Lessee’s rights under this Lease or in the Leased Property hereunder.

“Subsidiaries” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Taking” means acquisition of all or any portion of the Leased Property for any public or quasi-public use through taking by condemnation, eminent domain or any like proceeding, or purchase in lieu thereof.

“Taking Proceeds” means damages and proceeds accruing and paid by or on behalf of the applicable Governmental Authority on account of any Taking of the Leased Property, save and except (a) the reasonable third party costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lessee in connection with the collection of same, (b) the amount incurred by Lessee prior to the date of payment of such Taking Proceeds to repair or restore the Leased Property, and (c) any Lessee Condemnation Proceeds.

“Taking Response Notice” has the meaning assigned to such term in Section 16.2(c).

“Taking Termination Date” has the meaning assigned to such term in Section 16.2(d).

“Tax Challenge” has the meaning given in Section 6.6.

“Taxes” means (a) all property taxes and assessments actually imposed by a Governmental Authority on the ownership or operation of the Leased Property during and accruing with respect to the Lease Term, (b) all general and special assessments, levies, permits, inspection and licenses fees levied by a Governmental Authority on or with respect to the ownership or operation of the Leased Property during and accruing with respect to the Lease Term, (c) all other charges and/ or taxes levied by a Governmental Authority with respect to Lessee or the ownership or operation of the Leased Property, whether of a like or different nature from those described in subsections (a) and (b), preceding, even if unforeseen or extraordinary, during and accruing with respect to the Lease Term, and (d) the costs of any contest or appeal pursued by Lessee with respect to any of the taxes, levies and assessments described in subsections (a), (b) or (c), preceding, but excluding in all cases with respect to subsections (a), (b) and (c), all Excluded Matters.

“Term” means the Initial Term, as it may be extended by Lessee’s exercise of the extension and renewal rights set forth in Section 25.1, or as it may be sooner terminated as provided in this Lease.

“Third Party Asset Offer” means a bona fide outstanding offer or binding contract (that is subject to Section 25.3 of this Lease) that Lessor receives with respect to Lessor’s proposed Transfer of all of Lessor’s interest in the Leased Property and the Lease from a Person that is not an Affiliate of Lessor which Lessor intends to accept and which complies with the following requirements:

(a) the offer (or contract) must be in writing and must be executed by the proposed purchaser (or, if a contract, executed by both the proposed purchaser and Lessor);

(b) the offer (or contract) must be by (or entered into by) the proposed buyer identified in the offer (or contract), and not by an agent acting on behalf of an undisclosed principal;

(c) the offer (or contract) must identify the direct and indirect owners of the proposed buyer and must specifically provide that the offer is not assignable by the proposed buyer except to an Affiliate thereof; and

(d) the offer (or contract) must include an agreement by the proposed buyer to provide evidence, as reasonably requested, as to the business, character, reputation and financial capacity of the proposed buyer and the direct and indirect owners associated therewith (and each Person that will have Controlling Lease Rights) to carry out the terms of the offer (or contract) as well as other information and documentation as may be required to evidence that the proposed Transfer will be a Permitted Sale.

“Third Party Lease Offer” means a bona fide outstanding offer or binding contract for a Lessor Lease Transaction that is subject to Section 25.4 of this Lease, which Lessor receives from a Person that is not an Affiliate of Lessor, which Lessor intends to accept and which complies with the following requirements:

(a) the offer (or contract) must be in writing and must be executed by the proposed lessee (or, if a contract, executed by both the proposed lessee and Lessor);

(b) the offer (or contract) must be by (or entered into by) the proposed lessee identified in the offer (or contract), and not by an agent acting on behalf of the proposed lessee

(d) the offer (or contract) must identify the direct and indirect owners of the proposed lessee and must specifically provide that the offer is not assignable by the proposed lessee except to an Affiliate thereof; and

(e) the offer (or contract) must include an agreement by the proposed lessee to provide evidence, as reasonably requested, as to the business, character, reputation and financial capacity of the proposed lessee and the direct and indirect owners of such proposed lessee to carry out the terms of the offer (or contract).

“Total Rent” means the lesser of (a) the sum of [redacted], and (b) $[redacted] per month.

“Transfer” means with respect to any property or rights, the sale, conveyance, transfer, exchange, gift, contribution or assignment, in whole or in part, of any right, title or interest in and to such property or rights, whether voluntary or Involuntary. As to an Equity Investor Interest or a Lessor Equity Interest, Transfer shall also include (i) a change in the Person or Persons who have beneficial ownership of a Lessor Equity Interest and (ii) a transfer to a Person or Persons of Controlling Lease Rights. The granting, attachment or creation of any Lien on all or any portion of such property or rights shall not constitute a voluntary or Involuntary Transfer of such property or rights. Notwithstanding the foregoing, the term “Transfer” shall not include (a) any sale, assignment or other transfer of the Lessor Equity Interest held initially by Ross Avenue Investments, LLC to any Affiliate of Prudential Financial, Inc., or (b) any exchange by Ross Avenue Investments, LLC of its Lessor Equity Interests with Lessor or CorEnergy Infrastructure Trust, Inc., for cash or equity of CorEnergy Infrastructure Trust, Inc., or both so long as, in the case of both subsections (a) and (b), each new or successor Lessor Equity Interest Owner (and any Affiliate guarantor(s) required by application of the “Permitted Controller of Lease Rights” definition to such Persons) have executed and delivered to Lessee an Addendum or Supplement to the Equity Investor Agreement (in form and substance reasonably acceptable to Lessor and Lessee) which has the effect of making such Lessor Equity Interest Owners and any applicable Affiliate guarantor(s) parties to, and subject in all respects to, the Equity Investor Agreement.

“Ultra Designated Party” means, so long as an Ultra Entity Person is the Lessee, (a) each Person from time-to-time identified in writing to Lessor by Lessee as a Person with a management or financial philosophy, management style or reputation which is unacceptable to Lessee, and (b) any Affiliates of each Person described in subsection (a).

“Ultra Entity Person” means (a) Ultra LGS and any Affiliate of or successor to Ultra LGS so long as Ultra LGS and/ or such Affiliate or successor is Controlled, directly or indirectly, by a Permitted Ultra Petroleum Successor, (b) Ultra Wyoming and any Affiliate of or successor to Ultra Wyoming so long as Ultra Wyoming and/ or such Affiliate or successor is Controlled, directly or indirectly, by a Permitted Ultra Petroleum Successor, (c) Ultra Resources and any Affiliate of or successor to Ultra Resources so long as Ultra Resources and/ or such Affiliate or successor is Controlled, directly or indirectly, by a Permitted Ultra Petroleum Successor, (d) Ultra Petroleum or any successor to Ultra Petroleum so long as such successor is a Permitted Ultra Petroleum Successor, and (d) any Affiliate of Ultra Petroleum so long as such Affiliate is Controlled, directly or indirectly, by `a Permitted Ultra Petroleum Successor.

“Ultra LGS” means Ultra Wyoming LGS, LLC, a Delaware limited liability company, the initial Lessee under this Lease; however, the term Ultra LGS shall not include any successor or assignee of the interest of Ultra LGS hereunder.

“Ultra Petroleum” means Ultra Petroleum Corp. a Yukon Territory of Canada corporation, the initial Lessee Guarantor; however, the term “Ultra Petroleum” shall not include any successor Lessee Guarantor under this Lease.

“Ultra Resources” means Ultra Resources, Inc., a Wyoming corporation.

“Ultra Wyoming” means Ultra Wyoming, Inc., a Wyoming corporation.

“Underlying Lien Claims” means, with respect to the Nerd Farm Easement, (a) Mortgage recorded April 30, 1997, recorded in Book 68, Page 75 of the Mortgage Records of Sublette County, Wyoming, from Nerd Enterprises, Inc., to George P. Westman, and (b) Judgment dated December 8, 2010, recorded January 6, 2011, in Book 96, Page 421 of the Miscellaneous Records of Sublette County, Wyoming, against Questar Exploration and Production Company et al and in favor of Doyle Hartman et al.

“Variable Rent” means, for any calendar month during the Term from and after the first Adjustment Date, the [redacted] of (a) $[redacted] (b) the [redacted]. Variable Rent shall be payable on the first day of the third month following the month for which Excess Product Volume Factor is calculated. By way of example, if the first Adjustment Date occurs on May 1, the Variable Rent due on that date will be based on Excess Product Volume Factor for the preceding month of February.

1.2 Certain Interpretive Provisions.

As used in this Lease: (a) the word “or” is not exclusive and the word “including” is not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words “include,” “includes,” or “including” appear, they shall be deemed to be followed by the words “without limitation,” (d) personal pronouns shall be deemed to include the other genders and the singular shall include the plural and vice versa, and (e) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to his Lease as a whole and not to any particular Article, Section or other subdivision. Wherever a period of time is stated in this Lease as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Central Time on such stated commencement date and to end at 11:59 P.M. Central Time on such stated ending date. Unless the context otherwise requires, (A) any definition or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time-to-time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (B) subject to the restrictions on Transfers, Liens and assignments in this Lease, any reference herein to any Person shall be construed to include such Person’s successor and assigns, and (C) any reference to any law shall include all statutory and regulation provisions consolidating, amending, replacing or interpreting such law and reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time-to-time. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other document executed in connection herewith.

ARTICLE II.

LEASE CHARACTERIZATION

2.1 Lease Characterization.

(a) True Lease. Lessor and Lessee intend that this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. Lessor and Lessee intend that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee.

(b) Waivers and Stipulations. Each of the parties (i) waives any claim or defense based upon the characterization of this Lease as anything other than a “true lease” or an “operating Lease” or that asserts that this Lease is anything other than a “true lease” or an “operating lease,” (ii) waives any claim or defense based upon the characterization of all or any portion of the Leased Property as real or personal property, (iii) stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Leased Property as a “true lease” or “operating lease,” (iv) stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, and (v) shall support, at such party’s sole cost and expense, the intent of the parties that the lease of the Leased Property pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

(c) Material Inducement. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to each of Lessor and Lessee in entering into this Lease.

(d) Lease Continuation. Except as limited in and otherwise provided in this Lease (and including, without limitation, Lessee’s rights under Articles XV, XVI, XXII, XXIII, and XXV), this Lease shall not terminate and Lessee shall not have any right to terminate this Lease during the Term. Except as limited in and otherwise provided in this Lease (and including, without limitation, Lessee’s rights under Articles XV, XVI, XXII, XXIII, and XXV): (1) this is a net lease and Lessee shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Base Rent or Additional Rent, and (2) the obligations of Lessee under this Lease shall not be affected by any circumstance or event, or for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Property by any cause whatsoever, (ii) any Taking, (iii) the prohibition, limitation or restriction of, or interference with, Lessee’s use of any of the Leased Property, (iv) any eviction by paramount title or otherwise, (v) Lessee’s acquisition of ownership of any of the Leased Property other than pursuant to an express provision of this Lease, (vi) any default on the part of Lessor under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Property, (viii) the breach of any warranty of any seller or manufacturer of any of the

Improvements or Personal Property or Lessee Property, or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future Applicable Legal Requirement to the contrary notwithstanding. It is the intention of the parties hereto that except as limited in and otherwise provided in this Lease (and including, without limitation, Lessee’s rights under Articles XV, XVI, XXII, XXIII, and XXV): (A), the obligations of Lessee under this Lease shall be separate and independent covenants and agreements, (B) Base Rent and Additional Rent shall continue to be payable in all events (or, in lieu thereof, Lessee shall pay amounts equal thereto), and (C) the obligations of Lessee under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

ARTICLE III.

LEASED PROPERTY

3.1 Lease of Leased Property. Lessor leases to Lessee and Lessee leases from Lessor the Leased Property, subject to the Record Agreements and the Permitted Liens, for the Term, upon the terms and conditions of this Lease. Lessee shall have exclusive use and possession of the Leased Property subject to the Underlying Lien Claims, the Record Agreements and the Permitted Liens. The Leased Property is leased to Lessee subject to the Underlying Lien Claims, the Record Agreements, the Permitted Liens and all Applicable Legal Requirements now or hereafter in effect. LESSOR LEASES AND WILL LEASE AND LESSEE TAKES AND WILL TAKE THE LEASED PROPERTY “AS IS”, AND LESSEE ACKNOWLEDGES THAT LESSOR (WHETHER ACTING AS LESSOR HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LESSOR BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LESSOR’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE. In the event of any defect or deficiency in any of the Leased Property of any nature, whether patent or latent, except as otherwise expressly provided herein, Lessor shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Section 3.1 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Lessor, express or implied, with respect to the physical condition of any of the Leased Property, and arising pursuant to the Uniform Commercial Code or any other Applicable Legal Requirements now or hereafter in effect or otherwise.

3.2 Additional Encumbrances.

(a) Execution of Additional Record Agreements.

(i) Execution by Lessor. Lessor shall not during the Lease Term enter into, create, place of record, amend, assign, restate, modify, or terminate any Record Agreement (including any document or instrument creating or governing any of the Easements) or any Other Recorded Document except (A) “Closing Deliveries” pursuant to the Purchase Agreement, (B) as requested by Lessee in writing, or (C) as consented to by Lessee in writing prior to the date of Lessor’s execution thereof.

(ii) Execution by Lessee. Lessee shall not during the Lease Term enter into, create, place of record, amend, assign, restate, modify, or terminate any Record Agreement (including any document or instrument creating or governing any of the Easements) or any Other Recorded Document except (i) “Closing Deliveries” pursuant to the Purchase Agreement, or (ii) as Lessee from time-to-time in good faith deems necessary or appropriate for (A) use and operation of the Liquids Gathering System and Other Lessee Activities by Lessee and its Affiliates, (B) compliance with Applicable Legal Requirements and contractual arrangements with third parties regarding operation of the Liquids Gathering System, (C) compliance by Lessee with its obligations under this Lease, or (D) compliance with the requirements of this Lease regarding Tax Challenges and Permitted Lessee Contests.

(iii) Notice Prior to Execution; Special Provisions Regarding BLM Easement Extensions. Lessor and Lessee shall each give the other Party not less than ten (10) Business Days’ notice prior to executing any document creating, amending, assigning, restating, modifying or terminating any Record Agreement or Other Recorded Document, and in the event Lessor and Lessee disagree on the need for, or benefit or adverse effects of, any such document, Lessor and Lessee shall work together in good faith to resolve their differences, but in any event in a manner consistent with the rights and obligations of Lessor and Lessee under this Lease. Notwithstanding anything to the contrary in this Lease, Lessor and Lessee shall cooperate in good faith to execute such documents as may be required to extend the term of the BLM Easements through the end of the Lease Term, although the foregoing shall in no event be deemed to require Lessor or Lessee to pay any fee or charge BLM may impose for any such extension of the term of such BLM Easements, it being agreed that such charges shall be equitably apportioned among the Parties giving due regard to the portion of the extended BLM Easement term which occurs during the Lease Term and which portion of the extended BLM Easement term occurs after the end of the Lease Term and without either Lessor or Lessee being deemed to have agreed in advance to any such amount BLM may charge in return for any such extension.

(iv) Lessor Delegation of Enforcement Authority. Lessor authorizes Lessee to enforce all Record Agreements (including any document or instrument creating or governing any of the Easements) and any Other Recorded Documents on Lessor’s or Lessee’s behalf, and Lessor shall cooperate and furnish any pertinent information needed toward Lessee’s enforcement of same, at no cost or expense to Lessor other than any de minimus cost or expense.

(v) Lessee Compliance. During the Lease Term, Lessee shall be obligated to comply in all material respects with the Record Agreements and the Permitted Liens, provided, however, it being understood and agreed that Lessee shall not be responsible for (A) any obligations, charges or liabilities arising out of the Underlying Lien Claims, the Permitted Lessor Liens, or any other matters of record that were voluntarily created or imposed by, through or under Lessor or an Affiliate of Lessor after the Effective Date in violation of this Lease, or (B) any fees or charges to extend the term of any BLM Easement, which is governed by the last sentence of subsection (iii), above.

(b) Creation of Liens by Lessee on Lessor’s Interest in the Leased Property. Subject to the provisions of Sections 6.6 and 12.1, without the prior written consent of Lessor (which consent shall not be unreasonably withheld), Lessee shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any Lien on Lessor’s interest in (i) the Leased Property, (ii) this Lease, or (iii) the Base Rent or any Additional Rent, in the case of subsections (i), (ii) or (iii), preceding, created by or resulting from any act or omission of Lessee or those claiming by, through or under Lessee (except Lessor and its Affiliates). Notice is hereby given that Lessor shall not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding any of the Leased Property through or under Lessee, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to any of the Leased Property. Notwithstanding the foregoing, Lessee has no liability for, or any obligation to cause to be paid or discharged, any Lien created by, through or under Lessor or any Lessor Party.

3.3 Lessee Other Activities. Lessor and Lessee acknowledge and confirm that (a) Lessee owns oil and gas wells and other rights and properties in and around Leased Property separate and apart from the Liquids Gathering System, the Personal Property and the Lessee Property; (b) Ultra Resources operates such oil and gas wells and other rights and properties and may itself own rights and property in and around the Leased Property separate and apart from the Liquids Gathering System and the Personal Property; (c) after the Effective Date, Lessee intends to continue to own such oil and gas wells and other rights and properties for the foreseeable future; and (d) after the Effective Date, Ultra Resources intends to continue to operate such oil and gas wells and other rights and properties and to own its other rights and property in and around the Leased Property for the foreseeable future (subsections (a)-(d) being collectively referred to as the “Lessee Other Activities”).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Lessor. Lessor represents and warrants to Lessee as of the Effective Date as follows, it being understood and agreed that the following representations and warranties shall be deemed to be remade by a successor Lessor as of the effective date of any Permitted Sale (and with applicable revisions to subsection (a) with respect to such successor Lessor’s organization and owners):

(a) Existence and Ownership. Lessor is duly organized, validly existing and in good standing under the laws of the state of Delaware, is qualified to do business and in good standing in the State of Wyoming (to the extent Lessor is required to be so by applicable Legal Requirements) and has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Lease to be observed and/or performed by Lessor. The sole partners of Lessor are (i) Pinedale GP, Inc., a Delaware corporation, the sole general partner of Lessor and a wholly owned subsidiary of CorEnergy Infrastructure Trust, Inc., a Maryland corporation (formerly known as Tortoise Capital Resources Corporation), and (ii) Ross Avenue Investments, LLC, a Delaware limited liability company, the sole limited partner of Lessor and an indirect wholly owned subsidiary of Prudential Financial, Inc. Pinedale GP, Inc., holds an 82% general partnership interest in Lessor, and Ross Avenue Investments, LLC, owns an 18% limited partnership interest.

(b) Binding Obligation. This Lease has been duly authorized, executed and delivered by Lessor, and constitutes the valid and binding obligations of Lessor enforceable against Lessor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, whether considered in a proceeding in equity or at law.

(c) Solvency. Lessor is solvent, has timely and accurately filed all tax returns and extensions required to be filed by Lessor, and is not in default in the payment of any material taxes levied or assessed against Lessor or any of its material assets, and is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority having jurisdiction over the Leased Property or Lessor which would, in the aggregate, otherwise materially and adversely affect Lessor’s condition, financial or otherwise, or Lessor’s prospects or the Leased Property.

(d) SPE. Lessor is and has at all times since its formation been a Special Purpose Bankruptcy Remote Entity.

(e) No Violations. The performance by Lessor of its obligations hereunder will not violate any provision of the Governing Documents of Lessor and, to Lessor’s Actual Knowledge, will not (i) result in a material breach of any agreement to which Lessor is a party, (ii) violate in any material respect any provision of any judgment or order binding on Lessor, or (iii) constitute a material violation by Lessor of any law or governmental regulation applicable to Lessor.

(f) Delivery of Governing Documents and Information. Lessor has delivered, or caused Lessor Parent to deliver, to Lessee true, correct and complete copies of (i) its Governing Documents, and (ii) the information required by Section 2.1 of the Equity Investor Agreement. Lessor’s Governing Documents comply in all respects with the requirements of Part B of Schedule 27.1.

(g) Lessor Loan Documents, Permitted Indebtedness and Permitted Lessor Liens. A true, correct and complete list of the Lessor Loan Documents in effect as of the Effective Date is set forth in Exhibit I to this Lease, and Lessor has delivered to Lessee a true, correct and complete copy of each such Lessor Loan Document.

4.2 Representations and Warranties of Lessee. Lessee represents and warrants to Lessor as of the Effective Date as follows, it being understood and agreed that the following representations and warranties shall be deemed to be remade by a successor Lessee as of the effective date of any Permitted Lease Assignment:

(a) Existence. Lessee is duly organized, validly existing and in good standing under the laws of the State of Wyoming and has the requisite power and authority to execute and deliver this Lease and perform its obligations hereunder.

(b) Binding Obligation. This Lease has been duly authorized, executed and delivered by Lessee, and constitutes the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, whether considered in a proceeding in equity or at law.

(c) Financial Statements. If and to the extent any such financial information is provided prior to the date of this representation for a particular Lessee, the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for Lessee Guarantor or, if no there is no Lessee Guarantor for Lessee, Lessee, copies of which were provided to Lessor by Lessee or Lessee’s Guarantor prior to such Lessee becoming the Lessee hereunder, present fairly in all material respects the financial conditions and results of operations for such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied for such periods, and with respect to quarterly statements, subject to normal year-end audit adjustments and absence of footnotes.

(d) No Violations. The performance by Lessee of its obligations hereunder will not violate any provision of the Governing Documents of Lessee and, to Lessee’s Actual Knowledge, will not (i) result in a material breach of any agreement to which Lessee is a party, (ii) violate in any material respect any provision of any judgment or order binding on Lessee, or (iii) constitute a material violation by Lessee of any law or governmental regulation applicable to Lessee.

ARTICLE V.

RENT

5.1 Base Rent. Lessee agrees to pay to Lessor the Base Rent, without setoff, deduction, notice or demand except as expressly set forth in this Lease. Base Rent shall be payable on the first day of each calendar month, in advance, during the Term, with the first payment payable on the Effective Date. If Lessee is obligated to pay Base Rent for less than a full calendar month, Base Rent shall be prorated on a daily basis based upon the actual number of days in the prorated month.

5.2 Account for Payment of Base Rent. All payments of Base Rent shall be made to Account No.             , reference “            ”, held at             , ABA No.             , or such other account as Lessor shall advise Lessee in writing from time-to-time, but at least ten (10) Business Days before the date any payment of Base Rent is due.

5.3 Payment to Party Claiming Rent. If any party other than Lessor demands payment of Base Rent or Additional Rent due hereunder and alleges its right to receive the Base Rent or Additional Rent as a result of a Transfer of Lessor’s interest in this Lease or otherwise, Lessee shall not be obligated to honor the demand unless Lessee receives written instructions to do so from the party to whom Lessee is then paying Base Rent or Additional Rent or shall have otherwise received evidence acceptable to Lessee of the right of the party making the demand. The withholding by Lessee of Base Rent or Additional Rent pending the determination of the rights of the party making the demand shall not be a default by Lessee and no interest at the Default Interest Rate or otherwise shall be due with respect to the delay pending such determination.

5.4 Past Due Rent. If any installment of Base Rent is not paid when due, Lessee shall pay to Lessor, on demand, as Additional Rent, interest on such installment from the date such installment was due to the date such installment is paid at the Default Interest Rate. If any other Additional Rent (except for such payments as Lessee is contesting in good faith or pursuant to a Tax Challenge or a Permitted Lessee Contest) is not paid within ten (10) Business Days following written demand from Lessor to Lessee (the “Due Date for Other Additional Rent”), Lessee shall pay to Lessor, on demand, as Additional Rent, interest on such installment from the applicable Due Date for Other Additional Rent to the date such other Additional Rent is paid at the Default Interest Rate.

ARTICLE VI.

TAXES AND IMPOSITIONS

6.1 Taxes and Impositions. Subject to the other terms and provisions of this Article VI, Lessee shall, before interest or penalties are due thereon, pay directly to the applicable third party and discharge all Taxes and Impositions accruing with respect to the Leased Property during the Term.

6.2 Payment. In the event that any Taxes or Impositions against any of the Leased Property may be paid in installments, Lessee shall have the option to pay such Taxes or Impositions in installments; and in such event, Lessee shall be liable only for those installments which become due and payable during the Term and which accrue or arise with respect to the Leased Property during the Term. Lessee shall prepare and file all tax reports required by Governmental Authorities which relate to the Taxes which accrue or arise with respect to the Leased Property during the Term. Lessee shall be deemed to have satisfied its obligation to pay Taxes as required hereby by paying such Taxes before the earlier of the date (i) any penalty (other than non-delinquent interest) accrues thereon, or (ii) any Lien is imposed against any Leased Property pursuant to Applicable Legal Requirements as a result of such failure (excluding Liens arising and attaching as a matter of law prior to the date such Taxes are due).

6.3 Exclusions from Taxes and Impositions. Notwithstanding the foregoing and for the avoidance of doubt, in no event will Lessee be required to pay, and the terms “Taxes” and “Impositions” shall exclude any and all of the following (collectively, the “Excluded Matters”):

(a) net income taxes (however denominated), gross receipts, net receipts or gross income taxes (however denominated, that are imposed in lieu of net or gross receipts or income taxes) or franchise taxes of Lessor, any Equity Investor or any Affiliate of Lessor; and

(b) any tax imposed with respect to the sale, exchange or other disposition by Lessor, any Equity Investor or any Affiliate of Lessor, in whole or in part, of the Leased Property, Lessor’s interest in this Lease or any Equity Investor Interest; and

(c) taxes on, or with respect to or measured by the capital or net worth of Lessor, any Equity Investor or any Affiliate of Lessor or in the nature of a franchise, use, or margin tax or a tax for the privilege of doing business; and

(d) taxes or impositions imposed with respect to any period after the Term; and

(e) excess profits taxes, accumulated earnings taxes, capital gains taxes, succession or estate taxes or personal holding company taxes; and

(f) taxes imposed on or against or with respect to Lessor, any Equity Investor or any Affiliate of Lessor to the extent such taxes would not have been imposed if Lessor, any Equity Investor or any Affiliate of Lessor had not engaged in activities, or had a presence in, the taxing jurisdiction which activities or presence is unrelated to this Lease; and

(g) taxes imposed as a result of any voluntary or Involuntary sale, Transfer or other conveyance by Lessor, any Equity Investor or any Affiliate of Lessor; and

(h) taxes that are interest, penalties or additions to tax (or similar fees or charges) that are imposed as a result of the failure of Lessor, any Equity Investor or any Affiliate of Lessor to file any return or other filing properly and timely unless such failure is caused by Lessee failing to fulfill its obligations under this Lease; and

(i) any tax resulting from or that would not have been imposed but for the existence of Liens attributable to Lessor, any Equity Investor or any Affiliate of Lessor; and

(j) taxes to the extent that the amount of such tax is greater than the amount of taxes that would have been imposed if Lessor were not a successor or assignee of Pinedale Op .Co., LP; and

(k) taxes imposed under the Code or ERISA with respect to any Person other than Lessee and its Affiliates; and

(l) sales, transfer, recording, mortgage and similar taxes which Lessor is required to pay pursuant to the Purchase Agreement; and

(m) foreign Taxes; and

(n) taxes on rental or any other amounts paid by Lessee under this Lease; and

(o) any increase in taxes resulting from a Transfer or other conveyance by Lessor or any Equity Investor of all or any portion of the Leased Property or Lessor or any interest therein; and

(p) withholding taxes of any kind; and

(q) taxes, fees or amounts due and owing under or in connection with any Lien against the Leased Property, this Lease or any Equity Investor Interest; and

(r) assessments, charges or other matters due and owning under any Other Recorded Documents executed by, through or under Lessor in violation of this Lease.

6.4 Payment of Taxes and Impositions. If bills or invoices in respect of a Tax or an Imposition are received by Lessor, Lessor shall, within ten (10) Business Days of Lessor’s receipt thereof, but in any event at least ten (10) Business Days prior to the due date for the related Tax or Imposition (provided that Lessor has received such bill or invoice prior to ten (10) Business Days preceding such due date), deliver to Lessee any bill or invoice with respect to any Tax or Imposition. All taxing authorities shall be instructed to send all Tax invoices to Lessee. Within thirty (30) days after Lessor or Lessee has received confirmation of payment on account of Taxes, such Party shall provide to the other Party a copy of such confirmation that such Tax was paid.

6.5 Abatements. For the purpose of determining payments due from Lessee under this Article VI, Taxes and Impositions shall be the Taxes and Impositions assessed until such time as the Taxes and Impositions are reduced by abatement, refund or rebate. If any abatement, refund or rebate is granted, the Taxes or Impositions, as applicable, shall be the Taxes or Impositions as so reduced. Any rebate, refund or abatement received subsequent to payment of such Taxes or Impositions by Lessee shall be refunded to Lessee by Lessor within ten (10) Business Days of receipt by Lessor, even if the abatement is received after the expiration or earlier termination of this Lease, and such obligations shall survive termination of this Lease. If Lessor or any taxing authority applies any rebate, refund or abatement as a credit against Taxes or Impositions due for a period following the termination of this Lease, then the rebate, refund or abatement shall be deemed received by Lessor upon granting of the rebate, refund or abatement. If Lessor or any taxing authority fails to refund any rebate, refund or abatement to Lessee within thirty (30) days after receipt (other than any rebate, refund or abatement that will be applied as a credit against Taxes and Impositions due for another period), Lessee shall be entitled to interest calculated at the Default Interest Rate from the date payment was due until the date payment is made. Any rebate, refund or abatement realized by Lessor prior to payment of the Taxes and Impositions by Lessee shall result in the immediate reduction of Taxes and Impositions then due from Lessee to Lessor.

6.6 Right to Contest Taxes. Lessee shall have the right to file and prosecute to completion an application contesting the amount, validity, or application of any Taxes, contesting the assessed value of all or any portion of any Leased Property, or seeking an abatement of any Taxes (any such application, a “Tax Challenge”) either in its own name or in the name of Lessor, at no cost or expense to Lessor other than any de minimus cost or expense and throughout all administrative and judicial proceedings (trial court and all appeals) until there is a final, nonappealable determination. Lessee may discontinue a Tax Challenge at any time. If Lessee files or prosecutes a Tax Challenge, Lessor and its Affiliates shall cooperate and furnish any pertinent information needed for the Tax Challenge, at no cost or expense to Lessor other than any de minimus cost or expense. Lessee shall be entitled to be reimbursed out of the award for the reasonable costs and expenses occurred in connection with a Tax Challenge. Lessor shall not have the right to file a Tax Challenge with respect to any Taxes accruing during the Term unless the taxing authority requires the Tax Challenge to be filed by Lessor and Lessee requests Lessor to do so. Lessor shall immediately provide Lessee with a copy of any notices or demands from any Governmental Authority or other Persons which concerns Taxes. Upon request of Lessor at any time or from time-to-time, Lessee shall provide a written report to Lessor regarding the status of any such Tax Challenge.

In no event shall the manner in which Lessee pursues any Tax Challenge exacerbate in any material respect the risk to Lessor of civil or criminal liability, penalty or sanction, in addition to such risks as may exist for the matters that are the subject of the Tax Challenge prior to such Tax Challenge, and except for liabilities, penalties or sanctions for which Lessee may, and in fact does, post a bond. Further, the manner in which Lessee pursues a Tax Challenge shall not exacerbate in any material respect the risk to Lessor of defeasance of its interest in the Leased Property in addition to the risk of such defeasance as may exist for the matters that are the subject of the Tax Challenge prior to such Tax Challenge and except for such risk which Lessee may, and in fact does, bond around. Lessee agrees that Lessee shall use commercially reasonable efforts to diligently prosecute any such Tax Challenge to a final conclusion, except that Lessee shall have the right to attempt to settle or compromise such contest through negotiations and to discontinue any such Tax Challenge at any time. Lessee shall promptly after the final determination of such Tax Challenge, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

6.7 Right to Contest Impositions. Lessee shall have the right to contest Impositions pursuant to Permitted Lessee Contests.

ARTICLE VII.

CONDITION OF LEASED PROPERTY; MAINTENANCE

7.1 Lessee Maintenance of Leased Property. During the Term, Lessee shall (a) maintain the Leased Property in Good Condition and Repair, subject to reasonable and ordinary wear and tear, and subject to the provisions of Articles X, XV and XVI, and (b) pay all maintenance and operating costs of the Leased Property in the ordinary course of business. Lessee waives any right to (i) require Lessor to maintain, repair, replace or rebuild all or any part of the Leased Property or (ii) make repairs at the expense of Lessor pursuant to any Applicable Legal Requirements at any time in effect. Subject to Permitted Lessee Contests and the other provisions of this Lease, Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Improvements and Personal Property as may be required from time-to-time to satisfy Applicable Legal Requirements in all material respects in a manner consistent with Article X. Nothing in this Section 7.1 or otherwise in this Lease imposes any obligations upon Lessee, or waives any of Lessee’s rights, with respect to Lessor’s Environmental Liabilities.

7.2 No Trespass. Lessor authorizes Lessee to enforce any no trespass actions regarding any Real Property and to initiate any proceedings to remove any third parties from the Land (to the extent allowable under the applicable Easements) which Lessee, in Lessee’s reasonable business judgment, deems necessary or appropriate for Lessee’s continued quiet enjoyment of the Leased Property. Lessee shall endeavor to give Lessor notice when exercising rights under this Section 7.2.

ARTICLE VIII.

UTILITIES

8.1 Payment of Utility Charges. Lessee shall contract for, in its own name, and pay when due, all charges for the connection and use of water, gas, electricity, and other utility services, if any, supplied to the Leased Property during the Term. Under no circumstances shall Lessor be responsible for any interruption of any such utility service unless caused by the negligence, gross negligence or willful acts or omissions of any Lessor Party. If utilities serving the Leased Property are so disrupted on account of the negligence, gross negligence, or willful act or omission of any such Lessor Party, Lessor shall promptly restore the utilities at Lessor’s sole cost and expense.

ARTICLE IX.

USE

9.1 Lessee Use. The Leased Property may be used for any use permitted by Applicable Legal Requirements and the terms and conditions of the Easements and other Record Agreements. During such time as this Lease is in effect, Lessee shall, at Lessee’s sole cost and expense and subject to Permitted Lessee Contests, comply in all material respects with all Applicable Legal Requirements now or hereafter in force relating to or affecting the Leased Property and Lessee’s use, occupancy, operation, maintenance, alteration and/or improvement thereof. Notwithstanding the preceding or any other provision of this Lease to the contrary, (a) Lessor shall be fully responsible for any violation of Applicable Legal Requirements caused at any time by (i) any Lessor Party or (ii) any Lessor Lender; or (iii) any of their respective officers, agents, contractors, servants or employees, except to the extent such violation is caused by the failure of Lessee to perform its obligations hereunder, and (b) Lessee shall have no responsibility for any such matter described in subsection (a). Lessee shall have the right to delay making the changes, alterations and/or additions Lessee is responsible for making pursuant to the immediately preceding provisions of this Section 9.1 while Lessee is contesting in good faith the action or actions being taken by a Governmental Authority pursuant to a Permitted Lessee Contest.

9.2 Operating Requirement. In no event shall Lessee be obligated to keep all or any part of any Leased Property operating. If Lessee discontinues operations, Lessee shall comply in all material respects with all Applicable Legal Requirements and otherwise comply in all material respects with the terms and conditions of this Lease except as to the continuing operation of the Leased Property. Subject to the other terms and conditions of this Lease regarding Lessee’s right in certain circumstances to terminate this Lease and / or to offset Base Rent and Additional Rent against amounts due from Lessor hereunder, Lessee shall pay the Base Rent as and when due under this Lease during any period in which Lessee discontinues operations in whole or in part.

ARTICLE X.

PERMITTED CAPITAL IMPROVEMENT AND ADDITIONAL LINES, PARTS AND LESSEE

OTHER ACTIVITIES

10.1 Permitted Capital Improvements and Additional Lines.

(a) Permitted Capital Improvements and Additional Lines. Notwithstanding anything set forth in this Lease, Lessee, at its own expense and without Lessor’s approval, shall have the right, at any time and from time-to-time as Lessee deems necessary or desirable, to make Permitted Capital Improvements and Additional Lines.

(b) Non-Removable Additions. If Lessee proposes to construct Permitted Capital Improvements and Additional Lines that are not readily removable or cannot be detached from the Liquids Gathering System without adversely affecting the structural integrity or functionality of the Liquids Gathering System (each, a “Non-Removable Addition”), Lessee may provide Lessor written notice (a “Notice of Non-Removable Addition”), which Notice of Non-Removable Addition shall (i) describe the Non-Removable Addition in reasonable detail, (ii) provide a good faith estimate of the total cost of constructing the Non-Removable Addition, (iii) offer Lessor the option to both (A) pay for such Non-Removable Addition, and (B) engage the services of Lessee as construction agent for Lessor with respect to the construction of such Non-Removable Addition, and (iv) specify an increase in the Base Rate if Lessor elects to pay for and engage Lessee as Lessor’s construction agent for such Non-Removable Addition. Lessor shall not have the option to pay for such Non-Removable Addition unless Lessor also engages the services of Lessee as construction agent for such Non-Removable Addition. Lessor shall, by written notice delivered to Lessee within ten (10) Business Days after receipt of the Notice of Non-Removable Addition, elect in writing either to pay for and engage Lessee as Lessor’s construction agent for such Non-Removable Addition or to refrain from paying for such Non-Removable Addition; failure to give such timely notice shall constitute Lessor’s election not to pay for such Non-Removable Addition; provided, however, that Lessor shall consider such offer as set forth in such Notice of Non-Removable Addition in good faith and use commercially reasonable efforts to obtain financing for such Non-Removable Addition. If Lessor accepts such offer, Lessor shall pay for such Non-Removable Addition and engage Lessee as Lessor’s construction agent for such Non-Removable Addition. In the event Lessor elects to pay for such Non-Removable Addition and engage Lessee as Lessor’s construction agent, such Non-Removable Addition shall become a part of the Leased Property under this Lease, with an increase in Base Rent as indicated in the Notice of Non-Removable Addition, unless Lessor and Lessee instead agree that such Non-Removable Addition shall be the subject of a separate lease, upon substantially the same terms as this Lease, but with Base Rent as set forth in the Notice of Non-Removable Addition. In the event Lessor timely elects to pay for such Non-Removable Addition and engage Lessee as Lessor’s construction agent for such Non-Removable Addition on the terms in the Notice of Non-Removable Addition, (I) Lessor and Lessee shall execute the necessary documents to evidence such amendment to this Lease or a new lease for such Non-Removable Addition, as applicable, (II) Lessor and Lessee shall execute documents, reasonably satisfactory to each of them, governing advances by Lessor to pay costs of such Non-Removable Addition, (III) upon completion of such Non-Removable Addition, Base Rent under this Lease shall be increased or shall be payable under the new lease at the rate provided in the Notice of Non-Removable Addition, and (IV) Lessor shall be the owner of, and Lessee shall be the lessee of, such Non-Removable Addition. If Lessor elects not to pay for such Non-Removable Addition and Lessee elects to proceed with construction of the Non-Removable Addition, then subject to subsection (e), below, such Non-Removable Addition shall remain the sole property of Lessee, and this Lease shall continue in full force and effect.

(c) Removable Additions. If Lessee proposes to construct Permitted Capital Improvements and Additional Lines that are not Non-Removable Additions (each, a “Removable Addition”), Lessee may provide Lessor written notice (a “Notice of Removable Addition”), which Notice of Removable Addition shall (i) describe the Removable Addition in reasonable detail, (ii) provide a good faith estimate of the total cost of constructing the Removable Addition,(iii) offer Lessor the option to both (A) pay for such Removable Addition, and (B) engage the services of Lessee as construction agent for Lessor with respect to the construction of such Removable Addition, and (iv) specify an increase in the Base Rate if Lessor elects to pay for and engage Lessee as Lessor’s construction agent for such Removable Addition. Lessor shall not have the option to pay for such Removable Addition unless Lessor also engages the services of Lessee as construction agent for such Removable Addition. Lessor shall, by written notice delivered to Lessee within ten (10) Business Days after receipt of the Notice of Removable Addition, elect in writing either to pay for and engage Lessee as Lessor’s construction agent for such Removable Addition or to refrain from paying for such Removable Addition; failure to give such timely notice shall constitute Lessor’s election not to pay for such Removable Addition; provided, however, that Lessor shall consider such offer as set forth in such Notice of Removable Addition in good faith and use commercially reasonable efforts to obtain financing for such Removable Addition. If Lessor accepts such offer, Lessor shall pay for such Removable Addition and engage Lessee as Lessor’s construction agent for construction of such Removable Addition. In the event Lessor elects to pay for such Removable Addition and engage Lessee as Lessor’s construction agent, such Removable Addition shall become a part of the Leased Property under this Lease, with an increase in Base Rent as indicated in the Notice of Removable Addition, unless Lessor and Lessee instead agree that such Removable Addition shall be the subject of a separate lease, upon substantially the same terms as this Lease, but with Base Rent as set forth in the Notice of Removable Addition. In the event Lessor timely elects to pay for such Removable Addition and engage Lessee as Lessor’s construction agent for such Removable Addition on the terms in the Notice of Removable Addition, (I) Lessor and Lessee shall execute the necessary documents to evidence such amendment to this Lease or a new lease for such Removable Addition, as applicable, (II) Lessor and Lessee shall execute documents, reasonably satisfactory to each of them, governing advances by Lessor to pay costs of such Removable Addition, (III) upon completion of such Removable Addition, Base Rent under this Lease shall be increased or shall be payable under the new lease at the rate provided in the Notice of Removable Addition, and (IV) Lessor shall be the owner of, and Lessee shall be the lessee of, such Removable Addition. If Lessor elects not to pay for such Removable Addition and Lessee elects to proceed with construction of the Removable Addition, then subject to subsection (e), below, such Removable Addition shall remain the sole property of Lessee, and this Lease shall continue in full force and effect.

(d) Third Party Financing for Permitted Capital Improvements and Additional Lines. Lessee shall at all times have the right to finance any Permitted Capital Improvements and Additional Lines with a third party without Lessor’s consent; provided, however, that Lessee will notify Lessor in advance of entering into any such financing secured by a Lien on such Permitted Capital Improvements and Additional Lines (as applicable) and give Lessor an opportunity to make a proposal (non-binding on Lessee) to pay for, and engage Lessee as Lessor’s construction agent for, such Permitted Capital Improvements and Additional Lines (as applicable). If requested by Lessee, Lessor agrees to cooperate in good faith with Lessee in the financing of any such Permitted Capital Improvements and Additional Lines (as applicable) that Lessee deems to be necessary or desirable for the operation of the Leased Property or the Lessee Other Activities.

(e) End of Term Ownership. At the end of the Term, (i) all Non-Removable Additions which Lessor elected not to pay for and make a part of the Leased Property pursuant to subsection (b), above, will become the property of Lessor without compensation or reimbursement to Lessee, and (ii) all Removable Additions which Lessor elected not to pay for and make a part of the Leased Property pursuant to subsection (c), above shall be removed by Lessee or, in the case of Additional Lines, detached by Lessee from the Liquids Gathering System unless otherwise agreed by Lessor in writing, and Lessee shall repair any damage to the Leased Property caused by such removal. The transfer of all Non-Removable Additions which become the property of Lessor at the end of the Lease Term pursuant to subsection (i), (A) shall be made on an AS IS WHERE IS basis, without any express or implied warranties from Lessee other than special warranties of title (except as otherwise expressly agreed between the parties at the time of such transfer), provided, however, that such conveyance shall in any event be made by Lessee to Lessor free and clear of (I) any Liens placed on the Leased Property by, through or under Lessee, and (II) any Other Recorded Documents executed by, through or under Lessee in violation of this Lease, and (B) shall be evidenced by Lessee’s execution of such deeds, bills of sale, or other appropriate documents conveying title to such Non-Removable Additions as Lessor and Lessee may reasonably agree, consistent with subsection (A) of this sentence.

10.2 Replacement of Parts. Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, or as otherwise required or permitted by this Lease, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Lessee will, at its own cost and expense, replace any such Parts as is necessary to maintain the Leased Property in accordance with the standards for Lessee’s maintenance obligations as set forth in Section 7.1 of this Lease. All replacement Parts shall be in as good operating condition as, and shall have a value (including the residual value), utility and remaining useful life at least equal to the Parts replaced, assuming such replaced Parts were in condition and repair required to be maintained by, and otherwise in compliance with, the terms of this Lease (nothing in this Lease, however, shall be construed to require Lessee to replace any Parts having a useful life adequate to operate the Leased Property through the end of the Term). All Parts at any time removed from any item or portion of the Leased Property shall remain the property of Lessor until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to such item or portion of the Leased Property and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated into or installed in or attached to any item or portion of the Leased Property, without further act (except in the case of replacement property temporarily installed on an emergency basis), (a) title to such replacement Part shall thereupon vest in Lessor, (b) such replacement Part shall become subject to this Lease and be deemed part of the Leased Property for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Leased Property, and (c) title to the removed Part shall thereupon vest in Lessee AS IS WHERE IS, free and clear of all rights of Lessor, and shall no longer be deemed a part of the Leased Property. Notwithstanding the foregoing, “Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings, spare parts, and other equipment and property of whatever nature which constitute a portion of the Improvements or Personal Property and any replacements or substitutions therefor made under this Section 10.2. “Parts” shall not in any event include (i) any Lessee Property, (ii) removed Parts as provided in subsection (c), above, or (iii) any Permitted Capital Improvements and Additional Lines, which Permitted Capital Improvements and Additional Lines shall be governed by Section 10.1, above. Title to replacements and substitutions for Parts made under this Section 10.2 shall remain a portion of the Leased Property.

10.3 Lessee Other Activities. Notwithstanding anything set forth in this Lease, Lessee, at its own expense and without Lessor’s approval, shall have the right at any time and from time-to-time to conduct Lessee Other Activities.

ARTICLE XI.

REGULATORY ISSUES

11.1 Lessee’s Rights. Except (i) as provided in Section 11.2, below, and (ii) to the extent Lessor is required to engage in such communications by Applicable Legal Requirements which are not the subject of a Permitted Lessee Contest and after consultation with Lessee regarding Lessor’s concern that Lessor’s communication with Governmental Authorities is required by Applicable Legal Requirements, but notwithstanding any other provision of this Lease to the contrary:

(a) Ultra Lessee; Leased Property. For so long as an Ultra Entity Person is the Lessee under this Lease, Lessee shall have the exclusive right and obligation to (I) deal with all Governmental Authorities, including the Bureau of Land Management and the Wyoming Oil and Gas Conservation Commission, and (II) conduct all regulatory proceedings, governing or affecting the Leased Property or the ownership, use or operation thereof.

(b) All Lessees; Lessee Property and Lessee Other Activities. Lessee shall have the exclusive right and obligation to (I) deal with all Governmental Authorities, including the Bureau of Land Management and the Wyoming Oil and Gas Conservation Commission, and (II) conduct all regulatory proceedings, governing or affecting the ownership, use or operation of the Lessee Property or the Lessee Other Activities.

(c) Other Lessees; Leased Property. If an Ultra Entity Person is not the Lessee under this Lease, Lessee shall have the right and obligation, but not the exclusive right and obligation, to (I) deal with all Governmental Authorities, including the Bureau of Land Management and the Wyoming Oil and Gas Conservation Commission, and (II) conduct all regulatory proceedings, governing or affecting the use or operation of the Leased Property.

Consistent with the foregoing subsections (a) through (c) of this Section 11.1, Lessor hereby designates Lessee as Lessor’s agent with respect to, and solely with respect to, the exercise of Lessor’s Easement Rights in and to the BLM Easements, but only during the term of and to the limited extent set forth in this Lease. This designation creates a special agency relationship, and Lessee and Lessor expressly acknowledge that the scope of Lessee’s authority to act as agent for Lessor is expressly limited to the use of the BLM Easements as set forth in this Lease and those certain Bureau of Land Management regulatory matters which are enumerated in subsections (a) through (c) of this Section 11.1. Except for such use and enumerated matters, Lessee has and shall have no other power, authority or right to act as agent for Lessor, and Lessee shall have no implied powers or authority to act as agent for Lessor.

At Lessee’s request, Lessor shall execute all such documents and take all such action as may be necessary to ensure and/or evidence Lessee’s rights under this Section 11.1 unless, in Lessor’s reasonable and good faith judgment, such documents or actions will directly result in payments required to be made by Lessor which

Lessee is unwilling to pay on behalf of Lessor and, upon such determination by Lessor and prior to taking any such action, Lessor shall promptly notify Lessee in writing of such determination by Lessor, and Lessor and Lessee shall work diligently and in good faith to resolve their differences with respect to the requested action or document(s). Notwithstanding the foregoing, Lessor shall in any event be required to execute such documents and take all such actions as may be required for Lessee to pursue a Tax Challenge or a Permitted Lessee Contest. Notwithstanding the foregoing, the Parties will cooperate to execute such documents as may be required to extend the terms of the BLM Easements if such documents are required to extend the term of the BLM Easements beyond the Lease Term, it being understood, however, that nothing set forth herein shall obligate Lessor or Lessee for the payment of any extension fee or similar charge imposed by BLM as a condition to such extension other than de minimus costs and expenses.

For the avoidance of doubt, but subject to the introductory language of this Section 11.1 and the immediately preceding paragraph, (i) Lessor shall not in any event engage in any written or verbal communication with any Governmental Authority, including the Bureau of Land Management and the Wyoming Oil and Gas Conservation Commission, regarding or in any way relating to the ownership, use or operation of the Lessee Property or any Lessee Other Activities, (ii) for so long as an Ultra Entity Person is the Lessee under this Lease, Lessor shall not engage in any written or verbal communication with any Governmental Authority, including the Bureau of Land Management and the Wyoming Oil and Gas Conservation Commission, regarding the ownership, use or operation of the Leased Property, and (iii) for so long as a Person other than an Ultra Entity Person is the Lessee under this Lease, Lessor shall not engage in any written or verbal communication with any Governmental Authority, including the Bureau of Land Management and the Wyoming Oil and Gas Conservation Commission, regarding the use or operation of the Leased Property without Lessee’s prior written consent, which consent may be conditioned, to the extent permitted by Applicable Legal Requirements, upon Lessee’s review and approval of any such written communications (including any written materials delivered to such Governmental Authority) and a representative of Lessee being present (via telephone or in person) for any verbal communications. Lessee shall promptly provide Lessor with a copy of any notices or demands received by Lessee from any Governmental Authority which concerns any Applicable Legal Requirement.

Lessor acknowledges and stipulates that Lessee may suffer irreparable harm in the event of a breach of the provisions of this Section 11.1 by Lessor for which Lessee has no adequate remedy at law. Therefore, in addition to all other remedies available pursuant to the terms of this Lease or at law, Lessee shall have the right to obtain immediate injunctive or other equitable relief upon a breach of this Section 11.1 by Lessor.

11.2 Lessor’s Rights. Notwithstanding the foregoing Section 11.1, but subject in any event to Lessee’s right to pursue Tax Challenges and Permitted Lessee Contests, at such time as an Ultra Entity Person is not the Lessee under this Lease, if Lessor determines, in Lessor’s reasonable judgment, that Lessee has not taken sufficient action to protect the interests of Lessor in regard to any such regulatory matter (including, without limitation, regulatory proceedings) with respect to the Leased Property, upon prior written notice to Lessee, Lessor may take such action as may be necessary in order for Lessor to be and remain in compliance with Applicable Legal Requirements as they relate to Lessor and the Leased Property. Lessor shall promptly provide Lessee with a copy of any notices or demands received by Lessor from any Governmental Authority which concerns any Applicable Legal Requirement.

11.3 No Application to Condemnation. Lessor and Lessee acknowledge and agree that the provisions of this Article XI shall not prohibit Lessor from cooperating in condemnation proceedings as required by Article XVI.

ARTICLE XII.

MECHANIC’S LIENS

12.1 Lessee’s Obligations. If any mechanic’s, materialmen’s or other Liens against any of the Lessor’s interest in the Leased Property in connection with any materials, labor or equipment furnished or claimed to have been furnished to or for any Lessee Party are filed against Lessor’s interests in the Leased Property on account of action or inaction by any Lessee Party (including by Lessee in its capacity as Lessor’s construction agent for Removable Additions or Non-Removable Additions under Article X, other than any such Liens filed as a result of materials, labor or services for Removable Additions or Non-Removable Additions and for which Lessor has failed to meet its obligation to pay the cost of such materials, labor or services), then Lessee shall promptly cause such Lien to be discharged (whether by payment or bond), or, if Lessee desires to contest the Lien, Lessee may do so as long as the enforcement of the Lien is stayed pursuant to a Permitted Lessee Contest, and (b) if a Lessor Lender with respect to Permitted Indebtedness requires Lessor’s interest in the Leased Property to be free of such mechanic’s or materialmen’s liens, then upon request of Lessor or such Lessor Lender, Lessee shall either discharge the Lien or post a bond sufficient to cover the amount of the Lien and interest, penalties and costs that will be payable to discharge the Lien assuming its validity. Notwithstanding the foregoing, Lessee shall have no obligation whatsoever for or with respect to Liens arising from Lessor’s failure to advance payments for Non-Removable Additions or Removable Additions for which Lessor has engaged Lessee as Lessor’s construction agent as provided in Section 10.1.

12.2 Lessor’s Obligations. Lessor shall not permit any mechanic’s, materialmen’s or other Liens against any Leased Property in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for Lessor, and if any such Liens shall be filed against any Leased Property on account of any action or inaction by Lessor (other than any action or inaction alleged against Lessor resulting from the failure of Lessee to perform its obligations hereunder), Lessor shall cause the Lien to be discharged, provided that if Lessor desires to contest any such Lien (whether by payment or bond), it may do so as long as enforcement of the Lien is stayed pursuant to a Permitted Lessor Contest.

ARTICLE XIII.

LESSEE PROPERTY

13.1 No Lien. Lessee is and shall remain the owner of the Lessee Property, other than Non-Removable Additions at the end of the Lease Term as provided in Section 10.1(e). Lessor shall not have any Lien on any of the Lessee Property for the performance of Lessee’s obligations under this Lease or otherwise. LESSOR WAIVES AND DISCLAIMS ALL STATUTORY AND CONTRACTUAL LIEN RIGHTS IN LESSEE PROPERTY NOW OR HEREAFTER PLACED AT OR WITH THE LEASED PROPERTY. Lessor agrees to execute an agreement with Lessee or Lessee’s lender to evidence such waiver of Lessor’s Lien rights in Lessee Property and, following a default by Lessee under any Lessee mortgage, allow Lessee’s lender access to the Leased Property to seize and remove Lessee Property subject to the terms of such agreement, provided that the form and substance of any such agreement is reasonably satisfactory to Lessor, Lessee and Lessee’s lender (including in such agreement reasonable conditions and time periods within which such Lessee Property may be removed). Lessee shall have the right to remove Lessee Property at any time or times during the Term and for a period of thirty (30) days after the expiration of the Term, without any obligation to pay Lessor holdover rent under Section 26.4.

13.2 Sole Risk of Lessee. All of Lessee Property is at Lessee’s sole risk and if any of the Lessee Property is destroyed or damaged other than as a result of the negligence or willful misconduct of a Lessor

Party, no part of the destruction or damage shall be the responsibility of Lessor. If the damage is caused by the negligence or willful misconduct of a Lessor Party, Lessor shall be responsible for any damage or destruction, subject, however, to the waiver of subrogation provisions of Section 14.4. The term “negligence” as used in this Section 13.2 shall not include negligence imputed as a matter of law to Lessor solely by reason of Lessor’s failure to act in respect of matters which are or were the obligation of Lessee under this Lease or solely as a result of Lessor’s ownership of the Leased Property.

13.3 Lessee’s Ability to Grant Liens on Lessee Property. Nothing contained in this Lease shall be deemed to limit or otherwise restrict Lessee’s ability to grant a Lien on Lessee’s interest in the Leased Property under this Lease or on Lessee Property, in any such case to a lender not Affiliated with Lessee for the purpose of securing indebtedness of Lessee or its Affiliates to such lender. Lessor acknowledges and agrees, following a default by Lessee under any Lessee mortgage, to allow Lessee’s lender access to the Leased Property to seize and remove all or any of the Lessee Property and Lessor agrees to execute an agreement with Lessee’s lender to evidence such right as provided in Section 13.1.

ARTICLE XIV.

INSURANCE

14.1 Insurance Coverage. Subject to Section 14.3 below, from and after the Effective Date, Lessee shall maintain with respect to the Leased Property at all times during the Term, at no cost or expense to Lessor, the following types and amounts of insurance:

(a) Liability Insurance. Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Property, which insurance shall (i) be written on an “Occurrence Basis”, and shall provide minimum protection with a combined single limit in the amount of $1,000,000 per occurrence and $2,000,000 annual aggregate; and (ii) include premises and operations liability coverage, products and completed operations liability coverage, and blanket contractual liability coverage. In addition, Lessee shall maintain auto liability insurance in an amount not less than $1,000,000;

(b) Worker’s Compensation and Employer’s Liability Insurance. Worker’s Compensation and Employer’s Liability Insurance in accordance with all applicable federal and state law, which shall cover all Lessee’s personnel, invitees, sublessors, guests, consultants, and similar Persons performing under this Lease, with an Employer’s Liability limit shall of not less than one million Dollars ($1,000,000) or such greater amount as may be required by law; and

(c) Property Insurance. “All Risk” Insurance, equal to the full replacement value (as declared) of the Liquids Gathering System, which shall be payable in case of loss and held, paid or applied as provided in Section 15.1 hereof. The policy shall provide that no act or omission of any Person named as insured shall invalidate the interest of, or be a defense against, any other Person named as insured.

(d) Excess Liability Insurance. Excess Liability Insurance covering liabilities arising out of operations worldwide, with a combined minimum limit of not less than $25,000,000 over and above the primary liability limits of all underlying insurance policies as required in this Section.

(e) Builders Risk Insurance. For any alteration, addition, repair or replacement to the Leased Property by Lessee (but excluding any Removable Additions or Non-Removable Additions for which Lessee is acting as Lessor’s construction agent under Article X) for which the estimated cost exceeds $500,000, completed value builder’s risk insurance upon the entire work for the full insurable value replacement cost coverage.

Lessor and Lessee acknowledge and agree that the coverage required hereunder may be provided through a combination of policies that is different than those described above. In addition, Lessee may, at its election, maintain insurance covering additional casualties and events.

14.2 Insurance Requirements Generally. The insurance required by Section 14.1 shall be written by companies having an A.M. Best Insurance Reports rating of not less than “A-” and a financial size category of at least “VII”, and all such companies shall be authorized to do an insurance business in the State of Wyoming, or as otherwise agreed to by Lessor. All insurance policies required to be maintained pursuant to the terms of this Lease (other than the Worker’s Compensation Insurance), shall be endorsed to name Lessor and its successors and assigns (and, at Lessor’s written request and to the extent reasonably practicable, the Lessor Lender or its Agent, Administrative Agent or Collateral Agent) as additional insureds and to provide that such insurance shall be primary over any insurance that may be maintained by Lessor, and, except during the Lease Term (when all insurance proceeds are delivered and paid to Lessee, as loss payee). Notwithstanding anything to the contrary in this Lease, for so long as (a) an Ultra Entity Person, or (b) an Investment Grade Person is the Lessee under this Lease, then in any such case all insurance policies may have such deductibles and self-insured retention amounts as Lessee deems reasonable. If the Lessee is not as provided in the immediately preceding sentence, all insurance policies may have such deductibles and self-insured retention amounts approved by Lessor, which approval shall not be unreasonably withheld so long as the proposed deductibles and self-insurance retention amounts are in the amounts typically obtained for properties or operations similar to the Leased Property by responsible owners and lessees of such property. All insurance required by this Article may be blanket with other insurance maintained by Lessee or any Affiliate of Lessee and may be effected by any combination of basic and excess or umbrella coverage provided: (i) the total amount of the insurance available shall be at least the protection equivalent of separate policies in the amounts required; and (ii) in all other respects, all of the policies shall comply with the applicable provisions of this Article.

Lessee shall pay as they become due all premiums for the insurance required by this Article XIV, shall renew or replace each policy if required to comply with the insurance requirements of this Lease, and shall deliver to Lessor a certificate or other evidence of the existing policy and any renewal or replacement policy (on an ACORD 27 form, in the case of property insurance, and on an ACORD 25 form, in the case of liability insurance, and, in either case, otherwise reasonably satisfactory to Lessor, to the extent reasonably available) as soon as available, but in any event not later five (5) Business Days after the date the new coverage is effective (it being understood that in no event shall Lessee allow any insurance coverage to lapse if and to the extent such insurance is necessary to comply with the requirements of this Lease). In the event of Lessee’s failure to comply with any of the foregoing requirements of this Article XIV within five (5) Business Days of the giving of written notice by Lessor to Lessee (or such shorter period as may be required to maintain the insurance required by this Article XIV in full force and effect), Lessor shall be entitled to procure such insurance. Any sums expended by Lessor in procuring such insurance shall be Additional Rent and shall be repaid by Lessee upon written demand therefor by Lessor, together with interest thereon from the applicable Due Date for Other Additional Rent at the Default Interest Rate.

14.3 Self-Insurance. During any part of the Term, for so long as an Ultra Entity Person or another Investment Grade Person is the Lessee under this Lease, Lessee may self-insure for some or all insurance obligations contained hereunder. If the foregoing sentence is not applicable, the amount of any self-insurance retention shall be subject to the limitations set forth in Section 14.2 above. If Lessee desires to self-insure pursuant to this Section 14.3, Lessee shall deliver to Lessor prior to self-insuring a notice that it intends to self-insure hereunder and a brief summary of the extent to which it intends to self-insure. Ultra Wyoming, on behalf of itself and Ultra Resources and any successor Lessee who is an Ultra Entity Person, hereby notifies Lessor that it intends (and they intend) to self-insure with respect to fire, casualty and property insurance and builder’s risk insurance with respect to the Leased Property. The beneficiaries of Lessee’s self-insurance shall be afforded no less protection than if such self-insured portion was fully insured by an insurance company of the quality and caliber required hereunder, including the provision of a legal defense and the payment of claims within the same time period that a third-party insurance carrier would have paid such claims. The waiver of subrogation provisions of Section 14.4 shall be applicable to any self-insured exposure.

14.4 Waiver of Subrogation. Each of Lessor and Lessee hereby releases the other from any and all liability for loss or damage caused by fire or any of the extended coverage casualties or any other casualty which shall be brought about by the fault or negligence of the other party or any persons for whom such other party is responsible, provided that this release shall be in force and effect only with respect to loss or damage occurring during such time as the respective party’s policies of property insurance shall contain a clause to the effect that this release shall not affect such policies or right of the releasing party to recover thereunder, and the release shall apply only to the extent of the releasing party’s insurance coverage, provided that, with respect to Lessee’s release of Lessor hereunder, such release shall also apply with respect to any loss occurring during such time as the Lessee is self-insured in accordance with the terms of Section 14.3. Any insurance policy held by Lessee or Lessor, to the extent that waiver is reasonably and customary for the policy in question, shall include a waiver of subrogation clause so long as the same is obtainable. Nothing herein shall be deemed an obligation on the part of Lessor to maintain any insurance and any insurance maintained by Lessor shall serve as excess coverage.

14.5 No Release from Liability. Except as provided in Section 14.4, nothing in this Article XIV shall be deemed to release either party from liability for damages resulting from the negligence or willful misconduct of such party or from responsibility for repairs necessitated by such negligence or willful misconduct. By requiring insurance as provided herein, neither Lessor nor Lessee represents that coverage and limits will necessarily be adequate to protect Lessee or Lessor, and such coverage and limits shall not be deemed as a limitation of the liability of Lessee or Lessor under any indemnification provisions in this Lease. Failure of Lessor to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Lessor to identify a deficiency from evidence that is provided shall not be construed as a waiver of Lessee’s obligation to maintain such insurance.

ARTICLE XV.

FIRE AND OTHER CASUALTY

15.1 Fire and Other Casualty.

(a) General Provisions. If all or any part of the Leased Property is damaged or destroyed by fire or other casualty during the Term, then Lessee shall give prompt notice of such event to Lessor and, except as otherwise provided in this Article, Lessee shall, at Lessee’s cost and expense, promptly thereafter repair, restore or replace the Leased Property, or any such part thereof, to substantially the same condition it was in immediately prior to the casualty (subject to any changes to all or any such part of the Leased Property that Lessee intends to make to the extent permitted under this Lease). Notwithstanding the foregoing or anything to the contrary in this Article XV or otherwise, if this Lease is terminated under this Article XV or Section 25.5 (Burdensome Buyout Event) as a result of such fire or other casualty, (i) Lessee shall not be obligated to repair, restore or replace the Leased Property after such fire or other casualty or to pay for such repairs, restoration or replacement, and (ii) neither Lessor nor any other Lessor Indemnified Party shall have any claim against Lessee with respect to the repair, restoration or replacement of the Leased Property or Losses arising from termination of this Lease or Lessee’s purchase of the Leased Property pursuant to this Section 15.1 or Section 25.5. Unless this Lease is terminated pursuant to this Section 15.1 or Section 25.5 as a result of such fire or other casualty,(A) this Lease shall remain in effect following such fire or other casualty, (B) Lessee shall, at Lessee’s cost and expense, promptly repair, restore or replace the Leased Property, or any part thereof, as a result of such fire or other casualty, to substantially the same condition it was in immediately prior to the casualty (subject to changes permitted herein), (C) the rights and obligations of Lessor and Lessee shall remain in effect without abatement, (D) all Base Rent shall continue unabated, and (E) subject to Section 15.2, below, all Casualty Proceeds recovered on account of any damage or destruction to all or any part of the Leased Property by fire or other casualty shall be paid to Lessee.

(b) Lease Termination Option and Purchase Offer. Notwithstanding the above, if the value, as determined by Lessee in good faith, of the damaged or destroyed portions of the Leased Property (determined as of the Casualty Date as if such damage or destruction had not occurred) is greater than fifty percent (50%) of the Insured Value, then Lessee may, by written notice delivered to Lessor within sixty (60) days after such determination, either (i) propose to continue this Lease in effect, or (ii) propose to terminate this Lease and purchase the Leased Property for the purchase price as specified by Lessee in such notice (any such written notice by Lessee electing under subsection (ii) to terminate this Lease and purchase the Leased Property shall be referred to as a “Lessee Casualty Termination Notice”). Lessee’s failure to deliver its Lessee Casualty Termination Notice within such sixty (60) day period shall constitute Lessee’s election to continue the Lease in effect and to repair, restore or replace the damaged or destroyed Leased Property as provided in Section 15.1(a).

(c) Casualty Response Notice. If Lessee delivers its Lessee Casualty Termination Notice to Lessor, then Lessor shall have a period of no more than fifteen (15) days in which to notify Lessee in writing of Lessor’s acceptance or rejection of the Lessee Casualty Termination Notice (“Casualty Response Notice”). Lessor’s failure to provide its Casualty Response Notice within such fifteen (15) day period shall be deemed a rejection of the Lessee Casualty Termination Notice and the Lease shall continue in effect.

(d) Acceptance of Lessee Casualty Termination Notice and Termination of Lease. If Lessor accepts the Lessee Casualty Termination Notice, (i) Lessee shall purchase the Leased Property from Lessor as provided in Section 15.1(e) on a date no later than sixty (60) days after Lessor’s Casualty Response Notice and this Lease shall terminate on such date (the “Casualty Termination Date”), (ii) except the terms and provisions of this Lease which survive termination, neither Lessor nor Lessee shall have any rights or obligations under this Lease arising from and after the Casualty Termination Date, (iii) no further Base Rent or Additional Rent shall accrue with respect to the period after the Casualty Termination Date, (iv) Lessee shall have no repair, restoration or replacement obligations with respect to the fire or other casualty giving rise to the Lessee Casualty Termination Notice and no obligation to pay for such repair, restoration of replacement, (v) neither Lessor nor any other Lessor Indemnified Party shall have any claim against Lessee with respect to the repair, restoration or replacement of the Leased Property or Losses arising from termination of this Lease or Lessee’s purchase of the Leased Property pursuant to this Section 15.1, (vi) each Lessee Guarantor shall be released of liability and obligations under its Lessee Guaranty, Ultra Resources shall be released of liability and obligations under the Resources Guaranty, and each Lessor Guarantor shall be released of liability and obligations under its Lessor Guaranty with respect to (x) as to Lessee Guarantors and Ultra Resources only, matters for which Lessee is released in subsections (iv) and (v), preceding, and (y) matters arising or accruing from and after the Casualty Termination Date, it being understood and agreed, however, that Lessee Guarantors, Ultra Resources and Lessor Guarantors shall remain liable with respect to matters or claims arising or accruing prior to the Casualty Termination Date except those matters described in subsections (iv) and (v) of this Section 15.1(d), and (vii) all Casualty Proceeds shall be paid to Lessee.

(e) Closing of Purchase Offer. In addition, if Lessor accepts the Lessee Casualty Termination Notice, on the Casualty Termination Date, (i) Lessee shall pay to Lessor the purchase price specified by Lessee in the Lessee Casualty Termination Notice or such other purchase price as Lessor and Lessee may mutually agree, (ii) Lessor shall convey the Leased Property to Lessee or its designee on an AS IS WHERE IS basis, without any express or implied warranties from Lessor other than special warranties of title, provided, however, that such conveyance shall in any event be made by Lessor to Lessee or its designee free and clear of (A) all Permitted Lessor Liens, (B) any other Liens placed on the Leased Property by, through or under Lessor; and (C) any Other Recorded Documents executed by, through or under Lessor in violation of this Lease, and (iii) Lessor will deliver to Lessee or its designee such conveyance documents, each in form and substance reasonably satisfactory to Lessee, as Lessee may reasonably request, to transfer the ownership of the Leased Property to Lessee free and clear of the Liens and other items described in subsections (A)-(C) above.

(f) Continuation of Lease if Lessor Rejects the Lessee Casualty Termination Notice. If Lessor rejects or is deemed to have rejected the Lessee Casualty Termination Notice, such Lessee Casualty Termination Notice with respect to termination of the Lease and Lessee’s offer to purchase the Leased Property shall be deemed to be automatically rescinded and this Lease shall remain in full force and effect in accordance with its terms.

(g) No Waiver. Upon each occurrence of a fire or other casualty for which Lessee has the right under this Section 15.1 to give a Lessee Casualty Termination Notice, Lessee shall be entitled to give its Lessee Casualty Termination Notice with respect to such fire or other casualty, even if Lessee previously elected not to give such notice with respect to the occurrence of a prior fire or other casualty and even if prior Lessee Casualty Termination Notice(s) were rejected or deemed rejected by Lessor hereunder.

15.2 Restoration Conditions. Provided that this Lease has not been terminated pursuant to this Article XV above, then Lessee’s repair, restoration or replacement of the Leased Property shall be subject to the following requirements:

(a) Payment of Casualty Proceeds to Lessee. All Casualty Proceeds shall be paid by the insurer to Lessee.

(b) Repair Costs in Excess of $2,000,000. If the cost of such repairs, restoration or replacement as a result of a casualty exceeds $2,000,000 with respect to such casualty, (A) Lessee shall provide to Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) such reasonable documentation related to such repairs, restoration or replacement as Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) may reasonably request to confirm that such repairs, restoration or replacements have been made in the manner required by this Lease, (B) if such repairs, restoration or replacement have not been completed within ninety (90) days following the date of such casualty, Lessee shall pay to the Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) the amount by which the total cost of such repairs, restoration or replacement exceeds $2,000,000, reduced by repairs, restoration and replacement costs in excess of $2,000,000 completed and paid as of such date, which amounts shall be held and disbursed by such Lessor Lender to Lessee as such repairs, restoration or replacements progress, and (C) Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) will have the right to inspect the Leased Property during normal business hours and after prior reasonable written notice, with Lessee’s representative present and upon the condition that Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) comply with Lessee’s rules and regulations, including safety, (I) to inspect the damage, and (II) to confirm that such repairs, restoration or replacements are being or have been made in the manner required by this Lease; provided that no such inspection shall interfere with the normal operation of the Leased Property or the business of Lessee or its Affiliates.

ARTICLE XVI.

CONDEMNATION

16.1 Condemnation Damages and Awards. Except to the extent Lessor may be required to make the same available to Lessee under this Article XVI and as otherwise set forth in this Article XVI, Lessee assigns to Lessor any and all rights it may have to any Taking Proceeds and agrees to execute such instruments as may be requested by Lessor to evidence the assignment of such Taking Proceeds to Lessor. Notwithstanding the foregoing, Lessee may make a separate claim for any damages payable for any of the Lessee Property, any so-called special damages to Lessee for interruption to Lessee’s operations or otherwise, or any damages for relocation (collectively, the “Lessee Condemnation Proceeds”), and none of such Lessee Condemnation Proceeds shall constitute Taking Proceeds. Unless this Lease is terminated pursuant to this Article XVI or Section 25.5 (Burdensome Buyout Event) in connection with a Taking, this Lease shall remain in effect, and the rights and obligations of Lessor and Lessee shall remain in effect without abatement. Lessor and Lessee shall cooperate in good faith to maximize the Taking Proceeds (but without impairing Lessee’s claim for Lessee Condemnation Proceeds) consistent with the terms of this Lease.

16.2 Apportionment of Award, Termination and Purchase Offer.

(a) General Taking Provisions. If all or any part of the Leased Property is subject to a Taking during the Term, then Lessee shall give prompt notice of such event to Lessor and except as otherwise provided in this Article, Lessee shall, at Lessee’s cost and expense, promptly thereafter repair, restore or replace the Leased Property, or any such part thereof, to substantially the same condition it was in immediately prior to the Taking (subject to any changes to all or any such part of the Leased Property that Lessee intends to make to the extent permitted under this Lease). Notwithstanding the foregoing or anything to the contrary in this Article XVI or otherwise, if this Lease is terminated under this Article XVI or Section 25.5 (Burdensome Buyout Event) as a result of such Taking, (i) Lessee shall not be obligated to repair, restore or replace the Leased Property after such Taking or to pay for such repairs, restoration or replacement, and (ii) neither Lessor nor any other Lessor Indemnified Party shall have any claim against Lessee with respect to such repair, restoration or replacement of the Property or Losses arising from termination of this Lease or Lessee’s purchase of the Leased Property pursuant to this Section 16.2 or Section 25.5. Unless this Lease is terminated pursuant to this Section 16.2 or Section 25.5 in connection with such Taking, this Lease shall remain in effect following such Taking, the rights and obligations of Lessor and Lessee shall remain in effect without abatement, all Base Rent shall continue unabated, and all Lessee Condemnation Proceeds and, subject to Section 16.3, below, Taking Proceeds recovered on account of such Taking shall be paid to Lessee.

(b) Lease Termination Option and Purchase Offer. Notwithstanding the above, if as a result of the Taking, in Lessee’s good faith judgment, the Leased Property can no longer be profitably operated or is no longer suitable for its intended use, then Lessee may, in lieu of repairing, restoring or replacing the same, by written notice delivered to Lessor within sixty (60) days after such determination, either (i) propose to continue this Lease in effect, or (ii) propose to terminate this Lease and purchase the Leased Property for the purchase price specified by Lessee in such notice (any such written notice by Lessee electing under subsection (ii) to terminate this Lease and purchase the Leased Property shall be referred to as a “Lessee Taking Termination Notice”). Lessee’s failure to deliver its Lessee Taking Termination Notice within such sixty (60) day period shall constitute Lessee’s election to continue the Lease in effect and to restore, repair or replace the damaged or destroyed Leased Property as provided in subsection (i) of this Section 16.2(b).

(c) Taking Response Notice. If Lessee delivers its Lessee Taking Termination Notice to Lessor, then Lessor shall have a period of no more than fifteen (15) days in which to notify Lessee in writing of Lessor’s acceptance or rejection of the Lessee Taking Termination Notice (“Taking Response Notice”). Lessor’s failure to provide its Taking Response Notice within such fifteen (15) day period shall be deemed a rejection of the Lessee Taking Termination Notice and the Lease shall continue in effect.

(d) Acceptance of Lessee Taking Termination Notice and Termination of Lease. If Lessor accepts the Lessee Taking Termination Notice, (i) Lessee shall purchase the Leased Property from Lessor as provided in Section 16.2(e) on a date no later than sixty (60) days after Lessor’s Taking Response Notice and this Lease shall terminate on such date (the “Taking Termination Date”), (ii) except as provided in Sections 25.2, 25.3 and 25.4, and the other terms and provisions of this Lease which survive termination, neither Lessor nor Lessee shall have any rights or obligations under this Lease arising from and after the Taking Termination Date, (iii) no further Base Rent or Additional Rent shall accrue with respect to the period after the Taking Termination Date, (iv) Lessee shall have no repair, restoration or replacement obligations or payment obligations with respect thereto with respect to such Taking or damages caused thereby, (v) neither Lessor nor any other Lessor Indemnified Party shall have any claim against Lessee with respect to repair, restoration or replacement of the Leased Property or Losses arising from termination of this Lease or Lessee’s purchase of the Leased Property pursuant to this Section 16.2, (vi) each Lessee Guarantor shall be released of liability and obligations under its Lessee Guaranty, Ultra Resources shall be released of liability and obligations under the Resources Guaranty, and each Lessor Guarantor shall be released of liability and obligations under its Lessor Guaranty with respect to (x) as to Lessee Guarantors and Ultra Resources only, matters for which Lessee is released in subsections (iv) and (v) of this Section 16.2(d), preceding, and (y) matters arising or accruing from and after the Taking Termination Date, it being understood and agreed, however, that Lessee Guarantors, Ultra Resources and Lessor Guarantors shall remain liable with respect to matters or claims arising or accruing prior to the Taking Termination Date except those matters described in subsections (iv) and (v), and (vii) all Taking Proceeds shall be paid to Lessee. Following a termination of this Lease under this Section 16.2, Lessee’s right of first refusal under, and the other terms and conditions of, Sections 25.2, 25.3 and 25.4, and the other terms and provisions of this Lease which survive termination, shall remain in full force and effect.

(e) Closing of Purchase Offer. In addition, if Lessor accepts the Lessee Taking Termination Notice, on the Taking Termination Date (i) Lessee shall pay to Lessor the purchase price specified by Lessee in the Lessee Taking Termination Notice or such other purchase price as may be agreed by Lessor and Lessee, (ii) Lessor shall convey the Leased Property to Lessee or its designee on an AS IS WHERE IS basis, without any express or implied warranties from Lessor other than special warranties of title, provided, however, that such conveyance shall in any event be made by Lessor to Lessee or its designee free and clear of (A) all Permitted Lessor Liens, (B) any other Liens placed on the Leased Property by, through or under Lessor; and (C) any Other Recorded Documents executed by, through or under Lessor in violation of this Lease, and (iii) Lessor will deliver to Lessee or its designee such conveyance documents, each in form and substance reasonably satisfactory to Lessee, as Lessee may reasonably request, to transfer the ownership of the Leased Property to Lessee free and clear of the Liens and other items described in subsections (A)-(C) above.

(f) Continuation of Lease if Lessor Rejects the Lessee Taking Termination Notice. If Lessor rejects or is deemed to have rejected the Lessee Taking Termination Notice, such Lessee Taking Termination Notice with respect to termination of the Lease and Lessee’s offer to purchase the Leased Property shall be deemed to be automatically rescinded and this Lease shall remain in full force and effect in accordance with its terms.

(g) No Waiver. Upon each occurrence of a Taking for which Lessee has the right under this Section 16.2 to give a Lessee Taking Termination Notice, Lessee shall be entitled to give its Lessee Taking Termination Notice with respect to such Taking, even if Lessee previously elected not to give such notice with respect to the occurrence of a prior Taking and even if prior Lessee Taking Termination Notice(s) were rejected or deemed rejected by Lessor hereunder.

16.3 Restoration Conditions. Provided that this Lease has not been terminated pursuant to Section 16.2, above, in connection with a Taking, then Lessee shall repair, restore or replace the Leased Property damaged as a result of such Taking, as and to the extent required by Section 16.2 and the Taking Proceeds shall be paid as follows:

(a) Payment of Casualty Proceeds to Lessee. All Takings Proceeds shall be paid to Lessee.

(b) Repair Costs in Excess of $2,000,000. If the cost of repairs, restoration or replacement of the Taking exceeds $2,000,000 with respect to such Taking, (A) Lessee shall provide to Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) such reasonable documentation related to such repairs, restoration or replacement as Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) may reasonably request to confirm that such repairs, restoration or replacements have been made in the manner required by this Lease, (B) if such repairs, restoration or replacement have not been completed within ninety (90) days following the date of such Taking, Lessee shall pay to the Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) the amount by which the total cost of such repairs, restoration or replacement exceeds $2,000,000, reduced by repairs, restoration and replacement costs in excess of $2,000,000 completed and paid as of such date, which amounts shall be held and disbursed by such Lessor Lender to Lessee as such repairs, restoration or replacements progress, and (C) Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) will have the right to inspect the Leased Property during normal business hours and after prior reasonable written notice, with Lessee’s representative present and upon the condition that Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) comply with Lessee’s rules and regulations, including safety, (I) to inspect the damage, and (II) to confirm that such repairs, restoration or replacements are being or have been made in the manner required by this Lease; provided that no such inspection shall interfere with the normal operation of the Leased Property or the business of Lessee or its Affiliates.

(c) Payment of Taking Proceeds. If not already paid to Lessor or Lessor’s Lender as required by Section 16.3(b), above, upon completion of the repairs, restoration and replacement of the Leased Property damaged as a result of a Taking, Lessee shall pay to Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) the amount by which such Taking Proceeds exceed the cost of repairs, restoration and replacement of the Leased Property by Lessee.

ARTICLE XVII.

LIMITS ON TRANSFERS, ASSIGNMENTS, LEASES AND LIENS

17.1 Assignment and Subletting by Lessee.

(a) Lease Assignments. At any time and from time-to-time, and without any consent from or approval by Lessor, Lessee may cause or permit to occur a Permitted Lease Assignment. For purposes hereof, the term “Permitted Lease Assignment” means either (i) a Lease Assignment for which (A) the successor Lessee is a Permitted Lessee Transferee, and (B) within ten (10) Business Days after the date of such Lease Assignment, Lessee provides to Lessor (I) a copy of the written assignment of lease or similar agreement, including an assumption by the successor Lessee of the obligations of Lessee under this Lease arising from and after the date of such Lease Assignment, (II) if such assignee successor Lessee qualifies as a Permitted Lessee Transferee because its Affiliate is an Investment Grade Person or otherwise qualifies as a Permitted Lessee Transferee because its Affiliate qualifies under subsection (f) of the definition of the term “Permitted Lessee Transferee”, a Lease Guaranty executed by such Affiliate, and (III) evidence of the insurance required by this Lease, or (ii) any other Lease Assignment approved in writing by Lessor. Lessee shall not enter into any Lease Assignment other than a Permitted Lease Assignment, and any Lease Assignment other than a Permitted Lease Assignment shall be null and void ab initio.

(b) Subleases. At any time and from time-to-time, and without any consent from or approval by Lessor, Lessee may enter into a Permitted Sublease. For purposes hereof, the term “Permitted Sublease” means a Sublease which is either (i) a Sublease with a Permitted Lessee Transferee so long as within ten (10) Business Days after Lessee’s entering into any such Sublease with a Permitted Lessee Transferee, Lessee shall provide Lessor with a copy of the executed sublease agreement, or (ii) any other Sublease approved in writing by Lessor. Lessee shall not enter into any Sublease other than a Permitted Sublease, and any Sublease other than a Permitted Sublease shall be null and void ab initio. Renewals of any Permitted Sublease shall be deemed to be a new Sublease for purposes of this Section 17.1(b) and shall not constitute a Permitted Sublease unless such renewal otherwise qualifies as a Permitted Sublease at the time of such renewal.

(c) Lessor Consent to Certain Proposed Permitted Lessee Transferees.

(i) No Lessor Consent Required. No Lessor consent shall be required with respect to any Permitted Lessee Transferee described in subsections (a), (b), (c), (d), or (e) of the definition of the term “Permitted Lessee Transferee”.

(ii) Limited Lessor Consent Rights for Investment Grade Persons. So long as an Ultra Entity Person is the Lessee, Lessor’s consent shall be required with respect to an Investment Grade Person described in subsection (f) of the definition of the term “Permitted Lessee Transferee,” but Lessor’s approval shall not be unreasonably withheld, and Lessor’s approval shall be based solely on the following: (A) a review of such Investment Grade Person’s experience in the oil and gas exploration and production business, and (B) the proposed use by such Investment Grade Person would not (I) constitute a breach of Article IX, or (II) in Lessor’s reasonable judgment, impair the structural integrity, functionality or value of the Leased Property in any material respect.

(iii) Scope of Additional Lessor Consent Required for Certain Other Permitted Lessee Transferees. Lessor consent shall be required with respect to a proposed Person described in subsection (g) of the definition of the term “Permitted Lessee Transferee”, but Lessor shall not unreasonably withhold its consent to any such proposed Permitted Lessee Transferee, and Lessor’s approval shall be based solely on the following: (A) such Person’s current and future projected financial strength and creditworthiness, management style, financial philosophy and reputation, (B) such Person’s experience in the oil and gas exploration and production business, (C) such Person’s ability to recover costs or pass them on to its customers and other Persons, and (D) the proposed use by such Person would not (I) constitute a breach of Article IX, or (II) in Lessor’s reasonable judgment, impair the structural integrity, functionality or value of the Leased Property in any material respect.

(iv) Approval Request Process. In the event Lessor consent is required pursuant to subsections (f) or (g) of the Permitted Lessee Transferee definition, Lessor shall in any event either approve or disapprove a proposed Permitted Lessee Transferee for which Lessor consent is required in writing as soon as practicable but no later than fifteen (15) Business Days after receipt of Lessee’s written notice to Lessor requesting approval of such proposed Permitted Lessee Transferee and such information with respect to such Permitted Lessee Transferee (consistent with the scope of Lessor’s consent as provided herein) as may be reasonably requested by Lessor (by written notice given to Lessee within five (5) days after receipt of Lessee’s aforesaid written notice) to evaluate the proposed transaction and the affected parties. Lessor shall be deemed to have rejected any such proposed Permitted Lessee Transferee if a written request for approval is delivered to Lessor, and Lessor does not respond in writing within fifteen (15) Business Days after Lessor’s receipt of such written request for approval and all such reasonable information timely requested by Lessor as provided in the immediately preceding sentence. If Lessor does not consent in writing to such proposed Permitted Lessee Transferee within such within fifteen (15) Business Day period, Lessor agrees to provide Lessee with a reasonably detailed written explanation as to the reasons for withholding such consent to such proposed Permitted Lessee Transferee on or before the end of such fifteen (15) Business Day period.

(v) No Expansion of Lessor Approval Rights to a Proposed Permitted Lessee Transferee. This subsection (c) shall not in any event be deemed to give Lessor approval rights as to any proposed Permitted Lessee Transferee where such approval rights are not expressly given in the definition of such term, nor shall this subsection (c) be deemed to expand the scope or basis for any such Lessor approval beyond the scope provided in the definition of the term “Permitted Lessee Transferee”.

(d) Lessor Consent to Lease Assignments and Subleases. Exclusive of and separate from Lessor consent rights with respect to a proposed Permitted Lessee Transferee, which are governed by the definition of the term “Permitted Lessee Transferee” and subsection (c), above, Lessor shall not unreasonably withhold its consent for any Lease Assignment or for any Sublease as provided in Sections 17.1(a)(ii) or 17.1(b)(ii), above, and Lessor’s approval of a Lease Assignment or Sublease to the extent required by Sections 17.1(a)(ii) or 17.1(b)(ii), above shall be based solely on the following: (i) the use contemplated under any such Lease Assignment or Sublease does not breach the provisions of Article IX and would not, in Lessor’s reasonable judgment, impair the structural integrity, functionality or value of the Leased Property in any material respect, and (ii) the proposed sublessee or assignee enters into an agreement in a form reasonably satisfactory to Lessor recognizing that such Lease Assignment or Sublease, and any renewals or extensions thereof, are subordinate and subject to the terms of this Lease. Lessor shall approve or deny Lessee’s request for consent to a Lease Assignment or a Sublease as and to the extent required by Sections 17.1(a)(ii) or 17.1(b)(ii), above, as soon as practicable but no later than fifteen (15) Business Days after receipt of Lessee’s notice to Lessor requesting consent with such information as may be reasonably requested by Lessor (by notice given to Lessee within five (5) days after receipt of Lessee’s aforesaid notice) to evaluate the proposed transaction and the proposed assignee or sublessee. Lessor shall be deemed to have rejected any such Lease Assignment or Sublease if a written request for approval is delivered to Lessor, and Lessor does not respond in writing within fifteen (15) Business Days after Lessor’s receipt of such written request for approval and all information timely requested by Lessor as provided in the immediately preceding sentence. If Lessor does not consent to such proposed Lease Assignment or Sublease in writing within such within fifteen (15) Business Day period, Lessor agrees to provide Lessee with a reasonably detailed written explanation as to the reasons for withholding such consent to such Lease Assignment or Sublease on or before the end of such fifteen (15) Business Day period. This subsection (d) shall not in any event be deemed to give Lessor approval rights as to any Sublease or Lease Assignment except as expressly provided in Sections 17.1(a)(ii) and 17.1(b)(ii), above, nor shall this subsection (d) be deemed to expand the scope or basis for any such approval under such Sections 17.1(a)(ii) and 17.1(b)(ii) beyond the issues set forth in the first sentence of this subsection (d).

(e) Effect of Lease Assignment or Sublease on Continuing Lessee Liability. Except as set forth in Section 17.4, no Lease Assignment or Sublease shall relieve Lessee of any of its obligations under or with respect to this Lease, relieve Lessee Guarantor of any of its obligations under the Lessee Guaranty or release Ultra Resources of any of its obligations under the Resources Guaranty.

(f) Prohibited Lease Assignments and Subleases Void. Any purported Lease Assignment which is not a Permitted Lease Assignment and any purported Sublease which is not a Permitted Sublease shall be null and void null and void ab initio.

(g) Subsequent Lease Amendments with Prior Lessee Consent. If (i) Lessor and any assignee or sublessee of Lessee’s interest in this Lease modify or amend this Lease so as to increase the obligations of such prior Lessee, and (ii) such modification or amendment is made without a prior Lessee’s consent, then the liability of such prior Lessee, its Lessee Guarantor and Ultra Resources shall not be increased, but shall continue as it existed prior to such modification or amendment.

17.2 No Restrictions on Indebtedness or Liens of Lessee or Lessee Guarantors. Notwithstanding any provision to the contrary in this Lease or otherwise, and for the avoidance of doubt, there shall be no restrictions or limitations on the ability of Lessee, Lessee Guarantor or Ultra Resources to incur Indebtedness or to grant a Lien on all or any portion of Lessee’s rights under this Lease or with respect to the Leased Property, or with respect to any of the Lessee Property.

17.3 Cure Rights Upon Assignee Default. Notwithstanding anything to the contrary set forth in Article XXIII of this Lease or otherwise, and except where a prior Lessee and its Lessee Guarantor and Ultra Resources have been released from liability under this Lease in accordance with Section 17.4, upon the occurrence of an event or circumstance which would, with the giving of notice or passage of time, or both, constitute a Lessee Event of Default, Lessor shall not declare a Lessee Event of Default or exercise any rights or remedies on account of such Lessee Event of Default unless and until Lessor gives notice of such default to such prior Lessee(s), their respective Lessee Guarantor(s), and Ultra Resources and the opportunity to cure such default, within the period of time permitted under Section 23.1 of this Lease for curing such event or circumstance, but with such cure period as to such prior Lessee, such prior Lessee Guarantor and Ultra Resources beginning only upon receipt by such prior Lessee(s), its Lessee Guarantor(s) or Ultra Resources, as applicable, of such notice.

17.4 Release of Lessee and Lessee Guarantor. From and after the date of a Permitted Lease Assignment to a Permitted Lessee Transferee of the type, described in subsections (c), (e), (f) or (g) of the definition thereof, then (a) the assigning Lessee and each prior Lessee shall be automatically released from any and all obligations and liabilities arising or accruing under this Lease from and after the date of such Permitted Lease Assignment, (b) each Lessee Guarantor shall be automatically released from any and all obligations and liabilities arising or accruing under its Lessee Guaranty with respect to obligations or liabilities arising or accruing from and after the date of such Permitted Lease Assignment, and (c) Ultra Resources shall be automatically released from any and all obligations and liabilities arising or accruing under the Resources Guaranty with respect to obligations or liabilities arising or accruing from and after the date of such Permitted Lease Assignment; provided, however, that in the case of a Permitted Lease Assignment to a Permitted Lessee Transferee described in subsection (c) of the definition thereof, (i) if the Permitted Lessee Transferee is owned directly or indirectly by a Permitted Ultra Petroleum Successor, then such assigning Lessee, its Lessee Guarantor and Ultra Resources shall not be released, and (ii) if the Permitted Lessee Transferee is not owned directly or indirectly by a Permitted Ultra Petroleum Successor, as a condition to such release Lessor may require the ultimate parent company of such Permitted Lessee Transferee to execute a Lessee Guaranty. Neither Lessee nor the Lessee Guarantor nor Ultra Resources shall be released of its obligations or liabilities under this Lease, its Lessee Guaranty or the Resources Guaranty, as applicable, (A) in connection with any Lease Assignment except as provided in the immediately preceding sentence, or (B) in connection with any Sublease.

17.5 Transfers and Liens by Lessor and Equity Investors.

(a) Prohibitions on Indebtedness, Transfers, Leases and Liens.

(i) Lessor Transfers. Lessor shall not Transfer or permit the Transfer of all or any portion of the Lessor Interests except a Transfer of all the Lessor Interests pursuant to a Permitted Sale. Any Transfer of all or any portion of the Lessor Interests except a Transfer of all the Lessor Interests pursuant to a Permitted Sale shall be null and void ab initio.

(ii) Lessor Liens. Lessor shall not grant or permit the granting of, or suffer to exist, a Lien upon all or any portion of the Lessor Interests except a Permitted Lessor Lien to secure Permitted Indebtedness. Any Lien upon all or any portion of the Lessor Interests other than a Permitted Lessor Lien to secure Permitted Indebtedness shall be null and void ab initio.

(iii) Lessor Lease Transactions. Lessor shall not at any time during the Lease Term enter into a Lessor Lease Transaction. Any Lessor Lease Transaction during the Lease Term shall be null and void ab initio.

(iv) Lessor Indebtedness. Lessor shall not incur Indebtedness other than Permitted Indebtedness. Any Indebtedness incurred by Lessor other than Permitted Indebtedness shall be null and void ab initio.

(v) Equity Investor Transfers and Other Actions. No Lessor Equity Interest Owner shall Transfer beneficial ownership of (including, for the avoidance of doubt, indirectly by allowing a change in the Beneficial Owner of) any portion of a Lessor Equity Interest to any Person that would result in possession of Controlling Lease Rights by any Person or Persons except pursuant to a Permitted Equity Transfer, and any such Transfer which is not a Permitted Equity Transfer shall be null and void ab initio and Lessor shall not recognize any such Transfer.

(vi) Equity Investor Liens. No Lessor Equity Interest Owner shall grant or permit the granting of, or suffer to exist, a Lien on any Lessor Equity Interest beneficially owned by such Lessor Equity Interest Owner except a Permitted Lessor Lien with respect to such Lessor Equity Interest. Any Lien on any Lessor Equity Interest other than a Permitted Lessor Lien with respect to any Lessor Equity Interest shall be null and void ab initio and Lessor shall not recognize any such Lien on any Lessor Equity Interest.

(b) Permitted Sales; Release Upon a Permitted Sale. For purposes hereof, the term “Permitted Sale” means a Transfer by Lessor which satisfies all of the following requirements in all respects:

(i) Transfer of All Lessor Interests for Cash Consideration. Such Transfer is a Transfer of all of Lessor’s right, title and interest under this Lease and all of Lessor’s right, title and interest in the Leased Property for an all-cash consideration (or cash paid to Lessor at closing and the remainder of the purchase price to be paid to Lessor by such transferee after such closing by deferred cash payments) to be paid to Lessor therefor and prior to such Transfer, Lessor has complied with Section 25.3 hereof with respect to such Transfer; and

(ii) Notice. Not less than fifteen (15) Business Days prior to the date of such Transfer (ten (10) Business Days in the case of a Transfer to an Affiliate of Lessor), Lessor has timely provided to Lessee notice of the proposed Transfer and evidence reasonably acceptable to Lessee that all the requirements with respect to a Permitted Sale shall be satisfied with respect to the proposed Transfer, including copies of the Governing Documents of such proposed transferee, the documents and instruments evidencing any Indebtedness or Liens arising from or created in connection with such Transfer, and information regarding the owners of the Equity Interests with respect to such proposed transferee and their Lessor Lenders; and

(iii) Successor Lessor Requirements. After giving effect to such Transfer, (A) the Lessor representations in Section 4.1 shall be true and correct in all respects with respect to such transferee Lessor (other than the specific information regarding the state of organization and Equity Owners of Pinedale as set forth in Section 4.1(a), which information shall be updated as applicable to describe the owners of the successor Lessor), (B) so long as an Ultra Entity Person is Lessee, no Person other than a Permitted Controller of Lease Rights shall possess Controlling Lease Rights, (C) no Disqualified Person shall possess Controlling Lease Rights, (D) Disqualified Persons, in the aggregate, do not possess beneficial ownership of twenty-five percent (25%) or more of the Lessor Equity Interests, and (E) such transferee Lessor and its Governing Documents comply in all respects with Sections 27.1 and 27.2; and

(iv) Lessor Indebtedness. As a result of such Transfer, there shall be no Lessor Indebtedness other than Permitted Indebtedness and there shall exist no Liens on any Lessor Interests other than Permitted Lessor Liens; and

(v) Equity Investor Agreement. In connection with such Transfer, the successor Lessor, each direct owner of a Lessor Equity Interest in such Lessor, and any Affiliate of any such Person required to guaranty the obligations of such Person under the Equity Investor Agreement as a result of the application of the definition of the term “Permitted Controller of Lease Rights” to such Transfer, must execute and deliver to Lessee the Equity Investor Agreement; and

(vi) U.S. Transferee. After giving effect to such Transfer, the transferee Lessor and its Lessor Guarantor, if applicable, shall be organized in the United States or if the transferee or its Lessor Guarantor, if applicable, is organized in a jurisdiction outside the United States, the transferee and its Lessor Guarantor, if applicable, shall indemnify Lessee for any taxes that may be imposed on Lessee as a result thereof, and

(vii) Assumption of Lessor Lease Obligations. Contemporaneous with such Transfer, the transferee Lessor must assume in writing the obligations of Lessor under this Lease arising from and after the date of such Transfer and the other obligations of Lessor under the Easements arising from and after the date of such Transfer; and

(viii) Delivery of Lessor Guaranty and SNDA. Contemporaneous with such Transfer (A) if otherwise required by this Lease in order for such Transfer to be a Permitted Sale, the Lessor Guarantor of such transferee Lessor must execute and deliver to Lessee a Lessor Guaranty, and (B) if applicable, such transferee Lessor and its Lessor Lenders must execute and deliver to Lessee the SNDA; and

(ix) No Lessor Event of Default or Default Under Governing Documents. After giving effect to such Transfer, no event or circumstance shall have occurred at the time of or as a result of such Transfer which with the giving of notice or passage of time would constitute a Lessor Event of Default or a breach, default or failure of performance under the Governing Documents of the successor Lessor; and

(x) Compliance with Laws and Lease. Such Transfer complies with all Applicable Legal Requirements, including securities laws, and the documents evidencing such Transfer or other action are provided to Lessee to confirm, to the reasonable satisfaction of Lessee, compliance with the provisions of this Lease; and

(xii) No Change in Lessee’s Rights. The documents evidencing such Transfer or other action do not alter the rights of Lessee under the Lease or as to the Leased Property; and

(xiii) No Change in Lessee’s Obligations. After giving effect to such Transfer or other action, Lessee shall have no greater obligation or liability under this Lease as a result of such Transfer or other action, based on Applicable Legal Requirements in effect at the time of such Transfer or other action, than it would have had if the Transfer or such other action had not taken place (other than obligations indemnified by Lessor under this Lease).

Upon a Permitted Sale in compliance with the terms of this Section 17.5, the transferring Lessor and its Lessor Guarantor shall be released and relieved of further liability or obligation under this Lease and its applicable Lessor Guaranty, in each such case only with respect to matters arising or accruing from and after the date of such Permitted Sale.

(c) Permitted Equity Transfers. For purposes of this Agreement “Permitted Equity Transfer” means any Transfer of beneficial ownership of all or a portion of a Lessor Equity Interest which satisfies all of the following requirements in all respects:

(i) Disqualified Persons and Controlling Parties. Such Transfer would not result in: (A) a Disqualified Person or Disqualified Persons possessing Controlling Lease Rights, (B) Disqualified Persons, in the aggregate, having beneficial ownership of 25% or more of the Lessor Equity Interests, and (C) for so long as an Ultra Entity Person is the Lessee under the Lease, a Person who is not a Permitted Controller of Lease Rights possessing Controlling Lease Rights; and

(ii) Notices. Such Lessor Equity Interest Owner shall have given written notice to Lessee of any proposed Transfer of beneficial ownership of all or any portion of a Lessor Equity Interest. Such notice shall be given to Lessee at least fifteen (15) Business Days (ten (10) Business Days in the case of a Transfer to an Affiliate of the transferor) prior to executing a definitive agreement for such Transfer. Such notice shall describe in detail the material terms of such proposed Transfer, the name of each Person proposed to acquire beneficial ownership of all or any portion of a Lessor Equity Interest or to possess Controlling Lease Rights, and provide reasonably sufficient information to enable Lessee to notify, within ten (10) Business Days of Lessee’s receipt of such notice, whether such Person(s) is/are Disqualified Person(s) and to verify within such ten (10) Business Day period that such Transfer complies with the requirements of Section 17.5(c)(i). Such Lessor Equity Interest Owner shall also provide to Lessee copies of all material documents evidencing such Transfer, in their then current form, at least ten (10) Business Days prior to the closing date or effective date of any Transfer and any material revisions or amendments to such documents promptly after they become available; and

(iii) Addendum to Equity Investor Agreement; Guaranty if Required. Each Person acquiring direct ownership of Lessor Equity Interests shall have executed an Addendum to the Equity Investor Agreement agreeing to be bound by the Equity Investor Agreement, and any Affiliate of any such Person required to guaranty the obligations of such Person under the Equity Investor Agreement as a result of the application of the definition of the term “Permitted Controller of Lease Rights” to such Transfer shall have executed such guaranty; and

(iv) United States Persons; Lessee Indemnity. Unless each Person acquiring beneficial ownership is a United States Person within the meaning of Section 7701(a)(3) of the Code, the transferee Lessor Equity Interest Owner and each Person acquiring beneficial ownership shall have agreed to indemnify Lessee, in a manner reasonably acceptable to Lessee, against any amounts payable by Lessee, as Lessee, pursuant to this Lease or otherwise to the extent such liabilities arise out of the status of such transferee as a Person other than a United States Person; and

(v) Compliance with Laws and Lease. Such Transfer complies with all Applicable Legal Requirements, including securities laws, and the documents evidencing such Transfer are provided to Lessee to confirm, to the reasonable satisfaction of Lessee, compliance with the provisions of this Lease; and

(vi) No Default Under Lessor’s Governing Documents. No default or event of default attributable to such Lessor Equity Interest Owner or Lessor shall occur under Lessor’s Governing Documents as a result of such Transfer; and

(vii) No Change in Lessee’s Rights. The documents evidencing such Transfer do not alter the rights of Lessee under the Lease or as to the Leased Property; and

(viii) No Change in Lessee’s Obligations. Immediately after giving effect to such Transfer, Lessee, as Lessee, shall have no greater obligation or liability under this Lease as a result of such Transfer, based on Applicable Legal Requirements in effect at the time of such Transfer, than it would have had if the Transfer had not taken place (other than obligations indemnified by Lessor, the transferee Lessor Equity Interest Owner and such Person acquiring such beneficial ownership pursuant to subsection (iv), above).

No Lessor or Lessor Guarantor shall be released or relieved of any liability or obligation under this Lease or its applicable Lessor Guaranty in connection with or as a result of a Transfer of any Lessor Equity Interest or any beneficial ownership of any Lessor Equity Interest.

ARTICLE XVIII.

LESSEE’S SURRENDER OF LEASED PROPERTY

18.1 Surrender. Upon the expiration of the Term or the earlier termination of this Lease, Lessee shall surrender to Lessor in Good Condition and Repair the Leased Property and any Permitted Capital Improvements and Additional Lines that become Lessor’s property upon termination of this Lease as provided in Section 10.1(e) hereof, in all such cases subject to reasonable and ordinary wear and tear, and subject to the provisions of Article XV and Article XVI and Section 25.5. Any removal of all or any of the Lessee Property by Lessee shall be done in material compliance with Environmental Laws and other Applicable Legal Requirements, including Lessee’s obligation to file all reports and documentation required to be filed with any Governmental Authority in connection with the removal of Lessee Property, and in accordance with the requirements of Article X hereof. Lessee shall repair any material damage to the Leased Property caused by the removal of Lessee Property. After the expiration of the Term or the earlier termination of this Lease, neither Lessee nor Lessor shall have any rights, liabilities or obligations hereunder (except for any that survive the expiration or any earlier termination of this Lease) and including, without limitation, the terms and provisions of Sections 25.2, 25.3 and 25.4 if and to the extent applicable.

ARTICLE XIX.

ASSIGNMENT OF LEASE

19.1 Assignment of Lease. Lessor shall not (a) Transfer all or any portion of its right, title or interest under this Lease except pursuant to a Permitted Sale, or (b) create or suffer to exist a Lien on all or any portion of its right, title or interest under this Lease except (i) a Permitted Lessor Lien, (ii) a Lien which Lessee is contesting in accordance with a Permitted Lessee Contest, or (iii) a Lien which Lessor is contesting in accordance with a Permitted Lessor Contest.

ARTICLE XX.

MORTGAGE SUBORDINATION AND NON-DISTURBANCE AND NOTICE TO MORTGAGEE

20.1 Mortgage Subordination. Except as and to the extent applicable with respect to the Underlying Lien Claims, this Lease and the right, title and interest of Lessee under this Lease shall be prior and superior in all respects to any Lien on all or any portion of the Leased Property by, through or under Lessor, irrespective of the time of execution or time of recording of such Lien, whether placed on the Leased Property prior to, on or after the Effective Date, and whether or not such Lien constitutes a Permitted Lessor Lien or secures Permitted Indebtedness. Except as and to the extent applicable with respect to the Underlying Lien Claims, no Lien placed or permitted on the Leased Property by, through or under Lessor shall be superior or prior to this Lease or Lessee’s right, title and interest under this Lease, whether by date of execution, time of recording, tacking, subrogation, or any other legal or equitable principles or operation of law. Concurrently with the execution of this Lease, Lessor, Lessor Lender and Lessee have entered into the SNDA. Lessor shall cause any subsequent Person holding or claiming any Lien in or to all or any portion of the Lessor Interests or Lessor Equity Interests, as a condition to the granting of same, to execute and deliver to Lessee the SNDA.

ARTICLE XXI.

INDEMNIFICATION

21.1 Indemnification by Lessee.

(a) Lessee’s Indemnification Obligations. Subject to the waiver of subrogation provisions in Section 14.4, the remainder of this Article XXI, and Section 26.3, and except for Losses for which Lessor is responsible pursuant to Section 21.2, Lessee, to the fullest extent permissible by Applicable Legal Requirements, agrees to indemnify, hold harmless and defend Lessor Indemnified Parties and Lessor Lender (in Lessor Lender’s capacity as such) from and against any and all Losses proximately caused by (i) a Lease Assignment or Sublease made by Lessee in violation of this Lease, (ii) a Lessee Event of Default, (iii) any negligent acts or omissions of Lessee or any other Lessee Party with respect to this Lease, the Leased Property or the SNDA, (iv) the fraud, gross negligence or willful misconduct of Lessee or any Lessee Party in connection with the Leased Property or the transactions contemplated by this Lease or in connection with the SNDA, (v) the operation, possession, use, non-use, maintenance, modification, alteration, construction, reconstruction, restoration, condition, design or replacement of the Leased Property (or any portion thereof) by Lessee or any other Lessee Party, or (vi) the business and activities of Lessee or of any other Person permitted on or about the Leased Property by Lessee (whether as an invitee, sublessee, licensee or otherwise); provided, however, to the extent and in the proportion such Losses also arise out of or are based upon or arise from or are attributable to any of the following (collectively, and together with the matters described in Section 21.1(b), below, the “Exclusions from Lessee’s Indemnification Obligations”), Lessee’s indemnification under this subsection shall, to such extent, not apply:

(A) the negligence, willful misconduct or fraud of any Lessor Indemnified Party or, in the case of indemnification of a Lessor Lender, the negligence, willful misconduct or fraud of such Lessor Lender;

(B) except to the extent arising by reason of a Lessee Event of Default, breach of any covenant, representation or warranty by any Lessor Party, Lessor Indemnified Party or Lessor Lender contained in this Lease, any Lessor Loan Document, the SNDA, the Equity Investor Agreement or any other document entered into in connection herewith or therewith;

(C) any dispute (A) between or among any Lessor Indemnified Parties, (B) between or among Lessor Lenders or (C) between or among any one or more Lessor Indemnified Parties, on the one hand, and any Lessee Party or Lessor Lender on the other hand;

(D) the negotiation, preparation or administration of this Lease, any Lessor Loan Document, the SNDA, the Equity Investor Agreement or any other document entered into in connection herewith or therewith;

(E) except to the extent arising by reason of a Lessee Event of Default, a violation of any Applicable Legal Requirement or any other legal, regulatory, judicial or similar requirement by any Lessor Party, Lessor Indemnified Party or Lessor Lender;

(F) a Transfer or other disposition by any Lessor Party, Lessor Indemnified Party or Lessor Lender of any interest in all or any portion of the Leased Property;

(G) to the extent imposed with respect to any period (except during the exercise of remedies pursuant to this Lease) after the expiration of the Term or earlier termination of this Lease, except to the extent such Losses relate to (A) events or matters occurring prior to the expiration of the Term or earlier termination of the Lease, (B) the exercise of remedies relating to a Lessee Event of Default, or (C) the failure by Lessee to return the Liquids Gathering System to Lessor in accordance with the terms of this Lease;

(H) arising as a result of a default or event of default under the Lessor Loan Documents, the SNDA or the Equity Investor Agreement or arising otherwise in connection with or under any Lessor Loan Document, except to the extent caused by a Lessee Event of Default; or

(I) a Lessor Event of Default.

(b) Additional Limits on Lessee’s Indemnification Obligation. Notwithstanding the foregoing, Losses arising from Lessee’s indemnification obligations in this Section 21.1 shall not include (i) any taxes or costs or expenses associated with contesting taxes, it being understood that Lessee’s liability with respect to taxes is governed by Article VI, (ii) principal, interest, default interest, fees, charges or penalties owed in connection with Indebtedness of any Lessor Party or any Lessor Indemnified Party, provided, however, that default interest on Permitted Indebtedness imposed as a result of a Lessor event of default thereunder (A) other than a default based on the failure to make a payment or payments under or with respect to such Indebtedness and (B) which arises solely and directly as a result of a Lessee Event of Default other than a failure to pay Base Rent or Additional Rent, shall not be excluded from “Losses”, or (iii) Losses related to any funding or hedging arrangements entered into or obtained in connection with Lessor Indebtedness or debt or equity investments in Lessor.

(c) Environmental Matters Not Included. For the avoidance of doubt, this Section 21.1 is not intended to provide any indemnification to Lessor or any Lessor Indemnified Party for any matters related to Environmental Laws or Hazardous Materials or any other matters covered by Article XXII.

21.2 Release and Indemnification by Lessor. Subject to the waiver of subrogation provisions in Section 14.4, and except for Losses for which Lessee is responsible pursuant to Section 21.1, and subject to the provisions in Article XIV and Section 26.3, Lessor, to the fullest extent permissible by Applicable Legal Requirements:

(a) Release of Lessee and Lessee Indemnified Parties. Releases Lessee and each other Lessee Indemnified Party from any Losses from any source arising out of or based upon, in whole or in part, (i) any acts or omissions by any Lessor Party, Lessor Indemnified Party or Lessor Lender in violation of the terms of this Lease, the SNDA or the Equity Investor Agreement, (ii) any acts or omissions of any Lessor Party, Lessor Indemnified Party or Lessor Lender with respect to this Lease, the Leased Property, the SNDA or the Equity Investor Agreement, (iii) any Lessor Event of Default, or (iv) the fraud, negligence or willful misconduct of any Lessor Party, Lessor Indemnified Party or Lessor Lender in connection with the Leased Property or the transactions contemplated by this Lease, or in connection with the Equity Investor Agreement or the SNDA; and

(b) Lessor Indemnification of Lessee and Lessee Indemnified Parties. Agrees to indemnify, hold harmless and defend Lessee and each other Lessee Indemnified Party from and against any and all Losses, from any source arising out of or based upon, in whole or in part, (i) any acts or omissions by any Lessor Party or Lessor Indemnified Party in violation of the terms of this Lease, the SNDA or the Equity Investor Agreement, (ii) any acts or omissions of any Lessor Party or Lessor Indemnified Party with respect to this Lease or the Leased Property, the SNDA or the Equity Investor Agreement, (iii) any Lessor Event of Default, or (iv) the fraud, negligence or willful misconduct of any Lessor Party or Lessor Indemnified Party in connection with the Leased Property or the transactions contemplated by this Lease, or in connection with the Equity Investor Agreement or the SNDA;

Provided, however, that in the case of subsections (a) and (b) above, to the extent and in the proportion such Losses also arise out of or are based upon (A) any breach of this Lease by Lessee, (B) the fraud, negligence or willful misconduct of Lessee or any other Lessee Party with respect to the Leased Property, this Lease, the SNDA or the Equity Investor Agreement, (C) Taxes for which Lessee is responsible pursuant to this Lease, or (D) breach by Lessee of any representations made by it in this Lease, then Lessor’s release and indemnification under this subsection (b) shall not apply.

21.3 Concurrent Negligence. Notwithstanding the provisions of Section 21.1 and Section 21.2, in the event of the concurrent negligence or intentional misconduct of Lessee, any other Lessee Party or any Lessee Indemnified Party on the one hand and the concurrent negligence or intentional misconduct of Lessor, any other Lessor Party or Lessor Indemnified Party, on the other hand, a party’s (the “Indemnifying Party”) obligation to indemnify the other as set forth in this Article XXI shall be limited to the extent of the Indemnifying Party’s negligence and/or intentional misconduct (and that of the Lessee Indemnified Parties (if Lessee is the Indemnifying Party) or the Lessor Indemnified Parties (if Lessor is the Indemnifying Party)), including the Indemnifying Party’s proportionate share of reasonable costs, attorneys’ fees, and expenses incurred in connection with any claim, action, or proceeding brought with respect to such injury or damage.

21.4 Survival. The obligations of Lessee and Lessor under this Article XXI shall survive the expiration or earlier termination of this Lease.

21.5 Claims Procedure. In the case of any Losses asserted by an Indemnified Party under this Article XXI, such Indemnified Party shall give prompt notice thereof to the Indemnifying Party and in any event within no less than 60 days after the Indemnified Party receives notice of such assertion; provided that failure to so notify the Indemnifying Party shall not reduce the Indemnifying Party’s obligations to indemnify any Indemnified Party hereunder except to the extent such failure adversely affects the Indemnifying Party’s rights, or materially compromises such Indemnifying Party’s ability, to defend such Losses or results in additional liability on such Indemnifying Party’s part. The Indemnifying Party shall be entitled, at its expense, acting through counsel selected by it (and reasonably satisfactory to such Indemnified Party), to participate in or to assume and control (if it promptly so elects upon notice of the Losses), the negotiation, litigation and/or settlement of any such Losses. Such Indemnified Party may (but shall not be obligated to) participate at its own expense and with its own counsel in any proceeding conducted by the Indemnifying Party in accordance with the foregoing, in which case the Indemnifying Party shall keep such Indemnified Party and its counsel fully informed of all proceedings and filings. Notwithstanding the foregoing, but subject to Article XI and the right of Lessee to pursue Tax Challenges and Permitted Lessee Contests and the right of Lessor to pursue Permitted Lessor Contests, the Indemnifying Party shall not be entitled to assume and control the defense of any Losses if (a) Lessee is the Indemnifying Party, a Level I Lessee Default has occurred and is continuing, or, if Lessor is the Indemnifying Party, a Level 1 Lessor Default has occurred and is continuing, (b) the proceeding involves possible imposition of any criminal liability or penalty or unindemnified civil penalty on the Indemnified Party, or (c) the proceeding involves the granting of injunctive relief against the Indemnified Party not related to this Lease.

ARTICLE XXII.

ENVIRONMENTAL LAWS

22.1 Environmental Undertakings. Lessee’s operations on the Leased Property from and after the Effective Date shall comply with Environmental Laws in all material respects. Lessor will conduct no operations on the Leased Property. After either party discovers or is informed of the existence of a material violation of Environmental Laws with respect to the Leased Property, or receipt of any notices alleging non-ordinary course of business liabilities under Environmental Laws with respect to the Leased Property, that party shall give prompt notice to the other party of such event.

22.2 Environmental Covenants.

(a) Lessee’s Obligations for Certain Corrective Actions. Except as otherwise provided in Section 25.5, Lessee shall be responsible for performing Corrective Action required under Environmental Law to the extent arising from Lessee Environmental Liabilities, such Corrective Actions to be performed in material compliance with Environmental Laws. Lessee’s obligations to conduct Corrective Action shall be limited to those activities designed to achieve the least stringent remediation permitted under Environmental Laws for a property in similar use as the property requiring Corrective Action.

(b) Lessor’s Obligations for Certain Corrective Actions. Upon Lessee’s written request to Lessor requesting that Lessor take such Corrective Action, Lessor shall be responsible for performing any Corrective Action required under Environmental Laws to the extent arising from Lessor Environmental Liabilities, such Corrective Actions to be performed in material compliance with Environmental Laws. Lessor’s obligations to conduct Corrective Action shall be limited to those activities designed to achieve the least stringent remediation permitted under Environmental Laws for a property in similar use as the property requiring Corrective Action.

22.3 Lessee Environmental Indemnity. Lessee shall, at no cost to Lessor, protect, defend, indemnify, release and hold harmless each of the Lessor Indemnified Parties and each Lessor Lender for, from and against any and all Losses (including engineers’ fees, environmental consultants’ fees, and costs of investigation (including sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas)) imposed upon or incurred by or asserted against any Lessor Indemnified Parties, but only to the extent arising out of any one or more of the following:

(a) Lessee Environmental Liabilities; or

(b) Lessee breach of its covenants in this Article XXII (including Lessee’s obligation to take Corrective Action under Section 22.2(a)).

Lessee’s indemnification obligation does not cover any Losses to the extent attributable to (i) a breach of this Lease by Lessor or any other Lessor Party, (ii) the fraud, negligence or willful misconduct of Lessor, any other Lessor Party or any Lessor Lender, (iii) Lessor Environmental Liabilities, or (iv) Exclusions from Lessee’s Indemnity Obligations. Lessor’s and Lessor Indemnified Parties’ sole and exclusive remedy, either at law, under statute or in equity, against Lessee for Lessee Environmental Liabilities, violations of Environmental Law by Lessee or any other Lessee Party or Releases of Hazardous Materials by Lessee or any other Lessee Party are the remedies in this Section 22.3 and no other rights or remedies shall be applicable thereto, except that Lessee’s failure to perform the Corrective Actions required by Lessee under Section 22.2(a) shall, if not cured within the notice and cure periods provided in Section 23.1(f), or such earlier date as such Corrective Action must be completed to comply with applicable Environmental Law (but subject to any pending Permitted Lessee Contests with respect to same), entitle Lessor to exercise its self-help remedies under Section 23.2 for so long as such Corrective Action remains incomplete.

22.4 Lessor Environmental Indemnity. Lessor shall, at no cost to Lessee, protect, defend, indemnify, release and hold harmless each of the Lessee Indemnified Parties for, from and against any and all Losses (including engineers’ fees, environmental consultants’ fees, and costs of investigation (including sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas)) imposed upon or incurred by or asserted against any Lessee Indemnified Party, but only to the extent arising out of any one or more of the following:

(a)	Lessor Environmental Liabilities; or

(b)	Lessor’s breach of its covenants in this Article XXII (including Lessor’s obligation to take Corrective Action under Section 22.2(b)).

Lessor’s indemnification obligation does not cover any Losses to the extent attributable to (i) a breach of this Lease by Lessee or any other Lessee Party, (ii) the fraud, negligence or willful misconduct of Lessee or any other Lessee Party, or (iii) Lessee Environmental Liabilities. Lessee’s and Lessee Indemnified Parties’ sole and exclusive remedy, either at law, under statute or in equity, against Lessor for Lessor’s Environmental Liabilities, violations of Environmental Law by Lessor or any other Lessor Party or Releases of Hazardous Materials by Lessor or any other Lessor Party are the remedies in this Section 22.4, except that Lessor’s failure to perform the Corrective Actions required by Lessor under Section 22.2(b) shall, if not cured within the notice and cure periods provided in Section 23.4(i) or such earlier date as such Corrective Action must be completed to comply with applicable Environmental Law (but subject to any pending Permitted Lessor Contests with respect to same), entitle Lessee to exercise its self-help remedies under Section 23.4 for so long as such Corrective Action remains incomplete.

22.5 Claims Procedure. In the case of any Losses asserted by an Indemnified Party under this Article XXII, such Indemnified Party shall give prompt notice thereof to the Indemnifying Party and in any event within no less than 60 days after the Indemnified Party receives notice of such assertion; provided that failure to so notify the Indemnifying Party shall not reduce the Indemnifying Party’s obligations to indemnify any Indemnified Party hereunder except to the extent such failure adversely affects the Indemnifying Party’s rights, or materially compromises such Indemnifying Party’s ability, to defend such Losses or results in additional liability on such Indemnifying Party’s part. The Indemnifying Party shall be entitled, at its expense, acting through counsel selected by it (and reasonably satisfactory to such Indemnified Party), to participate in or to assume and control (if it promptly so elects upon notice of the Losses), the negotiation, litigation and/or settlement of any such Losses. Such Indemnified Party may (but shall not be obligated to) participate at its own expense and with its own counsel in any proceeding conducted by the Indemnifying Party in accordance with the foregoing, in which case the Indemnifying Party shall keep such Indemnified Party and its counsel fully informed of all proceedings and filings. Notwithstanding the foregoing, but subject to Article XI and Lessee’s right to pursue Tax Challenges and Permitted Lessee Contests and Lessor’s right to pursue Permitted Lessor Contests, the Indemnifying Party shall not be entitled to assume and control the defense of any Losses if (a) Lessee is the Indemnifying Party, a Level I Lessee Default has occurred and is continuing, or, if Lessor is the Indemnifying Party, a Level 1 Lessor Default has occurred and is continuing, (b) the proceeding involves possible imposition of any criminal liability or penalty or unindemnified civil penalty on the Indemnified Party, or (c) the proceeding involves the granting of injunctive relief against the Indemnified Party not related to this Lease.

22.6 Survival. It is expressly understood and agreed that Lessee’s and Lessor’s obligations under this Article XXII shall survive the expiration or earlier termination of this Lease.

ARTICLE XXIII.

DEFAULTS AND REMEDIES

23.1 Lessee Events of Default. Each of the following shall be an event of default under this Lease (each, subject to the additional notice and cure provisions of Section 17.3, a “Lessee Event of Default”):

(a) Lessee fails to make any payment of Base Rent when due and such failure continues for five (5) Business Days after Lessee’s receipt of written notice from Lessor of such failure; or

(b) Lessee fails to make any Additional Rent (other than a failure to pay Base Rent and except for such payments as Lessee is contesting in good faith or pursuant to a Tax Challenge or a Permitted Lessee Contest) and such failure continues for fifteen (15) Business Days after Lessee’s receipt of written notice of such failure from Lessor; or

(c) any representation and warranty made by Lessee under this Lease is false at the time made and which, individually or in the aggregate with respect to each other such false representation or warranty, is material; or

(d) Lessee makes or permits a Lease Assignment or a Sublease in violation of Article XVII of this Lease, and with respect to a Lease Assignment or Sublease to or with an Affiliate of Lessee, Lessee fails to unwind or terminate such Lease Assignment or Sublease within sixty (60) days after Lessee’s receipt of written notice from Lessor of such breach; or

(e) Lessee fails to maintain property insurance on the Leased Property in material compliance with this Lease, and such failure continues for fifteen (15) Business Days after Lessee’s receipt of written notice of such failure from Lessor; or

(f) Lessee fails to observe or perform any other covenant of Lessee under this Lease and that failure continues for sixty (60) days after Lessee’s receipt of written notice of that breach from Lessor (or if the cure of that failure reasonably requires more than sixty (60) days to complete, if Lessee fails to commence the cure within such sixty (60) day period and thereafter diligently pursue such cure to completion), but with respect to the foregoing, no such uncured failure shall constitute a Lessee Event of Default unless individually or in the aggregate with each other such uncured failure, such failure is material; or

(g) the filing by or against Lessee or Lessee Guarantor of a petition for relief under any Debtor Relief Laws (unless, in the case of a petition filed against Lessee or Lessee Guarantor, the same is dismissed within ninety (90) days after filing), or the appointment of a trustee or receiver to take possession of all, or substantially all, of Lessee’s or Lessee Guarantor’s assets or of Lessee’s interest in this Lease, where such appointment is not discharged in ninety (90) days after appointment of said trustee or receiver, or the voluntary filing of a petition for the appointment of the same; or

(h) Lessee or Lessee Guarantor (i) fails to make any payment of principal or interest with respect to any Material Debt after giving effect to any applicable cure period or (ii) fails to observe or perform any other agreement contained in any agreement or instrument relating to that Material Debt that is a default (other than a failure to pay specified in subsection (i) of this paragraph) and such default continues after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of the failure specified in subsection (i) or (ii) is to accelerate the maturity of that Material Debt; or

(i) a breach or default has occurred and is continuing by Lessee under the SNDA and such breach or default continues for thirty (30) days after Lessee’s receipt of written notice of such breach or default from Lessor.

23.2 Lessor’s Remedies for a Lessee Event of Default. Upon the occurrence and during the continuance of a Lessee Event of Default, with or without notice or demand, except such notice as may be required by statute and cannot be waived by Lessee and such notice as is specifically required by the terms of this Lease (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, the following remedies, Lessor hereby waiving all other rights and remedies to which Lessor may be entitled at law or in equity:

(a) Lessor’s Remedies for a Level 1 Lessee Default. Following the occurrence and during the continuance of a Level 1 Lessee Default only, Lessor shall have, with respect to each such Level 1 Lessee Default either, but not both, of the rights and remedies specified in subsection (i) and subsection (ii), below.

(i) Option to Terminate the Lease. Upon the occurrence and during the continuance of a Level 1 Lessee Default, Lessor may give Lessee written notice of Lessor’s intention to terminate this Lease as a result of such Level 1 Lessee Default (except for the terms and provisions hereof which survive termination) on a date specified in such notice (which date shall be no sooner than sixty (60) days after the date of the notice), in which case, upon the date therein specified, the Term and the estate hereby granted shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term except the terms and provisions hereof which survive the Lease Term. Upon such termination, Lessee shall surrender possession of the Leased Property to Lessor and Lessor may take possession of the same on the termination date without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. If Lessor so terminates this Lease, Lessor may, as full and complete damages for such Level 1 Lessee Default, bring an action against Lessee for any or all of the following:

(A) Accrued and Unpaid Base Rent. All Base Rent accrued and unpaid to the termination date and not otherwise paid by Lessee; and

(B) Accrued and Unpaid Additional Rent. All Additional Rent accrued and unpaid to the termination date and not otherwise paid by Lessee (including Lessee’s indemnity obligations under Sections 21.2 and 22.3 with respect to matters or circumstances arising prior to the date of Lease termination, whether or not Lessor has asserted such indemnity claims prior to the date of Lease termination), but without duplication for amounts for which Lessor seeks damages under this Lease; and

(C) Failure to Surrender Leased Property. Losses resulting from Lessee’s failure to surrender the Leased Property as required by Section 18.1, but without duplication for amounts for which Lessor seeks damages or indemnification under this Lease; and

(D) Collection Costs. All reasonable out-of-pocket expenses incurred by Lessor in enforcing its remedies under this Section 23.2(a)(i) with respect to such Level 1 Lessee Default, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of its exercise of remedies under this subsection (a)(i) with respect to such Level 1 Lessee Default, regardless of whether or not legal proceedings are actually commenced, subject to Section 26.9 of this Lease, and

(E) Termination Damages. The amount, if any, by which (1) the unpaid Base Rent (as calculated below) payable under this Lease which would have been earned after termination for the balance of the Term (had this Lease not been terminated and without giving effect to any unexercised extension options), discounted to present value at the Discount Rate exceeds (2) the Fair Market Rent for such period, also discounted to present value at the Discount Rate. For purposes of calculating Base Rent which would have been earned after termination for the balance of the Term under (1) above, the Variable Rent component of Total Rents shall be calculated based on the average Variable Rent payable during the one year period prior to the termination of this Lease.

Notwithstanding the foregoing or anything to the contrary set forth in this Lease, the amount required to be paid by Lessee pursuant to Sections 23.2(a)(i)(A), (B), (C), (D) and (E) shall be limited as follows: The Inception Date Present Value of the amount paid by Lessee pursuant to Sections 23.2(a)(i)(A), (B), (C), (D) and (E) plus the Inception Date Present Value of the Aggregate Minimum Rent shall not in any event exceed $200,250,000. As used herein, (I) “Aggregate Minimum Rent” means the Minimum Rent paid by Lessee during the period beginning on Effective Date and continuing through the date of termination of the Lease Term, (II) “Inception Date Present Value” of an amount means the present value of such amount as of the Effective Date, calculated using the Specified Discount Rate, and (III) “Specified Discount Rate” means eight percent (8%).

In addition, and notwithstanding the foregoing, in the event that as of the Lease termination date specified in Lessor’s notice to Lessee such Level 1 Lessee Default has been cured, such termination notice shall be deemed to have been rescinded, this Lease shall remain in effect and Lessor shall only be entitled to Base Rent and Additional Rent which has accrued under the Lease under subsections (A) and (B), above, and Lessor’s reasonable out-of-pocket expenses under subsection (D) above.

(ii) Option to Exercise Remedies Other Than Lease Termination Upon a Level 1 Lessee Default. In the event that Lessor elects NOT to exercise its remedies under subsection (i) above with respect to a Level 1 Lessee Default, and in lieu of its remedies under subsection (i), above, upon the occurrence and during the continuance of a Level 1 Lessee Default, Lessor may exercise any or all of its rights or remedies under subsection (b), below, with respect to such Level 1 Lessee Default.

(b) Lessor’s Remedies for a Lessee Event of Default Other Than Termination Available for a Level 1 Lessee Default. Except as otherwise provided in Section 23.2(a) above with respect to the exclusivity of such remedies, following the occurrence and during the continuance of any Lessee Event of Default, but only so long as either (x) such Lessee Event of Default does not constitute a Level 1 Lessee Default, or (y) such Lessee Event of Default does constitute a Level 1 Lessee Default and Lessor has elected not to pursue its termination rights as set forth in subsection (a)(i), above, this Lease shall remain in full force and effect, Lessee shall be entitled to remain in possession of the Leased Property hereunder and shall remain obligated and liable for Lessee’s obligations hereunder, and Lessor may exercise the following remedies, concurrently, successively, or in any combination (except NOT in combination with any of the remedies set forth in subsection (a)(i), above, and excluding any other or additional remedies):

(i) Accrued, Unpaid Base Rent. Lessor may bring an action against Lessee for all Base Rent accrued, unpaid and due and owing to the date of such action and not otherwise paid by Lessee; and

(ii) Accrued, Unpaid Additional Rent. Lessor may bring an action against Lessee for all Additional Rent accrued, unpaid and due and owing to the date of such action and not otherwise paid by Lessee (including Lessee’s indemnity obligations under Sections 21.2 and 22.3), but in any case without duplication for claims made under subsection (iii) of this Section 23.2(b), below; and

(iii) Damages. Lessor may bring an action against Lessee for Lessor’s damages which are proximately caused by such Lessee Event of Default, but without duplication for amounts for which Lessee seeks damages or indemnification under this Lease; and

(iv) Specific Performance. Lessor may bring an action against Lessee for specific performance by Lessee of its unperformed obligations under this Lease, but without duplication for other amounts for which Lessor seeks damage or indemnification under this Lease. All covenants and agreements of Lessee in this Lease shall be deemed special, unique and extraordinary, and any breach of any covenant or agreement by Lessee shall be deemed to cause Lessor irreparable injury not properly compensable by damages in an action at law, such that the rights and remedies of Lessor may be enforced both at law or in equity

(v) Self-Help Remedies. Lessor may perform, on Lessee’s behalf, any unperformed covenant or obligation under this Lease constituting such Lessee Event of Default if such covenant or obligation remains unperformed on the date that is not less than ten (10) Business Days after entry of a final and non-appealable court order confirming such Lessee Event of Default, in which event, Lessee shall reimburse Lessor for all reasonable costs, expenses and disbursements incurred by Lessor in doing so, plus together with interest thereon at the Default Interest Rate from the Due Date for Additional Rent, but in any event without duplication for amounts for which Lessor seeks damages or indemnification under this Lease; provided, however, that any action taken by Lessor in accordance with this Section 23.2(b)(v) shall be made in compliance with Lessee’s rules and regulations with respect to the Leased Property; and

(vi) Costs of Collection. Lessor shall be entitled to recover from Lessee all out-of-pocket costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor in exercising its remedies under this Section 23.2(b) as a result of such Lessee Event of Default, regardless of whether or not legal proceedings are actually commenced, subject to Section 26.9 of this Lease.

(c) No Waiver or Election of Remedies. No delay or omission of Lessor to exercise any right or power accruing upon the occurrence and during the continuance of any Lessee Event of Default shall impair any other or subsequent Lessee Event of Default or impair any rights or remedies consequent thereto unless such Lessee Event of Default is cured. Except with respect to the exclusivity of certain remedies as provided in Sections 23.2(a) and (b), every power and remedy given by this Section to Lessor may be exercised from time-to-time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor’s right to change any course of action undertaken by Lessor. Lessor hereby irrevocably waives and releases any and all rights and remedies with respect to any Lessee Event of Default other than as expressly granted in this Section 23.2 provided, however, that this sentence shall not be deemed to prohibit collection by Lessor of Base Rent and Additional Rent which has accrued or arisen during the Term, including indemnification claims which arose during the Term pursuant to Sections 21.1 and 22.3, but without duplication of any amounts for which Lessor seeks damages or indemnification under this Lease

23.3 Lessor Events of Default. Each of the following shall be an event of default under this Lease (each, a “Lessor Event of Default”):

(a) Monetary Defaults. Lessor fails to make any payment due to Lessee under this Lease and such failure continues for fifteen (15) Business Days after Lessor’s receipt of written notice of such failure from Lessee; or

(b) Certain Representations. Any representation or warranty made by Lessor under Sections 4.1(f) or (g) is false in any material respect at the time made and such representation or warranty continues to be untrue for thirty (30) days after Lessor’s receipt of written notice of such matter; or

(c) Other Representations. Any other representation and warranty made by Lessor under this Lease is false at the time made and which, individually or in the aggregate with respect to each other such false representation or warranty, is material; or

(d) Certain Specified Lessor Defaults. Any breach, default or failure of performance by Lessor or its Governing Documents under (i) Section 3.2(a) (Prohibited Other Record Agreements), (ii) Section 17.5(a)(i), (ii), (iii) or (iv) (Prohibited Lessor Transfers, Indebtedness, Liens and Leases), (iii) Section 27.1(a), (d), (e), (f) or (g) (SPE & Governing Document Requirements), or (iv) Sections 27.2(a), (b), (c), or (f) (Loan Related Requirements), and such breach, default or failure of performance remains uncured for sixty (60) days after Lessor’s receipt of written notice of such breach, default or failure of performance; or

(e) Lessor Default under the SNDA. Any breach, default or failure of performance by Lessor under the SNDA, and such breach, default or failure of performance remains uncured for thirty (30) days after Lessor’s receipt of written notice of such breach, default or failure of performance; or

(f) Equity Investor Defaults. Any breach, default or failure of performance under (i) Section 17.5(a)(v), (ii) Section 17.5(a)(vi), or (iii) Sections 27.1(b), (c) or (h), and such breach, default or failure of performance remains uncured for sixty (60) days after Lessor’s receipt of written notice of such breach, default or failure of performance, provided, however, that with respect to any such breach, default or failure of performance, Lessor shall be deemed to have cured such breach, default or failure of performance so long as (A) the Transfer which gave rise to such breach, default or failure of performance is null and void ab initio under Lessor’s Governing Documents, (B) Lessor does not recognize any Lessor Equity Interest Owner who (or whose Beneficial Owner(s)) gave rise to such breach, default or failure of performance, (C) Lessor notifies such Lessor Equity Owner(s) in writing that the Transfer which gave rise to such breach, default or failure of performance is null and void, (D) Lessor does not pay or otherwise permit to be made any distribution or other funds or amounts to (I) the transferee of a Lessor Equity Owner if the Transfer to such transferee gave rise to such breach, default or failure of performance, or (II) to a Lessor Equity Interest Owner if one or more of its Beneficial Owner(s) gave rise to such breach, default or failure of performance, (E) Lessor does not make or permit to be made any allocations or other adjustments to the capital or similar account of a Lessor Equity Interest Owner(s) as a result of Lessor income, revenue, gains or otherwise if one or more of its Beneficial Owners gave rise to such breach, default or failure of performance, and (F) Lessor does not permit or allow a Lessor Equity Interest Owner(s) (if one or more of its Beneficial Owners gave rise to such breach, default or failure of performance) or its Beneficial Owner(s) to: (I) vote or have any influence or involvement in any governance matter, approval, consent or election with respect to Lessor, the Leased Property, Lessee or this Lease, (II) receive from Lessor or any of Lessor’s beneficial owners any financial or other information with respect to Lessor, Lessee, the Leased Property or this Lease, or (III) inspect the Leased Property or otherwise participate in any rights or benefits of Lessor under this Lease; provided further, that even if the conditions in subsections (A)-(F) above remain satisfied, if any Person receives a final judgment holding that (X) such Transfer giving rise to such breach, default or failure of performance is enforceable and remains in effect, or (Y) any of the actions or conditions in subsections (A)-(F), above must cease or are otherwise unenforceable, then such breach, default or failure of performance shall be deemed not to be cured for purposes of this Lease; or

(g) Failure to Deliver Documents in Connection with a Required Sale to Lessee or its Designee. Lessor fails to execute and deliver the documents required to Transfer the Leased Property to Lessee or its designee if Lessor has accepted Lessee’s purchase offer under Article XV, Article XVI or Section 25.5, and such failure remains uncured for ten (10) Business Days after Lessor’s receipt of written notice of such failure from Lessee; or

(h) Breach of ROFR Provisions. Any breach, default or failure of performance by Lessor under Section 25.3 (Transfer of Leased Property ROFR) or Section 25.4 (Lease of Leased Property ROFR) and such breach, default or failure of performance remains for ten (10) Business Days after Lessor’s receipt of written notice of such failure from Lessee; or

(i) Other Lessor Covenant Defaults. Lessor fails to observe or perform any other covenant of Lessor under this Lease in any material respect (other than those specified in other subsections of this Section 23.3 which failure continues for sixty (60) days after Lessor’s receipt of written notice of such breach from Lessee (or if the cure of such failure reasonably requires more than sixty (60) days to complete, if Lessor fails to commence the cure within such sixty (60) day period and thereafter diligently pursue such cure to completion); or

(j) Debtor Relief Laws. The filing by or against Lessor of a petition for relief under any Debtor Relief Laws (unless the same is dismissed within ninety (90) days after filing), or the appointment of a trustee or receiver to take possession of all, or substantially all, of Lessor’s assets or of Lessor’s interest in this Lease, where such appointment is not discharged in ninety (90) days after appointment of said trustee or receiver, or the voluntary filing of a petition for the appointment of the same.

23.4 Lessee’s Remedies for a Lessor Event of Default.

(a) Lessee Remedies. Upon the occurrence and during the continuance of a Lessor Event of Default, with or without notice or demand, except such notice as may be required by statute and cannot be waived by Lessor and such notice as is specifically required by the terms of this Lease (all other notices being hereby waived), this Lease shall remain in full force and effect, Lessee shall be entitled to remain in possession of the Leased Property hereunder and shall remain obligated and liable for Lessee’s obligations hereunder (subject to Lessee’s offset rights set forth below), and Lessee shall have and may exercise the following remedies, concurrently, successively, or in any combination, Lessee hereby waiving all other rights and remedies to which Lessee may be entitled at law or in equity:

(i) Amounts Due by Lessor under the Lease. Lessee may collect and bring an action against Lessor for all amounts due, owing and unpaid by Lessor as of the date of such action, including Lessor’s indemnity obligations under this Lease with respect to matters or circumstances arising prior to the date of such action, but in any case without duplication for claims made under subsection (a)(ii) below; and

(ii) Damages. Lessee may bring an action against Lessor for Lessee’s damages which are proximately caused by such Lessor Event of Default, but without duplication for other amounts and indemnities for which Lessor may be obligated under this Lease; and

(iii) Specific Performance. Lessee may bring an action against Lessor for specific performance by Lessor of its unperformed obligations under this Lease, but without duplication for other amounts, damages and indemnities for which Lessor may be obligated under this Lease. All covenants and agreements of Lessor in this Lease shall be deemed special, unique and extraordinary, and any breach of any covenant or agreement by Lessor shall be deemed to cause Lessee irreparable injury not properly compensable by damages in an action at law, such that the rights and remedies of Lessee may be enforced both at law or in equity; and

(iv) Self-Help. Lessee may perform, on Lessor’s behalf, any unperformed covenant or obligation under this Lease constituting such Lessor Event of Default if such covenant or obligation remains unperformed on the date that is not less than ten (10) Business Days after entry of a final and non-appealable court order confirming such Lessor Event of Default, in which event, Lessor shall reimburse Lessee for all reasonable costs, expenses and disbursements incurred by Lessee in doing so, plus together with interest thereon at the Default Interest Rate from the date which is ten (10) Business Days after Lessee makes demand on Lessor for payment of same, but in any event without duplication for amounts for which Lessor seeks damages or indemnification under this Lease; and

(v) Enforcement Costs. Lessee shall be entitled to recover from Lessor all out-of-pocket costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessee in exercising its remedies under this Section 23.4(a) as a result of such Lessor Event of Default, regardless of whether or not legal proceedings are actually commenced, subject to Section 26.9 of this Lease; and

(vi) Special Payment for a Level 1A Lessor Default. So long as an Ultra Entity Person is the Lessee under this Lease and no Level 1 Lessee Default has occurred and is continuing, upon the occurrence and during the continuance of one or more Level 1A Lessor Defaults, beginning immediately upon notice from Lessee to Lessor, Lessor shall pay to Lessee an amount equal to $10,000 per day until all Level 1A Lessor Defaults are cured (the “Level 1A Lessor Default Payment Amount”). Lessor may choose to pay the Level 1A Lessor Default Payment Amount due hereunder on a monthly basis, on or before the date five (5) Business Days prior to the end of each calendar month, in the amount of the aggregate unpaid Level 1A Lessor Default Payment Amount due through the end of such calendar month. If on the date five (5) Business Days prior to the end of any calendar month Lessor has not paid to Lessee the aggregate Level 1 A Lessor Default Payment Amount due through the end of such calendar month, then Lessee may offset against the monthly payment of Base Rent for the immediately succeeding calendar month the unpaid Level 1A Lessor Default Payment Amount, but in no event may Lessee offset such unpaid Level 1A Lessor Default Payment Amount against any monthly payment of Base Rent in an amount which, when added to any offsets to such monthly payment of Base Rent under subsection (vii) below, would cause such monthly payment of Base Rent hereunder to be less than the Monthly Debt Service for such payment date. Following the cure of all Level 1A Lessor Defaults hereunder, within ten (10) Business Days following delivery of written notice from Lessor to Lessee of (a) evidence reasonably acceptable to Lessee that all Level 1A Lessor Defaults have been cured, and (b) a correct calculation of the total Level 1A Lessor Default Payment Amounts paid by Lessor to Lessee or offset against Base Rent with respect to such Level 1A Lessor Defaults (collectively, with respect to such Level 1A Lessor Defaults, the “Level 1A Default Payments”), then (x) the Level 1A Lessor Payment Amount that has accrued and remains unpaid shall automatically be extinguished, and (y) Lessee shall pay to Lessor (or as otherwise directed by Lessor under this Lease or by Lessor Lender with respect to payment of

Base Rent) the amount of such Level 1A Lessor Default Payments, less any amounts owing to Lessee under the preceding subsections (i)-(v) as of such date, and without payment by Lessee of interest at the Default Interest Rate thereon. Neither payment by Lessor to Lessee of any Level 1A Lessor Default Payment Amount nor Lessee’s offset of any Level 1A Lessor Default Payment Amount against Base Rent as permitted by this subsection (vi) shall be exclusive of any other remedies available under this Section 23.4(a), and Lessee may pursue its other remedies under this Lease with respect to such Level 1A Lessor Default. Lessor and Lessee agree that Lessor’s damages resulting from a Level 1A Lessor Default would be impractical and extremely difficult, if not impossible, to estimate or to determine, and the Level 1A Lessor Default Payment Amount is a fair and reasonable estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain; and

(vii) Right to Offset. So long as no Level 1 Lessee Default has occurred and is continuing, in the event Lessor fails to pay to Lessee any amounts due to Lessee pursuant to subsections (i), (ii), (iii), (iv), or (v), above, within ten (10) Business Days after written demand from Lessee, Lessee may offset such delinquent amounts, including interest thereon at the Default Interest Rate, from Base Rent otherwise due and owing by Lessee, whether previously or thereafter due and owing provided, however, that Lessee shall not offset such amounts against any monthly payment of Base Rent in an amount which, when added to any offsets under subsection (vi), above, with respect to such monthly payment of Base Rent, would cause any payment of monthly Base Rent hereunder to be less than the Monthly Debt Service for such payment date.

(b) Delays and Waivers of Other Remedies. No delay or omission of Lessee to exercise any right or power accruing upon the occurrence and during the continuance of any Lessor Event of Default shall impair any other or subsequent Lessor Event of Default or impair any rights or remedies consequent thereto unless such Lessor Event of Default is cured. Subject to the provisions of subsection (a), above, which provide that such remedies are available without duplication of certain other claims, every power and remedy given by this Section 23.4 to Lessee may be exercised from time-to-time, and as often as may be deemed expedient, by Lessee, subject at all times to Lessee’s right to change any course of action undertaken by Lessee. Lessee hereby irrevocably waives and releases any and all rights and remedies with respect to any Lessor Event of Default other than as expressly granted in this Section 23.4. provided, however, that this sentence shall not be deemed to prohibit collection by Lessee of amounts due and owing from Lessor which payment obligation has accrued or arisen with respect to facts or circumstances during the Term, including indemnification claims which arose during the Term pursuant to Sections 21.2 and 22.4, but without duplication of any such amounts or claims and such remedies.

23.5 Mitigation of Damages. Notwithstanding anything to the contrary contained in this Article XXIII, (a) upon the occurrence of a Lessee Event of Default, Lessor shall be obligated to mitigate its damages hereunder, and (b) upon the occurrence of a Lessor Event of Default, Lessee shall be obligated to mitigate its damages hereunder.

ARTICLE XXIV.

NOTICE

24.1 Notices. Except where otherwise specifically provided in this Lease, all notices, demands, requests or other communications (each, a “Notice”) which either party is required to or may desire to give to the other shall be in writing and shall be given by (a) personal delivery, (b) mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, or (c) nationally recognized overnight courier service (such as Federal Express or UPS), all charges prepaid, furnishing a receipt upon delivery, in each case addressed to the party to whom the notice is directed at the Notice Address of such party set forth below. A notice given by Lessee may be given, in addition to the methods set forth in the preceding sentence, via electronic mail, and any Notice sent by Lessee via electronic mail shall be deemed to have been received by the addressee upon Lessee sending the email to the addressee’s designated email address below. The Notice Address of each party is:

Lessee:

Ultra Wyoming LGS, LLC

400 North Sam Houston Parkway East, Suite 1200

Houston TX 77060

Attention: Marshall D. Smith, Senior Vice President and Chief Financial Officer

With a copy to:

Ultra Petroleum Corp.

400 North Sam Houston Parkway East, Suite 1200

Houston TX 77060

Attention: Legal Department

Lessor:

Pinedale Corridor, LP

4200 W. 115th Street, Suite 210

Leawood, KS 66211

Email Address: rick.green@corridortrust.com

With a copy to:

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attn: Steve Carman

Email Address: steve.carman@huschblackwell.com

The addresses to which notices and demands shall be delivered or sent may be changed from time-to-time by notice served by either party upon the other as provided above.

24.2 Deemed Receipt. Unless otherwise provided in this Lease, and except for deemed receipt of email notices as provided in Section 24.1, notice shall be deemed to have been received by the addressee as follows: (a) if a Notice is delivered in person, or sent by registered or certified mail, or nationally recognized overnight courier, upon receipt by the addressee or delivery to the address of the addressee; and (b) if the addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal, or inability to deliver the Notice.

24.3 Delivery; Time of Notice. Notwithstanding the foregoing, if any Notice is received after 5:00 p.m. on a Business Day where the addressee is located, or on a day that is not a Business Day where the addressee is located, then the Notice is deemed received at 9:00 a.m. local time on the next business day where the addressee is located.

ARTICLE XXV.

RENEWAL AND END OF TERM OPTIONS, RIGHT OF FIRST REFUSAL, AND

OTHER PREFERENTIAL PURCHASE RIGHTS

25.1 Renewal Option.

(a) Renewal Rights. Provided no Level 1 Lessee Default has occurred and remains uncured as of the end of the Current Lease Term End, Lessee shall have the right and option (the “Renewal Option”) to extend the term of the Lease with respect to all (but not less than all) of the Leased Property for successive renewal terms, each for a length of time equal to five (5) years, provided, however, that the maximum aggregate Term shall in no event exceed 99 years. Base Rent during each Renewal Term shall be the Fair Market Rent, determined as set forth below.

(b) Lessee Renewal Notice. Prior to the date that is twenty-one (21) months before the Current Lease Term End (the “Renewal Notice Date”), Lessee may exercise its Renewal Option if Lessee and Lessor agree in writing upon the Fair Market Rent for the applicable Renewal Term (the “Agreed FMV Rent”).

(c) Determination of Agreed Fair Market Rent. Lessor and Lessee shall negotiate in good faith to reach agreement as to the Fair Market Rent and, if requested by Lessee, one or more Responsible Officers of Lessor shall meet with one or more Responsible Officers of Lessee at Lessee’s offices in Houston, Texas or such other location as the parties shall mutually agree to conduct such negotiations in person. The Agreed FMV Rent shall be the Base Rent for the Leased Property for the applicable Renewal Term. If Lessor and Lessee are unable to agree upon the Fair Market Rent on or prior to the Renewal Notice Date, Lessee may notify Lessor in writing of its intent to exercise its Renewal Option subject to an acceptable determination of Fair Market Rent on or prior to the Renewal Notice Date (such notice, a “Fair Market Rent Determination Notice”). If the Lessee does not deliver the Fair Market Rent Determination Notice on or before the Renewal Notice Date, Lessee will be deemed to have decided not to elect to exercise the Renewal Term Option and the Lease will expire on the Current Lease Term End. If Lessee delivers a Fair Market Rent Determination Notice to Lessor, then each of Lessor and Lessee shall submit to the other in writing (the “Designation Notice”), no sooner than fifteen (15) Business Days after Lessee’s delivery of such Fair Market Rent Determination Notice and no later than thirty (30) Business Days after Lessee’s delivery of such Fair Market Determination Notice, (i) its good faith estimate of the Fair Market Rent during the applicable Renewal Term (collectively referred to as the “Estimates”), and (ii) the name of the Independent Appraiser appointed by it to determine which of the two (2) Estimates most closely reflects the Fair Market Rent for the Leased Property during the applicable Renewal Term, and Fair Market Rent shall be determined as follows:

(i) If either Lessor or Lessee fails to appoint an Independent Appraiser within the fifteen (15) Business Day period referred to above, the Independent Appraiser appointed by the other party shall be the sole Independent Appraiser for the purposes hereof and shall determine which of the two (2) Estimates most closely reflects the Fair Market Rent within twenty (20) Business Days after the Designation Notice appointing such Independent Appraiser, and the Estimate so chosen shall be binding on both Lessor and Lessee as the Base Rent for the Leased Property during the applicable Renewal Term.

(ii) If both Lessor and Lessee appoint an Independent Appraiser within the fifteen (15) Business Day period referred to above, Lessor’s and Lessee’s Independent Appraisers shall work together in good faith to agree upon which of the two (2) Estimates most closely reflects the Fair Market Rent for the Leased Property within twenty (20) Business Days after the Designation Notices appointing such Independent Appraisers (or the later of the two Designation Notices). The Estimate chosen by such Independent Appraisers shall be binding on both Lessor and Lessee as the Base Rent for the Leased Property during the applicable Renewal Term.

(iii) If the two (2) Independent Appraisers have not agreed upon which of the two (2) Estimates most closely reflects the Fair Market Rent by midnight on the date which is twenty (20) Business Days after the Designation Notices appointing such Independent Appraisers (or the later of the two Designation Notices), then, within ten (10) Business Days after the expiration of such twenty (20) Business Day period, the two (2) Independent Appraisers shall select a third Independent Appraiser. Once the third Independent Appraiser has been selected, then, as soon thereafter as practicable but in any case within fifteen (15) Business Days, the third Independent Appraiser shall make his or her determination of which of the two (2) Estimates most closely reflects the Fair Market Rent and such Estimate shall be binding on both Lessor and Lessee as the Base Rent for the Leased Property during the applicable Renewal Term. If the two (2) Independent Appraisers are unable to agree upon a third Independent Appraiser within such fifteen (15) Business Day period, the third Independent Appraiser shall be appointed as soon as possible by the American Arbitration Association (or any successor organization, or if no successor organization shall then exist, by a court of competent jurisdiction residing in Harris County, Texas, or such other jurisdiction as Lessor and Lessee mutually agree), subject to the qualification requirements set out herein. In the event of the failure, refusal or inability of any Independent Appraiser to act, a new Independent Appraiser shall be appointed in his stead, which appointment shall be made in the same manner as set forth above for the appointment of such resigning Independent Appraiser.

(iv) Notwithstanding the foregoing procedures of this Section 25.1(c), Lessor and Lessee may terminate the foregoing procedures to determine the Fair Market Rent for the applicable Renewal Term, if at any time during the process, they agree in writing as to what constitutes the Fair Market Rent for the applicable Renewal Term and such determination shall be binding on both Lessor and Lessee as the Base Rent for the Leased Property during the applicable Renewal Term.

(v) The parties shall share equally in the costs of the third Independent Appraiser. The fees of any appraiser, counsel or experts engaged directly by Lessor or Lessee shall be borne by the party retaining the appraiser, counsel or expert.

(d) Lessee Right to Rescind Upon Final Determination of Fair Market Rent. If Fair Market Rent is determined pursuant to subsection (c), above, then on or before the date which is thirty (30) days following the determination of the Fair Market Rent pursuant to subsection (c), above, Lessee shall elect, by written notice to Lessor, whether to (i) rescind Lessee’s election to extend the Lease Term for the applicable Renewal Term, in which case Lessee shall be deemed to have elected not to extend the Lease Term for the applicable Renewal Term (although to the extent that Lessee’s rescission notice is given after the date which would otherwise have been the commencement date of such Renewal Term, the Lease shall be deemed to have been extended for such period and Lessee’s possession during such period shall not constitute a default or “holding over” after the Lease Term), or (ii) renew the Lease for the applicable Renewal Term for the Fair Market Rent as so determined, in which case during such Renewal Term all of the terms and conditions of this Lease will continue in full force and effect, with Base Rent being determined as set forth in subsection (c), above. Any failure of the parties to determine Fair Market Rent within the timeframes set forth in this Section 25.1 shall not invalidate any of Lessee’s rights under this subsection (d) or any other provision of this Section 25.1. If Lessee fails to timely notify Lessor in writing of Lessee’s decision to rescind its extension notice or to renew the Lease as provided in this subsection (d), Lessee will be deemed to have elected to rescind its election to extend the Lease Term for such Renewal Term as provided in subsection (i), above. Upon expiration of the Lease Term due to failure of Lessee to extend the Lease Term for a Renewal Term or actual or deemed rescission by Lessee of its election to so extend for the Renewal Term, (A) Lessor may (but shall not be obligated to) market the Leased Property for sale or lease, subject in each case to Sections 25.3 and 25.4 hereof, and (B) the Lease shall terminate except the provisions hereof which survive termination, including Sections 25.3 and 25.4 hereof.

(e) Payment of Renewal Term Base Rent Prior to Final Determination of Fair Market Rent. In the event the procedures outlined in subsections (c) and (d), above, are not completed and, therefore, the Fair Market Rent for the applicable Renewal Term is not determined as of the Current Lease Term End, then Lessee shall pay Base Rent for the Leased Property during the applicable Renewal Term based on the average of the Estimates provided by Lessor’s Independent Appraiser and Lessee’s Independent Appraiser. If it is thereafter determined that the Fair Market Rent for the applicable Renewal Term is an amount different than the amount paid by Lessee, the Fair Market Rent as so determined shall be effective from the date of commencement of the applicable Renewal Term, and Lessee or Lessor, as the case may be, shall pay to the other party, within twenty (20) Business Days after the determination of such Fair Market Rent for the applicable Renewal Term, the difference between the rent payable based upon the Fair Market Rent for the applicable Renewal Term as determined in accordance with the foregoing from the commencement date of the applicable Renewal Term and the total Base Rent actually paid to the date of such payment. If the amount due by Lessor to Lessee or Lessee to Lessor, as the case may be, under the foregoing sentence is not paid within such twenty (20) Business Day period, such amount shall thereafter bear interest from the Due Date for Additional Rent (with respect to payments by Lessee) or ten (10) Business Days following written demand from Lessee to Lessor (with respect to payments by Lessor) at a rate equal to the Default Interest Rate.

25.2 Lessee as Operator After Term. If Lessor elects by written notice to Lessee given no later than 90 days prior to the end of the Lease Term, then following the termination of this Lease, Lessee or its Affiliate will continue to operate the Leased Property after the Term as an operator and not a lessee, pursuant to the Services Agreement and, in such event, Lessee or its Affiliate may elect to use the Leased Property during any such period pursuant to the Gathering Agreement, in each case with such revisions as Lessor and Lessee shall mutually agree (together and with such mutually acceptable revisions, the “Operating Agreements”), for a Monthly Operating Fee equal to the fair market value for applicable services and use under the Operating Agreements as Lessor and Lessee shall negotiate in good faith, for a period of up to two (2) years following the end of the Lease Term, as specified in the notice from Lessor, but subject in any event to the termination rights provided in the Operating Agreements. Upon timely written request from Lessor as provided in this Section 25.2, Lessor and Lessee shall execute and deliver the Operating Agreements and pay or cause to be paid the Monthly Operating Fee in connection therewith.

25.3 Right of First Refusal With Respect to the Transfer of All of the Leased Property.

(a) Limitations on Lessor Transfers. Lessor covenants and agrees that (i) during the ROFR Transfer Period, Lessor shall not Transfer less than all of its right, title or interest in the Leased Property or this Lease, (ii) any Transfer of all of Lessor’s right, title and interest in the Leased Property and this Lease during the Lease Term shall be subject to Section 17.5 and this Section 25.3, and (iii) any Transfer of all of Lessor’s right, title and interest in the Leased Property and this Lease after the end of the Lease Term, but during the remainder of the ROFR Transfer Period, shall be subject to this Section 25.3.

(b) Transfers Subject to ROFR Rights. If at any time or from time-to-time during the ROFR Transfer Period Lessor desires to Transfer or agrees to Transfer all of its right, title and interest in and to the Leased Property and in and under this Lease, in any such case to a Person that is not an Affiliate of Lessor and Lessor has received a Third Party Asset Offer with respect to such Transfer, then (subject to the immediately succeeding sentence of this Section 25.3(b)), Lessor may not consummate such Transfer unless Lessor first complies with the terms and conditions of this Section 25.3. Notwithstanding the foregoing or anything in this Section 25.3 to the contrary, (i) Lessor shall not be permitted to consummate any Transfer of all or any portion of its right, title and interest in and to the Leased Property and in and under this Lease during the Lease Term which is not a Permitted Sale even if Lessee does not elect to exercise its right of first refusal under this Section 25.3 with respect to such Transfer, (ii) the restrictions on Transfers by Lessor under Section 17.5 shall not be applicable to any Transfer of Lessor’s right, title and interest in and to the Leased Property and in and under this Lease after the Lease Term, although the prohibition on partial

Transfers as set forth in subsection (a), above, shall remain applicable during the remaining ROFR Transfer Period, and (iii) this Section 25.3 shall not be applicable, and Lessor shall not be required to comply with this Section 25.3 with respect to a proposed Transfer by Lessor of all or any portion of its right, title and interest in and to the Leased Property and in and under this Lease after the Lease Term if either (A) this Lease has been terminated by Lessor pursuant to Section 23.2(a)(i) as a result of a Level 1 Lessee Default, or (B) as of the end of the Lease Term an Ultra Entity Person is not the Lessee under this Lease. Lessee’s rights under this Section 25.3 are absolute, appurtenant and shall run with the land with respect to the Leased Property and shall survive termination of this Lease for the ROFR Transfer Period.

(c) ROFR Asset Sale Notice. If Lessor desires to accept a Third Party Asset Offer (or if the Third Party Asset Offer is a binding contract that Lessor desires to execute), then Lessor shall provide written notice to Lessee of the Third Party Asset Offer (an “ROFR Asset Sale Notice”). The ROFR Asset Sale Notice will include the following information:

(i) a copy of the Third Party Asset Offer and any related documents (such as an agreed upon form of contract);

(ii) a package containing any information about the Leased Property that Lessor has provided to the proposed buyer;

(iii) an identification of the direct and indirect owners of the proposed buyer (and each Person that will have Controlling Lease Rights) and information as to the business, character, reputation and financial capacity of the proposed buyer and the principals associated therewith to carry out the terms of the Third Party Asset Offer and, during the Lease Term, to comply with all requirements of this Lease and the Equity Investor Agreement in the event such Transfer is consummated; and

(iv) during the Lease Term, such other documents and information as Lessee may reasonably require to evidence that the proposed Transfer will qualify as a Permitted Sale hereunder.

(d) ROFR Asset Offer. The delivery of the ROFR Asset Sale Notice constitutes an offer (an “ROFR Asset Offer”) by Lessor to sell the Leased Property to Lessee in accordance with the terms set forth in this Section 25.3.

(e) Lessee Election. Lessee will have fifteen (15) Business Days from the date of its receipt of the ROFR Asset Offer (the “ROFR Asset Election Period”) to elect to acquire the Leased Property pursuant to the same terms the proposed buyer would acquire the Leased Property under the Third Party Asset Offer. If Lessee desires to acquire the Leased Property pursuant to such terms, then prior to the end of the ROFR Asset Election Period, Lessee must deliver a notice of acceptance (the “ROFR Asset Acceptance Notice”) to Lessor. If Lessee rejects the Third Party Asset Offer or does not timely accept such offer, then Lessor may proceed to close on the Third Party Asset Offer with the proposed buyer in accordance with the substantially unmodified terms of the Third Party Asset Offer only if such Transfer is completed within one hundred fifty (150) days after the last day of the ROFR Asset Election Period. If the terms of such Transfer are modified pursuant to a Material Amendment or such Transfer is not completed within such one hundred and fifty (150) day period, then Lessee shall again have the opportunity to be the buyer under such transaction, meaning that Lessor must send Lessee a new ROFR Asset Sale Notice and comply again with this Section 25.3. At no time during the Lease Term may Lessor elect to Transfer all or any portion of the Lessor Interests or any interest therein except pursuant to a Permitted Sale, whether or not Lessee has elected or rejected the ROFR Asset Offer and any such Transfer by Lessor in violation of this Section 25.3 or Section 17.5 shall be void ab initio. This restriction on Transfer and Lessee’s right of first refusal rights under this Section 25.3 are absolute, appurtenant, and shall run with the land with respect to the Leased Property and this Lease.

(f) Closing. The closing of the purchase of the Leased Property by Lessee under this Section 25.3 will be held within sixty (60) days after the delivery of the ROFR Asset Acceptance Notice or such longer period as required to complete the process described in Subsection (g) below, if applicable. At the closing, Lessor will deliver conveyance documents, each in form and substance contemplated by the Third Party Asset Offer, to transfer the ownership of the Leased Property to Lessee.

(g) Determination of FMV of Non-Cash Consideration. If any part of the consideration to acquire the Leased Property as described in the Third Party Asset Offer is not in cash, then before the end of the ROFR Asset Election Period, Lessee may also elect to have the fair market value of such non-cash consideration (the “Non-Cash Consideration”) determined pursuant to this Section.

(i) Lessor and Lessee will attempt to agree on the Fair Market Value of the Non-Cash Consideration as of the date of the ROFR Asset Offer (the “Non-Cash Consideration Value”). If Lessor and Lessee do not agree within ten (10) Business Days following the ROFR Asset Election Period as to the deemed Non-Cash Consideration Value, then Lessor and Lessee will attempt to agree on an Independent Appraiser to determine such Non-Cash Consideration Value. If Lessor and Lessee agree on such Independent Appraiser on or before fifteen (15) Business Days following the end of the ROFR Asset Election Period, then such Independent Appraiser will determine such Non-Cash Consideration Value on or before thirty (30) Business Days following the end of the ROFR Asset Election Period, which determination will be binding and conclusive on each of Lessor and Lessee. If Lessor and Lessee do not agree on such Independent Appraiser on or before fifteen (15) Business Days following the end of the ROFR Asset Election Period, then Lessee and Lessor will comply with the following procedure to determine the Independent Appraiser and the Non-Cash Consideration Value as of the date of the ROFR Asset Offer:

(ii) On or before twenty (20) Business Days following the end of ROFR Asset Election Period, each of Lessee and Lessor will submit to each other in writing a list of three proposed Independent Appraisers. If either Lessor or Lessee fails to timely provide such list to the other, then the Independent Appraiser will be decided by the other from its list of proposed Independent Appraisers.

(iii) If the name of exactly one proposed Independent Appraiser appears on both the list submitted by Lessor and the list submitted by Lessee, then such Independent Appraiser will be the Independent Appraiser. If the name of more than one Independent Appraiser appears on both the list submitted by Lessor and the list submitted by Lessee, then the proposed Independent Appraiser who appears on both such lists and whose surname is first in an alphabetical list of the proposed Independent Appraisers who appear on both such lists will be the Independent Appraiser. If the name of no proposed Independent Appraiser appears on both the list submitted by Lessor and the list submitted by Lessee, then one proposed Independent Appraiser will be drawn by lot from the six proposed Independent Appraisers by a representative of Lessee in the presence of a representative of Lessor, and the name so drawn will be the Independent Appraiser. Such drawing will occur twenty-five (25) Business Days following the ROFR Asset Election Period.

(iv) The Independent Appraiser, as selected by the process described in this Section, will, within forty (40) Business Days following the end of the ROFR Asset Election Period, (i) determine the Non-Cash Consideration Value as of the date of the Third Party Asset Offer; and (ii) notify in writing Lessor and Lessee of such determination.

(v) The conclusions of the Independent Appraiser as to the Non-Cash Consideration Value as of the date of the Third Party Asset Offer will be binding on each of Lessor and Lessee. The fees and expenses of the Independent Appraiser (and any appraisers engaged by it) will be paid one-half by each of Lessor and Lessee.

(vi) Once the Non-Cash Consideration Value as of the date of the Third Party Asset Offer is determined pursuant to the procedures above and such determination is made known in writing to Lessee, then Lessee will have a right to do any of the following: (A) rescind the ROFR Asset Acceptance Notice (in which event Lessor may proceed under Section 25.3(e) as if the ROFR Asset Acceptance Notice has not been given except that the 150 day period referred to in Section 25.3(e) shall commence as of the date that Lessee elects to rescind the ROFR Asset Acceptance Notice), (B) not rescind the ROFR Asset Acceptance Notice but elect to not pay the Non-Cash Consideration to Lessor and instead pay the Non-Cash Consideration Value to Lessor, or (C) not rescind ROFR Asset Acceptance Notice and pay the Non-Cash Consideration (in addition to the cash consideration as specified in the Third Party Asset Offer) to Lessor. Such election shall be made within ten (10) Business Days after the date the Independent Appraiser advises Lessee and Lessor in writing of the Non-Cash Consideration Value, and if not timely made, Lessee shall be a deemed to have made an election under subsection (A) above.

25.4 Right of First Refusal With Respect to a Lessor Lease Transaction.

(a) Limitations on Lessor Lease Transactions. Lessor covenants and agrees that (i) Lessor shall not enter into (A) a Lessor Lease Transaction having a lease term which includes all or any portion of the Lease Term, or (B) at any time during the ROFR Lease Period, any Lessor Lease Transaction with respect to less than all of the Leased Property, (ii) any Lessor Lease Transaction with respect to all of the Leased Property during the Lease Term with a lease term which will begin after the end of the Lease Term shall be subject this Section 25.4, and (iii) any Lessor Lease Transaction during the ROFR Lease Period with respect to all of the Leased Property shall be subject to this Section 25.4.

(b) Lease Transactions Subject to ROFR. If at any time or from time-to-time (i) either (A) during the Lease Term Lessor desires to enter into a Lessor Lease Transaction with a lease term which will begin after the end of the Lease Term, or (B) during the ROFR Lease Period Lessor desires to enter into a Lessor Lease Transaction, in the case of either such subsections (A) or (B) with respect to all or any portion of the Leased Property (the portion of the Leased Property (which may be all of the Leased Property) that Lessor desires to lease is referred to as the “Applicable Leased Assets”) to a Person that is not an Affiliate of Lessor and Lessor has received a Third Party Lease Offer with respect thereto, and (ii) the Lease was or is not terminated by Lessor pursuant to Section 23.2(a)(i) as a result of a Level 1 Lessee Default, and (iii) an Ultra Entity Person was or is the Lessee under this Lease as of the end of the Lease Term, then (I) Lessor may consummate such Lessor Lease Transaction of the Applicable Leased Assets only if Lessor complies with the terms and conditions of this Section 25.4, and (II) Lessor may not enter into a Lessor Lease Transaction within two (2) years after the end of the Term without complying with this Section 25.4. In addition, Lessor shall not enter into a Lessor Lease Transaction which would be subject to this Section 25.4 except for all cash consideration. For the avoidance of doubt, if (X) this Lease is terminated by Lessor pursuant to Section 23.2(a)(i) as a result of a Level 1 Lessee Default, or (Y) as of the end of the Lease Term an Ultra Entity Person was not or is not the Lessee under this Lease, the provisions of this Section 25.4 shall not apply and Lessor may consummate a Lessor Lease Transaction without complying with the terms and conditions of this Section 25.4. This restriction on Lessor Lease Transactions and Lessee’s right of first refusal rights under this Section 25.4 are absolute, appurtenant, shall run with the land with respect to the Leased Property and this Lease, and survive termination of this Lease for the ROFR Lease Period.

(c) ROFR Lease Notice. If Lessor desires to accept a Third Party Lease Offer (or if the Third Party Lease Offer is a binding contract that Lessor desires to execute), then Lessor shall provide written notice to Lessee of the Third Party Lease Offer (a “ROFR Lease Notice”). The ROFR Lease Notice will include the following information:

(i) a description of the Applicable Leased Assets;

(ii) a copy of the Third Party Lease Offer and any related documents (such as an agreed upon form of lease); and

(iii) a package containing any information about the Leased Property that Lessor has provided to the proposed lessee, licensee or sublessee; and

(iv) an identification of the principals associated with the proposed lessee, licensee or sublessee under such Third Party Lease Offer and information as to the business, character, reputation and financial capacity of the proposed lessee, licensee or sublessee and the principals associated therewith to carry out the terms of the Third Party Lease Offer.

(d) ROFR Lease Offer. The delivery of the ROFR Lease Notice constitutes an offer (a “ROFR Lease Offer”) by Lessor to lease the Applicable Lease to Lessee in accordance with the terms set forth in this Section 25.4.

(e) Lessee ROFR Election. Lessee will have a period of fifteen (15) Business Days from the date of its receipt of the ROFR Lease Offer (this 15-Business Day period is the “ROFR Lease Election Period”) to elect to enter into the Lessor Lease Transaction pursuant to the same terms the proposed lessee would lease the Applicable Lease Assets under the Third Party Lease Offer (and, to the extent that the Applicable Lease Offer provides for any Non-Cash Consideration, Lessor and Lessee shall apply the same procedures to determine the Non-Cash Consideration Value a is set forth in Section 25.3). If Lessee desires to lease the Applicable Lease Assets pursuant to such terms, then prior to the end of the ROFR Lease Election Period, Lessee must deliver a written notice of acceptance (the “ROFR Lease Acceptance Notice”) to Lessor. If Lessee rejects the Third Party Lease Offer or does not timely accept such offer, then Lessor may proceed to close on the Third Party Lease Offer with the proposed lessee, licensee or sublessee in accordance with the substantially unmodified terms of the Third Party Lease Offer, provided that if such Lessor Lease Transaction does not occur within one hundred fifty (150) days after the date of delivery of the ROFR Asset Acceptance Notice or if the terms of such Lessor Lease Transaction are modified pursuant to a Material Amendment, then Lessee shall again have the opportunity to be the lessee, licensee or sublessee under such Lessor Lease Transaction, meaning that Lessor must send Lessee a new ROFR Lease Notice and comply again with this Section 25.4. Any Lessor Lease Transaction in violation of this Section 25.4 shall be void ab initio. This restriction on Lessor Lease Transactions is absolute, appurtenant, and shall run with the land with respect to the Leased Property.

(f) Closing. A Lessor Lease Transaction of the Applicable Lease Assets by Lessee under this Section (i) will be evidenced by a lease in the form included in and which is a part of the ROFR Lease Notice, but if no such lease form is included in and a part of such ROFR Lease Notice, then in substantially the form of this Lease, revised as necessary or appropriate to conform to the terms of ROFR Lease Notice, and (ii) such lease and any other documents required thereby shall be executed by Lessor and Lessee within thirty (30) days after the date of delivery of the ROFR Lease Acceptance Notice. Notwithstanding the foregoing, Lessor and Lessee agree that no lessee guarantor, lessee guaranty or Resources Guaranty, or lessor guarantor or lessor guaranty shall be required unless as and to the extent required by the ROFR Lease Notice.

25.5 Burdensome Buyout.

(a) Burdensome Buyout Notice. At any time and from time-to-time, upon the occurrence and during the continuance of a Burdensome Event, Lessee shall have the option, but not the obligation, to provide written notice (the “Burdensome Buyout Notice”) to Lessor proposing a termination of this Lease and offering to purchase all of the Leased Property as provided in this Section 25.5 for the purchase price as specified by Lessee in such Burdensome Buyout Notice.

(b) Burdensome Buyout Response Notice. If Lessee delivers its Burdensome Buyout Notice to Lessor, then Lessor shall have a period of no more than fifteen (15) days in which to either notify Lessee in writing of Lessor’s acceptance or rejection of Lessee’s Burdensome Buyout Notice (“Burdensome Buyout Response Notice”). Lessor’s failure to provide its Burdensome Buyout Response Notice within such fifteen (15) day period shall be deemed a rejection of Lessee’s Burdensome Buyout Notice and the Lease shall continue in effect.

(c) Termination of Lease. If Lessor accepts the Burdensome Buyout Notice, (i) this Lease shall terminate on a date no later than sixty (60) days after the Burdensome Buyout Response Notice specified in the Burdensome Buyout Notice and this Lease shall terminate on such date (the “Burdensome Buyout Lease Termination Date”), (ii) except as provided in Sections 25.2, 25.3 and 25.4, and the other terms and provisions of this Lease which survive termination, neither Lessor nor Lessee shall have any rights or obligations under this Lease arising from and after the Burdensome Buyout Lease Termination Date, (iii) no further Base Rent or Additional Rent shall accrue with respect to the period after the Burdensome Buyout Lease Termination Date, (iv) Lessee shall have no obligation to take any Corrective Action with respect to the circumstances giving rise to the Burdensome Event, (v) neither Lessor nor any other Lessor Indemnified Party shall have any claim against Lessee with respect to any Corrective Action with respect to the circumstances giving rise to the Burdensome Event, or Losses arising from termination of this Lease or Lessee’s purchase of the Leased Property pursuant to this Section 25.5, (vi) all Lessee Guarantors shall be released of liability and obligations under their Lessee Guarantees, Ultra Resources shall be released of liability and obligations under the Resources Guaranty and all Lessor Guarantors shall be released of liability and obligations under their Lessor Guarantees with respect to (x) as to Lessee Guarantors and Ultra Resources only, matters for which Lessee is released in subsections (iv) and (v), preceding, and (y) matters arising or accruing from and after the Burdensome Buyout Lease Termination Date, it being understood and agreed, however, that Lessee Guarantors, Ultra Resources and Lessor Guarantors shall remain liable with respect to matters or claims arising or accruing prior to the Burdensome Buyout Lease Termination Date except those matters described in subsections (iv) and (v), preceding, and (vii) if the circumstances giving rise to such Burdensome Event include a casualty or a Taking, then the Casualty Proceeds or the Taking Proceeds, as applicable, shall be paid to Lessee.

(d) Closing of Purchase Offer. If Lessor accepts the Burdensome Buyout Notice, on the Burdensome Buyout Lease Termination Date (i) Lessee shall pay to Lessor the purchase price specified by Lessee in the Burdensome Buyout Notice or such other purchase price as Lessor and Lessee mutually agree, (ii) Lessor shall convey the Leased Property to Lessee or its designee on an AS IS WHERE IS basis, without any express or implied warranties from Lessor other than special warranties of title, provided, however, that such conveyance shall in any event be made by Lessor to Lessee or its designee free and clear of (A) all Permitted Lessor Liens, (B) any other Liens placed on the Leased Property by, through or under Lessor, and (C) any Other Recorded Documents executed by, through or under Lessor in violation of this Lease, and (iii) Lessor will deliver to Lessee or its designee such conveyance documents, each in form and substance reasonably satisfactory to Lessee, as Lessee may reasonably request, to transfer the ownership of the Leased Property to Lessee free and clear of the Liens and other items described in subsections (A)-(C) above.

(e) Continuation of Lease if Lessor Rejects Lessee’s Burdensome Buyout Notice. If Lessor rejects or is deemed to have rejected Lessee’s Burdensome Buyout Notice, such Burdensome Buyout Notice with respect to termination of the Lease and Lessee’s offer to purchase the Leased Property shall be deemed to be automatically rescinded and this Lease shall remain in full force and effect in accordance with its terms.

(f) No Waiver. Upon each occurrence of a Burdensome Event, Lessee shall be entitled to give its Burdensome Buyout Notice with respect to such Burdensome Event, even if Lessee previously elected not to give such notice with respect to the occurrence of a prior Burdensome Buyout and even if Lessee’s prior Burdensome Buyout Notice(s) were rejected by Lessor hereunder.`

25.6 Application of Certain Right of First Refusal Rights to a Foreclosure Sale. Notwithstanding anything to the contrary herein, Lessee’s right of first refusal rights under Section 25.3 hereof shall not be applicable to a Transfer of the Leased Property made pursuant to a foreclosure or deed in lieu of foreclosure with respect to a Permitted Lessor Lien. For the avoidance of doubt, Lessee’s rights under both Section 25.3 and 25.4 shall survive any foreclosure sale or deed in lieu of foreclosure or similar conveyance with respect to the Leased Property and this Lease.

ARTICLE XXVI.

MISCELLANEOUS PROVISIONS

26.1 Memorandum/Notice of Lease. Simultaneously with the execution of this Lease, Lessor and Lessee shall execute and deliver the Memo of Lease and cause it to be recorded in the Official Public Records. Upon termination of this Lease, upon the request of either party, the other party will execute an instrument in recordable form indicating that this Lease has been terminated. No mortgages, deeds of trust, fixture filings, UCC financing statements or other Lien filings will be recorded by Lessor or any Lessor Lender in the Official Public Records or in personal property UCC records naming Lessee as a debtor with respect to any of the Leased Property.

26.2 Force Majeure. If either party shall be delayed or hindered in, or prevented from, the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, riots, insurrection, war or other reasons of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease (any such delay, hindrance or prevention being referred to as “Force Majeure”), then performance of such act shall be excused for the period of delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay unless otherwise specifically provided to the contrary in this Lease. The provisions of this Section shall not apply to delays in the payment of amounts due and owing by Lessee or Lessor hereunder or resulting from the inability of a party to obtain financing or to satisfy its obligations under this Lease because of a lack of funds.

26.3 Consequential Damages. Notwithstanding anything in this Lease to the contrary, in no event shall Lessor or Lessee be liable or responsible for (a) consequential, punitive, special or indirect damages, or loss of profits, or (b) except to the extent not excluded from “Losses” in the definition of such term in this Lease, diminution in value under this Lease, and including with respect to both subsections (a) and (b), any holding over by Lessee under Section 26.4 of this Lease.

26.4 Holding Over. Except for continuations of Lessee’s occupancy after the Lease Term pending determination of rent for a Renewal Term as provided in Section 25.1(e), if Lessee remains in possession of any Leased Property after the expiration of the Term without having timely executed its right, if any, to extend the Term, such continuing possession shall create a month to month tenancy on the terms of this Lease except that the monthly Base Rental shall be 125% of the Base Rent applicable as of the end of the Term, and such tenancy may be terminated at the end of any month thereafter by either party giving at least sixty (60) days’ notice to the other party.

26.5 Quiet Enjoyment. Lessor agrees that so long as this Lease is in effect, Lessee shall and may peaceably and quietly have, hold and enjoy the Leased Property and all rights of Lessee hereunder during the Term without any manner of hindrance or molestation from Lessor, Lessor Lender, or anyone claiming by, through or under Lessor or Lessor Lender.

26.6 Cost and Expense. Wherever it is provided in this Lease that an act is to be undertaken by any Person, such act shall be done by such Person or caused to be done by such Person at no cost or expense to the other party, other than any de minimus cost or expense, unless a contrary intent is expressed.

26.7 Access; Reporting.

(a) Access and Inspection Rights. Lessor and Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) may, at their sole cost and expense, inspect the Leased Property during normal business hours at such locations where the same is located or kept in Lessee’s ordinary course of business, after not less than five (5) Business Days prior notice to Lessee; provided, however, neither Lessor, any Lessor Lender nor any Agent for any Lessor Lender shall have any right to inspect any of the Leased Property without a representative of Lessee being present and Lessor and Lessor Lender (or its Agent, if applicable) shall abide by Lessee’s reasonable rules and regulations (including those governing matters of health and safety) when making such inspections; provided, further, that, unless (i) Lessee’s interest under this Lease has been assigned to a Person that is not a Permitted Lessee Transferee or (ii) a Level 1 Lessee Default has occurred and is continuing, and excluding inspections made with respect to restorations following a casualty or condemnation as such inspections are permitted by and pursuant to Article XV or Article XVI, Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) may inspect the Leased Property no more frequently than once per calendar year and Lessor may inspect the Leased Property no more frequently than twice per calendar year. Lessee shall use commercially reasonable efforts to cause its representative to be present for Lessor’s inspection when notice is given as required by this subsection (a). In the event Lessee is unable to provide a representative of Lessee to be present for a Lessor or Lessor Lender inspection at any time during a thirty (30) consecutive day period, Lessee shall pay to Lessor a $10,000 penalty. Under no circumstances shall Lessor permit its inspection or any inspection by Lessor Lender (or the Agent for such Lessor Lender if requested in writing by Lessor) to interfere with Lessee’s ordinary operation of the Leased Property or with Lessee’s business. Under no circumstances may Lessor or Lessor Lender permit any Disqualified Persons to inspect the Leased Property; provided, however, that if Lessee has not elected to renew this Lease beyond the Current Lease Term End, then commencing the last day on which the Renewal Option may be exercised, Lessor may allow a potential purchaser or replacement lessee of all or any part of the Leased Property (including a Disqualified Person) to accompany it in an inspection conducted under this Section, provided that any such Person shall execute a confidentiality agreement containing the restrictions on disclosure herein set forth prior to any such inspection. Lessor acknowledges and stipulates that Lessee may suffer irreparable harm in the event of a breach of the provisions of this Section 26.7(a) for which Lessee has no adequate remedy at law. Therefore, in addition to all other remedies available pursuant to the terms of this Lease or at law, Lessee shall have the right to obtain immediate injunctive or other equitable relief upon a breach of this Section 26.7(a).

(b) Lessee Reporting Obligations. Lessee shall:

(i) furnish, not later than 60 days after the end of each calendar month during the Term, a report stating the Actual Daily Product Volume for such prior month;

(ii) use its commercially reasonable efforts to provide to Lessor the financial statements and Audit Report provided for in paragraphs (iii), (iv) and (v) of this Section prior to the date such financial statements must be filed by Lessor or Lessor Guarantor with the Securities and Exchange Commission, and will provide Lessor its best estimate of the dates on which Lessee Guarantor plans to file its Forms 10-K and Forms 10-Q with the Securities and Exchange Commission at least five days prior to any such filing date;

(iii) not later than the date on which a large accelerated filer (as defined in the rules of the Securities and Exchange Commission) with a fiscal year ending on December 31 is required to file its Form 10-K with the Securities and Exchange Commission, including any extension permitted by Rule 12b-25 of the Exchange Act, cause Lessee Guarantor (or, if there is no Lessee Guarantor, then Lessee) to furnish to Lessor such Person’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such its most recently completed fiscal year, as well as related footnotes;

(iv) not later than the date on which a large accelerated filer with a fiscal year ending December 31 is required to file its Form 10-Q with the Securities and Exchange Commission, including any extension permitted by Rule 12b-25 of the Exchange Act, cause Lessee Guarantor (or, if there is no Lessee Guarantor, then Lessee) to furnish to Lessor such Person’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for its most recently completed fiscal quarter, as well as related footnotes;

(v) If Lessor has advised Lessee in writing that Lessor or Lessor Guarantor is required to file an Auditor’s Report with respect to Lessee Guarantor’s (or Lessee’s) financial information delivered under Section 26.7(b)(iii), in filings to be made by Lessor or Lessor Guarantor with the Securities and Exchange Commission, then Lessee or Lessee Guarantor shall use commercially reasonable efforts to cause its auditor to provide the Auditor’s Report at the sole cost and expense of Lessor and Lessor Guarantor (which costs and expenses will be reimbursed by Lessor and Lessor Guarantor within 30 days of receiving an invoice for such costs and expenses from Lessee or Lessee Guarantor); and

(vi) provide prompt written notice to Lessor of any failure by Lessee or Lessee Guarantor to pay any installment of principal or interest under its Material Debt when due if such failure is not cured or waived within the applicable grace period with respect to such Material Debt.

(c) Financial statements, reports and other information required or permitted to be furnished by Lessee or Lessee Guarantor pursuant to this Lease, including the financial statements and other information furnished pursuant to this Section 26.7(b)(iii) and (iv), may be submitted by Lessee or Lessee Guarantor by email addressed to Lessor. In the event that any information or documents furnished by Lessee or Lessee Guarantor pursuant to this Lease is publicly available on the Securities and Exchange Commission EDGAR database (or any successor database), such documents or information shall be deemed to have been delivered to Lessor by Lessee on the date on which Lessee or Lessee Guarantor files such financial statements or other information with the Securities and Exchange Commission and provides notice to Lessor of such filing, which notice may be given by email. In addition, Lessor agrees that if the issuer of the financial statements required to be delivered by paragraphs (iii) and (iv) of this Section is not a large accelerated filer, or has a fiscal year other than December 31st, the Lessor and Lessor Guarantor will cooperate in good faith with the Lessee, including making appropriate request of the staff of the Securities and Exchange Commission, to permit the issuer required to provide such financial statements to do so on a schedule proposed by such issuer and reasonably acceptable to the Lessee, provided that such schedule is approved by the staff of the Securities and Exchange Commission.

(d) Periodic Discussions. In addition to the reports and statements to be delivered by Lessee pursuant to Section 26.7(b), Lessor and Lessee agree, within fifteen (15) Business Days after the end of each calendar quarter during the Term, to convene a conference call with at least one Responsible Officer of each party to discuss the operations and financial performance of the Liquids Gathering System, the reports and statements delivered by Lessee pursuant to Section 26.7(b) and other relevant information regarding the Leased Property, provided, however, that the Responsible Officers of Lessee may delegate participation in such calls to other representatives of Lessee who are appropriate to participate in discussions of the operation and performance of the Liquids Gathering System.

26.8 Accord and Satisfaction.

(a) Lessor. Acceptance by Lessor of any partial payment of any amount payable by Lessee hereunder shall not constitute an accord and satisfaction by Lessor of any of Lessee’s obligations hereunder and Lessor shall be entitled to collect from Lessee the balance of any amount remaining due.

(b) Lessee. Acceptance by Lessee of any partial payment of any amount due from Lessor hereunder shall not constitute an accord and satisfaction by Lessee of any of Lessor’s obligations hereunder and Lessee shall be entitled to collect from Lessor the balance of any amount remaining due.

26.9 Prevailing Party. If any action at law is necessary to enforce or interpret the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees and costs of the proceeding up to and including all trial and appellate levels in addition to any other relief to which it may be entitled. If any action in equity is necessary to enforce or interpret the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees and costs up to and including all trial and appellate levels in addition to any other relief to which it may be entitled. For purposes of this Section, a party will be considered to be the “prevailing party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

26.10 Confidentiality.

(a) General Confidentiality Provisions. Lessor shall, and shall cause any Person receiving Proprietary Information or other Confidential Information directly or indirectly from Lessor, to hold all Proprietary Information and other Confidential Information in strict confidence. Subject to subsection (b), below, (i) Lessor may disclose Proprietary Information and other Confidential Information only to the Lessor Parent, Lessor Lenders and prospective Lessor Lenders, holders of Lessor Equity Interests and prospective holders of Lessor Equity Interests, and any prospective purchaser of the Leased Property and, on a need to know basis, to their respective Affiliates, directors, officers, employees, accountants, legal counsel and other advisors who are involved in the administration, analysis and accounting for this Lease, and (ii) in the event Lessee is no longer the operator of the Leased Property, Lessor may disclose to a successor operator of the Liquids Gathering System and its advisors and consultants the Records and such other portions of the Proprietary Information and other Confidential Information as are necessary or prudent to permit them to safely and effectively manage and operate the Leased Property, provided that in the case of both subsections (i) and (ii), Lessor shall be responsible for the compliance by each such Person to whom disclosure is made with the confidentiality provisions of this Section 26.10 (including the acknowledgments and stipulations under subsection (c) of this Section), and Lessor shall remain liable for any breach of the provisions of this Section by any such Person. Notwithstanding the foregoing, Lessor shall not be responsible for any failure by Ross Avenue Investments, LLC, the limited partner of Pinedale Corridor, LP, to comply with the confidentiality requirements of this Section 26.10(a) so long as Ross Avenue Investments, LLC, is in full compliance with Exhibit D to the Equity Investor Agreement dated of even date with this Lease. Neither Lessor nor any Person to whom disclosure is made pursuant to this subsection (a) may disclose Proprietary Information or other Confidential Information to any other Person or entity except (A) to the extent required by any regulatory authority, (B) to the extent required by applicable laws or regulations or by subpoena or similar legal process, in each case after adequate notice to Lessee in order to allow Lessee to seek a protective order or other protection therefor, (C) with the prior written consent of Lessee, (D) to the extent such information becomes publicly available other than as a result of a breach of this Section, or (E) to the extent disclosure of such Proprietary Information or other Confidential Information by CorEnergy Infrastructure Trust, Inc. (or any successor Lessor Parent) is necessary or appropriate pursuant to the provisions of the federal securities laws or the rules or regulations promulgated thereunder. For the avoidance of doubt, nothing contained in this Section 26.10 shall limit the ability of Lessee or any of its Affiliates to disclose Proprietary Information or other Confidential Information.

(b) Special Restrictions Regarding Proprietary Information. Notwithstanding anything to the contrary set forth in this Section 26.10 or elsewhere in this Lease, no Proprietary Information may, under any circumstance at any time during this Lease or following its termination, be (i) disclosed to any Person who, at the time of such disclosure, is a Disqualified Person, or (ii) disclosed in any document, agreement or exhibit filed pursuant to the federal securities laws or any rules or regulations promulgated thereunder.

(c) Survival, Specific Performance and Equitable Remedies. The obligations under this Section 26.10 of Lessor, and of all Persons to whom Confidential Information or Proprietary Information is disclosed, shall survive the expiration and termination of this Lease. Lessor acknowledges and stipulates (and all Persons to whom Confidential Information or Proprietary Information is disclosed shall be deemed to acknowledge and stipulate) that Lessee may suffer irreparable harm in the event of a breach of the provisions of this Section 26.10 by Lessee, or by a disclosure of Confidential Information or Proprietary Information by any other Person to whom Confidential Information or Proprietary Information is disclosed hereunder, in each case for which Lessee has no adequate remedy at law. Therefore, in addition to all other remedies available pursuant to the terms of this Lease or at law, Lessee shall have the right to obtain immediate injunctive or other equitable relief upon a breach of this Section 26.10 by Lessor or any other Person to whom Confidential Information or Proprietary Information is disclosed.

26.11 Consent of Lessor and Lessee. Unless specified otherwise herein and except for consents or approvals for which a specific standard is expressly set forth herein (such as “not unreasonably withheld”, “sole discretion”, etc.) and specific provisions which describe the issues which may be considered when making or withholding approval (Permitted Lessee Transferee, etc.), Lessor’s consent to any request of Lessee shall not be unreasonably withheld, conditioned, or delayed and Lessee’s consent to any request of Lessor shall not be unreasonably withheld, conditioned, or delayed.

26.12 Permitted Lessee Contests. Lessee shall not be required to pay any cost, expense or charge or perform any obligation so long as Lessee contests in good faith and at its own expense the amount or validity thereof by appropriate proceedings which shall operate to prevent the collection thereof or realization thereon and the sale, foreclosure or forfeiture of the Leased Property or any part thereof to satisfy the same, and Lessee shall have furnished any security as may be required in the applicable proceeding, and, pending any such proceedings, Lessor shall not have the right to pay or perform the same. In no event shall the manner in which Lessee pursues any such contest exacerbate in any material respect the risk to Lessor of civil or criminal liability, penalty or sanction, in addition to such risks as may exist for the matters that are the subject of such contest prior to such contest, and except for liabilities, penalties or sanctions for which Lessee may, and in fact does, post a bond. Further, the manner in which Lessee pursues any such contest shall not exacerbate in any material respect the risk to Lessor of defeasance of its interest in the Leased Property in addition to the risk of such defeasance as may exist for the matters that are the subject of such contest prior to such contest and except for such risk which Lessee may, and in fact does, bond around. Lessee shall use commercially reasonable efforts to diligently prosecute any such contest to a final conclusion, except that Lessee shall have the right to attempt to settle or compromise such contest through negotiations and to discontinue any such contest at any time. Lessee shall promptly after the final determination of such contest, fully pay any amounts determined to be payable thereon and/or fully perform any obligations to be performed thereon, together will all penalties, fines, interest, costs and expenses resulting from such contest. Upon Lessee’s request, Lessor shall prosecute such contest, if required by Applicable Legal Requirements, at no cost or expense to Lessor other than de minimus cost or expense. Upon reasonable request of Lessor at any time or from time-to-time, Lessee shall provide a written report to Lessor regarding the status of any such contests.

26.13 Waiver. Failure of either party to complain of any act or omission by the other party, no matter how long the same may continue, shall not be deemed to be a waiver by the party of any of its rights hereunder. No waiver by either party at any time, whether express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. All rights and remedies which either party may have under this Lease or by law upon a breach hereunder shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other. Except as and to the extent this Lease provides that certain rights or remedies are limited or exclusive, no right or remedy, whether exercised by a party or not, shall be deemed to be in exclusion of any other right or remedy and any two (2) or more or all of such rights and remedies may be exercised at the same time, but without duplication of recovery for any such matter.

26.14 Interpretation. If any provision of this Lease or the application of any provision to any Person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Lease or the application of such provision to any other Person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, the provision shall have the meaning which renders it valid. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

26.15 No Derivative Liability. Notwithstanding anything set forth in this Lease or otherwise, no direct or indirect (through tiered ownership or otherwise) advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, partner, member, owner, investor, representative or agent of a party or its applicable Affiliates shall have any personal liability, directly or indirectly, under or in connection with this Lease, the Lessee Guaranty, the Resources Guaranty or the Lessor Guaranty or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and the other party and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of such party or its applicable Affiliates for the payment of any claim or for any performance, and each other party, on behalf of itself and its successors and assigns, hereby waive any and all such personal liability. Nothing in this Section 26.15 is intended or shall be deemed to impair or limit the liability of any Person under any Lessor Guaranty, any Lessee Guaranty, the Resources Guaranty or any Guaranty Agreement executed and delivered in connection with the Purchase Agreement or the liability of any Equity Investor or Lessor Parent under the Equity Investor Agreement.

26.16 Successors and Assigns. The words “Lessor” and “Lessee” and the pronouns referring thereto, as used in this Lease, shall mean where the context requires or admits, the Persons named herein as Lessor and as Lessee respectively, and (subject to the provisions hereof prohibiting certain Transfer, leases, subleases, assignments and Liens) their respective successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. The agreements and conditions to be performed by Lessor shall be binding upon Lessor and its successors and assigns and shall inure to the benefit of Lessee and its successors and assigns, and the agreements and conditions to be performed by Lessee shall be binding upon Lessee and its successors and assigns and shall inure to the benefit of Lessor and its successors and assigns.

26.17 No Offer; Entire Agreement. This Lease is transmitted for examination only and does not constitute an offer to lease and shall become effective only upon execution and unconditional delivery by Lessor and Lessee and delivery of the Lessor Guaranty, the Lessee Guaranty and the Resources Guaranty required hereby. This instrument, the Purchase Agreement, the SNDA and the Equity Investor Agreement contain the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this Lease or any such other documents shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

26.18 Headings. The headings for the various articles and sections of this Lease are used only as a matter of convenience for reference and are not to be considered a part of this Lease or used in determining the intent of the parties to this Lease.

26.19 Counterparts. This Lease may be executed in one or more counterparts, any one or all of which shall constitute one and the same instrument.

26.20 Governing Law; Venue; Service of Process; Waiver of Jury Trial.

(a) THIS LEASE AND ANY DISPUTES, CLAIMS OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW) SHALL BE GOVERNED BY THE LAW OF THE STATE OF WYOMING WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) EACH OF LESSOR AND LESSEE IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY WYOMING STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF WYOMING AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMUTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) EACH OF LESSOR AND LESSEE HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, AT THE ADDRESS SPECIFIED IN Article XXIV HEREOF.

(d) EACH OF LESSOR AND LESSEE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LEASE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LEASE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

26.21 Time of the Essence. TIME IS OF THE ESSENCE AS TO ANY ACT TO BE PERFORMED WITHIN A SPECIFIC TIME FRAME UNDER THIS LEASE.

26.22 Estoppel Certificates.

(a) Lessee agrees upon not less than fifteen (15) days prior notice by Lessor or any Lessor Lender to execute, acknowledge and deliver to Lessor or the Lessor Lender a statement in writing by Lessee in substantially the form of Exhibit D. If Lessee is required to provide such certificate more than twice in any twelve (12) month period, Lessor shall pay Lessee a processing fee of $500 for each additional certificate requested in such twelve (12) month period.

(b) Lessor agrees upon not less than fifteen (15) days prior notice by Lessee to execute, acknowledge and deliver to Lessee or to such party as Lessee may designate a statement in writing by Lessor similar to the form of Exhibit D (with appropriate changes to reflect that it is being signed by Lessor). If Lessor shall be required to provide such certificate more than twice in any twelve (12) month period, Lessee shall pay Lessor a processing fee of $500 for each additional certificate requested in such twelve (12) month period.

ARTICLE XXVII.

OTHER AGREEMENTS OF LESSOR

27.1 Special Purpose Entity; Lessor’s Governing Documents. At all times during the Term, Lessor covenants and agrees as follows:

(a) SPE. Lessor shall at all times be a Special Purpose Bankruptcy Remote Entity.

(b) Controlling Lease Rights. (i) No Disqualified Person shall possess, and Disqualified Persons shall not possess, Controlling Lease Rights, and (ii) so long an Ultra Entity Person is the Lessee, no Person other than a Permitted Controller of Lease Rights shall possess Controlling Lease Rights.

(c) Notice of Transfer; Ownership by Disqualified Persons.

(i) Notice shall be given to Lessee of any issuance by Lessor of any Equity Investor Interests after the date of this Lease. Such notice shall be given not less than fifteen (15) Business Days prior to such issuance (ten (10) Business Days in the case of issuance to a Lessor Equity Interest Owner) and shall contain the information that is required for notices that are given pursuant to Section 17.5(c)(ii).

(ii) Disqualified Persons, in the aggregate, shall not have beneficial ownership of twenty-five percent (25%) or more of the Lessor Equity Interests.

(d) Compliance with Governing Documents. Lessor and its Equity Investors shall at all times comply with Lessor’s Governing Documents.

(e) Compliance of Governing Documents with Lease and Other Requirements. Lessor’s Governing Documents shall at all times contain the provisions required by Part B of Schedule 27.1 (each a “Lessor Governing Document Required Term” and collectively, the “Lessor Governing Document Required Terms”).

(f) Amendment of Governing Documents. Lessor shall not permit any Lessor Governing Document Required Term to be amended, supplemented, restated or terminated without Lessee’s prior written consent.

(g) Delivery of Governing Document Amendments. Lessor shall deliver or cause to be delivered to Lessee copies of any proposed amendments, terminations, supplements or restatements of any of its Governing Documents at least ten (10) Business Days prior to the execution thereof.

(h) Equity Investor Agreement. Each Lessor and each direct owner of a Lessor Equity Interest shall at all times be a party to the Equity Investor Agreement.

27.2 Additional Lessor Covenants. At all times during the Term, Lessor covenants and agrees as follows:

(a) Compliance with Lessor Loan Document Criteria. Lessor agrees that all times (i) the Lessor Loan Documents shall include each Required Loan Document Provision, and (ii) the Lessor Loan Documents shall not include any Prohibited Loan Document Provision. Lessor shall not enter into or permit any new Lessor Loan Document or any Lessor Loan Document Amendment (i) in violation of this Section 27.2(a), or (ii) without Lessee’s consent if such consent is required by subsection (d), below.

(b) Notice of Lessor Loan Default. Lessor shall promptly advise Lessee in writing of any breach, default or failure of performance under any Lessor Loan Document, and immediately provide Lessee a copy of any written notice of default or intent to enforce remedies given by or on behalf of any Lessor Lender with respect to any Lessor Indebtedness or under any Lessor Loan Document.

(c) Notice of New Loan Documents and Loan Amendments. So long as an Ultra Entity Person is the Lessee, Lessor shall deliver to Lessee not less than ten (10) Business Days prior to execution of same, a copy of each proposed new Lessor Loan Document and each proposed Lessor Loan Document Amendment, and within five (5) Business Days following execution of same, a copy of each such executed new Lessor Loan Document and Lessor Loan Document Amendment.

(d) Lessee Consent to New Loan Documents and Loan Amendments. So long as an Ultra Entity Person is the Lessee, Lessee’s prior written consent shall be required for any new Lessor Loan Document after the Effective Date and for any Lessor Loan Document Amendment after the Effective Date if, as a result of such new Lessor Loan Document or Lessor Loan Document Amendment, the resulting Lessor Loan Documents either (i) fail to include any Required Loan Document Provision, or (ii) include any Prohibited Loan Document Provision. Except as provided in the immediately preceding sentence, Lessee consent is not required for any new Lessor Loan Document or Lessor Loan Document Amendment after the Effective Date.

(e) Quarterly Information Regarding Calculation of Maximum Amount. Within forty-five (45) days after the end of each calendar quarter and within eighty (80) days after the end of each calendar year, Lessor shall provide to Lessee a calculation of the Maximum Amount as of the end of such calendar quarter, together reasonably detailed supporting information with respect to such calculation.

(f) Maintenance of Existence. Lessor shall at all times (i) maintain its existence in good standing under the laws of the State of its incorporation, (ii) be qualified to do business in the State of Wyoming, and (iii) except to the extent it is prohibited by this Lease from doing so without Lessee’s consent and Lessee fails to give such consent, maintain and renew all of its respective rights, powers, privileges and franchises except where the failure to do so a material adverse effect on Lessor’s ability to perform its obligations under this Lease or on Lessee’s ability to possess and operate the Leased Property in accordance with the terms and conditions of this Lease.

(g) Lessor Compliance with Law; Permitted Lessor Contests. Subject to Section 11.1 hereof, Lessor shall comply with all Applicable Legal Requirements relating to Lessor except where (i) Lessee is contesting such Applicable Legal Requirements in accordance with a Permitted Lessee Contest, (ii) such compliance could reasonably be expected to impair in any material respect Lessee’s use or operation of the Leased Property unless Lessee consents to such compliance, which consent shall not be unreasonably withheld, delayed or conditioned, or (iii) such failure to do so results from a Lessee Event of Default. For purposes hereof, “Permitted Lessor Contest” means (but subject to Section 11.1) a Lessor contest of (A) an Applicable Legal Requirement, or (B) a Lien on Lessor’s right, title or interest in this Lease, in either case in good faith and at its own expense by appropriate proceedings which shall operate to prevent the immediate application of such Applicable Legal Requirements or Lien and the sale, foreclosure or forfeiture of the Leased Property or the Lessor’s interest in this Lease or Lessee’s leasehold estate therein or hereunder or Lessee’s use or operation of the Leased Property, or any part thereof, and Lessor shall have furnished any security as may be required in the applicable proceeding and in accordance with the remainder of this subsection (g). In no event shall any Permitted Lessor Contest be undertaken in violation of Article XI. Further, in no event shall the manner in which Lessor pursues any such contest exacerbate in any material respect the risk to Lessee of civil or criminal liability, penalty or sanction, in addition to such risks as may exist for the matters that are the subject of such contest prior to such contest, and except for liabilities, penalties or sanctions for which Lessor may, and in fact does, post a bond. Further, the manner in which Lessor pursues any such contest shall not exacerbate in any material respect the risk to Lessor of defeasance of its interest in the Leased Property or impair its use or operation thereof in addition to the risk of such defeasance or impairment as may exist for the matters that are the subject of such contest prior to such contest and except for such risk which Lessor may, and in fact does, bond around. Lessor shall use commercially reasonable efforts to diligently prosecute any such contest to a final conclusion, except that Lessor shall have the right to attempt to settle or compromise such contest through negotiations and to discontinue any such contest at any time. Lessor shall promptly after the final determination of such contest, fully pay any amounts determined to be payable thereon and/or fully perform any obligations to be performed thereon, together will all penalties, fines, interest, costs and expenses resulting from such contest. Lessor shall prosecute any such Permitted Lessor Contest at no cost or expense to Lessee other than de minimus costs and expenses. Upon reasonable request of Lessee at any time or from time-to-time, Lessor shall provide a written report to Lessor regarding the status of any such contests.

(h) Debtor Release Laws. Lessor shall not voluntarily take any action that shall, or cause any action to be taken that is intended to, submit Lessor, as debtor, to any proceeding under any Applicable Legal Requirements involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally.

[Remainder of Page Intentionally Blank

Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the date first above written.

LESSOR:

PINEDALE CORRIDOR, LP, a Delaware limited partnership

By:	Pinedale GP, Inc.,
a Delaware corporation,
its sole general partner

By:
Richard C. Green, Chairman

LESSEE:

ULTRA WYOMING LGS, LLC, a Delaware limited liability company

By:
Marshall D. Smith, Senior Vice President and Chief Financial Officer

EXHIBIT A

to Lease

BLM Easements

[As attached to the PSA]

EXHIBIT B

to Lease

Central Gathering Facility Exhibit

[Attached to the PSA as Ex U]

EXHIBIT C

to Lease

Equity Investor Agreement

EXHIBIT D

to Lease

Form of Estoppel Certificate

                 , 20

Re: Lease (the “Original Lease”) dated December     , 2012 by and between Ultra Wyoming LGS, LLC, a Delaware limited liability company, as “Lessor”, and Pinedale Corridor, LP, a Delaware limited partnership, as “Lessee”, covering the “Leased Property” defined therein (as amended, altered, supplemented, or otherwise modified to date, the “Lease”). Each capitalized terms used in this letter and not otherwise defined herein shall have the meaning assigned to such term in the Lease.

Ladies and Gentlemen:

The undersigned is the current owner and holder of the rights of the [lessee] [lessor] under the Lease and, in such capacity, hereby acknowledges the following information with respect to the Lease:

1. The Original Lease has not been amended, altered, supplemented, or otherwise modified except as set forth below:

2. The Lease is in full force and effect. Lessee has accepted possession of the Leased Property [add if correct: and is presently in possession of the Leased Property].

3. The expiration of the current Term of the Lease is             ,         .

4. Base Rent commenced to accrue under the Lease as of the Effective Date of the Lease and the most recent monthly payment of Base Rent due on                      was in the amount of $        . Base Rent accruing under the Lease has been paid through                     .

5. To the current Actual Knowledge of [Lessee] [Lessor], there are no offsets or credits against the Base Rent and/or Additional Rent payable by Lessee under the Lease nor are there any defenses, offsets or counterclaims against the Base Rent and/or Additional Rent payable by Lessee under the Lease except as set forth below:

6. No installment of Base Rent and/or Additional Rent payable under the Lease is past due or has been prepaid more than three (3) months in advance.

7. To the current Actual Knowledge of [Lessee] [Lessor], no [Lessor] [Lessee] Event of Default has occurred and no event has occurred that, with the giving of notice or passage of time or both, would become a [Lessor] [Lessee] Event of Default.

It is understood that this Estoppel Certificate may be given in [contemplation of a Permitted Sale and/or Permitted Indebtedness secured by a Permitted Lessor Lien on the Leased Property] [a Permitted Lease Assignment or Permitted Sublease or secured or unsecured Indebtedness of Lessee] and, if so, it is intended that this Estoppel Certificate may be relied upon by any such named [purchaser with respect to any such Permitted Sale and/ or Lessor Lender with respect to such Permitted Indebtedness and Permitted Lessor Liens] [Permitted Lessee Transferee and/ or lender with respect to such Lessee Indebtedness]. Notwithstanding the foregoing, nothing contained herein shall be deemed to constitute a waiver of any of [Lessee’s] [Lessor’s] rights under the Lease.

[Lessee] [Lessor] Name:

,
a

By:
Name:
Title:

2

EXHIBIT E

to Lease

Form of SNDA

EXHIBIT F-1

to Lease

LIQUIDS GATHERING SYSTEM

SERVICES AGREEMENT

THIS LIQUIDS GATHERING SYSTEM SERVICES AGREEMENT (the “Agreement”) is dated effective as of December     , 2027 (the “Effective Date”) and is made and entered into by and between                     , a [Wyoming] corporation (“Services Provider”) and PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Owner”). Services Provider and Owner are referred to herein, collectively, as the “Parties” and, individually, as a “Party”.

PRELIMINARY STATEMENTS

WHEREAS, Owner owns a system of pipelines and central gathering facilities which: (1) begins at the inlet flange to each LGS Pipeline Riser (as defined below); (2) extends through an interconnected system of pipelines to the production and separation equipment and storage tanks located at the Central Gathering Facilities (as defined below); (3) terminates at the LGS Terminus Points (as defined below); (4) is located in the Pinedale Anticline Field in Sublette County, Wyoming; (5) is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas; and (6) includes the Easement Rights (as defined below) and the Improvements (as defined below) (collectively, the “Liquids Gathering System”); and further,

WHEREAS, Owner wishes to engage Services Provider to perform the Services (as defined below), and Services Provider wishes to perform the Services for Owner, all on the terms and subject to the conditions set forth in this Agreement,

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties to this Agreement (each a “Party” and together, the “Parties”) do hereby agree as follows:

1. Defined Terms and Exhibits.

(a) For all purposes of this Agreement, except as may be expressly set forth herein or unless the context clearly indicates a contrary intent, the following terms have the following definitions:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, Controls or is Controlled by or is under common Control with such first Person.

“Applicable Laws” means statutes (including regulations enacted thereunder), judgments and orders of courts of competent jurisdiction, regulations and orders issued by Governmental Authorities, and Regulatory Approvals that are, in each case, applicable to the ownership, construction, operation, maintenance, or use of the Liquids Gathering System.

“Bankruptcy Event” means:

(a) an involuntary proceeding is commenced or an involuntary petition is filed seeking: (i) liquidation, reorganization or other relief in respect of a Party or its debts or a substantial part of its assets under any bankruptcy, insolvency, receivership or similar law now or later in effect; or (ii) the appointment of a receiver, custodian or similar official for a Party or for a substantial part of its assets and, in either case, such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(b) a Party shall: (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership, or similar law now or later in effect; (ii) apply for or consent to the appointment of a receiver, custodian or similar official for such Party or a substantial part of its assets; (iii) file an answer admitting the material allegations of a proceeding or petition described in clause (a) of this definition; (iv) make an assignment or any general arrangement for the benefit of its creditors; or (v) take any action for the purpose of effecting any of the foregoing; or

(c) a Party shall become unable, admit in writing its inability to pay, or fail generally to pay its debts or other obligations as they become due.

“BLM Easements” means those certain easements, rights of way and agreements listed in Exhibit B attached to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas, are authorized or required by law to remain closed.

“Central Gathering Facility” means each of the locations within the Liquids Gathering System at which condensate, produced water, and associated natural gas is collected and separated for sale and transport off the subject location or alternatively, in the case of the associated natural gas, used for fuel or flared on the subject location, as of the Effective Date; a legal description of each Central Gathering Facility is set out in Exhibit A attached to this Agreement.

CGF#1: means the Central Gathering Facility identified in the “Identification” header on Exhibit A attached hereto as “Central Gathering Facility #1”.

CGF#2: means the Central Gathering Facility identified in the “Identification” header on Exhibit A attached hereto as “Central Gathering Facility #2”.

CGF#3: means the Central Gathering Facility identified in the “Identification” header on Exhibit A attached hereto as “Central Gathering Facility #3”.

CGF#4: means the Central Gathering Facility identified in the “Identification” header on Exhibit A attached hereto as “Central Gathering Facility #4”.

“Condensate Loading Points” means, collectively, each condensate loading coupling off each condensate storage tank located on a Central Gathering Facility.

“Condensate Terminus Points” means, collectively: (1) the inlet flange for each LACT Unit Facility; and (2) each Condensate Loading Point.

“Control” and “controlled by” and “under common control with” each means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person.

“Easement Rights” means, collectively: (1) Owner’s right, title and interest in the BLM Easements; (2) Owner’s right, title and interest in the Jensen Easements; and (3) Owner’s right, title and interest in the Nerd Farm Easement.

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“Flash Gas Terminus Points” (a) with respect to CGF#1, CGF #3, and CGF #4, the gas outlet flange to each dehydrator located on each such Central Gathering Facility; and (b) with respect to CGF #2, the gas outlet flange on the Effective Date on (i) each three-phase heated separator located on CGF #2, (ii) each condensate storage tank located on CGF #2, and (iii) each water storage tank located on CGF #2, in each case as of the Effective Date.

“Good Condition and Repair” means condition and repair that a reasonably prudent operator would maintain for a liquids gathering system of similar size, nature, use, age and location as the Liquids Gathering System.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, or any state or political subdivision thereof administering, regulating, or having or asserting jurisdiction over the Liquids Gathering System.

“Improvements” means all of the improvements and fixtures used directly in connection with the Liquids Gathering System including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, storage sheds, towers, gas and electric fixtures, radiators and heaters in each case that are downstream of the inlet flange to each LGS Pipeline Riser and that are upstream of each LGS Terminus Point, but specifically excluding (a) any of the facilities, improvements and fixtures located upstream of the inlet flange to each LGS Pipeline Riser, and (b) any of the facilities, improvements or fixtures located downstream of each LGS Terminus Point, except in each case to the extent explicitly described on Exhibit D attached to this Agreement.

“Jensen Easements” means the following easements: (1) that certain Grant of Pipeline Easements dated June 24, 2010, recorded in Book 95, Page 423 of the real property records in Sublette County, Wyoming, from Mary Kay Jensen, as grantor, to Ultra Resources, Inc., as grantee, and (2) that certain Grant of Pipeline Easements dated June 24, 2010, in Book 95, Page 418 of the real property records in Sublette County, Wyoming, from Mary Kay Jensen, as personal representative of the Estate of John Wayne Jensen, individually, as grantor, to Ultra Resources, Inc., as grantee.

“LACT Unit Facility” means the condensate pump, meter and sales point as well as the associated equipment downstream of the inlet risers to any Lease Automated Custody Transfer Unit located on a Central Gathering Facility as of the Effective Date.

“LGS Pipeline Riser” means the pipeline riser downstream of the liquids legs of the production separators located on each of the producing well pads described on Exhibit B attached to this Agreement. A photograph is included in Exhibit B, by way of example only, marked to indicate the location of a typical pipeline riser.

“LGS Terminus Points” means, collectively, the Condensate Terminus Points, the Flash Gas Terminus Points, and the Produced Water Terminus Points.

“Nerd Farm Easement” means the easement rights created by that certain Easement Agreement and Transfer of Improvements between Ultra Wyoming, Inc., as grantor, and Owner, as grantee, recorded in Book     , Page      of the real property records in Sublette County, Wyoming.

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“Produced Water Terminus Points” means the inlet flanges to the water pump facility or facilities, as the case may be, on the Central Gathering Facilities that are directly upstream of the water meters and through which the produced water flows after it is separated from the condensate and the associated natural gas.

“Regulatory Approvals” means the permits, licenses, approvals, and authorizations required to be obtained from any Governmental Authority in connection with the ownership, operation, use or maintenance of the Liquids Gathering System.

“Services” means the operation of the Liquids Gathering System for gathering, separating, collecting and delivering for sale or transport, condensate and water, together with associated natural gas, and includes the services set forth in Exhibit C to this Agreement to the extent Services Provider determines such services necessary for the operation of the Liquids Gathering System.

(b) Exhibits. The following exhibits are attached to and hereby incorporated into this Agreement:

Exhibit A	Description of CGFs
Exhibit B	Description of Well Pads & LGS Pipeline Risers
Exhibit C	Description of Services

If there is a conflict between an exhibit and any provision of the main body of this Agreement, the provision of the main body of this Agreement shall prevail.

2. Provision of Services. During the term of this Agreement, Services Provider shall provide the Services, or may engage such other Persons to participate in providing the Services as Services Provider reasonably deems necessary or appropriate. If Owner objects to any of such other Persons participating in providing the Services, Owner and Services Provider shall negotiate in good faith to identify Persons to participate in providing the Services that are satisfactory to both Owner and Services Provider. No such subcontract shall relieve Services Provider of any of its obligations to Owner under this Agreement.

3. Standard of Care.

(a) Standard of Performance. Services Provider shall provide the Services in a prudent and good and workmanlike manner, in accordance with accepted industry practice and in compliance with Applicable Laws. Services Provider covenants to use commercially reasonable efforts to maintain the Liquids Gathering System in Good Condition and Repair and, in accordance with industry practices, protect against damage to the Liquids Gathering System. Owner recognizes Services Provider is not performing the Services on an exclusive basis and that the Services will be provided along with and in the same manner as shared services provided internally within Services Provider’s corporate group. Services Provider has no obligation to change or improve the Services from those available with respect to the Liquids Gathering System during the period prior to the Effective Date.

(b) Procurement Matters. Services Provider may and is hereby authorized to enter into and act on Owner’s behalf in connection with any agreement necessary to gather, separate, collect and deliver for sale or transport, condensate, water, and associated natural gas in the Liquids Gathering System. If Services Provider arranges for contracts with third parties for goods and services in connection with providing the Services, Services Provider shall use commercially reasonable efforts to obtain such goods and services at rates competitive with rates generally available in the area in which such services or materials are to be furnished.

(c) No Liens. Services Provider shall not permit any liens, encumbrances or charges upon or against the Liquids Gathering System resulting from the provision of Services or materials under this Agreement

4

except for liens arising by operation of law in the ordinary course of business securing amounts not past due and liens arising if Owner fails to pay the Services Provider for Services as required in this Agreement.

(d) Insurance. During the term of this Agreement, each Party shall obtain and maintain liability insurance of the type customary for the industry, in commercially reasonable amounts, naming the other Party as an additional insured. [subject to review by insurance adviser]

(e) Independent Contractor. In performing the Services hereunder, Services Provider shall be considered to be an independent contractor, and in no event shall any Party hereto be deemed a partner, co-venturer or agent of another Party hereto. Services Provider has exclusive authority to control and direct the specific means, method and manner of performance of the details of the Services to be provided hereunder, subject to the right of Owner to direct Services Provider with respect to the ends to be accomplished.

(f) Force Majeure. Services Provider shall not be liable for any expense, loss or damage arising out of any interruption of Services or delay or failure to perform under this Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of Services Provider. In any such event, Services Provider’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.

4. Other Terms and Conditions.

(a) Fee for Services; Reimbursement.

(1) On or before the 15th day after the end of each calendar month during the term hereof, Services Provider shall deliver to Owner an invoice for the costs and expenses described in Section 4(a)(2) below relating to such calendar month. Upon request, Services Provider shall also provide Owner reasonably detailed documentation to support such costs and expenses.

(2) On or before the [30th day after receipt of such invoice], Owner shall pay the Services Provider, with respect to any Services provided by the Services Provider during the calendar month covered by such invoice, an amount equal to the sum of:

(A) the costs and expenses reasonably incurred by the Services Provider that are solely and directly attributable to Owner, including costs for engaging third parties such as contractors, sub-contractors, materialmen, consultants, attorneys and accountants; and

(B) [$        ], which amount the Parties agree is equal to the fair market fee for the provision of the Services.

(b) Term; Early Termination.

(1) The initial term hereof (the “Initial Term”) shall commence on the Effective Date and shall terminate on the second anniversary of the Effective Date.

(2) Owner shall provide Services Provider at least 60 days prior written notice in the event Owner intends to sell, assign, transfer, lease or otherwise dispose of all or any portion of the Liquids Gathering System (a “Disposition”) prior to the end of the term of this Agreement. Services Provider, in its sole discretion, upon written notice to Owner, may terminate this Agreement at any time effective upon the effective date of such Disposition or any time thereafter.

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(3) In addition, without limiting the foregoing,

(A) If there is any involuntary transfer of all or any portion of Owner’s interest in the Liquids Gathering System Services Provider may terminate this Agreement on not less than ten (10) days prior written notice.

(B) This Agreement may be terminated by Owner if a Bankruptcy Event occurs with respect to Services Provider.

(C) This Agreement may be terminated by Services Provider if a Bankruptcy Event occurs with respect to Owner.

(4) As of the termination of this Agreement, all rights and obligations of both Parties under this Agreement shall cease except for: (A) obligations that expressly survive termination of this Agreement, and (B) liabilities and obligations that have accrued prior to such termination, including Owner’s obligation to pay any amounts under Section 4(a) of this Agreement that have accrued prior to such termination, even if such amounts have not become due and payable at that time.

(c) Waivers and Indemnities.

(1) Warranties. EXCEPT AS EXPRESSLY HEREIN PROVIDED, THE SERVICES ARE PROVIDED “AS IS,” “WHERE IS” AND “WITH ALL FAULTS AS TO ALL MATTERS” AND SERVICES PROVIDER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (A) ITS PERFORMANCE OF THE SERVICES HEREUNDER OR (B) THE RESULTS OF THE SERVICES PROVIDED HEREUNDER.

(2) Limitation on Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES OR LOSS OF PROFITS.

(3) Limited Liability of Services Provider. Services Provider shall have no liability under this Agreement or otherwise, and is hereby released from any liability, to Owner, and its Affiliates, and its and their directors, officers, employees, and representatives (collectively, the “Owner Group”) for any and all claims, damages, losses, costs, expenses and liabilities (collectively, “Released Claims”) arising out of or resulting from any act or omission of Services Provider, or its Affiliates or its or their directors, officers, employees, and representatives (collectively, the “Services Provider Group”) in the performance or failure to perform under this Agreement; provided however the foregoing limitations shall not apply to any claims, damages, losses, costs, expenses and liabilities to the extent caused by the gross negligence or willful misconduct of any member of the Services Provider Group.

(4) Service Provider’s Indemnification. Services Provider hereby agrees to defend, indemnify and hold each member of the Owner, its Affiliates, and its and their directors, officers, employees, and representatives (collectively, “Owner Group”) harmless from any and all claims, damages, losses, costs, expenses and liabilities incurred by such member in connection with the Services, to the extent arising out of or resulting from the gross negligence or willful misconduct of any member of Services Provider Group.

(5) Owner’s Indemnification. Owner hereby agrees to defend, indemnify and hold each member of the Services Provider Group harmless from any and all claims, damages, losses, costs, expenses and liabilities incurred by any such member arising out of or resulting from the gross

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negligence or willful miscount of any member of the Owner Group in connection with the Services or the Liquids Gathering System, to the extent arising out of or resulting from the gross negligence or willful misconduct of any member of the Services Provider Group.

(6) Notice of Claim. Each Party shall notify the other Party as quickly as possible of any claim, demand, or suit that may be presented to or served upon it for which it desires to be defended or indemnified as set forth in this Agreement.

(7) Regarding Release, Defense, Indemnification and Hold Harmless Obligations.

(A) It is the intention of the Parties that the release, defense, indemnity and hold harmless obligations provided for in this Agreement apply without regard to any conflicting rules of liability under any applicable law or regulation.

(B) THE RELEASE, DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND SIMILAR PROVISIONS IN THIS AGREEMENT SHALL APPLY WHETHER OR NOT THE LOSSES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY. SHIPPER AND GATHERER ACKNOWLEDGE THIS STATEMENT IS CONSPICUOUS AND AGREE THAT IT IS INTENDED TO COMPLY WITH AND DOES COMPLY WITH THE EXPRESS NEGLIGENCE RULE.

(d) Notices.

(1) All notices, reports, bills, invoices, and other correspondence required or made necessary under this Agreement (“Notices”) shall be determined to have been properly served if and when delivered in person or sent by nationally recognized courier within the time required to the addresses hereinafter listed:

SERVICES PROVIDER:

[to be inserted]

OWNER:

Pinedale Corridor, LP

4200 W. 115th Street, Suite 210

Leawood, KS 66211

Attn:

(2) Unless otherwise provided herein, notice shall be deemed to have been received by the addressee as follows: (a) if a notice is delivered in person, or sent by overnight courier, upon receipt by the addressee or delivery to the address of the addressee; and (b) if the addressee rejects or otherwise refuses to accept the notice, or if the notice cannot be delivered because of a change in address for which no notice was given, then upon the rejection, refusal, or inability to deliver the notice.

(3) If any Notice is received after 5:00 p.m. on a Business Day where the addressee is located, or on a day that is not a Business Day where the addressee is located, then the Notice is deemed received at 9:00 a.m. local time on the next business day where the addressee is located.

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(e) Relationship of the Parties. Nothing herein shall be construed to create a partnership or joint venture or give rise to any fiduciary or similar relationship of any kind.

(f) Amendment or Modification. This Agreement may be amended, restated or modified from time to time only by the written agreement of the Parties.

(g) Construction. References to Sections and Exhibits in this Agreement refer to Sections of and Exhibits attached to this Agreement. All Exhibits shall be deemed incorporated into and a part of this Agreement. The terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation.” The headings on the Sections herein are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

(h) Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. The Parties hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of Texas in and for Harris County and the United States District Court for the Southern District of Texas, Houston Division in connection with any litigation arising out of this Agreement or any of the transactions contemplated hereby. All disputes between the Parties shall have jurisdiction and venue only in the courts of the State of Texas in and for Harris County and the United States District Court for the Southern District of Texas, Houston Division. Each Party hereby waives any objection it may have pertaining to improper venue or forum non-conveniens to the conduct of any proceeding in the foregoing courts. Each of the Parties agrees that any and all process directed to it in any such proceeding may be served upon it outside of the State of Texas with the same force and effect as if such service had been made within the State of Texas.

(i) Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

(j) Assignment. This Agreement may not be assigned by any Party without the prior written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

(k) No Third-Party Beneficiaries. Nothing in this Agreement provides any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third-party beneficiary contract.

(l) Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

(m) Severability. If any provision hereof or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(n) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed

8

together and shall constitute one and the same instrument. Delivery of an executed counterpart signature page by facsimile (or as a PDF by email) is as effective as executing and delivering this Agreement in the presence of the other Parties hereto.

(o) Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

(p) Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

(q) No Recourse Against Officers, Directors, Managers or Employees. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director, manager or employee of Services Provider, Owner or any of their respective Affiliates.

(r) Further Assurances. Each Party shall execute, acknowledge and deliver to the other such further documents and take such other action, as may be necessary in order to carry out the purposes of this Agreement.

(s) Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed intending it to be effective as of the Effective Date set forth above.

SERVICES PROVIDER:

By:
Name:
Title:

OWNER:

PINEDALE OP. CO., LP
By Pinedale GP, Inc., General Partner

By:
Name:
Title:

1

EXHIBIT A

TO

SERVICES AGREEMENT

*            *             *

DESCRIPTION OF CENTRAL GATHERING FACILITIES

1

EXHIBIT B

TO

SERVICES AGREEMENT

*            *             *

DESCRIPTION OF WELL PADS AND LGS PIPELINE RISERS

1

EXHIBIT C

DESCRIPTION OF SERVICES

Below is a representative, but not exclusive, list of the services that are to be provided by Services Provider in operation of the Liquids Gathering System pursuant to this Agreement:

•	Accounting;

•	Administrative;

•	Engineering;

•	Environmental;

•	Land Administration;

•	Legal;

•	Operations; and

•	Regulatory Management.

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EXHIBIT F-2

to Lease

Form of Gathering Agreement

LIQUIDS GATHERING SYSTEM

GATHERING AGREEMENT

THIS LIQUIDS GATHERING SYSTEM GATHERING AGREEMENT (this “Agreement”) is dated and effective as of December     , 2027 (the “Effective Date”) by and between PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Gatherer”) and                    , a [Wyoming] corporation (“Shipper”). Gatherer and Shipper are referred to, collectively, as the “Parties” and, individually, as a “Party.”

PRELIMINARY STATEMENTS

WHEREAS, Shipper and/or its Affiliate(s) own oil and gas properties described on Exhibit D located in the Pinedale Field in Sublette County, Wyoming (“Shipper’s Properties”), and Shipper and/or its Affiliates have drilled and intend to continue to drill, oil and gas wells on Shipper’s Properties (“Shipper’s Wells”), and further,

WHEREAS, Gatherer owns a system of pipelines and central gathering facilities which: (1) begins at the inlet flange to the LGS Pipeline Risers (as defined below); (2) extends through an interconnected system of pipelines to the production and separation equipment and storage tanks located at the Central Gathering Facilities (as defined below); (3) terminates at the LGS Terminus Points (as defined below); (4) is located in the Pinedale Anticline Field in Sublette County, Wyoming; (5) is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas (collectively, the “Liquids Gathering System”), and further

WHEREAS, Shipper wants Gatherer to provide Gathering Services to Shipper for Gathered Substances (as defined below), and Gatherer wants to provide Gathering Services to Shipper for such Gathered Substances, all on the terms and conditions set forth in this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties to this Agreement (each a “Party” and together, the “Parties”) do hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Defined Terms. For all purposes of this Agreement, except as may be expressly set forth herein or unless the context clearly indicates a contrary intent, the following terms have the following definitions:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, Controls or is Controlled by or is under common Control with such first Person.

“Applicable Laws” means statutes (including regulations enacted thereunder), judgments and orders of courts of competent jurisdiction, regulations and orders issued by Governmental Authorities, and Regulatory Approvals that are, in each case, applicable to the ownership, construction, operation, maintenance, or use of the Liquids Gathering System, to the Shipper’s Properties, to the Shipper’s Wells or to the Gathered Substances.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas, are authorized or required by law to remain closed.

“Bankruptcy Event” means:

(a)	an involuntary proceeding is commenced or an involuntary petition is filed seeking: (i) liquidation, reorganization or other relief in respect of Gatherer or Gatherer’s debts or a substantial part of Gatherer’s assets under any bankruptcy, insolvency, receivership or similar law now or later in effect; or (ii) the appointment of a receiver, custodian or similar official for Gatherer or for a substantial part of Gatherer’s assets and, in either case, such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(b)	Gatherer shall: (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership, or similar law now or later in effect; (ii) apply for or consent to the appointment of a receiver, custodian or similar official for Gatherer or a substantial part of Gatherer’s assets; (iii) file an answer admitting the material allegations of a proceeding or petition described in clause (a) of this definition; (iv) make an assignment or any general arrangement for the benefit of its creditors; or (v) take any action for the purpose of effecting any of the foregoing; or

(c)	Gatherer shall become unable, admit in writing its inability to pay, or fail generally to pay its debts or other obligations as they become due.

“Central Gathering Facilities” means the locations within the Liquids Gathering System at which condensate, produced water, and associated natural gas is collected and separated for sale and transport off the subject location or alternatively, in the case of the associated natural gas, used for fuel or flared on the subject location; a legal description of each Central Gathering Facility is set out in Exhibit A attached to this Agreement.

“CGF#1”: means the Central Gathering Facility identified in the “Identification” header on Exhibit A attached hereto as “Central Gathering Facility #1”.

“CGF#2”: means the Central Gathering Facility identified in the “Identification” header on Exhibit A attached hereto as “Central Gathering Facility #2”.

“CGF#3”: means the Central Gathering Facility identified in the “Identification” header on Exhibit A attached hereto as “Central Gathering Facility #3”.

“CGF#4”: means the Central Gathering Facility identified in the “Identification” header on Exhibit A attached hereto as “Central Gathering Facility #4”.

“Condensate Delivery Point” means the Condensate Terminus Points.

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“Condensate” means the liquid hydrocarbons recovered from Shipper’s Wells.

“Condensate Loading Points” means the condensate loading couplings off the condensate storage tanks located on the Central Gathering Facilities.

“Condensate Terminus Points” means: (1) the inlet flanges for the LACT Unit Facilities; and (2) the Condensate Loading Points.

“Control” and “controlled by” and “under common control with” each means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person.

“Delivery” means: (a) in the case of Condensate, the physical transfer of possession thereof from Gatherer to Shipper at a Condensate Delivery Point; (b) in the case of Gas, the physical transfer of possession thereof to Shipper at a Gas Delivery Point; and (c) in the case of Produced Water, the physical transfer of possession thereof from Gatherer to Shipper at a Water Delivery Point.

“Delivery Point” means, as applicable, a Condensate Delivery Point, Gas Delivery Point, or Water Delivery Point in existence on the Effective Date. The Delivery Points shall include such additional interconnections as the Parties agree from time to time.

“Effective Date” is defined in the preamble to this Agreement.

“Flash Gas Terminus Points” (a) with respect to CGF#1, CGF #3, and CGF #4, the gas outlet flange on the Effective Date to each dehydrator located on each such Central Gathering Facility; and (b) with respect to CGF #2, the gas outlet flange on the Effective Date on (i) each three-phase heated separator located on CGF #2, (ii) each condensate storage tank located on CGF #2, and (iii) each water storage tank located on CGF #2.

“Force Majeure” means acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of the Party claiming suspension.

“Gas” means any mixture of gaseous hydrocarbons or of hydrocarbons and other gases, in a gaseous state, consisting primarily of methane.

“Gas Delivery Point” means the Flash Gas Terminus Points.

“Gathered Substances” means the substances produced from Shipper’s Wells and tendered to Gatherer by Shipper at the Delivery Points, and includes Condensate and Produced Water and Gas entrained therein.

“Gathering Services” means Gatherer’s acceptance of Gathered Substances delivered by Shipper at the Receipt Points, Gatherer’s gathering, separating, and transporting the Gathered Substances through the Liquids Gathering System, and Gatherer’s redelivery of Condensate, Gas and Produced Water to Shipper at the Delivery Points.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, or any state or political subdivision thereof administering, regulating, or having or asserting jurisdiction over the Liquids Gathering System.

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“LACT Unit Facility” means the condensate pump, meter and sales point as well as the associated equipment downstream of the inlet risers to any Lease Automated Custody Transfer Unit located on a Central Gathering Facility.

“LGS Pipeline Riser” means the pipeline riser downstream of the liquids legs of the production separators located on each of the producing well pads described on Exhibit B attached to this Agreement. A photograph is included in Exhibit B, by way of example only, marked to indicate the location of a typical pipeline riser.

“LGS Terminus Points” means, collectively, the Condensate Terminus Points, the Flash Gas Terminus Points, and the Produced Water Terminus Points.

“Lien” means any lien, mortgage, privilege, charge, claim, or other encumbrance.

“Liquids Gathering System” is defined in the recitals to this Agreement.

“Losses” means claims, actions, suits, losses, liabilities, demands, costs and expenses (including court costs and attorneys’ fees) of any kind, nature or description.

“Maintenance” is defined in Section 2.3 hereof.

“Maximum Daily Guaranteed Capacity” means                     .

“Maximum Operating Pressure” means the maximum allowable operating pressure on the Liquids Gathering System in effect as of the Effective Date, as may be modified from time to time by Gatherer in compliance with prudent operating standards and communicated to Shipper by written notice.

“Person” means a legal entity of any kind or an individual.

“Produced Water Terminus Points” means the outlet flanges to the water pump facility or facilities, as the case may be, on the Central Gathering Facilities that are directly upstream of the water meters and through which the produced water flows after it is separated from the condensate and the associated natural gas.

“Primary Term” means the period that is [    ] months following the Effective Date. (Drafting Note: primary term to be set by Shipper upon execution of Agreement per terms of Section 25.2 of the Lease)

“Produced Water” means water produced by Shipper from oil and gas bearing formations in Shipper’s Properties during the course of Shipper’s oil and gas operations.

“Quality Specifications” means the quality specifications for Gathered Substances described in Exhibit E.

“Receipt” means the physical transfer of possession and custody of Gas from Non-Operator to Operator at the applicable Receipt Points.

“Receipt Points” means the inlet flanges to the LGS Pipeline Risers in existence as of the Effective Date. The Receipt Points shall include such additional interconnections as the Parties agree from time to time.

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“Regulatory Approvals” means the permits, licenses, approvals, and authorizations required to be obtained from any Governmental Authority in connection with the ownership, operation, use or maintenance of the Liquids Gathering System, Shipper’s Properties, Shipper’s Wells or Gathered Substances.

“Representatives” means the directors, officers, employees, and other agents of a Person.

“Reservation Charges” means                     .

“Reservation Quantity” means                      Barrels of Gathered Substances per day.

“Shipper’s Properties” is defined in the Recitals to this Agreement.

“Shipper’s Wells” is defined in the Recitals to this Agreement.

“Variable Charges” is defined in Section 4.2.

“Water Delivery Points” means the Produced Water Terminus Points.

1.2 Exhibits.

(a)	The following exhibits are attached to and hereby incorporated into this Agreement:

Exhibit A	Description of Gatherer’s CGFs
Exhibit B	Description of Well Pads & LGS Pipeline Risers
Exhibit C	Measurement Standards
Exhibit D	Shipper’s Properties
Exhibit E	Quality Specifications

(b)	If there is a conflict between an exhibit and any provision of the main body of this Agreement, the provision of the main body of this Agreement shall prevail.

ARTICLE 2

GATHERER’S RIGHTS AND OBLIGATIONS

2.1 Gathering. Gatherer shall: (i) accept all Gathered Substances meeting the Quality Specifications and (unless otherwise agreed by Gatherer in writing) not exceeding the Maximum Daily Guaranteed Capacity delivered by Shipper or its Third Party Designees to the Receipt Points; (ii) gather the Gathered Substances from the Receipt Points to the Central Gathering Facilities; (iii) separate the Gathered Substances into Condensate, Gas and Produced Water; and (iv) deliver the separated Condensate, Gas and Produced Water to Shipper at the applicable Delivery Points, subject to the terms and conditions hereof. Gatherer shall not accept or transport any gas, condensate, produced waters or other substances into the Liquids Gathering System for any party other than Shipper and any Third Party Designee (as defined below) of Shipper.

2.2 Liquids Gathering System. Gatherer shall operate and maintain the Liquids Gathering System in a commercially reasonable manner adequate to enable Gatherer to perform its obligations under this Agreement. Gatherer shall monitor and record throughput rates for the pipelines comprising the Liquids Gathering System. Gatherer shall not be required to provide or operate any services, facilities or equipment upstream of the Receipt Points or downstream of the Delivery Points in order to receive, gather, or deliver Gathered Substances hereunder.

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2.3 Maintenance. Gatherer may temporarily interrupt its receipt of Gathered Substances from Shipper to perform necessary inspections, maintenance, testing, expansions, connections, other modifications, or repairs to the Liquids Gathering System (collectively, “Maintenance”), provided Gatherer provides Shipper with reasonable advance notice of such Maintenance (except advance notice shall not be required in cases of emergency).

2.4 Access to Gathering System. Gatherer shall permit Shipper or its duly authorized representative, at Shipper’s sole risk and cost, access at all reasonable times and, except in the cases of imminent risk to health or the environment, upon prior written notice to Gatherer to the Liquids Gathering System.

2.5 Standard of Conduct. Gatherer shall perform its obligations hereunder in a reasonably prudent and good and workmanlike manner, in accordance with accepted industry practice and in compliance with Applicable Laws.

2.6 Independent Contractor. In its performance hereunder, Gatherer shall be an independent contractor and Gatherer is not subject to the control or direction of Shipper. Gatherer shall not be deemed, or hold itself out as, the agent of Shipper with authority to bind Shipper to any obligation or liability assumed or incurred by Gatherer as to any third party.

2.7 Access to Books and Records. Gatherer will provide Shipper or its representatives access to Gatherer’s books and records related to the Liquids Gathering System for the purposes of auditing amounts charged to and paid by Shipper hereunder, at Shipper’s expense, on reasonable prior written notice and during Gatherer’s regular business hours. Shipper will provide Gatherer or its representatives access to Shipper’s books and records relating to Gathered Substances and their quantity and composition. Such access will be at Gatherer’s expense, on reasonable prior written notice and during Shipper’s regular business hours.

2.8 Insurance. During the term of this Agreement, Gatherer shall obtain and maintain liability insurance of the type customary for the industry, in commercially reasonable amounts, naming Shipper as an additional insured.

ARTICLE 3

SHIPPER’S RIGHTS AND OBLIGATIONS;

TITLE, CUSTODY AND CONTROL

3.1 Capacity, Right to Assign Capacity. Shipper may deliver, or cause to be delivered, to the Liquids Gathering System Gathered Substances to the extent they meet the Quality Specifications. Shipper shall have exclusive use of all of the capacity on the Liquids Gathering System during the term of this Agreement. Shipper may allow one or more third parties to use all or any portion of such capacity System without the consent of Gatherer (each a “Third Party Designee”); provided that, no such contract shall relieve or release Shipper of any of its obligations hereunder nor shall such Third Party Designee become a party to this Agreement or be entitled to enforce any rights of Shipper hereunder without Gatherer’s consent.

3.2 Standard of Conduct. Shipper shall conduct its activities hereunder in a reasonably prudent manner, in accordance with accepted industry practice and in compliance with Applicable Laws. Shipper agrees that it will not introduce into the Liquids Gathering System Gathered Substances which (i) do not meet the Quality Specifications of the Liquids Gathering System, or (ii), without Gatherer’s Consent, in a quantity in excess of the Maximum Daily Guaranteed Capacity. Gatherer has the absolute right to refuse to accept non-conforming Gathered Substances. Shipper must deliver all Gathered Substances to the Liquids Gathering System at pressures not in excess of such System’s Maximum Operating Pressure.

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3.3 Title, Custody and Control. Shipper warrants to Gatherer that it has or at the time of delivery will have the right to deliver all Gathered Substances into the Liquids Gathering System. Shipper shall indemnify, defend and hold harmless Gatherer from and against all suits, actions, debts, accounts, damages, costs (including attorneys’ fees), losses and expenses arising out of or in connection with any adverse claims by any and all persons regarding Shipper’s right to deliver, or Shipper’s title to, such Gathered Substances. Gatherer shall never obtain or have title to any of the Gathered Substances, including any Gathered Substances not owned by Shipper.

3.4 Insurance. During the term of this Agreement, Shipper shall obtain and maintain liability insurance of the type customary for the industry, in commercially reasonable amounts, naming Gatherer as an additional insured. [subject to review by insurance adviser]

ARTICLE 4

FEES AND PAYMENT

4.1 Reservation Charges. Commencing on the Effective Date, on a monthly basis, Shipper shall pay Gatherer the Reservation Charges, whether or not Shipper has delivered Gathered Substances to Gatherer during the preceding month.

4.2 Variable Charges. In addition to the Reservation Charges, each month Shipper shall be charged a fee of $         per Barrel of Gathered Substances in excess of the Reservation Quantity delivered to the Receipt Points by Shipper (the “Variable Charge”), which charges may, by the agreement of Shipper and Gatherer, reflect quantities of Produced Water gathered, quantities of Condensate gathered, and quantities of Produced Water redelivered to Shipper by Gatherer.

4.3 Invoices and Payments.

(a) On or before the 15th day of each month, Gatherer will deliver to Shipper an invoice for Gathering Services performed during the previous month, setting forth the total amount due Gatherer for Gathering Services provided to Shipper during the applicable month, itemized to reflect both Reservation Charges and any applicable Variable Charges. Such invoice shall be accompanied by reasonably detailed supporting documentation as agreed by the Parties.

(b) No later than 30 days after receipt of Gatherer’s invoice Shipper shall remit to Gatherer the amount set forth in such invoice pursuant to the payment instructions provided by Gatherer in such invoice.

4.4 Royalties. Gatherer shall have no responsibility or liability for any royalties attributable to or related to the Gathered Substances as a result of providing the Gathering Services, and Shipper shall release, indemnify and defend Gatherer against all losses and costs from such royalties arising as a result of Gathering providing such Gathering Services.

4.5 Taxes, Fees and Other Charges. Shipper is responsible and liable for the payment of all taxes, fees and other charges (including penalties and interest thereon) (“Taxes”) levied or assessed by any municipal, county, state, federal or tribal government on the Gathered Substances or their transport or treatment. If Gatherer is required to pay such Taxes, Shipper shall immediately reimburse Gatherer the amount paid. Taxes shall not include taxes levied on the net income of Gatherer.

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ARTICLE 5

MEASUREMENT

5.1 Measurement Standards. Measurement of Gathered Substances received into the Liquids Gathering System, including calibrating and adjusting of metering facilities, shall be done in accordance with the procedure set forth on Exhibit C.

5.2 Records and Data. Upon request, each Party shall make available to the other Party during normal business hours all charts and other data or records used in the measurement of Gathered Substances. All such charts and records shall be kept and maintained by the Parties for not less than a period of five years.

ARTICLE 6

TERM OF AGREEMENT; TERMINATION

6.1 Term. Unless sooner terminated in accordance herewith, this Agreement will be effective on the Effective Date and shall continue in full force and effect throughout the Primary Term.

6.2 Termination.

(a) Gatherer shall provide Shipper at least 60 days prior notice in the event Gatherer intends to sell, assign, transfer, lease or otherwise dispose of all or any portion of the Liquids Gathering System (“Disposition”) prior to the end of the term of this Agreement. Shipper, in its sole discretion, upon notice to Gatherer, may terminate this Agreement at any time effective upon the effective date of such Disposition or thereafter.

(b) In addition, without limiting the foregoing,

(i) If there is any involuntary transfer of all or any portion of Gatherer’s interest in the Liquids Gathering System, Shipper may terminate this Agreement on not less than thirty (30) days prior written notice.

(ii) Shipper may terminate this Agreement at any time upon not less than thirty (30) days prior written notice to Gatherer.

(iii) This Agreement may be terminated by Gatherer if a Bankruptcy Event occurs with respect to Shipper.

(iv) This Agreement may be terminated by Shipper if a Bankruptcy Event occurs with respect to Gatherer.

(v) Shipper may terminate this Agreement effective as of the date of termination of the Services Agreement.

(vi) Gatherer may terminate this Agreement if payment of any amount owed to it hereunder (under Article 4 or otherwise) is not paid in full within 90 days after demand.

(vii) Notwithstanding any of the provisions of this Section 6.2 or any other Section in this Agreement, unless agreed by Shipper, Gatherer shall not be permitted to terminate this Agreement effective as of any time when the Services Agreement is in effect.

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6.3 Effect of Termination. As of the termination of this Agreement, all rights and obligations of the Parties under this Agreement will cease, other than (i) rights and obligations which accrued prior to such termination and (ii) any other rights or obligations expressly provided in this Agreement to survive termination of this Agreement, including Shipper’s obligation to pay any amounts under Article 4 of this Agreement that have accrued prior to such termination, even if such amounts have not become due and payable at that time.

ARTICLE 7

NOTICES

7.1 Notices. All notices, reports, bills, invoices, and other correspondence required or made necessary under this Agreement (“Notices”) shall be determined to have been properly served if and when delivered in person or sent by nationally recognized courier service within the time required to the addresses hereinafter listed:

SHIPPER:

[to be inserted]

OWNER:

Pinedale Corridor, LP

4200 W. 115th Street, Suite 210

Leawood, KS 66211

Attn:

7.2 Deemed Receipt. Unless otherwise provided herein, notice shall be deemed to have been received by the addressee as follows: (a) if a notice is delivered in person, or nationally recognized overnight courier, upon receipt by the addressee or delivery to the address of the addressee; and (b) if the addressee rejects or otherwise refuses to accept the notice, or if the notice cannot be delivered because of a change in address for which no notice was given, then upon the rejection, refusal, or inability to deliver the notice.

7.3 Delivery During Business Day. If any Notice is received (or deemed received) after 5:00 p.m. on a Business Day where the addressee is located, or on a day that is not a Business Day where the addressee is located, then the Notice is officially deemed received at 9:00 a.m. local time on the next business day where the addressee is located.

ARTICLE 8

INDEMNIFICATION

8.1 WARRANTIES. EXCEPT AS EXPRESSLY HEREIN PROVIDED, THE GATHERING SERVICES ARE PROVIDED “AS IS,” “WHERE IS” AND “WITH ALL FAULTS AS TO ALL MATTERS” AND GATHERER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (A) ITS PERFORMANCE OF THE GATHERING SERVICES HEREUNDER OR (B) THE RESULTS OF THE GATHERING SERVICES PROVIDED HEREUNDER.

8.2 LIMITATION OF DAMAGES. NO PARTY HERETO SHALL BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL,

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PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT OF THIS AGREEMENT OR FOR ANY FAILURE OF PERFORMANCE RELATED HERETO HOWSOEVER CAUSED, WHETHER OR NOT ARISING FROM SUCH PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT.

8.3 Limited Liability Of Gatherer. Gatherer shall have no liability under this Agreement or otherwise, and is hereby released from any liability, to Shipper, and its Affiliates, and its and their directors, officers, employees, and representatives (collectively, the “Shipper Group”) for any and all claims, damages, losses, costs, expenses and liabilities (collectively, “Released Claims”) arising out of or resulting from any act or omission of Gatherer, or its Affiliates or its or their directors, officers, employees, and representatives (collectively, the “Gatherer Group”) in the performance or failure to perform under this Agreement; provided however the foregoing limitations shall not apply to any claims, damages, losses, costs, expenses and liabilities to the extent caused by the gross negligence or willful misconduct of any member of the Gatherer Group.

8.4 Gatherer’s Indemnification. Gatherer hereby agrees to defend, indemnify and hold each member of the Shipper Group harmless from any and all claims, damages, losses, costs, expenses and liabilities incurred by such member in connection with the Gathering Services, to the extent arising out of or resulting from the gross negligence or willful misconduct of any member of Gatherer Group.

8.5 Shipper’s Indemnification. Shipper hereby agrees to defend, indemnify and hold each member of the Gatherer Group harmless from any and all claims, damages, losses, costs, expenses and liabilities incurred by any such member in connection with the Gathering Services, to the extent arising out of or resulting from the gross negligence or willful misconduct of any member of Shipper Group.

8.6 Notice of Claim. Each Party shall notify the other Party as quickly as possible of any claim, demand, or suit that may be presented to or served upon it for which it desires to be defended or indemnified as set forth in this Article 8.

8.7 Regarding Release, Defense, Indemnification and Hold Harmless Obligations.

(a) It is the intention of both Shipper and Gatherer that the release, defense, indemnity and hold harmless obligations provided for in this Agreement apply without regard to any conflicting rules of liability under any applicable law or regulation.

(b) THE RELEASE, DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND SIMILAR PROVISIONS IN THIS AGREEMENT SHALL APPLY WHETHER OR NOT THE LOSSES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY. SHIPPER AND GATHERER ACKNOWLEDGE THIS STATEMENT IS CONSPICUOUS AND AGREE THAT IT IS INTENDED TO COMPLY WITH AND DOES COMPLY WITH THE EXPRESS NEGLIGENCE RULE.

ARTICLE 9

ADDITIONAL PROVISIONS

9.1 Force Majeure. No Party shall be liable for any expense, loss or damage arising out of any interruption of Gathering Services or delay or failure to perform under this Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or

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other similar causes beyond the reasonable control of such Party. In any such event, such Party’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.

9.2 Assignment; Delegation.

Shipper may assign all or any portion of its rights arising pursuant to or as a result of this Agreement, to one or more third parties without the prior written consent of Gatherer, provided that Shipper may not delegate any of its obligations arising pursuant to or as a result of this Agreement, without the prior written consent of Gatherer.

Gatherer may not assign any of its rights arising pursuant to or as a result of this Agreement, or delegate any of its obligations arising pursuant to or as a result of this Agreement, without the prior written consent of Shipper.

9.3 Further Assurances. Each Party shall execute, acknowledge and deliver to the other such further documents and take such other action, as may be necessary in order to carry out the purposes of this Agreement.

9.4 Waiver. No waiver by a Party of any default of the other Party hereunder shall operate as a waiver of any future default, whether of a like or different character, except as otherwise provided herein.

9.5 Independent Representation. Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though it may be drawn by one Party, shall be construed fairly and reasonably and not more strictly against one Party than another.

9.6 Counterparts. The Parties may execute this Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile (or as a PDF by email) is as effective as executing and delivering this Agreement in the presence of the other Parties hereto.

9.7 Rights and Duties of Parties. The rights, duties, obligations and liabilities of Gatherer and Shipper shall be several, not joint or collective. It is not the purpose or intention to create any mining partnership, joint venture, general partnership or other partnership relation and none shall be inferred from any provision of this Agreement.

9.8 Right to Enforce. This Agreement is made for the express benefit of the Parties hereto, and no Person or entity which is not a signatory Party hereto, or a successor or assign of a signatory Party hereto, shall have the benefit of, or any right to seek enforcement of or recovery under, the provisions of this Agreement.

9.9 Integrated Agreement. This Agreement and the exhibits attached and incorporated herein, contain the final and entire agreement of the Parties with respect to the subject matter of this Agreement. This Agreement supersedes and replaces all previous agreements except as provided herein, including negotiations, understandings or promises, whether written or oral, relative to the subject matter of this Agreement.

9.10 Severance of Invalid Provisions. In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid,

11

unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. The Parties shall negotiate in good faith for any required modifications to this Agreement required as a result of this provision.

9.11 Applicable Law. The laws of the State of Texas (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement, including, without limitation, its interpretation, construction, performance, and enforcement.

9.12 Forum Selection. The Parties hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of Texas in and for Harris County and the United States District Court for the Southern District of Texas, Houston Division in connection with any litigation arising out of this Agreement or any of the transactions contemplated thereby. All disputes between the Parties shall have jurisdiction and venue only in the courts of the State of Texas in and for Harris County and the United States District Court for the Southern District of Texas, Houston Division. Each Party hereby waives any objection it may have pertaining to improper venue or forum non-conveniens to the conduct of any proceeding in the foregoing courts. Each of the Parties agrees that any and all process directed to it in any such proceeding may be served upon it outside of the State of Texas with the same force and effect as if such service had been made within the State of Texas.

9.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE – PAGE 1 OF 1]

IN WITNESS WHEREOF, Gatherer and Shipper have executed this Agreement, intending it to be binding and effective as of the day and year hereinabove first written.

Gatherer:

PINEDALE CORRIDOR, LP, a Delaware limited partnership,
By Pinedale GP, Inc., a Delaware corporation,
General Partner

By:
Name:
Its:

Shipper:

., a Wyoming corporation

By:
Name:
Its:

1

EXHIBIT A

TO

GATHERING AGREEMENT

*            *             *

DESCRIPTION OF CENTRAL GATHERING FACILITIES

1

EXHIBIT B

TO

LIQUIDS GATHERING SYSTEM GATHERING AGREEMENT

*            *             *

DESCRIPTION OF WELL PADS AND LGS PIPELINE RISERS

1

EXHIBIT C

TO

LIQUIDS GATHERING SYSTEM GATHERING AGREEMENT

*            *             *

MEASUREMENT STANDARDS

If either Gatherer or Shipper at any time observes a variation between a delivery meter and a check meter on the Liquids Gathering System, it will promptly notify the other, and both will then cooperate to secure an immediate verification of the accuracy of the equipment. Gatherer and Shipper shall give each other reasonable advance notice of the time of all tests and calibrations of meters so that the other may have its representatives present to witness tests and sampling or to make joint tests and obtain samples with its own equipment.

If a test shows that the inaccuracy is one percent (1.0%) or less, the meter shall be deemed to measure accurately. If a test shows that the inaccuracy is greater than one percent (1.0%), a correction shall be made for the period during which the meter was measuring inaccurately, and if this period cannot be ascertained, a correction shall be made for one-half (1/2) of the period elapsed since the meter was last tested by using the first of the following methods which is feasible:

1.	The measurement of available check meters, if they measure accurately; or

2.	Correcting the error if the percentage of error is ascertainable by calibration, test of mathematical calculation; or

3.	Estimating the volume of Condensate, Gas and Produced Water delivered by looking at the volumes delivered under similar conditions during a period of time when the meter was measuring accurately.

If a meter is out of service, the volume of Condensate, Gas and Produced Water shall be estimated in accordance with the preceding paragraph.

All measurement devices used in performance of this Agreement shall comply with the American Petroleum Institute – Manual of Petroleum Measurement Standards, 14.3, American Gas Association Report No. 3, and Report No. 9, (Latest Revisions), and any electronic flow meters shall be capable of performing volume calculations according to the current standards prescribed in the American Gas Association Report No. 3, Orifice Metering of Natural Gas and Other Hydrocarbon Fluids, Parts 1-4, and shall comply with the American Petroleum Institute – Manual of Petroleum Measurement Standards, Chapter 21, Section 1 – Electronic Gas Measurement, (Latest Revisions).

1

EXHIBIT E

TO

LIQUIDS GATHERING SYSTEM GATHERING AGREEMENT

QUALITY SPECIFICATIONS

(to be completed prior to the Effective Date of the Gathering Agreement)

1

EXHIBIT G

to Lease

[Intentionally Deleted]

1

EXHIBIT H

to Lease

List of Improvements

1

EXHIBIT I

to Lease

List of Initial Lessor Loan Docs

Term Credit Agreement among Pinedale Corridor LP (“Borrower”), certain lenders (the “Lenders”) and KeyBank National Association, as agent for the Lenders (“Agent”)

Term Promissory Notes, each executed by Borrower in favor of a Lender

Carveout Guaranty Agreement executed by CorEnergy Infrastructure Trust Inc. (“CORR”)

Security Agreement between Borrower and Agent

Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing executed by Borrower

Indemnity Agreement Regarding Hazardous Materials executed by Borrower

Pledge and Security Agreement between Parent and Agent

Assignment of Lease and Guaranty executed by Borrower

Collateral Assignment of Purchase and Sale Agreement between Borrower and Agent

Subordination, Non-Disturbance and Attornment Agreement among Borrower, Agent, Ultra Wyoming LGS, LLC and Ultra Petroleum Corp.

Agreement Regarding Fees between Borrower and Key Bank National Association

Deposit Account Control Agreement among Agent, Borrower and KeyBank National Association, as depository bank

1

EXHIBIT J

to Lease

Form of Lessee Guaranty

1

EXHIBIT K

to Lease

Form of Lessor Guaranty

1

EXHIBIT L

to Lease

Intentionally Deleted

1

EXHIBIT M

to Lease

Form of LGS Pipeline Riser Exhibit

[To be copied from Exhibit S to the PSA]

1

EXHIBIT N

to Lease

Liquids Gathering System Map

[To be copied from Exhibit F to the PSA]

1

EXHIBIT O

to Lease

LGS/ Inlet Flange Photograph

[To be copied from Exhibit V to the PSA]

1

EXHIBIT P

to Lease

Memo of Lease

1

SCHEDULE 27.1

to Lease

SPE Definitions; Governing Document Requirements

PART A

Definition of Special Purpose Bankruptcy Remote Entity

I. If the Lessor is a limited partnership, it shall be a “Special Purpose Bankruptcy Remote Entity” if:

(A) (i) it was and will be organized solely for the purpose of acquiring, owning, holding, maintaining, financing, refinancing, mortgaging, encumbering, renovating, operating, leasing, managing and/or selling the Leased Property;

(ii) it has not engaged and will not engage in any business unrelated to the acquisition, ownership, holding, maintaining, financing, refinancing, mortgaging, encumbering, renovating, operating, leasing, managing and/or selling of the Leased Property;

(iii) it has not had and will not have any assets other than cash and cash equivalents and those related to the Leased Property;

(iv) it has not engaged, sought or consented to and will not (except as provided in, and pursuant to the terms of, the Lease) engage in, seek or consent to any dissolution, winding up, liquidation, termination, consolidation, merger or sale of all or substantially all of its assets;

(v) it has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;

(vi) it has not, and without the unanimous consent of all of its partners (including the Independent Director or Independent Manager (as the case may be) of its general partner), will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, take any Bankruptcy Action;

(vii) it has and will have no indebtedness other than (1) Permitted Indebtedness and (2) customary unsecured obligations and trade payables in the ordinary course of business which (x) are not evidenced by a promissory note, (y) are payable, and shall be paid, within one hundred twenty (120) days of the date incurred, and (z) do not exceed, at any time, $50,000; and

(viii) at all times since its formation, it has observed, and will continue to observe, the Separateness Covenants; and

(B) it has as its only general partner (x) a Single Member Bankruptcy Remote LLC or (y) a corporation that:

(i) was and will be organized solely for the purpose of acting as a general partner of the limited partnership that owns the Leased Property;

(ii) has not engaged and will not engage in any business unrelated to acting as the general partner of the limited partnership that owns the Leased Property;

(iii) has not had and will not have any assets other than those related to its general or limited partnership interest in the limited partnership that owns the Leased Property;

(iv) has not engaged, sought or consented to and will not (except as provided in, and pursuant to the terms of, the Lease) engage in, seek or consent to any dissolution, winding up, liquidation, termination, consolidation, merger or sale of all or substantially all of its assets;

(v) has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;

(vi) (1) has and will have at least one Independent Director (who shall be provided through an entity providing such services as described in the definition of such term in this Lease), (2) has not caused or allowed and will not cause or allow its board of directors to take any action requiring the affirmative vote of one hundred percent (100%) of the members of its board of directors unless all of the directors and the Independent Director shall have participated in such vote, and (3) has not, and without the unanimous consent of all of its directors (including the Independent Director) will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, take any Bankruptcy Action;

(vii) has and will have no indebtedness other than customary unsecured obligations and trade payables in the ordinary course of business relating to acting as general partner of Lessor which (x) are not evidenced by a promissory note, (y) are payable, and shall be paid, within one hundred twenty (120) days of the date incurred, and (z) do not exceed, at any time, $50,000; and

(viii) at all times since its incorporation, has observed, and will continue to observe, the Separateness Covenants.

II. If the Lessor is a limited liability company, it shall be a “Special Purpose Bankruptcy Remote Entity” if:

(A) (i) it was and will be organized solely for the purpose of acquiring, owning, holding, maintaining, financing, refinancing, mortgaging, encumbering, renovating, operating, leasing, managing and/or selling the Leased Property;

(ii) it has not engaged and will not engage in any business unrelated to the acquisition, ownership, holding, maintaining, financing, refinancing, mortgaging, encumbering, renovating, operating, leasing, managing and/or selling of the Leased Property;

(iii) it has not had and will not have any assets other than cash and cash equivalents and those related to the Leased Property;

(iv) it has not engaged, sought or consented to and will not (except as provided in, and pursuant to the terms of, the Lease) engage in, seek or consent to any dissolution, winding up, liquidation, termination, consolidation, merger, sale of all or substantially all of its assets or change in its legal structure;

(v) it has and will have at least one member that is an Independent Manager (who shall be provided through an entity providing such services as described in the definition of such term in this Lease);

(vi) it has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (1) such entity will dissolve only upon the bankruptcy of the

3

managing member, (2) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member, and (3) if the vote of a majority in interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Leased Property without the consent of Lessee for as long as the Lease is outstanding;

(vii) it has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;

(viii) it has not, and without the consent of all of its members (including the Independent Manager) will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, take any Bankruptcy Action;

(ix) has and will have no indebtedness other than (1) Permitted Indebtedness and (2) customary unsecured obligations and trade payables in the ordinary course of business which (x) are not evidenced by a promissory note, (y) are payable, and shall be paid, within one hundred twenty (120) days of the date incurred, and (z) do not exceed, at any time, $50,000; and

(x) at all times since its formation, it has observed, and will continue to observe, the Separateness Covenants; and

(B) has as its sole managing member, (x) a Single Member Bankruptcy Remote LLC or (y) a corporation that:

(i) was and will be organized solely for the purpose of acting as a member of the limited liability company that owns the Leased Property;

(ii) has not engaged and will not engage in any business unrelated to acting as a member of the limited liability company that owns the Leased Property;

(iii) has not had and will not have any assets other than those related to its member interest in the limited liability company that owns the Leased Property;

(iv) has not engaged, sought or consented to and will not (except as provided in, and pursuant to the terms of, the Lease) engage in, seek or consent to any dissolution, winding up, liquidation, termination, consolidation, merger, sale of all or substantially all of its assets or change in its legal structure;

(v) has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;

(vi) (1) has and will have at least one Independent Director (who may be provided through an entity providing such services), (2) has not caused or allowed and will not cause or allow its board of directors to take any action requiring the affirmative vote of all of the members of its board of directors unless all of the directors and the Independent Director shall have participated in such vote, and (3) has not, and without the unanimous consent of all of its directors (including the Independent Director) will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, take any Bankruptcy Action;

(vii) has and will have no indebtedness other than customary unsecured obligations and trade payables in the ordinary course of business relating to acting as a managing member of the Lessor which (x) are not evidenced by a promissory note, (y) are payable, and shall be paid, within one hundred twenty (120) days of the date incurred, and (z) do not exceed, at any time, $50,000; and

(viii) at all times since its incorporation, has observed, and will continue to observe, the Separateness Covenants.

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III. If the Lessor is a corporation, it shall be a “Special Purpose Bankruptcy Remote Entity” if:

(A) it was and will be organized solely for the purpose of acquiring, owning, holding, maintaining, financing, refinancing, mortgaging, encumbering, renovating, operating, leasing, managing and/or selling the Leased Property;

(B) it has not engaged and will not engage in any business unrelated to the acquisition, ownership, holding, maintaining, financing, refinancing, mortgaging, encumbering, renovating, operating, leasing, managing and/or selling of the Leased Property;

(C) it has not had and will not have any assets other than cash and cash equivalents and those related to the Leased Property;

(D) it has not engaged, sought or consented to and will not (except as provided in, and pursuant to the terms of, the Lease) engage in, seek or consent to any dissolution, winding up, liquidation, termination, consolidation, merger, or sale of all or substantially all of its assets;

(E) it has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;

(F) it (1) has and will have at least one Independent Director (who shall be provided through an entity providing such services as described in the definition of such term in this Lease), (2) has not caused or allowed and will not cause or allow its board of directors to take any action requiring the affirmative vote of all of the members of its board of directors unless all of the directors and the Independent Director shall have participated in such vote, and (3) has not, and without the unanimous consent of all of its directors (including the Independent Director) will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, take any Bankruptcy Action;

(G) has and will have no indebtedness other than (1) Permitted Indebtedness and (2) customary unsecured obligations and trade payables which (x) are not evidenced by a promissory note, (y) are payable, and shall be paid, within one hundred twenty (120) days of the date incurred, and (z) do not exceed, at any time, $50,000; and

(H) at all times since its incorporation, it has observed with, and will continue to observe, the Separateness Covenants.

IV. If the Lessor is a general partnership, trust, or other entity not covered by I, II or III, above, such entity shall be deemed for all purposes under this Lease NOT to be a “Special Purpose Bankruptcy Remote Entity”.

5

PART B

Lessor Governing Document Required Terms

So long as the Lease remains outstanding, the Governing Documents of Lessor shall include the following provisions directly or by reference to appropriate provisions in this Lease or the Equity Investor Agreement:

1. A requirement that the Lessor shall be a party to (to the extent there are parties to) and governed by, the Governing Documents of Lessor.

2. The Separateness Covenants and the other provisions in Part A of this Schedule 27.1.

3. A requirement that the Lessor shall be, at all times, a Special Purpose Bankruptcy Remote Entity.

4. A requirement that the Independent Manager and/or Independent Director of Lessor and the general partner or managing member of Lessor (as the case may be) shall consider only the interests of the Lessor and its creditors in acting or otherwise voting on any Insolvency Material Action with respect to the Lessor. The term “Insolvency Material Action” means, with respect to a Person, to consolidate or merge such Person with or into any other Person, or sell all or substantially all of the assets of such Person, or to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate such Person.

5. That no removal of the Independent Manager and/or Independent Director of Lessor and the general partner of managing member of Lessor (as the case may be), and no appointment of a successor Independent Manager and/or Independent Director (as the case may be), shall be effective until such successor shall have accepted his, her or its appointment as Independent Manager or Independent Director (as the case may be) by a written instrument.

6. A requirement that, in the event of a vacancy in the position of Independent Manager and/or Independent Director, the Lessor and/or the general partner or managing member of the Lessor (as the case may be) shall, as soon as practicable, appoint a successor Independent Manager and/or Independent Director acceptable to Lessee.

7. A requirement that all Lessor Equity Interests be certificated and all certificates representing shares of equity interests shall include the legend required pursuant to the Equity Investors Agreement.

8. A requirement that the Equity Investor Agreement be an Exhibit to the Governing Documents of Lessor and that each Person owning any Lessor Equity Interest become a party to the Equity Investors Agreement.

9. Prohibitions against (a) any Disqualified Person, directly or indirectly, having Controlling Lease Rights, (b) so long as an Ultra Entity Person is the Lessee, any Person other than a Permitted Controller of Lease Rights having Controlling Lease Rights, and (c) Disqualified Persons, in the aggregate, having beneficial ownership of 25% or more of the Lessor Equity Interests.

10. A prohibition against granting or suffering to exist any Liens on any Lessor Equity Interests in contravention of Section 17.5(a)(vi) of the Lease, the Equity Investors Agreement or the Governing Documents, and further providing that any such Liens shall be void ab initio.

6

11. A prohibition against any Transfer or issuance of any Lessor Equity Interest in contravention of Section 17.5(a)(v) of this Lease, the Equity Investors Agreement or the Governing Documents of Lessor, and further providing that any such Transfer or issuance shall be void ab initio.

12. A prohibition against any Person being a Beneficial Owner of the Lessor Equity Interests if a default or event of default attributable to such ownership by such Lessor Equity Investor or the Lessor under the Lessor Loan Documents would result therefrom.

13. Requirements to give notices to Lessee, such requirements to reflect the requirements set forth in Section 17.5(c)(ii) of the Lease.

14. The requirement that any Person (other than a United States Person within the meaning of Section 7701(a)(3) of the Code) acquiring beneficial ownership, directly or indirectly, of any Lessor Equity Interests indemnify Lessee against any amounts payable by Lessee, as Lessee, pursuant to Section 6.1 of the Lease to the extent such liabilities arise out of the status of such transferee as other than a United States Person.

15. A prohibition against any Disqualified Person having the right to (a) inspect the Leased Property or (b) receive any Proprietary Information delivered in connection with the Lease (including information regarding Lessee).

16. A prohibition against amending, supplementing, waiving or otherwise modifying any Lessor Governing Document Required Term without the prior written consent of Lessee.

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Exhibit M

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Lessee Lease Guaranty

GUARANTY

[Lessee Lease Guaranty]

This GUARANTY (this “Guaranty”) is executed and delivered as of                  , 2012, by ULTRA PETROLEUM CORP., a Yukon Territory of Canada corporation (“Guarantor”), whose address is 400 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, Attn: Marshall D. Smith, in favor of PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Landlord”).

RECITALS:

A. ULTRA WYOMING LGS, LLC, a Delaware limited liability company (“Tenant”), and Landlord are party to that certain Lease dated as of December     , 2012 (the “Lease”).

B. In order to induce Landlord to enter into the Lease, Guarantor agreed to execute and deliver to Landlord this Guaranty. Guarantor acknowledges that Landlord would not have entered into the Lease without the execution and delivery by Guarantor of this Guaranty.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord’s successors and assigns) as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due (taking into account any applicable cure periods under the Lease), whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord, and arising under the Lease, including without limitation all amounts due to the Landlord as rent or otherwise under the Lease (the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by the Landlord, each such Obligation which is not paid or performed as and when due and payable by the Tenant (taking into account any applicable cure

1

periods under the Lease), in like manner as such amount is due from the Tenant. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Lease notwithstanding the fact that the collection or enforcement thereof as against the Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law. This Guaranty is one of payment and not of collection.

2. Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Lease, or by any other circumstance relating to the Obligations or the Lease which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment or performance) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. The Landlord shall not be obligated to file any claim relating to the Obligations in the event that the Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Landlord so to file shall not affect the Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require the Landlord to pursue any other remedy in the Landlord’s power whatsoever, whether against the Tenant or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving the Tenant. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3. Guarantor agrees that the Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with the Tenant or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Lease or any other agreement between the Landlord and the Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of the Guarantor under this Guaranty.

4. Guarantor will not exercise any rights which it may acquire under or in connection with this Guaranty by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of the Landlord and shall forthwith be paid to the Landlord to be credited and applied to the Obligations, whether matured or unmatured.

5. This Guaranty shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Lease shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor. This is a continuing Guaranty relating to all Obligations, including any

2

arising during any holdover term or arising under transactions renewing or extending the term of the Lease, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant’s obligations, liabilities and covenants under the Lease.

6. No failure on the part of the Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to the Landlord under this Guaranty or allowed it by law or by the Lease or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Landlord from time to time.

7. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Landlord against, and all other notices whatsoever to, the Tenant, Guarantor or others.

8. Landlord may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of the Tenant to Landlord, (b) exercise or refrain from exercising any rights against the Tenant or others, (c) compromise or subordinate any obligation or liability of the Tenant to Landlord including any security therefor, (d) consent to the assignment by Tenant of its interest in the Lease, or (e) consent to any other matter or thing under or relating to the Lease. Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty and by executing the Lease Landlord also waives such trial by jury. Guarantor agrees to reimburse Landlord for the costs and reasonable attorney’s fees incurred by reason of Landlord having to enforce this Guaranty.

9. Guarantor represents and warrants to Landlord that (a) the Lease has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10. Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Landlord, which consent may be withheld by Landlord in its sole and absolute discretion, and any purported assignment or delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Tenant of its interest in the Lease (in which

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case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Lease), or (b) any assignment or transfer by Landlord of its interest in the Lease (in which case Guarantor’s obligations under this Guaranty shall inure to the benefit of Landlord’s assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

11. Guarantor acknowledges its address as set forth above and will notify Landlord of any changes thereto.

12. Reference is made to (a) Sections 15.1(d) and 16.2(d) of the Lease pursuant to which Guarantor shall be released from certain obligations under this Guaranty as and to the extent provided therein, (b) Section 17.3 of the Lease pursuant to which Guarantor has certain rights to notice of and an opportunity to cure a Lessee Event of Default (as such term is defined in the Lease) as and to the extent provided therein, (c) Section 17.4 of the Lease pursuant to which Lessor shall be released from its obligations under this Guaranty with respect to matters arising or accruing from and after the date of a “Permitted Lease Assignment” (as such term is defined in the Lease), and (d) Section 17.1(g) of the Lease pursuant to which Guarantor’s obligations shall not be increased in connection with an amendment to the Lease which results in an increase of the lessee’s obligations under the Lease, and which amendment or modification is made without Guarantor’s consent, all of which provisions are hereby incorporated into this Guaranty by reference.

13. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND LANDLORD JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF TEXAS, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.

[Remainder of page intentionally left blank.

Signature page(s) to follow.]

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

ULTRA PETROLEUM CORP.,
a Yukon Territory of Canada corporation

By:
Marshall D. Smith, Senior Vice President and Chief Financial Officer

5

Exhibit N

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Lessor Lease Guaranty

GUARANTY

[Lessor Lease Guaranty]

This GUARANTY (this “Guaranty”) is executed and delivered as of December     , 2012, by CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation (“Guarantor”), whose address is 4200 W. 115th Street, Suite 210, Leawood, KS 66211, in favor of ULTRA WYOMING LGS, LLC, a Delaware limited liability company (“Tenant”).

RECITALS:

A. PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Landlord”), and Tenant are party to that certain Lease dated as of December     , 2012 (the “Lease”).

B. In order to induce Tenant to enter into the Lease, Guarantor agreed to execute and deliver to Tenant this Guaranty. Guarantor acknowledges that Tenant would not have entered into the Lease without the execution and delivery by Guarantor of this Guaranty.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Tenant (and Tenant’s successors and assigns) as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due (taking into account any applicable cure periods under the Lease), whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Landlord to Tenant, and arising under the Lease (the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by the Tenant, each such Obligation which is not paid or performed as and when due and payable by the Landlord (taking into account any applicable cure periods under the Lease), in like manner as such amount is due from the Landlord. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Lease notwithstanding the fact that the collection or enforcement thereof as against the Landlord may be stayed or enjoined under Title 11 of the United States Code or similar applicable law. This Guaranty is one of payment and not of collection.

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2. Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Lease, or by any other circumstance relating to the Obligations or the Lease which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Landlord (except payment or performance) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. The Tenant shall not be obligated to file any claim relating to the Obligations in the event that the Landlord becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Tenant so to file shall not affect the Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require the Tenant to pursue any other remedy in the Tenant’s power whatsoever, whether against the Landlord or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving the Landlord. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3. Guarantor agrees that the Tenant may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with the Landlord or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Lease or any other agreement between the Landlord and the Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of the Guarantor under this Guaranty.

4. Guarantor will not exercise any rights which it may acquire under or in connection with this Guaranty by way of subrogation until all of the Obligations to Tenant shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of the Tenant and shall forthwith be paid to the Tenant to be credited and applied to the Obligations, whether matured or unmatured.

5. This Guaranty shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Lease shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Tenant and Guarantor. This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Lease, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any

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of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Landlord’s obligations, liabilities and covenants under the Lease.

6. No failure on the part of the Tenant to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Tenant of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to the Tenant under this Guaranty or allowed it by law or by the Lease or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Tenant from time to time.

7. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Tenant against, and all other notices whatsoever to, the Landlord, Guarantor or others.

8. Tenant may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of the Landlord to Tenant, (b) exercise or refrain from exercising any rights against the Landlord or others, (c) compromise or subordinate any obligation or liability of the Landlord to Tenant including any security therefor, (d) consent to the assignment by Landlord of its interest in the Lease, or (e) consent to any other matter or thing under or relating to the Lease. Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty and by executing the Lease Tenant also waives such trial by jury. Guarantor agrees to reimburse Tenant for the costs and reasonable attorney’s fees incurred by reason of Tenant having to enforce this Guaranty.

9. Guarantor represents and warrants to Tenant that (a) the Lease has been duly authorized, executed and delivered by Landlord and is a legal, valid and binding instrument enforceable against Landlord in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10. Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Tenant, which consent may be withheld by Tenant in its sole and absolute discretion, and any purported assignment or delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Landlord of its interest in the Lease (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Lease), or (b) any assignment or transfer by Tenant of its interest in the Lease (in which case Guarantor’s

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obligations under this Guaranty shall inure to the benefit of Tenant’s assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

11. Guarantor acknowledges its address as set forth above and will notify Tenant of any changes thereto.

12. Reference is made to (a) Sections 15.1(d) and 16.2(d) of the Lease pursuant to which Guarantor shall be released from certain obligations under this Guaranty as and to the extent provided therein and (b) Section 17.5(b) of the Lease for a statement of the terms and conditions upon which Guarantor will be released from its obligations under this Guaranty with respect to Obligations arising or accruing from and after the date of, and in connection with, a “Permitted Sale” (as such term is defined in the Lease), which provisions are hereby incorporated into this Guaranty by reference.

13. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND TENANT JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF TEXAS, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.

[Remainder of page intentionally left blank.

Signature page(s) to follow.]

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

CORENERGY INFRASTRUCTURE TRUST, INC.,
a Maryland corporation

By:
David J. Schulte, President

5

Exhibit O

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Memorandum of Lease

Reserved for Recording Data

Upon recording return to:

Theresa Einhorn, Esq.

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, TX 77010

MEMORANDUM OF LEASE

This Memorandum of Lease (“Memorandum”), is executed as of December     , 2012 (the “Effective Date”), by and between PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Lessor”), and ULTRA WYOMING LGS, LLC, a Delaware limited liability company (“Lessee”).

RECITALS:

A. By that certain Ground Lease dated effective as of the date hereof (the “Lease Commencement Date”), as it may from time-to-time be amended or restated (collectively, the “Lease”), by and between Lessor and Lessee, Lessor leased to Lessee and Lessee leased from Lessor, upon and subject to the terms and provisions contained in the Lease, the Easement Rights, the Improvements and the Personal Property, all as hereinafter defined (collectively, the “Property”):

I. EASEMENT RIGHTS: Composed of the BLM Easement Rights, the Jensen Easement Rights and the Nerd Farm Easement Rights:

1. BLM Easement Rights. Lessor’s right, title and interest, as assignee, under that certain Assignment of Easements and Transfer of Improvements (LGS) [BLM Easements] from ULTRA WYOMING, INC., a Wyoming corporation (“Ultra Wyoming”) to Lessor, dated of even date herewith and recorded in the Records of the

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Sublette County Clerk’s Office, Sublette County, Wyoming (such right, title and interest of Lessor being collectively referred to as the “BLM Easement Rights”) with respect to the easements issued by the Bureau of Land Management, Department of the Interior described on Exhibit A attached hereto. For purposes of this Memorandum of Lease, the land underlying, subject to and covered by the BLM Easement Rights shall be referred to as the “BLM Easement Land.

2. Jensen Easement Rights. Lessor’s right, title and interest, as assignee, under that certain Partial Assignment of Easements and Transfer of Improvements (LGS) [Jensen Easements] from Ultra Wyoming to Lessor, dated of even date herewith and recorded in the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming (the “Partial Assignment of Jensen Easements”) with respect to the following easements (such right, title and interest of Lessor being collectively referred to as the “Jensen Easement Rights”):

(a) Jensen Easement 1: That certain Grant of Pipeline Easements (“Jensen Easement 1”) dated June 24, 2010, recorded in Book 95, Page 423 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as Grantor, to Ultra Resources, Inc. (“Resources”), as Grantee, and covering the following described property:

(i) Resurvey Township 31 North, Range 108 West, 6th P.M.

Section 18: Lot 1

(ii) Resurvey Township 31 North, Range 108 West, 6th P.M.

Section 18: SW1/4SE1/4

(b) Jensen Easement 2: That certain Grant of Pipeline Easements (“Jensen Easement 2”) dated June 24, 2010, recorded in Book 95, Page 418 of the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming, from Mary Kay Jensen, as personal representative of the Estate of John Wayne Jensen, and individually, as Grantor, to Resources, as Grantee, and covering the following described property:

(i) Resurvey Township 31 North, Range 108 West, 6th P.M.

Section 12: S1/2SE1/4

Section 13: N1/2NE1/4

(ii) Resurvey Township 31 North, Range 109 West, 6th P.M.

Section 13: NE1/4NW1/4

For purposes of this Memorandum of Lease, the land underlying, subject to and covered by the Jensen Easement Rights shall be collectively referred to as the “Jensen Easement Land”.

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3. Nerd Farm Easement Rights. Lessor’s right, title and interest, as grantee, under that certain Easement Agreement and Transfer of Improvements (such right, title and interest of Lessor being collectively referred to as the “Nerd Farm Easement Rights”) dated of even date herewith from Ultra Wyoming to Lessor and recorded in the Records of the Sublette County Clerk’s Office, Sublette County, Wyoming (the “Nerd Farm Easement”), which Nerd Farm Easement affects a portion of the following real property owned by Lessee:

Township 31 North, Range 109 West, 6th P.M.
Section 2:	E/2, SW/4, E/2 of the NW/4
Section 3:	E/2 of the SE/4
Section 10:	NE/4 of the NE/4
Section 11:	N/2 of the NW/4

For purposes of this Memorandum of Lease, the land underlying, subject to and covered by the Nerd Farm Easement Rights shall be collectively referred to as the “Nerd Farm Easement Land” and the BLM Easement Land, Jensen Easement Land and Nerd Farm Easement Land shall be collectively referred to as the “Easement Land”.

II. IMPROVEMENTS. All of the improvements and fixtures used directly in connection with the Liquids Gathering System, including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters, in each case that are downstream of the inlet flange to each LGS Pipeline Riser and that are upstream of each LGS Terminus Point, including any of the foregoing described on the attached Exhibit C, but specifically excluding (i) any of the facilities, improvements and fixtures located upstream of the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit E) and (ii) any of the facilities, improvements or fixtures located downstream of each LGS Terminus Point, except in each case to the extent explicitly described on Exhibit C. The term “Improvements” includes all of the improvements and fixtures which are a part of the Liquids Gathering System as described herein, regardless of whether they are included or properly described in Exhibit C.

III. PERSONAL PROPERTY. The “Personal Property” as such term is defined and described in the Lease.

B. Lessor and Lessee desire to execute and record this Memorandum for the purpose of giving notice of the existence of the Lease.

C. Unless otherwise defined herein or in Exhibit B, all capitalized words and terms in this Memorandum shall have the same meanings ascribed to such words and terms as in the Lease.

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NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Premises. For and in consideration of the rents reserved and of the other covenants and agreements contained in the Lease, Lessor has leased (and does hereby lease) to Lessee and Lessee has leased (and does hereby lease) from Lessor the Property.

2. Term. The initial Lease term is for a period commencing on the Effective Date, and expiring on the last day of the 180th full calendar month thereafter, unless the Lease (a) shall sooner end and terminate as provided in the Lease, or (b) shall be extended pursuant to the option periods provided in Section 25.1 of the Lease (being successive options, each to extend the term of the Lease by an amount equal to five (5) years), provided however that the maximum aggregate term of the Lease shall in no event exceed 99 years (collectively, the “Term”), in each instance at a rental and upon the terms, provisions, covenants and conditions set forth in the Lease.

3. Restrictions on Transfers, Leases, Indebtedness, Liens, Leases and Beneficial Ownership. The Lease contains certain restrictions relating to (a) a transfer of Lessor’s interest in the Property or the Lease, (b) a lease of the Property by Lessor, (c) indebtedness of Lessor, (c) liens on Lessor’s interest in the Property or the Lease, (d) liens on ownership interests in Lessor, and (e) beneficial ownership of Lessor, all as more fully set forth in the Lease, which restrictions constitute covenants running with the land as set forth in the Lease and which include, without limitation, restrictions on partial transfers and partial leases for a period of two years after termination of the Lease, as and to the extent provided in the Lease. The Lease additionally contains certain restrictions on Lessee’s right to assign its rights under the Lease or to enter into a sublease with respect to the Property, all as more fully described therein.

4. Lessee Right of First Refusal. During the Term and for two years following the end of the Term, and in each instance subject to the terms and conditions of the Lease, Lessee has a right of first refusal to purchase the Property. For two years following the end of the Term, and in each instance subject to the terms and conditions of the Lease, Lessee has a right of first refusal to lease the Property. Lessee’s first refusal rights constitute covenants running with the land as set forth in the Lease.

5. Lessee as Operator After the Term. Upon termination of the Lease, and subject to the terms and conditions of the Lease, upon Lessor’s request, Lessee shall operate the Property after the Term as a third party operator and not as a lessee, for a period of up to two years following the end of the Term.

6. Termination and Purchase Offer Rights. The Lease includes provisions giving Lessee the right to offer to terminate the Lease upon certain casualty or condemnation events, as well as upon the occurrence of certain “Burdensome Events” (as such term is defined in the Lease) and, in connection with such offer, to offer to purchase the Property, all as more fully set forth in the Lease.

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7. Remedies Upon Default. The Lease includes rights and remedies to Lessor upon the occurrence of certain Lessee Events of Default and certain rights and remedies to Lessee upon the occurrence of certain Lessor Events of Default upon and subject to the terms and conditions set forth in the Lease including, without limitation, rights of Lessee and Lessor to damages, self-help, specific performance, limited rights to Lessor to terminate the Lease, and certain rights to Lessor to offset against rent.

8. Confirmation of Lease Termination and Expiration of Right of First Refusal Rights. Upon the request of Lessor or Lessee following termination of the Lease, the parties shall execute an instrument in recordable form acknowledging the termination of the Lease Term, subject to the provisions of the Lease which expressly survive Lease termination including, without limitation, Lessee’s rights of first refusal as described in paragraph 4, above, and restrictions on partial transfers and leases as described in paragraph 3, above. Upon the request of Lessor or Lessee following termination of Lessee’s first refusal rights as described in paragraph 4, above, the parties shall execute an instrument in recordable form acknowledging the termination of such right of first refusal rights.

9. Memorandum of Lease. This Memorandum is executed for the purposes of giving notice of the existence of the Lease. The Lease is deemed to be a material part hereof as though set forth in length herein. Whenever a conflict of provisions between this Memorandum and the Lease shall occur, the provisions of the Lease shall govern. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Miscellaneous. Upon the expiration or earlier termination of the Lease, this Memorandum of Lease shall automatically terminate without further act of the parties hereto except with respect to the matters therein which expressly survive termination, including without limitation, the right of first refusal rights described in paragraph 4, above, and the restrictions on partial transfers and leases as described in paragraph 3, above.

List of Exhibits:

Exhibit A: List of BLM Easements

Exhibit B: Liquids Gathering System Definitions

Exhibit C: Improvements Exhibit

Exhibit D: Central Gathering Facility Exhibit

Exhibit E: LGS Pipeline Riser Exhibit

Exhibit F: Liquids Gathering System Exhibit

Exhibit G: Map of Pipelines and Gathering Facilities

[Remainder of page intentionally Blank

Signature Pages follow]

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Executed as of the Effective Date.

LESSOR:

PINEDALE CORRIDOR, LP, a Delaware limited partnership

By:	PINEDALE GP, INC.,
a Delaware corporation,
its sole general partner

By:
Richard C. Green, Chairman

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on December     , 2012 by Richard C. Green, the Chairman of Pinedale GP, Inc., a Delaware corporation, on behalf of said corporation as the sole general partner of PINEDALE CORRIDOR, LP, a Delaware limited partnership, on behalf of the limited partnership.

Notary Public in and for
the State of TEXAS

My Commission Expires:

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LESSEE:

ULTRA WYOMING LGS, LLC,
a Delaware limited liability company

By:
Marshall D. Smith, Senior Vice President and Chief Financial Officer

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on December     , 2012 by Marshall D. Smith, Senior Vice President and Chief Executive Officer of ULTRA WYOMING LGS, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public in and for
the State of TEXAS

My Commission Expires:

7

Exhibit A

To

Memorandum of Lease

List of BLM Easements

8

Exhibit B

To

Memorandum of Lease

Liquids Gathering System Definitions

Central Gathering Facility or CGF: The four locations within the Liquids Gathering System at which condensate, produced water, and associated natural gas is collected and separated for sale and transport off the subject location or alternatively, in the case of associated natural gas, used for fuel or flared on the subject location. A legal description of each CGF#1, CGF#2, CGF#3 and CGF#4 is set out on the attached Exhibit D.

CGF#1: means the Central Gathering Facility identified in the “Identification” header on Exhibit D attached hereto as “Central Gathering Facility #1”.

CGF#2: means the Central Gathering Facility identified in the “Identification” header on Exhibit D attached hereto as “Central Gathering Facility #2”.

CGF#3: means the Central Gathering Facility identified in the “Identification” header on Exhibit D attached hereto as “Central Gathering Facility #3”.

CGF#4: means the Central Gathering Facility identified in the “Identification” header on Exhibit D attached hereto as “Central Gathering Facility #4”.

Condensate Loading Point: The condensate loading coupling off each condensate storage tank located on a Central Gathering Facility on the Effective Date.

Condensate Terminus Point: The (a) inlet flange for each LACT Unit Facility and (b) each Condensate Loading Point.

Flash Gas Terminus Point: (a) with respect to CGF#1, CGF #3, and CGF #4, the gas outlet flange on the Effective Date to each dehydrator located on each such Central Gathering Facility; and (b) with respect to CGF #2, the gas outlet flange on the Effective Date on (i) each three-phase heated separator located on CGF #2, (ii) each condensate storage tank located on CGF #2, and (iii) each water storage tank located on CGF #2.

LACT Unit Facilities: The condensate pump, meter and sales point as well as the associated equipment downstream of the inlet risers to any Lease Automated Custody Transfer unit located on a Central Gathering Facility.

LGS Pipeline Riser: The pipeline riser downstream of the liquids legs of the production separators located on each of the producing well pads described on the attached Exhibit F, as each is in existence on the Effective Date.

LGS Terminus Point: Each Flash Gas Terminus Point, each Condensate Terminus Point and each Produced Water Terminus Point.

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Liquids Gathering System: Generally, the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit G, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells that are operated by Ultra Resources and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements, which Liquids Gathering System begins at the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit E), extends through an interconnected system of pipelines to the production and separation equipment and storage tanks located at the Central Gathering Facilities, and terminates at each LGS Terminus Point.

Produced Water Terminus Point: Each outlet flange to the water pump facility or facilities, as the case may be, on each Central Gathering Facility that is directly upstream of each water meter and through which the produced water flows after it is separated from the condensate and the associated natural gas, as in existence on the Effective Date.

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Exhibit C

To

Memorandum of Lease

Improvements Exhibit

[Insert Exhibit T from the PSA]

11

Exhibit D

To

Memorandum of Lease

Central Gathering Facility Exhibit

[Insert Exhibit U from the PSA]

12

Exhibit E

To

Memorandum of Lease

LGS Pipeline Riser Exhibit

[Insert Exhibit V from the PSA]

13

Exhibit F

To

Memorandum of Lease

Liquids Gathering System Exhibit

[Insert Exhibit S from the PSA]

14

Exhibit G

To

Memorandum of Lease

Map of Pipelines and Gathering Facilities

[Insert Exhibit F from the PSA

15

Exhibit P

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Nerd Farm Easement

EASEMENT AGREEMENT AND TRANSFER OF IMPROVEMENTS

This Easement Agreement and Transfer of Improvements (this “Agreement”) is executed effective as of December     , 2012 (the “Effective Date” by and between ULTRA WYOMING, INC. (“Grantor”), and with an address of 304 Inverness Way South, Suite 295, Englewood, CO 80112, and PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Grantee”), with an address of 4200 W. 115th Street, Suite 210, Leawood, KS 66211.

Easement. For and in consideration of TEN AND 00/100 U.S. DOLLARS (US$10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant and convey to Grantee, on and subject to the terms and conditions herein, the following interests (the “Easements”) in that certain tract of land described on Exhibit A attached hereto (hereinafter, the “Affected Tract”):

A.	The non-exclusive right, privilege and easement to construct, maintain, repair, improve, replace, resize, use and remove pipelines, and all appurtenant equipment and appliances for the gathering and transportation of water, condensate and associated natural gas or other substances entrained in such water or condensate on, under, across and through the strips of land, each fifty feet (50’) in width, more particularly described on Exhibit B attached hereto (hereinafter, such strips of land are referred to as the “Pipeline Lands”); and

B.	The non-exclusive right, privilege and easement to construct, maintain, repair, improve, replace, resize, use and remove [CGF ITEMS] on, under, across, and through those certain lands comprised of approximately 11.52 acres and more particularly described on Exhibit C attached hereto (hereinafter, such lands are referred to as the “CGF #1 Lands”); and

C.	The right of ingress to and egress from the Pipeline Lands and the CGF #1 Lands across those certain portions of the Affected Tract more particularly described on Exhibit D attached hereto (hereinafter, such portions are referred to herein as the “Access Corridors”).

TO HAVE AND TO HOLD the Easements unto Grantee, and its permitted successors and assigns, for the term hereof (as set forth in paragraph 1 below). This Agreement, and the rights, easements and agreements contained herein shall be covenants running with the land and shall inure to the benefit of and be binding upon the permitted successors and assigns of Grantor and Grantee.

GRANTOR HEREBY BINDS ITSELF, ITS SUCCESSORS AND ASSIGNS, TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR TITLE TO THE EASEMENTS UNTO

1

GRANTEE AGAINST EVERY PERSON WHOSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME BY, THROUGH OR UNDER GRANTOR AND ITS AFFILIATES, BUT NOT OTHERWISE. Assignor transfers to Assignee, to the extent so transferable, the full right of substitution and subrogation in and to all covenants of warranty heretofore given or made with respect to the Easements by parties other than Assignor. Any references herein or in any Exhibit hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Assignor’s warranties and shall not be deemed to ratify, recognize or create any rights in third parties. The foregoing warranties are subject in all respects to and limited by the terms and conditions of the Purchase Agreement.

Improvements. For and in consideration of TEN AND 00/100 U.S. DOLLARS (US$10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does by these presents grant and convey unto Grantee, all of the improvements and fixtures used directly in connection with the Liquids Gathering System located on the Pipeline Lands and the CGF #1 Lands, including, without limitation, any and all surface and/or subsurface pipelines, surface and/or subsurface machinery and equipment, line pipe, pipe connections, fittings, flanges, welds, or other interconnections, valves, control and monitoring equipment, cathodic or electrical protection units, by-passes, regulators, drips, treating equipment, dehydration equipment, separation equipment, processing equipment, condensate and water storage tanks and other storage facilities, generators, gas compressors, vapor recovery units, combustors, flares, storage sheds, towers, gas and electric fixtures, radiators and heaters, in each case that are downstream of the inlet flange to each LGS Pipeline Riser and that are upstream of each LGS Terminus Point, including any of the foregoing described on the attached Exhibit E, but specifically excluding (i) any of the facilities, improvements and fixtures located upstream of the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit G) and (ii) any of the facilities, improvements or fixtures located downstream of each LGS Terminus Point, except in each case to the extent explicitly described on Exhibit E. The term “Improvements” includes all of the improvements and fixtures located on the Pipeline Lands and the CGF #1 Lands which are a part of the Liquids Gathering System as described herein, regardless of whether they are included or properly described in Exhibit E.

Purchase and Sale Agreement. This Agreement is executed pursuant to, and is made subject to the terms and conditions of, that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement, dated December 7, 2012, between Grantor, as seller, and Grantee, as buyer (the “Purchase Agreement”), and is subject to the terms and conditions thereof. This Agreement is made without representation or warranty by Grantor except as and to the extent expressly provided herein and in the Purchase Agreement

ADDITIONAL TERMS AND CONDITIONS:

1.	Term of Easements. The Easements shall expire when Grantee no longer requires the use of the Easements and the final reclamation of the Pipeline Lands and the CGF #1 Lands is completed pursuant to paragraph 3 hereof. Upon the expiration of the term hereof, Grantee shall promptly execute and file a release hereof in the real property records of Sublette County, Wyoming.

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2.	Buried Pipelines. All pipelines within the Easements shall be buried to such depth as will not interfere with ordinary cultivation, except that at the option of Grantee, and upon advance notice to Grantor, pipelines may be placed above the channel of any stream, ravine, ditch or other watercourse.

3.	Reclamation and Abandonment.

(a)	When the Easements terminate:

(1)	Grantee shall remove all surface equipment and appurtenances attributable to the Easements that are located on the surface of the Affected Tract; and

(2)	Grantee will reclaim any portions of the surface of the Affected Tract disturbed by the Easements by restoring such portions to as close as is commercially reasonable the original condition thereof, including restoring the natural ground contours in the areas of the Easements, reseeding areas disturbed by the Easements with a seed mix containing native grasses or other vegetation appropriate for the affected areas.

(b)	Upon completion of its use of buried pipelines located within the Easements, Grantee may abandon such buried pipelines in place so long as each such buried pipeline is prepared for abandonment and abandoned in accordance with all then applicable laws and/or regulations.

4.	Covenants by Grantee.

(a)	Grantee shall at all times comply in all material respects with all valid laws, ordinances, rules, regulations and statutes of any governmental agency applicable to Grantee’s operations on and use of the Easements.

(b)	Grantee shall keep Grantor’s interest in the Affected Tract free and clear of all liens created by, through or under Grantee, including claims of liens for labor and services performed on, and materials, supplies and equipment furnished to the Property in connection with Grantee’s use of the Easements.

5.	Grantor’s Use of Affected Tract. Notwithstanding the Easements or anything else herein to the contrary, Grantor shall have the right to use and enjoy the Affected Tract, including the portions thereof burdened by the Easements, but Grantor shall not exercise such right to use and enjoy in a manner that will impair or interfere with the exercise by Grantee of any of the rights herein granted.

6.	Assignability. For so long as that certain Lease (herein so called, as it may from time-to-time be amended, supplemented or restated, the “Lease”) dated of even date herewith between Grantee, as lessor, and Ultra Wyoming LGS, LLC (“Lessee”), as lessee, remains in effect, the Easements herein may only be assigned (a) pursuant to a “Permitted Sale,” as such term is defined in the Lease, or (b) to Lessee or its designee pursuant to Lessee’s termination and purchase offer rights under the Lease in connection with a casualty, condemnation or burdensome buyout event, as more fully described in such Lease.

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7.	Partial Invalidity. Should any term or provision hereof be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each remaining term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.

8.	Counterparts. This Agreement may be executed and recorded in two or more counterparts, each of which shall be deemed and original and all of which, taken together, shall constitute one and the same instrument.

9.	No Waiver. No waiver of any right hereunder shall be effective for any purpose unless in writing, signed by the party possessing the right, nor shall any such waiver be construed to be a waiver of any subsequent right, term or provision hereof.

10.	Further Assurances. Each party hereto agrees to perform any and all acts (including, but not limited to, executing and delivering instruments and documents) as may reasonably be necessary to fully effectuate each and all of the purposes and intent of this Agreement.

11.	Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered, delivered by reputable overnight courier, or sent by registered or certified mail, postage prepaid, and shall be addressed to the intended receiving party at the address set forth in the first paragraph hereof or at such other address as such receiving party may have properly previously notified the sending party.

EXHIBIT A: Description of Affected Tract

EXHIBIT B: Description of Pipeline Easements

EXHIBIT C: Description of CGF #1 Lands

EXHIBIT D: Description of Access Corridors

EXHIBIT E: Improvements Definitions – Liquids Gathering System

EXHIBIT F: Central Gathering Facility Exhibit

EXHIBIT G: LGS Pipeline Riser Exhibit

EXHIBIT H: Liquids Gathering System Exhibit

EXHIBIT I: Map of Pipelines and Gathering Facilities

[Remainder of Page Intentionally Blank

Signature Pages Follow]

4

Executed as of the Effective Date.

GRANTOR:

ULTRA WYOMING, INC.,
a Wyoming corporation

By:
Marshall D. Smith, Senior Vice President and
Chief Financial Officer

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on December      2012 by Marshall D. Smith, the Senior Vice President and Chief Financial Officer of ULTRA WYOMING, INC., a Wyoming corporation, on behalf of the corporation.

Notary Public in and for
The State of TEXAS

My Commission Expires:

5

GRANTEE:

PINEDALE CORRIDOR, LP, a Delaware limited partnership

By:	PINEDALE GP, INC.,
a Delaware corporation,
its sole general partner

By:
Richard C. Green, Chairman

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on December     , 2012 by Richard C. Green, the Chairman of Pinedale GP, Inc., a Delaware corporation, on behalf of said corporation as the sole general partner of PINEDALE CORRIDOR, LP, a Delaware limited partnership, on behalf of the limited partnership.

Notary Public in and for
The State of TEXAS

My Commission Expires:

6

EXHIBIT A

To Easement Agreement and Transfer of Improvements

DESCRIPTION OF AFFECTED TRACT

The Affected Tract is comprised of the following real property located in Sublette County, Wyoming:

Township 31 North, Range 109 West, 6th P.M.
Section 2:	E/2, SW/4, E/2 of the NW/4
Section 3:	E/2 of the SE/4
Section 10:	NE/4 of the NE/4
Section 11:	N/2 of the NW/4

Containing 760 acres, more or less.

7

EXHIBIT B

To Easement Agreement and Transfer of Improvements

DESCRIPTION OF PIPELINE EASEMENTS

[Attached following page.]

8

EXHIBIT C

To Easement Agreement and Transfer of Improvements

DESCRIPTION OF CGF #1 LANDS

[Attached following pages.]

9

EXHIBIT D

To Easement Agreement and Transfer of Improvements

DESCRIPTION OF ACCESS CORRIDORS

(See attached)

10

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

October 3, 2012		8209-09S

Identification:	Pipeline Right-of-Way Section 2, T 31 N, R 109 W, 6th P.M., Sweetwater County, Wyoming.

Land Owner:	ULTRA WYOMING, INC.

A strip of land being 30 feet in width located in the Northwest Quarter Southwest Quarter (NW 1/4SW 1/4), of Section 2, Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and lying 15 feet each side of the following described centerline and the sidelines of said strip to be lengthened or shortened to begin and end on the respective boundaries:

Beginning at point on the East / West centerline of said Section 2 which lies South 86°38’08” East a distance of 621.06 from the West Quarter corner thereof;

Thence South 30°19’59” East for a distance of 507.76 feet;

Thence South 29°34’31” East for a distance of 436.35 feet;

Thence South 27°13’12” East for a distance of 138.54 feet;

Thence South 25°12’29” East for a distance of 131.48 feet;

Thence North 62°22’22” East for a distance of 14.09 feet to a point on the Westerly boundary of the Central Gathering Facility #1 parcel from which the West Quarter corner of said Section 2 bears North 48°18’38” West distance of 1638.61 feet.

The total length of described centerline is 1228.23 feet, or 74.438 rods, or 0.233 miles. The basis of bearing for the above described centerline is North 86°25’00” West from the Northeast corner to the Northwest corner of Section 2, T31N, R109W.

11

12

EXHIBIT E

To Easement Agreement and Transfer of Improvements

IMPROVEMENTS DEFINITIONS EXHIBIT

Liquids Gathering System Definitions

Central Gathering Facility or CGF: The four locations within the Liquids Gathering System at which condensate, produced water, and associated natural gas is collected and separated for sale and transport off the subject location or alternatively, in the case of associated natural gas, used for fuel or flared on the subject location. A legal description of each CGF#1, CGF#2, CGF#3 and CGF#4 is set out on the attached Exhibit F.

CGF#1: means the Central Gathering Facility identified in the “Identification” header on Exhibit F attached hereto as “Central Gathering Facility #1”.

CGF#2: means the Central Gathering Facility identified in the “Identification” header on Exhibit F attached hereto as “Central Gathering Facility #2”.

CGF#3: means the Central Gathering Facility identified in the “Identification” header on Exhibit F attached hereto as “Central Gathering Facility #3”.

CGF#4: means the Central Gathering Facility identified in the “Identification” header on Exhibit F attached hereto as “Central Gathering Facility #4”.

Condensate Loading Point: The condensate loading coupling off each condensate storage tank located on a Central Gathering Facility on the Effective Date.

Condensate Terminus Point: The (a) inlet flange for each LACT Unit Facility and (b) each Condensate Loading Point.

Flash Gas Terminus Point: (a) with respect to CGF#1, CGF #3, and CGF #4, the gas outlet flange on the Effective Date to each dehydrator located on each such Central Gathering Facility; and (b) with respect to CGF #2, the gas outlet flange on the Effective Date on (i) each three-phase heated separator located on CGF #2, (ii) each condensate storage tank located on CGF #2, and (iii) each water storage tank located on CGF #2.

LACT Unit Facilities: The condensate pump, meter and sales point as well as the associated equipment downstream of the inlet risers to any Lease Automated Custody Transfer unit located on a Central Gathering Facility.

LGS Pipeline Riser: The pipeline riser downstream of the liquids legs of the production separators located on each of the producing well pads described on the attached Exhibit H, as each is in existence on the Effective Date.

LGS Terminus Point: Each Flash Gas Terminus Point, each Condensate Terminus Point and each Produced Water Terminus Point.

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Liquids Gathering System: Generally, the system of pipelines and central gathering facilities highlighted on the map attached as Exhibit I, together with the related equipment that is capable of gathering, separating, collecting, and delivering for sale or transport, condensate and water, together with associated natural gas, produced from natural gas and oil wells that are operated by Ultra Resources and are located in the Pinedale Anticline Field in Sublette County, Wyoming, including, specifically, the Easement Rights and the Improvements, which Liquids Gathering System begins at the inlet flange to each LGS Pipeline Riser (an example of such an inlet flange is shown, for the Parties’ convenience, on the photograph on the attached Exhibit G), extends through an interconnected system of pipelines to the production and separation equipment and storage tanks located at the Central Gathering Facilities, and terminates at each LGS Terminus Point.

Produced Water Terminus Point: Each outlet flange to the water pump facility or facilities, as the case may be, on each Central Gathering Facility that is directly upstream of each water meter and through which the produced water flows after it is separated from the condensate and the associated natural gas, as in existence on the Effective Date.

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EXHIBIT F

To Easement Agreement and Transfer of Improvements

Central Gathering Facility Exhibit

[Insert Exhibit U from the PSA]

15

EXHIBIT G

To Easement Agreement and Transfer of Improvements

LGS Pipeline Riser Exhibit

[Insert Exhibit V from the PSA]

16

EXHIBIT H

To Easement Agreement and Transfer of Improvements

Liquid Gathering System Exhibit

[Insert Exhibit S from the PSA]

17

EXHIBIT I

To Easement Agreement and Transfer of Improvements

Map of Pipelines and Gathering Facilities

[Insert Exhibit F from the PSA]

18

Exhibit Q

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Non-Foreign Affidavit

On this date, Ultra Wyoming, Inc., a Wyoming corporation (“Seller”), has sold and conveyed certain real property situated in Sublette County, Wyoming, as more fully described in that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement, dated December 7, 2012, between Seller, as seller, and Pinedale Corridor, LP, a Delaware limited partnership, as buyer (“Buyer”). Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition of a U.S. Real Property Interest by Seller, the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Code;

3.	Seller’s U.S. Employer Identification Number is 45-4916117; and

4.	Seller’s office address is 400 N. Sam Houston Parkway E., Suite 1200, Houston, Texas 77060.

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

[Remainder of Page Intentionally Blank.

Signature Page Follows]

1

Executed as of December     , 2012.

ULTRA WYOMING, INC,

a Wyoming corporation

By:
Marshall D. Smith, Senior Vice President
and Chief Financial Officer

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on December     , 2012, by Marshall D. Smith, Senior Vice President and Chief Financial Officer of Ultra Wyoming, Inc., a Wyoming corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that (s)he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

Notary Public, State of

My Commission Expires:
Printed Name of Notary

2

Exhibit R

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Seller PSA Guaranty

GUARANTY

[Seller PSA Guaranty]

This GUARANTY (this “Guaranty”) is executed and delivered as of December 7, 2012, by ULTRA PETROLEUM CORP., a Yukon Territory of Canada corporation (“Guarantor”), whose address is 400 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, Attn: Marshall D. Smith, in favor of PINEDALE CORRIDOR, LP, a Delaware limited partnership (“Buyer”).

RECITALS:

A. ULTRA WYOMING, INC., a Wyoming corporation (“Seller”), and Buyer are party to that certain Liquids Gathering System Sublette County, Wyoming Purchase and Sale Agreement dated as of December 7, 2012 (the “Purchase Agreement”).

B. In order to induce Buyer to enter into the Purchase Agreement, Guarantor agreed to execute and deliver to Buyer this Guaranty. Guarantor acknowledges that Buyer would not have entered into the Purchase Agreement without the execution and delivery by Guarantor of this Guaranty.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Buyer (and Buyer’s successors and assigns) as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due (taking into account any applicable cure periods under the Purchase Agreement), whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Seller to Buyer, and arising under the Purchase Agreement or the Seller Closing Deliveries (as such term is defined in the Purchase Agreement) (collectively, the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by the Buyer, each such Obligation which is not paid or performed as and when due and payable by the Seller (taking into account any applicable cure periods under the Purchase Agreement), in like manner as such amount is due from the

1

Seller. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Purchase Agreement notwithstanding the fact that the collection or enforcement thereof as against the Seller may be stayed or enjoined under Title 11 of the United States Code or similar applicable law. This Guaranty is one of payment and not of collection.

2. Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Purchase Agreement, or by any other circumstance relating to the Obligations or the Purchase Agreement which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Seller (except payment or performance) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. The Buyer shall not be obligated to file any claim relating to the Obligations in the event that the Seller becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Buyer so to file shall not affect the Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require the Buyer to pursue any other remedy in the Buyer’s power whatsoever, whether against the Seller or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving the Seller. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3. Guarantor agrees that the Buyer may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with the Seller or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Purchase Agreement or any other agreement between the Buyer and the Seller or any such other party or person, without in any way impairing, releasing or affecting the liabilities of the Guarantor under this Guaranty.

4. Guarantor will not exercise any rights which it may acquire under or in connection with this Guaranty by way of subrogation until all of the Obligations to Buyer shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of the Buyer and shall forthwith be paid to the Buyer to be credited and applied to the Obligations, whether matured or unmatured.

5. This Guaranty shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Purchase Agreement shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Buyer and Guarantor. This is a continuing Guaranty relating to all

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Obligations, including any arising under transactions renewing or extending the term of the Purchase Agreement, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Seller’s obligations, liabilities and covenants under the Purchase Agreement.

6. No failure on the part of the Buyer to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Buyer of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to the Buyer under this Guaranty or allowed it by law or by the Purchase Agreement or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Buyer from time to time.

7. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Buyer against, and all other notices whatsoever to, the Seller, Guarantor or others.

8. Buyer may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of the Seller to Buyer, (b) exercise or refrain from exercising any rights against the Seller or others, (c) compromise or subordinate any obligation or liability of the Seller to Buyer including any security therefor, (d) consent to the assignment by Seller of its interest in the Purchase Agreement, or (e) consent to any other matter or thing under or relating to the Purchase Agreement. Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty and by executing the Purchase Agreement Buyer also waives such trial by jury. Guarantor agrees to reimburse Buyer for the costs and reasonable attorney’s fees incurred by reason of Buyer having to enforce this Guaranty.

9. Guarantor represents and warrants to Buyer that (a) the Purchase Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding instrument enforceable against Seller in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10. Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Buyer, which consent may be withheld by Buyer in its sole and absolute discretion, and any purported assignment or

3

delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Seller of its interest in the Purchase Agreement (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Purchase Agreement), or (b) any assignment or transfer by Buyer of its interest in the Purchase Agreement (in which case Guarantor’s obligations under this Guaranty shall inure to the benefit of Buyer’s assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

11. Guarantor acknowledges its address as set forth above and will notify Buyer of any changes thereto.

12. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND BUYER JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF TEXAS, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.

[Remainder of page intentionally left blank.

Signature page(s) to follow.]

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

ULTRA PETROLEUM CORP.,
a Yukon Territory of Canada corporation

By:
Marshall D. Smith, Senior Vice President and Chief Financial Officer

5

Exhibit S

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

List of Well Pads/ LGS Pipeline Riser Exhibit

LIST OF PRODUCING WELL PADS

CONNECTED TO LIQUIDS GATHERING SYSTEM

CGF #1

Riverside #2-2	Riverside #4-11	Mesa #10-33
Riverside #5-2	Mesa #16-21	Mesa #4-34
Riverside #9-2	Mesa #12-27	Mesa #7-34
Riverside #3-3	Mesa #15-27	Mesa #9-34
Riverside #16-3	Mesa #1-28	Mesa #2-35
Riverside #1-4	Mesa #9-28	Mesa #4-35
Riverside #16-4	Mesa #1-33	Mesa #10-35
Riverside #4-10

CGF #2

Boulder #15D-7D	Boulder #14B1-31	Riverside #4-23
Boulder #11-18	Riverside #12-12D	Riverside #10D-23
Boulder #15-18	Riverside #13A-12D	Riverside #4D-24
Boulder #5-19	Riverside #15-12	Riverside #9C1-24
Boulder #7-19	Riverside #3B-13D	Riverside #4-25
Boulder #6B-31	Riverside #10-13	Riverside #4D-25D
Boulder #10C1-31	Riverside #11-14	Riverside #10C1-25

CGF #3

Boulder #6-29	Warbonnet #5-4	Warbonnet #15-10
Boulder #5-30	Warbonnet #6-4	Warbonnet #16-10
Boulder #10-30	Warbonnet #8-4	Warbonnet #2B1-11D
Boulder #6-32	Warbonnet #16-4	Warbonnet #15-11
Boulder #10-32	Warbonnet #6-5	Warbonnet #13-11
Boulder #4-33	Warbonnet #14-5	Warbonnet #5-15
Boulder #10-33	Warbonnet #15-5	Warbonnet #7-15
Boulder #12-33	Warbonnet #2-8	Warbonnet #9-15
Boulder #14-34	Warbonnet #9C1-8	Warbonnet #1-21
Warbonnet #12D1-2	Warbonnet #4-9	Warbonnet #8-22
Warbonnet #3-3	Warbonnet #10-9	Warbonnet #4-23
Warbonnet #7-3	Warbonnet #1-10	Warbonnet #5-23
Warbonnet #15A1-3	Warbonnet #3-10	Warbonnet #6-23

CGF #4

Rainbow #6-30	Warbonnet #7-23	Warbonnet #5-25
Rainbow #13-30	Warbonnet #9-23	Warbonnet #8-25
Warbonnet #8B1-11	Warbonnet #11B1-23D	Warbonnet #16-25
Warbonnet #5A1-12	Warbonnet #15-23	Warbonnet #2-26D
Warbonnet #5D1-13	Warbonnet #5B1-24	Warbonnet #4-26
Warbonnet #13B1-13	Warbonnet #10-24	Warbonnet #6-26
Warbonnet #3-14	Warbonnet #13-24	Warbonnet #8-26
Warbonnet #5-14	Warbonnet #4-25	Warbonnet #9-26
Warbonnet #9D1-14

Updated: November 29, 2012

1

Exhibit T

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

List of Improvements

PIPELINES

CGF #1			CGF #2

Length (in feet)	Size	Manufacturer	Length (in feet)	Size	Manufacturer
2,317	3”	Flexsteel	7,241	3”	Flexsteel
34,918	3”	Fiberspar	67,958	3”	Fiberspar
9,016	3.5”	Fiberspar	91,778	4”	Fiberspar
24,973	4”	Fiberspar	43,766	6”	Flexsteel
735	4”	Steel	39,142	6.5”	Fiberspar
19,486	4.5”	Fiberspar
62,161	6”	Flexsteel
46,895	6”	Fiberspar

CGF #3			CGF #4

Length (in feet)	Size	Manufacturer	Length (in feet)	Size	Manufacturer
35,322	3”	Fiberspar	9,781	3”	Flexsteel
27,816	3.5”	Fiberspar	34,750	3”	Fiberspar
74,338	4”	Fiberspar	8,956	4”	Fiberspar
2,083	4”	Steel	32,241	6”	Flexsteel
30,761	4.5”	Fiberspar	17,256	6”	Fiberspar
30,892	6”	Flexsteel	11,363	6.5”	Fiberspar
51,093	6”	Fiberspar

1

CENTRAL GATHERING FACILITY NO. 1

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Tanks	24902	1000 bbl	Conner Steel Products
	24905	1000 bbl	Conner Steel Products
	24912	1000 bbl	Conner Steel Products
	24914	1000 bbl	Conner Steel Products
	24918	1000 bbl	Conner Steel Products
	24919	1000 bbl	Conner Steel Products
	24922	1000 bbl	Conner Steel Products
	24923	1000 bbl	Conner Steel Products
	24924	1000 bbl	Conner Steel Products
	24925	1000 bbl	Conner Steel Products
	24926	1000 bbl	Conner Steel Products
	24928	1000 bbl	Conner Steel Products
	24929	1000 bbl	Conner Steel Products
	24930	1000 bbl	Conner Steel Products
	24931	1000 bbl	Conner Steel Products
	24934	1000 bbl	Conner Steel Products
	24936	1000 bbl	Conner Steel Products
	24939	1000 bbl	Conner Steel Products
	24940	1000 bbl	Conner Steel Products
	24941	1000 bbl	Conner Steel Products
	24943	1000 bbl	Conner Steel Products
	24946	1000 bbl	Conner Steel Products
	F10426	1000 bbl	Conner Steel Products
	F10428	1000 bbl	Conner Steel Products
	F10430	1000 bbl	Conner Steel Products
	F10435	1000 bbl	Conner Steel Products
	F10436	1000 bbl	Conner Steel Products
	F10445	1000 bbl	Conner Steel Products
	F10447	1000 bbl	Conner Steel Products
	F10449	1000 bbl	Conner Steel Products
	F10450	1000 bbl	Conner Steel Products
	F10451	1000 bbl	Conner Steel Products

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Generator	G1	1000 kW	Caterpillar

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Heater Separators	10000230A03	8’ x 30’	Cameron
	10000230B03	8’ x 30’	Cameron
	NI2H113E03-01	6’ x 20’	NATCO
	NI2H11EA03-01	6’ x 20’	NATCO
	NI2H076A03-01	6’ x 20’	NATCO

2

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Horizontal Separator	14019	4’ x 20’	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Monitoring Building	P1	N/A	Fabrication Technologies, Inc.
Office Building	O1	8’ x 14’	Mod Space

ITEM	SERIAL NUMBER	TYPE	MANUFACTURED BY
Recycling Pumps	2326	H100	Megator
	2587	H100	Megator
	2642	H100	Megator
	2761	H100	Megator
	2634	H100	Megator

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Compressors	C2	200 Hp	UE Compression
	C3	200 Hp	UE Compression
	C4	100 Hp	UE Compression
	C5	100 Hp	UE Compression

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Vapor Recovery Unit	V1	40 Hp	FCP Powder River Basin

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Combuster	24827-4	24”	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Dehydrators	9509	4.0 MMscf/d	JW Williams
	8268	4.0 MMscf/d	JW Williams
	7904	4.0 MMscf/d	JW Williams
	10777-1	4.0 MMscf/d	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Flare Stack	F1	N/A	MRW Tech

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Water Transfer Pump	WTP1	125 Hp	N/A

3

CENTRAL GATHERING FACILITY NO. 2

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Tanks	16218	500 bbl	Conner Steel Products
	16219	500 bbl	Conner Steel Products
	16266	500 bbl	JW Williams
	16300	500 bbl	Conner Steel Products
	16302a	500 bbl	Conner Steel Products
	16302b	500 bbl	Conner Steel Products
	16507	500 bbl	Conner Steel Products
	16508	500 bbl	Conner Steel Products
	16555	500 bbl	Conner Steel Products
	16556	500 bbl	Conner Steel Products
	16631	500 bbl	Conner Steel Products
	16632	500 bbl	Conner Steel Products
	16700	500 bbl	Conner Steel Products
	16701	500 bbl	Conner Steel Products
	16754	500 bbl	Conner Steel Products
	16756	500 bbl	Conner Steel Products
	16769	500 bbl	Conner Steel Products
	16771	500 bbl	Conner Steel Products
	17141	500 bbl	Conner Steel Products
	17142	500 bbl	Conner Steel Products
	17701	500 bbl	Conner Steel Products
	17702	500 bbl	Conner Steel Products
	17703	500 bbl	Conner Steel Products
	21343	500 bbl	Conner Steel Products
	F11024	1000 bbl	Conner Steel Products
	F11030	1000 bbl	Conner Steel Products
	F11033	1000 bbl	Conner Steel Products
	F11034	1000 bbl	Conner Steel Products
	F11112	1000 bbl	Conner Steel Products
	F11115	1000 bbl	Conner Steel Products
	F11118	1000 bbl	Conner Steel Products
	F11130	1000 bbl	Conner Steel Products
	F11134	1000 bbl	Conner Steel Products
	F11138	1000 bbl	Conner Steel Products
	F11156	1000 bbl	Conner Steel Products
	F11159	1000 bbl	Conner Steel Products

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Generator	G3	N/A	N/A

4

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Heater Separators	ODED100918-08	6’ x 20’	Cameron
	ODED100918-07	6’ x 20’	Cameron
	ODED100918-01	6’ x 20’	Cameron
	ODED100918-02	6’ x 20’	Cameron
	NI2H113D03-01	6’ x 20’	NATCO

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Vertical Heater Separator	20860	500 MBTU	JW Williams
	20861	500 MBTU	JW Williams
	20862	500 MBTU	JW Williams
	20864	500 MBTU	JW Williams
	20863	500 MBTU	JW Williams
	20987	500 MBTU	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Flare Stack	F2	N/A	MRW Tech

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Vapor Recovery Unit	V3	40 Hp	FCP Powder River Basin

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Monitoring Building	P3	N/A	Fabrication Technologies, Inc.
Office Building	O2	8’ x 14’	Mod Space

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Water Transfer Pump	WTP2	50 Hp	N/A

ITEM	SERIAL NUMBER	TYPE	MANUFACTURED BY
Recycling Pumps	2369	H100	Megator
	2577	H100	Megator
	2578	H100	Megator
	2579	H100	Megator
	2582	H100	Megator
	2583	H100	Megator
	2584	H100	Megator
	2586	H100	Megator
	2589	H100	Megator
	2822	H100	Megator

5

CENTRAL GATHERING FACILITY NO. 3

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Tanks	24901	1000 bbl	Conner Steel Products
	24903	1000 bbl	Conner Steel Products
	24904	1000 bbl	Conner Steel Products
	24906	1000 bbl	Conner Steel Products
	24907	1000 bbl	Conner Steel Products
	24908	1000 bbl	Conner Steel Products
	24909	1000 bbl	Conner Steel Products
	24910	1000 bbl	Conner Steel Products
	24911	1000 bbl	Conner Steel Products
	24913	1000 bbl	Conner Steel Products
	24915	1000 bbl	Conner Steel Products
	24916	1000 bbl	Conner Steel Products
	24917	1000 bbl	Conner Steel Products
	24920	1000 bbl	Conner Steel Products
	24921	1000 bbl	Conner Steel Products
	24927	1000 bbl	Conner Steel Products
	24932	1000 bbl	Conner Steel Products
	24933	1000 bbl	Conner Steel Products
	24935	1000 bbl	Conner Steel Products
	24937	1000 bbl	Conner Steel Products
	24938	1000 bbl	Conner Steel Products
	24942	1000 bbl	Conner Steel Products
	24944	1000 bbl	Conner Steel Products
	24945	1000 bbl	Conner Steel Products
	24947	1000 bbl	Conner Steel Products
	24948	1000 bbl	Conner Steel Products
	F10419	1000 bbl	Conner Steel Products
	F10422	1000 bbl	Conner Steel Products
	F10434	1000 bbl	Conner Steel Products
	F10437	1000 bbl	Conner Steel Products
	F10438	1000 bbl	Conner Steel Products
	F10444	1000 bbl	Conner Steel Products
	F10446	1000 bbl	Conner Steel Products
	F10448	1000 bbl	Conner Steel Products
	F10452	1000 bbl	Conner Steel Products
	F10453	1000 bbl	Conner Steel Products
	F10454	1000 bbl	Conner Steel Products
	F10455	1000 bbl	Conner Steel Products
	F10456	1000 bbl	Conner Steel Products
	F10465	1000 bbl	Conner Steel Products

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Generator	G2	1000 kW	Caterpillar

6

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Dehydrators	9436-4	4.0 MMscf/d	JW Williams
	9436-3	4.0 MMscf/d	JW Williams
	8825	4.0 MMscf/d	JW Williams
	15480-14	4.0 MMscf/d	JW Williams
	132	4.0 MMscf/d	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Combusters	24428-5	24”	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Compressors	C9	100 Hp	UE Compression
	C6	100 Hp	UE Compression
	C7	100 Hp	UE Compression
	C8	200 Hp	UE Compression

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Flare Stack	F3	N/A	MRW Tech

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Dehydrators	9436-4	4.0 MMscf/d	JW Williams
	9436-3	4.0 MMscf/d	JW Williams
	8825	4.0 MMscf/d	JW Williams
	15480-14	4.0 MMscf/d	JW Williams
	132	4.0 MMscf/d	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Vapor Recovery Units	V2	40 Hp	FCP Powder River Basin

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Heater Separators	NI2H076C03-01	6’ x 20’	NATCO
	10000230O03	8’ x 30’	Cameron
	10000230D03	8’ x 30’	Cameron
	NI2H076G03-01	6’ x 20’	NATCO
	NI2H076H03-01	6’ x 20’	NATCO
	NI2H113C03-01	6’ x 20’	NATCO
	NI2H076D03-01	6’ x 20’	NATCO
	NI2H113F03-01	6’ x 20’	NATCO
	NI2H113B03-01	6’ x 20’	NATCO

7

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Water Transfer Pumps	WTP4	125 Hp	N/A
	WTP3	50 Hp	N/A

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Office Building	O3	8’ x 14’	Mod Space
Monitoring Building	P3	N/A	Fabrication Technologies, Inc.

ITEM	SERIAL NUMBER	TYPE	MANUFACTURED BY
Recycling Pumps	2380	H100	Megator
	2665	H100	Megator
	2668	H100	Megator
	2687	H100	Megator
	2688	H100	Megator
	2643	H100	Megator

8

CENTRAL GATHERING FACILITY NO. 4

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Tanks	16633	500 bbl	Conner Steel Products
	16699	500 bbl	Conner Steel Products
	16755	500 bbl	Conner Steel Products
	18568	500 bbl	Conner Steel Products
	18569	500 bbl	Conner Steel Products
	18570	500 bbl	Conner Steel Products
	21342	500 bbl	Conner Steel Products
	21360	500 bbl	Conner Steel Products
	21361	500 bbl	Conner Steel Products
	21398	500 bbl	Conner Steel Products
	21399	500 bbl	Conner Steel Products
	21400	500 bbl	Conner Steel Products
	23882	500 bbl	Conner Steel Products
	23911	500 bbl	Conner Steel Products
	23912	500 bbl	Conner Steel Products
	23938	500 bbl	Conner Steel Products

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Generator	G4	N/A	N/A

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Dehydrator	10127-6	4.0 MMscf/d	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Flare Stack	F4	N/A	MRW Tech

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Heater Separators	ODED100918-03	6’ x 20’	Cameron
	ODED100918-06	6’ x 20’	Cameron
	ODED100918-04	6’ x 20’	Cameron
	ODED100918-05	6’ x 20’	Cameron

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Office Building	O4	8’ x 14’	Mod Space
Monitoring Building	P4	N/A	Fabrication Technologies, Inc.

9

ITEM	SERIAL NUMBER	TYPE	MANUFACTURED BY
Recycling Pumps	2581	H100	Megator
	2585	H100	Megator
	2588	H100	Megator
	2618	H100	Megator
	2370	H100	Megator

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Compressors	C1	100 Hp	UE Compression

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Combusters	15493-6	16”	JW Williams

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Vapor Recovery Units	V4	40 Hp	FCP Powder River Basin

ITEM	SERIAL NUMBER	SIZE	MANUFACTURED BY
Water Transfer Pumps	WTP5	15 Hp	N/A

10

Exhibit U

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Central Gathering Facility Exhibit

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 5, 2012	8209-09S

Identification:	Central Gathering Facility #1 located in the N 1/2 SW 1/4, Section 2, T 31 N, R 109 W, 6th P.M., Sublette County, Wyoming.

Land Owner:	ULTRA WYOMING, INC.

A parcel of land located in the N 1/2 SW 1/4 of Section 2, Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and being more particularly described as follows:

Beginning at a point which lies North 42°10’07” East a distance of 1936.15 feet from the Southwest Corner of said Section 2;

Thence North 60°17’20” East for a distance of 602.84 feet;

Thence North 29°42’40” West for a distance of 940.00 feet;

Thence South 60°17’20” West for a distance of 575.00 feet;

Thence South 29°42’40” East for a distance of 727.42 feet;

Thence South 04°56’51” West for a distance of 23.75 feet;

Thence South 25°27’46” East for a distance of 193.58 feet, to the Point of Beginning.

The above described tract contains an area of 12.503 acres, more or less, and is subject to any rights-of-way and/or easements which have been legally acquired. The basis of bearing for said parcel is True North derived from GPS observation.

1

R 109 W
T 31 N
BLM
ULTRA WYOMING, INC.
2
S60°17'20"W - 575.60'
S29°42'40"E - 727.42'
S04°56'51"W - 23.75'
S25°27'46"E - 193.58'
940.07'
CENTRAL GATHERING FACILITY #1 12.503 ACRES
N60°17'20"E - 602.84'
SW COR SEC 2 (PIPE)

JFC ENGINEERS SURVEYORS
1310 NINTH STREET
ROCK SPRINGS, WY 82901
PHONE (307) 362-7519
FAX (307) 362-7569
http://www.jfc-wyo.com

CENTRAL GATHERING FACILITY #1 SEC. 2, T31N, R109W SUBLETTE COUNTY, WYOMING		
DWN BY: GGF DATE: 9/18/12	SCALE 1" = 1000'	EXHIBIT A

2

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 24, 2012		8209-09S

Identification:		Central Gathering Facility #2 NW 1/4, Section 19, T 31 N, R 108 W, and NE 1/4NE 1/4 Section 24, T 31 N, R 109 W, 6th P.M., Sublette County, Wyoming.

Land Owner:	BLM

A parcel of land located in the NW 1/4 of Section 19, Resurvey Township 31 North, Range 108 West and the NE 1/4NE 1/4 of Section 24, Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and being more particularly described as follows:

Beginning at a point which lies South 81°00’33” East a distance of 489.06 feet from the Northwest Corner of said Section 19;

Thence South 41°11’35” East for a distance of 1199.52 feet;

Thence South 48°48’15” West for a distance of 599.79 feet;

Thence North 41°11’32” West for a distance of 1249.20 feet to the west Section line of Lot 1 of said Section 19 from which the Northwest corner of said Section bears North 00°07’44” East a distance of 434.08 feet;

Continuing North 41°11’32” West for a distance of 199.26 feet;

Thence North 43°22’54” East for a distance of 50.95 feet;

Thence North 63°31’30” East for a distance of 108.10 feet to the west Section line of Lot 1 of said Section 19 from which the Northwest corner of said Section bears North 00°07’44” East a distance of 198.91 feet;

Continuing North 63°31’30” West for a distance of 159.67 feet;

Thence North 81°26’06” East for a distance of 344.41 feet, to the Point of Beginning.

The above described tract contains an area of 18.734 acres, more or less, with Section 19 containing 18.357 acres, more or less, and Section 24 containing 0.377 acres, more or less; and is subject to any rights-of-way and/or easements which have been legally acquired. The basis of bearing for said parcel is True North derived from GPS observation.

3

N63°31'30"E
159.67'
NW COR
SEC 19
(PIPE)
S81°00'33"E
489.06'
N00°07'44"E
198.91'
N63°31'30"E
108.10'
N81°28'06"E - 344.41'
N43°22'54"E
50.95'
N41°11'32"W
199.26'
N00°07'44"E
434.08'
LOT 1
S41°11'35"E
1199.52'
N41°11'32"W
1249.20'
CENTRAL GATHERING FACILITY #2
18.734 ACRES
S48°48'15"W - 599.79'
SECTION 24
BLM
LOT 2
BLM
R109W
R108W
19
T
31
N
LOT 3
LOT 4

9/27/2012 4:59:57 PM

JFC ENGINEERS SURVEYORS
1515 NINTH STREET
ROCK SPRINGS, WY 82901
PHONE (307) 362-7519
FAX (307) 362-7569
http://www.jfc-wyo.com

CENTRAL GATHERING FACILITY #2 SEC. 24, T31N, R109W & SEC. 19, T31N, R108W SUBLETTE COUNTY, WYOMING		
DWN BY: DDF DATE: 9/24/12	SCALE: 1"=1000'	EXHIBIT A

4

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 26, 2012	8209-09S

Identification:	Central Gathering Facility #3 located in Lot 11 and Lot 14, Section 4, T 30 N, R 108 W, Sublette County, Wyoming.

Land Owner:	BLM

A parcel of land located in the Lot 11 and Lot 14 of Section 4, Resurvey Township 30 North, Range 108 West of the Sixth Principal Meridian, Sublette County, Wyoming and being more particularly described as follows:

Beginning at a fence corner which lies South 04°15’54” East a distance of 2384.74 feet from the North Quarter Corner of said Section 4;

Thence North 32°13’43” East along said fence for a distance of 62.62 feet;

Thence North 22°40’57” East along said fence for a distance of 38.93 feet;

Thence North 48°02’51” East for a distance of 131.79 feet;

Thence North 73°18’33” East for a distance of 53.68 feet to the existing pad edge of Central Gathering Facility #3;

Thence South 55°12’59” East along said pad edge for a distance of 67.09 feet;

Thence South 74°38’02” East along said pad edge for a distance of 157.46 feet;

Thence South 64°22’09” East along said pad edge for a distance of 63.37 feet;

Thence South 45°08’14” East along said pad edge for a distance of 61.46 feet;

Thence South 18°49’40” East along said pad edge for a distance of 57.34 feet;

Thence South 29°01’25” East along said pad edge for a distance of 51.33 feet;

Thence South 32°58’39” East along said pad edge for a distance of 236.26 feet;

Thence South 44°59’18” East along said pad edge for a distance of 34.86 feet;

5

Thence North 58°50’06” East along said pad edge for a distance of 74.82 feet;

Thence South 65°35’55” East along said pad edge for a distance of 36.92 feet;

Thence South 14°45’08” East along said pad edge for a distance of 45.21 feet;

Thence South 11°09’53” West along said pad edge for a distance of 54.52 feet;

Thence South 35°39’59” West along said pad edge for a distance of 72.39 feet;

Thence South 51°16’28” West along said pad edge for a distance of 62.75 feet;

Thence South 54°09’45” West along said pad edge for a distance of 90.27 feet;

Thence South 56°22’00” West for a distance of 251.07 feet to an existing fence;

Thence North 33°33’51” West along said existing fence for a distance of 772.94 feet, to the Point of Beginning.

The above described tract contains an area of 7.818 acres, more or less, and is subject to any rights-of-way and/or easements which have been legally acquired. The basis of bearing for said parcel is True North derived from GPS observation.

6

9/27/2012 3:04:09 PM

R 109 W
N 1/4
SEC 4
(PIPE)
LOT 8
LOT 7
LOT 6
LOT 5
LOT 10
LOT 9
LOT 11
LOT 16
LOT 15
LOT 14
LOT 13
LOT 17
LOT 18
LOT 19
BLM
4
N73°18'33"E – 53.68'
S55°12'59"E – 67.09'
S74°38'02"E – 157.48'
S64°22'09"E – 63.37'
S45°08'14"E – 61.46'
S18°49'40"E – 57.34'
S29°01'25"E – 51.33'
S32°58'39"E – 236.28'
S44°59'18"E – 34.86'
N58°50'06"E – 74.82'
S65°35'55"E – 36.92'
S14°45'08"E – 45.21'
S11°09'53"W – 54.52'
S35°39'59"W – 72.39'
S51°16'28"W – 62.75'
S54°09'45"W – 90.27'
S56°22'00"W – 251.07'
N48°02'51"E – 131.79'
N22°40'57"E – 38.93'
N32°13'43"E – 62.62'
N33°33'51"W – 772.94'
CENTRAL GATHERING
FACILITY #3
7.818 ACRES
T
31
N

JFC ENGINEERS SURVEYORS 1515 NINTH STREET ROCK SPRINGS, WY 82901 PHONE (307) 362-7519 FAX (307) 362-7569 http://www.jfc-wyo.com	CENTRAL GATHERING FACILITY #3 SEC. 4, T30N, R108W SUBLETTE COUNTY, WYOMING
DWN BY: CGF — DATE: 9/28/12 — SCALE: 1"=1000'	EXHIBIT A

CGF J:\Data\8209CGF2A8\dwg\8209CGF3_LGL.dwg

7

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 24, 2012	8209-09S

Identification:	Central Gathering Facility #4 located in Lot 15 Section 23, Lot 13 Section 24, Lot 4 Section 25, T 30 N, R 108 W, 6th P.M., Sublette County, Wyoming.

Land Owner:	BLM

A parcel of land located in the Lot 15 of Section 23, Lot 13 of Section 24, and Lot 4 of Section 25, Resurvey Township 30 North, Range 108 West of the Sixth Principal Meridian, Sublette County, Wyoming and being more particularly described as follows:

Beginning at a point which lies North 00°32’06” East a distance of 313.65 feet from the Southwest Corner of said Section 24;

Thence North 52°06’53” West for a distance of 538.24 feet;

Thence North 37°53’07” East for a distance of 650.00 feet;

Thence South 52o06’53” East for a distance of 42.17 feet to the west line of Lot 13 of said Section 24 from which the Southwest corner of said Section bears South 00°32’06” West a distance of 1131.32 feet;

Continuing South 52°06’53” East for a distance of 1157.83 feet;

Thence South 37°53’07” West for a distance of 531.49 feet to the South line of Lot 13 of said Section 24 from which the Southwest corner of said Section bears South 89°55’26” West a distance of 598.00 feet;

Continuing South 37°53’07” West for a distance of 118.51 feet;

Thence North 52°06’53” East for a distance of 151.90 feet to the South line of Lot 13 of said Section 24 from which the Southwest corner of said Section bears South 89°55’26” West a distance of 405.33 feet;

Thence North 52°06’53” East for a distance of 509.86 feet, to the Point of Beginning.

8

The above described tract contains an area of 17.906 acres, more or less, (with Section 23 containing 4.330 acres, more or less, Section 24 containing 13.369 acres, more or less, and Section 25 containing 0.207 acres, more or less) and is subject to any rights-of-way and/or easements which have been legally acquired. The basis of bearing for said parcel is True North derived from GPS observation.

9

R 109 W
T 31 N
BLM
23
24
25
LOT 2
LOT 1
LOT 4
LOT 3
LOT 7
LOT 8
LOT 5
LOT 6
LOT 10
LOT 9
LOT 12
LOT 11
LOT 15
LOT 13
LOT 1
LOT 2
S52°06'53"E – 42.17'
N37°53'07"E – 650.00'
S52°06'53"E – 1157.83'
CENTRAL GATHERING FACILITY #4
17.906 ACRES
N52°06'53"W – 538.24'
S37°53'07"W – 531.40'
S37°53'07"W – 118.51'
N52°06'53"W – 509.86'
N52°06'53"W – 151.90'
(PIPE)

JFC ENGINEERS SURVEYORS

1515 NINTH STREET
ROCK SPRINGS, WY 82901
PHONE (307) 362-7519
FAX (307) 362-7569
http://www.jfc-wyo.com

CENTRAL GATHERING FACILITY #4
SEC. 23, 24, 25 T30N, R108W
SUBLETTE COUNTY, WYOMING

DRN BY: GGF
DATE: 9/26/12
SCALE 1"=1000'

EXHIBIT A

10

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 5, 2012	8209-09S

Identification:	Pipeline Right-of-Way Section 2, T 31 N, R 109 W, 6th P.M., Sweetwater County, Wyoming.

Land Owner:	ULTRA WYOMING, INC.

A strip of land being 50 feet in width located in the West Half (W 1/2) of Section 2, Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and lying 25 feet each side of the following described centerline and the sidelines of said strip to be lengthened or shortened to begin and end on the respective boundaries:

Beginning at Station 0+71.58 located on the Northeasterly boundary of the Central Gathering Facility #1 which lies South 25°53’45” East a distance of 3050.07 feet from the Northwest corner of said Section 2;

Thence North 14°03’16” East for a distance of 13.28 feet to P.I. Station: 0+84.86;

Thence North 02°59’41” West for a distance of 120.43 feet to P.I. Station: 2+05.30;

Thence North 00°30’01” East for a distance of 771.95 feet to P.I. Station: 9+77.25;

Thence North 00°50’12” East for a distance of 330.70 feet to P.I. Station: 13+07.95;

Thence North 00°07’56” East for a distance of 234.70 feet to P.I. Station: 15+42.65;

Thence North 00°50’31” East for a distance of 182.37 feet to P.I. Station: 17+25.02;

Thence North 02°28’28” East for a distance of 96.98 feet to P.I. Station: 18+22.00;

Thence North 01°05’38” West for a distance of 374.70 feet to P.I. Station: 21+96.70;

Thence North 16°22’37” East for a distance of 9.81 feet to P.I. Station: 22+06.51;

Thence North 29°20’20” East for a distance of 15.98 feet to P.I. Station: 22+22.49;

Thence North 34°01’11” East for a distance of 141.02 feet to P.I. Station: 23+63.51;

11

Thence North 33°06’33” East for a distance of 191.11 feet to P.I. Station: 25+54.61;

Thence North 38°39’38” East for a distance of 55.41 feet to P.I. Station: 26+10.03;

Thence North 43°39’57” East for a distance of 69.46 feet to P.I. Station: 26+79.49;

Thence North 48°19’23” East for a distance of 57.59 feet to P.I. Station: 27+37.07;

Thence North 52°13’38” East for a distance of 55.33 feet to P.I. Station: 27+92.41;

Thence North 61°57’33” East for a distance of 56.40 feet to P.I. Station: 28+48.81;

Thence North 66°17’41” East for a distance of 50.65 feet to E.O.S. Station: 28+99.46 located on the North line of said Section 2 from which the Northwest corner bears North 86°25’00” West a distance of 1806.78 feet.

The total length of described centerline is 2,827.87 feet, or 171.386 rods, or 0.536 miles. The basis of bearing for the above described centerline is North 86°25’00” West from the North Quarter corner to the Northwest corner of Section 2, T31N, R109W.

12

N61°57'33"E – 56.40'
N52°13'38"E – 55.33'
N48°19'23"E – 57.59'
N43°39'57"E – 69.46'
N66°17'41"E – 50.65'
R 109 W
NW COR SEC 2 (PIPE)
N38°39'38"E – 55.41'
N33°06'33"E – 191.11'
N34°01'11"E – 141.02'
N29°20'20"E – 15.98'
N16°22'37"E – 9.81'
N01°05'38"W – 374.70'
N02°28'28"E – 96.98'
N00°50'31"E – 182.37'
N00°07'56"E – 234.70'
BLM
N00°50'12"E – 330.70'
N00°30'01"E – 771.95'
N02°59'41"W – 120.43'
2
T 31 N
N14°03'16"E – 13.28'
CGF #1
ULTRA WYOMING, INC.
RIGHT-OF-WAY LINE
℄ SURVEY
RIGHT-OF-WAY LINE
25'
25'
50'
RIGHT-OF-WAY DETAIL
NO SCALE

9/27/2012 2:33:56 PM

JFC ENGINEERS SURVEYORS	1515 NINTH STREET ROCK SPRINGS, WY 82901 PHONE (307) 362-7519 FAX (307) 362-7569 http://www.jfc-wyo.com	MESA 10-35 ROW SEC. 2, T31N, R109W SUBLETTE COUNTY, WYOMING		
		DWN BY: CGF DATE: 9/18/12	SCALE: 1"=1000'	EXHIBIT A

13

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 5, 2012	8209-09S

Identification:	Pipeline Right-of-Way Section 2, T 31 N, R 109 W, 6th P.M., Sweetwater County, Wyoming.

Land Owner:	ULTRA WYOMING, INC.

A strip of land being 50 feet in width located in the Northeast Quarter Southwest Quarter (NE 1/4SW 1/4), East Half Northwest Quarter (E 1/2NW 1/4), Northwest Quarter Northeast Quarter (NW 1/4NE 1/4), of Section 2, Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and lying 25 feet each side of the following described centerline and the sidelines of said strip to be lengthened or shortened to begin and end on the respective boundaries:

Beginning at Station 0+82.55 located on the Northeasterly boundary of the Central Gathering Facility #1 which lies South 25°53’17” East a distance of 3050.86 feet from the Northwest corner of said Section 2;

Thence North 09°03’34” West for a distance of 51.01 feet to P.I. Station: 1+33.56;

Thence North 02°04’27” West for a distance of 18.54 feet to P.I. Station: 1+52.10;

Thence North 03°54’09” East for a distance of 58.61 feet to P.I. Station: 2+ 10.71;

Thence North 01°25’50” East for a distance of 147.44 feet to P.I. Station: 3+58.16;

Thence North 00°15’12” West for a distance of 266.71 feet to P.I. Station: 6+24.87;

Thence North 00°40’50” East for a distance of 1051.10 feet to P.I. Station: 16+75.97;

Thence North 75°03’42” East for a distance of 459.12 feet to P.I. Station: 21+35.09;

Thence North 75°40’44” East for a distance of 520.53 feet to P.I. Station: 26+55.62;

Thence North 75°54’06” East for a distance of 280.92 feet to P.I. Station: 29+36.54;

Thence North 77°06’43” East for a distance of 214.66 feet to P.I. Station: 31+51.20;

14

Thence North 79°52’55” East for a distance of 196.47 feet to P.I. Station: 33+47.67;

Thence North 68°54’55” East for a distance of 21.99 feet to P.I. Station: 33+69.66;

Thence North 63°34’39” East for a distance of 77.68 feet to E.O.S. Station: 34+47.34 from which the Northwest corner of said Section 2 bears North 76°53’12” West distance of 3137.30 feet.

The total length of described centerline is 3,364.79 feet, or 203.927 rods, or 0.637 miles. The basis of bearing for the above described centerline is North 86°25’00” West from the North Quarter corner to the Northwest corner of Section 2, T31N, R109W.

Thence South 23°54’16” West for a distance of 137.58 feet to E.O.S. Station: 42+62.21 from which the Southeast corner of said Section 2 bears South 04°08’19” East distance of 1979.75 feet.

The total length of described centerline is 4,175.23 feet, or 253.044 rods, or 0.791 miles. The basis of bearing for the above described centerline is North 86°25’00” West from the North Quarter corner to the Northwest corner of Section 2, T31N, R109W.

15

R 109 W
N89°25'00"W (BASIS OF BEARING)
NW COR
SEC 2
(PIPE)
N63°34'39"E - 77.68'
N68°54'55"E - 21.99'
N79°52'55"E - 196.47'
N77°06'43"E - 214.66'
N75°54'06"E - 280.92'
N75°40'44"E - 520.53'
N75°03'42"E - 458.12'
N00°40'50"E - 1051.10'
N00°15'12"W - 266.71'
N01°25'50"E - 147.44'
N03°54'09"E - 58.61'
N02°04'27"W - 18.54'
N09°03'34"W - 51.01'
BLM
2
T
31
N
ULTRA WYOMING, INC.

RIGHT-OF-WAY LINE
℄ SURVEY
RIGHT-OF-WAY LINE

RIGHT-OF-WAY DETAIL

NO SCALE

JFC ENGINEERS SURVEYORS

1515 NINTH STREET
ROCK SPRINGS, WY 82901
PHONE (307) 362-7519
FAX (307) 362-7569
http://www.jfc-wyo.com

RIVERSIDE 2-2 ROW
SEC. 2, T31N, R109W
SUBLETTE COUNTY, WYOMING

DWN BY: GGF	SCALE:	EXHIBIT A
DATE: 9/20/12	1"=1000'	

9/27/2012 2:55:23 PM

16

1515 NINTH STREET, SUITE A ROCK SPRINGS WYOMING 82901 PHONE: (307) 362-7519 FAX (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 5, 2012	8209-09S

Identification:	Pipeline Right-of-Way Section 2 & 3, T 31 N,R 109 W, 6th P.M., Sweetwater County, Wyoming.

Land Owner:	ULTRA WYOMING. INC.

A strip of land being 50 feet in width located in the Northwest Quarter Southwest Quarter (NW 1/4SW 1/4) of Section 2 and the Northeast Quarter Southeast Quarter (NE 1/4SE 1/4) of Section 3, all of Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and lying 25 feet each side of the following described centerline and the sidelines of said strip to be lengthened or shortened to begin and end on the respective boundaries:

Beginning at Station 1+16.77 located on the Southwesterly boundary of the Central Gathering Facility #1 which lies South 15°14’10” East a distance of 3114.22 feet from the Northwest corner of said Section 2;

Thence South 74°57’1” West for a distance of 38.36 feet to P.I. Station: 1+55.13;

Thence South 72°52’9” West for a distance of 130.73 feet to P.I. Station: 2+85.86;

Thence South 77°34’06” West for a distance of 67.21 feet to P.I. Station: 3+53.07;

Thence South 70°59’10” West for a distance of 43.60 feet to P.I. Station: 3+96,67;

Thence North 76°04’07” West for a distance of 6.10 feet to P. I. Station: 4+02.77;

Thence North 33°57’50” West for a distance of 72.93 feet to P.I. Station: 4+75.70;

Thence North 32°03’25” West for a distance of 111.17 feet to P.I. Station: 5+86,86;

Thence North 30°59’05” West for a distance of 288.67 feet to P.I. Station: 8+75.53;

Thence North 53°23’21” West for a distance of 11.77 feet to P.I. Station: 8+87.30;

Thence North 76°40’34“ West for a distance of 24.36 feet to P.I. Station: 9+11.66;

17

Thence South 85°40’50” West for a distance of 272.33 feet to P.I. Station: 11+83.99;

Thence South 88°59’56” West for a distance of 63.02 feet to P.I. Station: 12+47.01;

Thence South 67°42’22” West for a distance of 42.85 feet to P.I. Station: 12+89.86;

Thence South 63°10’33” West for a distance of 175.62 feet to P.I. Station: 14+65.48:

Thence South 76°21’05” West for a distance of 30.08 feet to P.I. Station; 14+95.57;

Thence North 78°42’18” West for a distance of 23.97 feet to P.I. Station: 15+19.53;

Thence North 67°06’03” West for a distance of 362.86 feet to P.I. Station: 18+82.40;

Thence North 86°53’00” West for a distance of 82.93 feet to P.I. Station: 19+65.33

Thence North 86°04’58” West for a distance of 568.77 feet to P.I. Station: 25+34.10;

Thence South 84°26’03” West for a distance of 35.33 feet to E.O.S. Station: 25+69.44 located on the West line of the Northeast Quarter Southeast Quarter (NE 1/4SE 1/4) of said Section 3 from which the Northwest corner of said Section 2 bears North 27°37’23” East a distance of 2892.69 feet.

The total length of described centerline is 2,452.67 feet, or 148.647 rods, or 0.465 miles. The basis of bearing for the above described centerline is North 86°25’00”West from the North Quarter corner to the Northwest corner of Section 2, T31N, R109W.

18

9/27/2012 2:58:53 PM

R 109 W
N86°25'00"W (BASIS OF BEARING)
NW COR
SEC 2
(PIPE)
S27°37'23"W
2892.69'
S15°14'10"E
3114.22'
ULTRA WYOMING, INC.
BLM
BLM
T
31
N
3
2
CGF #1
S84°26'03"W - 35.33'
N86°04'58"W - 568.77'
N86°53'00"W - 82.93'
N67°06'03"W - 362.86'
N78°42'18"W - 23.97'
S76°21'05"W - 30.08'
S83°10'33"W - 175.62'
S67°42'22"W - 42.85'
S88°59'56"W - 63.02'
N85°40'50"W - 272.33'
N76°40'34"W - 24.36'
N53°23'21"W - 11.77'
N30°59'05"W - 288.67'
N32°03'25"W - 111.17'
N33°57'50"W - 72.93'
S74°57'51"W - 38.36'
S72°52'19"W - 130.73'
S77°34'06"W - 67.21'
S70°59'10"W - 43.60'
N76°04'07"W - 6.10'
ULTRA
WYOMING, INC.

RIGHT-OF-WAY LINE
℄ SURVEY
RIGHT-OF-WAY LINE
25'
25'
50'

RIGHT-OF-WAY DETAIL

NO SCALE

GGF J:\Data\8209CGF2AB\dwg\8209NERD_RS3-3_LGL.dwg

JFC ENGINEERS SURVEYORS
1515 NINTH STREET
ROCK SPRINGS, WY 82901
PHONE (307) 362-7519
FAX (307) 362-7569
http://www.jfc-wyo.com

RIVERSIDE 3-3 ROW SEC. 2 & 3, T31N, R109W SUBLETTE COUNTY, WYOMING		
DWN BY: GGF DATE: 9/20/12	SCALE: 1"=1000'	EXHIBIT A

19

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 5, 2012	8209-09S

Identification:	Pipeline Right-of-Way Section 2 & 11, T 31 N, R 109 W, 6th P.M., Sweetwater County, Wyoming,

Land Owner:	ULTRA WYOMING, INC.

A strip of land being 50 feet in width located in the Southeast Quarter Southwest Quarter (SE 1/4SW 1/4) of Section 2 and the North Half Northwest Quarter (N 1/2NW 1/4) of Section 11 all of Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and lying 25 feet each side of the following described centerline and the sidelines of said strip to be lengthened or shortened to begin and end on the respective boundaries:

Beginning at Station 0+00 which lies North 70°19’02” East a distance of 1603.86 feet from the Southwest corner of said Section 2;

Thence S38°15’57”E for a distance of 51.66 feet to P.I Station: 0+51.66;

Thence S32°05’01”E for a distance of 281.55 feet to P.I Station: 3+33.21;

Thence S32°39’18”E for a distance of 336.40 feet to P.I. Station: 6+69.61;

Thence S15°05’11”E for a distance of 11.80 feet to P.I. Station: 6+81.41;

Thence S23°02’27”W for a distance of 14.70 feet to P.I Station: 6+96.11;

Thence S59°00’51”W for a distance of 48.93 feet to P.I Station: 7+45.04;

Thence S53°57’11”W for a distance of 223.63 feet to P.I. Station: 9+68.68;

Thence S61°02’37”W for a distance of 104.33 feet to P.I Station: 10+73.01;

Thence S59°07’58”W for a distance of 98.19 feet to P.I. Station: 11+71.19;

Thence S60°46’43”W for a distance of 71.09 feet to P.I. Station: 12+42.28;

Thence S58°25’39”W for a distance of 161.33 feet to P.I. Station: 14+03.61;

20

Thence S54°11’15” W for a distance of 359.33 feet to P.I. Station: 17+62.94;

Thence S44°50’18” W for a distance of 23.06 feet to P.I. Station: 17+86.00;

Thence S17°37’51” W for a distance of 27.42 feet to P.I. Station: 18+13.42;

Thence S10°47’44” W for a distance of 126.79 feet to P.I. Station: 19+40.21;

Thence S01°45’25” W for a distance of 119.31 feet to P.I. Station: 20+59.52;

Thence South 07°55’11” West for a distance of 29.65 feet to E.O.S. Station: 20+89.16 from which the Southwest corner of said Section 2 bears North 44°14’58” West a distance of 1325.98 feet.

The total length of described centerline is 2,089.16 feet, or 126.616 rods, or 0.396 miles. The basis of bearing for the above described centerline is North 86°25’00” West from the North Quarter corner to the Northwest corner of Section 2, T31N, R109W.

21

9/27/2012 2:58:03 PM

R 109 W
N86°25'00"W (BASIS OF BEARING)
RIGHT-OF-WAY LINE
℄ SURVEY
RIGHT-OF-WAY LINE
25'
25'
50'
RIGHT-OF-WAY DETAIL
NO SCALE
BLM
BLM
ULTRA WYOMING, INC.
2
T 31 N
ULTRA WYOMING, INC.
CGF #1
RIVERSIDE 16-3 PIPELINE
S38°15'57"E - 51.66'
S32°05'01"E - 281.55'
N70°19'02"E 1603.86'
S32°39'18"E - 336.40'
S15°05'11"E - 11.80'
S23°02'27"W - 14.70'
S59°00'51"W - 48.93'
SW COR SEC 2 (PIPE)
S44°14'38"E 1325.98'
S53°57'11"W - 223.63'
S61°02'37"W - 104.33'
S59°07'58"W - 98.19'
S60°46'43"W - 71.09'
S58°25'39"W - 161.33'
S54°11'15"W - 359.33'
S44°50'18"W - 23.06'
S17°37'51"W - 27.42'
S10°47'44"W - 126.79'
S01°45'25"W - 119.31'
S07°55'11"W - 29.65'
ULTRA WYOMING, INC.
BLM
11

JFC ENGINEERS SURVEYORS 1515 NINTH STREET ROCK SPRINGS, WY 82901 PHONE (307) 362-7519 FAX (307) 362-7569 http://www.jfc-wyo.com	RIVERSIDE 4-11 ROW SEC. 2 & 11, T31N, R109W SUBLETTE COUNTY, WYOMING DWN BY: GGF DATE: 9/20/12 SCALE: 1"=1000'	EXHIBIT A

GGF J:\Data\8209CGF2AB\dwg\8209NERO_RS4-11_LGL.dwg

22

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 5, 2012	8209-09S

Identification:	Pipeline Right-of-Way Section 2, T 31 N, R 109 W, 6th P.M., Sweetwater County, Wyoming.

Land Owner:	ULTRA WYOMING, INC.

A strip of land being 50 feet in width located in the Northeast Quarter Northwest Quarter (NE 1/4NW 1/4) of Section 2, Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and lying 25 feet each side of the following described centerline and the sidelines of said strip to be lengthened or shortened to begin and end on the respective boundaries:

Beginning at Station 0+00 which lies South 49°29’13” East a distance of 1770.56 feet from the Northwest corner of said Section 2;

Thence South 78°33’40” West for a distance of 35.40 feet to P.I. Station: 0+35.40;

Thence South 73°51’06” West for a distance of 12.18 feet to E.O.S. Station: 0+47.58 located on the West line of the Northeast Quarter Northwest Quarter of said Section 2 from which the Northwest corner bears North 48°14’08” West a distance of 1742.46 feet.

The total length of described centerline is 47.58 feet, or 2.884 rods, or 0.009 miles. The basis of bearing for the above described centerline is North 86°25’00” West from the North Quarter corner to the Northwest corner of Section 2, T31N, R109W.

23

9/27/2012 2:50:40 PM

R 109 W
(BASIS OF BEARING)
NW COR SEC 2 (PIPE)
S78°33'40"W - 35.40'
S73°51'08"W - 12.18'
BLM
2
T 31 N
CGF #1
ULTRA WYOMING, INC.
RIGHT-OF-WAY LINE
℄ SURVEY
RIGHT-OF-WAY LINE
25'
25'
50'
RIGHT-OF-WAY DETAIL
NO SCALE

JFC ENGINEERS SURVEYORS
1515 NINTH STREET
ROCK SPRINGS, WY 82901
PHONE (307) 362-7519
FAX (307) 362-7569
http://www.jfc-wyo.com

RIVERSIDE 5-2 ROW SEC. 2, T31N, R109W SUBLETTE COUNTY, WYOMING		
DWN BY: CGF DATE: 9/18/12	SCALE: 1"=1000'	EXHIBIT A

GGF J:\Data\8209007 2AB\dwg\8209NERD_RS5-2_LDL.dwg

24

1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 5, 2012	8209-09S

Identification:	Pipeline Right-of-Way Section 2, T 31 N, R 109 W, 6th P.M., Sweetwater County, Wyoming.

Land Owner:	ULTRA WYOMING, INC.

A strip of land being 50 feet in width located in the Northeast Quarter Southwest Quarter (NE 1/4SW 1/4) North Half Southeast Quarter (N 1/2SE 1/4) of Section 2, Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and lying 25 feet each side of the following described centerline and the sidelines of said strip to be lengthened or shortened to begin and end on the respective boundaries:

Beginning at Station 0+86.98 located on the Northeasterly boundary of the Central Gathering Facility #1 which lies South 25°58’57” East a distance of 3128.05 feet from the Northwest corner of said Section 2;

Thence North 70°56’39” East for a distance of 11.01 feet to P.I. Station: 0+97.99;

Thence North 58°22’27” East for a distance of 35.02 feet to P.I. Station: 1+33.01;

Thence North 74°08’43” East for a distance of 35.28 feet to P.I. Station: 1+68.29;

Thence South 69°40’59” East for a distance of 1148.93 feet to P.I. Station: 13+17.23;

Thence North 87°47’37” East for a distance of 2288.36 feet to P.I. Station: 36+05.59;

Thence South 80°07’09” East for a distance of 24.91 feet to P.I. Station: 36+30.50;

Thence South 57°39’43” East for a distance of 11.45 feet to P.I. Station: 36+41.95;

Thence South 41°48’10” East for a distance of 95.18 feet to P.I. Station: 37+37.13;

Thence South 43°28’58” East for a distance of 348.18 feet to P.I. Station: 40+85.30;

Thence South 24°27’52” East for a distance of 9.98 feet to P.I. Station: 40+95.28;

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Thence South 00°28’12” East for a distance of 20.97 feet to P.I. Station: 41+16.25;

Thence South 12°27’25” West for a distance of 8.39 feet to P.I. Station: 41+24.64;

Thence South 23°54’16” West for a distance of 137.58 feet to E.O.S. Station: 42+62.21 from which the Southeast corner of said Section 2 bears South 04°08’19” East distance of 1979.75 feet.

The total length of described centerline is 4,175.23 feet, or 253.044 rods, or 0.791 miles. The basis of bearing for the above described centerline is North 86°25’00” West from the North Quarter corner to the Northwest corner of Section 2, T31N, R109W.

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1515 NINTH STREET, SUITE A ROCK SPRINGS, WYOMING 82901 PHONE: (307) 362-7519 FAX: (307) 362-7569 E-MAIL: mail@jfc-wyo.com

Legal Description

September 5, 2012	8209-09S

Identification:	Pipeline Right-of-Way Sections 2 & 3, T 31 N, R 109 W, 6th P.M., Sweetwater County, Wyoming.

Land Owner:	ULTRA WYOMING, INC.

A strip of land being 50 feet in width located in the Southwest Quarter (SW 1/4) of Section 2 and the Southeast Quarter Southeast Quarter (SE 1/4SE  1/4) of Section 3, all of Resurvey Township 31 North, Range 109 West of the Sixth Principal Meridian, Sublette County, Wyoming and lying 25 feet each side of the following described centerline and the sidelines of said strip to be lengthened or shortened to begin and end on the respective boundaries:

Beginning at Station 0+95.44 located on the Northeasterly boundary of the Central Gathering Facility #1 which lies South 25°59’57” East a distance of 3142.01 feet from the Northwest corner of said Section 2;

Thence South 68°13’59” East for a distance of 42.85 feet to P.I. Station: 1+38.29;

Thence South 59°43’08” East for a distance of 24.64 feet to P.I. Station: 1+62.94;

Thence South 36°14’23” East for a distance of 8.45 feet to P.I. Station: 1+71.39;

Thence South 29°31’34” East for a distance of 668.41 feet to P.I. Station: 8+39.80;

Thence South 32°09’06” East for a distance of 47.37 feet to P.I. Station: 8+87.17;

Thence South 47°55’45” East for a distance of 18.44 feet to P.I. Station: 9+05.62;

Thence South 58°17’56” East for a distance of 205.67 feet to P.I. Station: 11+11.29;

Thence South 60°47’20” East for a distance of 62.80 feet to P.I. Station: 11+74.09;

Thence South 63°26’48” East for a distance of 322.78 feet to P.I. Station: 14+96.87;

Thence South 40°08’43” East for a distance of 16.79 feet to P.I. Station: 15+13.65;

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Thence South 03°07’57” West for a distance of 10.49 feet to P.I. Station: 15+24.14;

Thence South 11°28’17” West for a distance of 204.65 feet to P.I. Station: 17+28.79;

Thence South 13°03’14” West for a distance of 81.36 feet to P.I. Station: 18+10.15;

Thence South 45°11’26” West for a distance of 47.45 feet to P.I. Station: 18+57.60;

Thence South 51°31’15” West for a distance of 369.27 feet to P.I. Station: 22+26.87;

Thence South 53°41’59” West for a distance of 70.40 feet to P.I. Station: 22+97.28;

Thence South 59°18’55” West for a distance of 353.31 feet to P.I. Station: 26+50.59;

Thence South 59°12’49” West for a distance of 172.01 feet to P.I. Station: 28+22.60;

Thence South 34°38’20” West for a distance of 17.17 feet to P.I. Station: 28+39.76;

Thence South 13°13’11” East for a distance of 15.57 feet to P.I. Station: 28+55.33;

Thence South 34°14’25” East for a distance of 29.26 feet to P.I. Station: 28+84.59;

Thence South 57°58’24” West for a distance of 3.69 feet to P.I. Station: 28+88.28;

Thence North 43°40’48” West for a distance of 18.66 feet to P.I. Station: 29+06.94;

Thence North 34°36’04” West for a distance of 41.13 feet to P.I. Station: 29+48.07;

Thence North 25°17’36” West for a distance of 36.63 feet to P.I. Station: 29+84.70;

Thence North 31°42’59” West for a distance of 41.67 feet to P.I. Station: 30+26.37;

Thence North 33°44’36” West for a distance of 292.45 feet to P.I. Station: 33+18.81;

Thence North 46°17’19” West for a distance of 9.02 feet to P.I. Station: 33+27.84;

Thence North 72°06’51” West for a distance of 4.52 feet to P.I. Station: 33+32.36;

Thence North 82°09’10” West for a distance of 4.87 feet to P.I. Station: 33+37.23;

Thence South 63°06’33” West for a distance of 10.46 feet to P.I. Station: 33+47.69;

Thence South 51°46’52” West for a distance of 594.67 feet to P.I. Station: 39+42.36;

Thence South 56°22’30” West for a distance of 20.23 feet to P.I. Station: 39+62.59;

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Thence South 68°12’14” West for a distance of 1109.37 feet to P.I. Station: 50+71.96;

Thence South 75°15’54” West for a distance of 11.69 feet to P.I. Station: 50+83.66;

Thence South 89°49’55” West for a distance of 6.82 feet to P.I. Station: 50+90.48;

Thence North 74°05’48” West for a distance of 10.27 feet to P.I. Station: 51+00.75;

Thence North 61°05’14” West for a distance of 240.87 feet to P.I. Station: 53+41.62;

Thence North 49°36’55” West for a distance of 40.36 feet to P.I. Station: 53+81.98;

Thence North 36°56’29” West for a distance of 54.23 feet to P.I. Station: 54+36.21;

Thence North 12°09’44” West for a distance of 67.10 feet to P.I. Station: 55+03.31;

Thence North 15°36’27” East for a distance of 36.57 feet to P.I. Station: 55+39.88;

Thence North 24°25’12” East for a distance of 62.30 feet to P.I. Station: 56+02.18;

Thence North 27°58’48” East for a distance of 129.05 feet to P.I. Station: 57+31.23;

Thence North 30°43’04” East for a distance of 113.09 feet to P.I. Station: 58+44.31;

Thence North 62°20’44” East for a distance of 25.05 feet to P.I. Station: 58+69.37;

Thence North 77°54’19” East for a distance of 72.99 feet to P.I. Station: 59+42.35;

Thence North 54°33’09” East for a distance of 13.31 feet to P.I. Station: 59+55.66;

Thence North 16°13’42” East for a distance of 141.49 feet to P.I. Station: 60+97.15;

Thence North 18°15’23” West for a distance of 22.11 feet to E.O.S. Station: 61+19.26 from which the Northwest corner of said Section 2 bears North 04°28’16” East distance of 4403.83 feet.

The total length of described centerline is 6023.82 feet, or 365.080 rods, or 1.141 miles. The basis of bearing for the above described centerline is North 86°25’00” West from the North Quarter corner to the Northwest corner of Section 2, T31N, R109W.

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9/27/2012 2:57:12 PM

R 109 W
N86°25'00"W (BASIS OF BEARING)
NW COR SEC 2 (PIPE)
3142.07'
ULTRA WYOMING, INC.
BLM
BLM
S04°28'16"W 4403.82'
3
2
T 31 N
ULTRA WYOMING, INC.
CGF #1
S68°13'59"E – 42.85'
S59°43'08"E – 24.64'
S36°14'23"E – 8.45'
S29°31'34"E – 618.41'
S32°09'06"E – 47.37'
S47°55'45"E – 18.44'
S58°17'56"E – 205.67'
S60°47'20"E – 62.80'
S63°26'48"E – 322.78'
S40°08'43"E – 16.79'
S03°07'57"W – 10.49'
S11°28'17"W – 204.65'
S13°03'14"W – 81.36'
S45°11'26"W – 47.45'
S51°31'15"W – 369.27'
S53°41'59"W – 70.40'
S59°18'55"W – 353.31'
S59°12'49"W – 172.01'
S34°38'20"W – 17.17'
S13°13'11"E – 15.57'
S34°14'25"E – 29.26'
S57°58'24"W – 3.69'
N46°17'19"W – 9.02'
N72°06'51"W – 4.52'
N82°09'10"W – 4.87'
S83°06'33"W – 10.46'
S51°46'52"W – 594.67'
S56°22'30"W – 20.23'
N33°44'36"W – 292.45'
N31°42'59"W – 41.67'
N25°17'36"W – 36.83'
N34°36'04"W – 41.13'
N43°40'48"W – 18.66'
N18°15'23"W – 22.11'
N18°13'42"E – 141.49'
N64°33'09"E – 13.31'
N77°54'19"E – 72.99'
N62°20'44"E – 25.05'
N30°43'04"E – 113.09'
N27°58'48"E – 129.05'
N24°25'12"E – 62.30'
N15°36'27"E – 38.57'
N12°09'44"W – 67.10'
N38°56'29"W – 54.23'
N49°38'55"W – 40.36'
N61°05'14"W – 240.87'
N74°05'48"W – 10.27'
S89°49'55"W – 6.82'
S75°15'54"W – 11.69'

RIGHT-OF-WAY LINE
℄ SURVEY
RIGHT-OF-WAY LINE
25'
25'
50'

RIGHT-OF-WAY DETAIL

NO SCALE

JFC ENGINEERS SURVEYORS	1515 NINTH STREET ROCK SPRINGS, WY 82901 PHONE (307) 362-7519 FAX (307) 362-7569 http://www.jfc-wyo.com	RIVERSIDE 16-3 ROW SEC. 2 & 3, T31N, R109W SUBLETTE COUNTY, WYOMING
		DWN BY: GGF DATE: 9/20/12 — SCALE: 1"=1000' — EXHIBIT A

GGF J:\Data\8209CGF2AB\dwg\8209NERD_RS16-3_LGL.dwg

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Exhibit V

To

Liquids Gathering System

Sublette County, Wyoming

Purchase and Sale Agreement

Photo of Inlet Flange/ Liquids Gathering System Exhibit

1